As filed with the U.S. Securities and Exchange Commission on May 16, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Digital World Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-4293042
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

78 SW 7th Street

Miami, Florida 33130

(305) 735-1517

(Address, including zip code, and telephone number, including area code, of  registrant’s principal executive offices)

Patrick Orlando

Chief Executive Officer

Digital World Acquisition Corp.

78 SW 7th Street

Miami, Florida 33130

(305) 735-1517

(Name, address, including zip code, and telephone number, including area code,  of agent for service)

Copies to:

Barry I. Grossman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105-0302 (212) 370-1300	John F. Haley, Esq. Jonathan H. Talcott, Esq. Andrew M. Tucker, Esq. Nelson Mullins Riley & Scarborough LLP 2 South Biscayne Blvd., 21st Floor Miami, Florida 33131 (305) 373-9400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement to consummate the proposed merger are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border  Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION, DATED MAY 16, 2022

PROXY STATEMENT OF

DIGITAL WORLD ACQUISITION CORP.

PROSPECTUS FOR UP TO

88,948,023 SHARES OF COMMON STOCK

To the Stockholders of Digital World Acquisition Corp.:

We are pleased to provide this proxy statement/prospectus relating to the proposed merger (the “Merger”) of DWAC Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Digital World Acquisition Corp., a Delaware corporation (“Digital World”), with and into Trump Media & Technology Group Corp., a Delaware corporation (“TMTG”), pursuant to an Agreement and Plan of Merger, dated as of October 20, 2021 (as amended by the First Amendment to Agreement and Plan of Merger, dated May 11, 2022, and as it may be further amended or supplemented from time to time, the “Merger Agreement”), by and among Digital World, Merger Sub, TMTG, ARC Global Investments II, LLC, a Delaware limited liability company, in the capacity as the representative of the stockholders of Digital World, and TMTG’s General Counsel in his capacity as the representative of the stockholders of TMTG. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement. If (i) the Merger Agreement is adopted and the Merger and the other transactions contemplated thereby (collectively, the “Business Combination”) are approved by Digital World’s and TMTG’s stockholders, and (ii) the Business Combination is subsequently completed, (a) the Merger Sub will merge with and into TMTG with TMTG surviving the Merger as a wholly-owned subsidiary of Digital World, (b) all of the issued and outstanding capital stock of TMTG immediately prior to the effective time of the Merger (the “Effective Time”) (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the Merger Consideration (as defined below), (c) each outstanding option to acquire shares of TMTG common stock (whether vested or unvested) will be assumed by Digital World and automatically converted into an option to acquire shares of Digital World common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration, and (d) each outstanding restricted stock unit of TMTG shall be converted into a restricted stock unit relating to shares of Digital World common stock, as provided in the Merger Agreement and as more particularly described in the notice that follows this page and elsewhere in this proxy statement/prospectus. Upon the consummation of the Business Combination, Digital World will change its name to “Trump Media & Technology Group Corp.”

The Merger Agreement provides that the aggregate merger consideration to be paid to TMTG securityholders as of immediately prior to the Effective Time (“TMTG securityholders”) will be an amount equal to $875,000,000, subject to adjustments for TMTG’s closing debt, net of cash and unpaid transaction expenses (the “Merger Consideration”), plus the additional contingent right to receive the Earnout Shares (as defined below) after the closing of the Business Combination, provided that it shall exclude any additional shares issuable upon conversion of certain TMTG convertible notes (the “Closing”), as described below. The Merger Consideration to be paid to TMTG securityholders will be paid solely by the delivery of new shares of Digital World common stock, with each valued at the price per share at which each share of Digital World Class A common stock is redeemed or converted pursuant to the redemption by Digital World of its public stockholders in connection with the Business Combination, as required by Digital World’s amended and restated certificate of incorporation and by-laws and Digital World’s initial public offering prospectus. See “Summary of the Proxy Statement/Prospectus — The Business Combination Proposal (Proposal 1) — Merger Consideration” for additional details.

In addition to the Merger Consideration set forth above, the TMTG securityholders will also have a contingent right to receive up to an aggregate of an additional 40,000,000 shares of Digital World common stock (the “Earnout Shares”) after the Closing based on the price performance of the Digital World common stock during the three (3) year period following the Closing (the “Earnout Period”). The Earnout Shares shall be earned and payable during the Earnout Period as follows:

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if the dollar volume-weighted average price (“VWAP”) of Digital World common stock equals or exceeds $15.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG securityholders an additional 15,000,000 Earnout Shares;

•

if the VWAP of Digital World common stock equals or exceeds $20.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG securityholders an additional 15,000,000 Earnout Shares; and

•

if the VWAP of Digital World common stock equals or exceeds $30.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG securityholders an additional 10,000,000 Earnout Shares.

Digital World’s units, Digital World Class A common stock and Digital World’s public warrants are publicly traded on the Nasdaq Global Market (“Nasdaq”). We will apply to list the new Digital World common stock and public warrants on Nasdaq under the symbols “TMTG” and “TMTGW,” respectively, upon the Closing. Upon the Closing, Digital World’s units will be separated into their component securities and will cease to be listed on Nasdaq.

Digital World will hold a virtual special meeting of its stockholders in order to obtain the stockholder approvals necessary to complete the Business Combination. At the Digital World Special Meeting, which will be held exclusively via a live audio webcast at Digital World Special Meeting, on __________, 2022 at 10:00 a.m., Eastern Time, unless postponed or adjourned to a later date, Digital World will ask its stockholders to adopt the Merger Agreement and the related transactions thereby approving the Business Combination and to approve the other proposals described in this proxy statement/prospectus. To participate in the virtual meeting, a Digital World stockholder of record will need the 12-digit control number included on such stockholder’s proxy card or instructions that accompanied such stockholder’s proxy materials. If a Digital World stockholder holds his, her or its shares in “street name,” which means his, her or its shares are held of record by a broker, bank or other nominee, such Digital World stockholder should contact his, her or its broker, bank or nominee to ensure that votes related to the shares he, she or it beneficially owns are properly counted. In this regard, such Digital World stockholder must provide the record holder of his, her or its shares with instructions on how to vote his, her or its shares or, if such Digital World stockholder wishes to attend the special meeting of Digital World and vote in person, obtain a proxy from his, her or its broker, bank or nominee. The live audio webcast of the Digital World special meeting will begin promptly at 10:00 a.m., Eastern Time. Digital World stockholders are encouraged to access the special meeting of Digital World prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

If you have any questions or need assistance with voting your Digital World common stock, please contact ________, Digital World’s proxy solicitor, by calling ________, or banks and brokers can call ________, or by emailing ________. This proxy statement/prospectus and the notice of the special meeting relating to the Business Combination will be available at https://www.cstproxy.com/dwacspac/2022.

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the special meeting of Digital World’s stockholders. We encourage you to carefully read this entire proxy statement/prospectus, including all annexes attached hereto.

We urge you to read the accompanying proxy statement/ prospectus, including the financial statements and annexes and other documents referred to therein, carefully and in their entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 52 OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated __________, 2022, and is first being mailed to stockholders of Digital World on or about __________, 2022.

Very truly yours,

Patrick Orlando

Chief Executive Officer

Digital World Acquisition Corp.

DIGITAL WORLD ACQUISITION CORP.

78 SW 7th Street

Miami, Florida 33130

TO THE STOCKHOLDERS OF DIGITAL WORLD ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Digital World Special Meeting”) of Digital World Acquisition Corp., a Delaware corporation (“Digital World”), will be held virtually at 10:00 a.m., Eastern Time, on __________, 2022. Details on how to participate are more fully described in this proxy statement/prospectus. At the Digital World Special Meeting, Digital World stockholders will be asked to consider and vote upon the following proposals (collectively, the “Proposals”).

You are cordially invited to attend the Stockholders Meeting, which will be held for the following purposes:

(1)

The Business Combination Proposal (Proposal 1) — To approve and adopt the Agreement and Plan of Merger, dated as of October 20, 2021 (as amended by the First Amendment to the Agreement, and as it may further be amended or supplemented from time to time, the “Merger Agreement”), by and among Digital World, DWAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Digital World (“Merger Sub”), Trump Media & Technology Group Corp., a Delaware corporation (“TMTG”), ARC Global Investments II, LLC, a Delaware limited liability company, in the capacity as the representative of the stockholders of Digital World, and TMTG’s General Counsel in the capacity as the representative of the stockholders of TMTG, and approve the transactions contemplated thereby, including the merger of Merger Sub with and into TMTG, with TMTG continuing as the surviving corporation and as a wholly-owned subsidiary of Digital World (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). Subject to the terms and conditions set forth in the Merger Agreement, among other matters, at the effective time of the Merger (the “Effective Time”):

(a)

the outstanding shares of Class A common stock, par value $0.0001 per share, of Digital World (“Digital World Class A common stock”), including any shares of Class B common stock, par value $0.0001 per share, of Digital World (“Digital World Class B common stock”, and together with the Digital World Class A common stock, the “Digital World common stock”) that are converted into Digital World Class A common stock in accordance with Digital World’s amended and restated certificate of incorporation (the “Digital World Charter”), will be redesignated as common stock, par value $0.0001 per share, of Trump Media & Technology Group Corp. (which will be the new name of Digital World after the Closing, as described below, “New Digital World”) (referred to herein as “New Digital World common stock”);

(b)

As consideration for the Merger, the TMTG securityholders as of immediately prior to the Effective Time (“TMTG securityholders”), shall be entitled to receive from Digital World, a number of shares of New Digital World common stock in an amount equal to $875,000,000, subject to adjustments for TMTG’s closing debt, net of cash, and unpaid transaction expenses (the “Merger Consideration”), plus the additional contingent right to receive the Earnout Shares (as defined below) after the closing of the Business Combination, provided that it shall exclude any additional shares issuable upon conversion of certain TMTG convertible notes (the “Closing”), as described below, and upon the Merger (i) all of the issued and outstanding capital stock of TMTG immediately prior to the Effective Time (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the aggregate Merger Consideration to be paid to TMTG stockholders as of immediately prior to the Effective Time (“TMTG stockholders”), (ii) each outstanding option to acquire shares of TMTG common stock (whether vested or unvested) will be assumed by Digital World and automatically converted into an option to acquire shares of New Digital World common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration, and (iii) each outstanding restricted stock unit of TMTG shall be converted into a

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restricted stock unit relating to shares of New Digital World common stock, as provided in the Merger Agreement and as more particularly described in the notice that follows this page and elsewhere in this proxy statement/prospectus; and

(c)

the TMTG stockholders will also have a contingent right to receive up to an aggregate of an additional 40,000,000 shares of New Digital World common stock (the “Earnout Shares”) after the Closing based on the price performance of the New Digital World common stock during the three (3) year period following the Closing (the “Earnout Period”). The Earnout Shares shall be earned and payable during the Earnout Period as follows:

•

if the dollar volume-weighted average price (“VWAP”) of New Digital World common stock equals or exceeds $15.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG stockholders an additional 15,000,000 Earnout Shares;

•

if the VWAP of New Digital World common stock equals or exceeds $20.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG stockholders an additional 15,000,000 Earnout Shares; and

•

if the VWAP of New Digital World common stock equals or exceeds $30.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG stockholder an additional 10,000,000 Earnout Shares.

We refer to this proposal as the “Business Combination Proposal.” A copy of the Merger Agreement and the related agreements to be entered into pursuant to the Merger Agreement are attached to this proxy statement/prospectus as Annex A.

(2)

Charter Amendment Proposals (Proposals 2 through 6) — To approve and adopt an amendment and restatement to the amended and restated of certificate of incorporation of Digital World (the “Digital World Charter”), as set out in the draft second amended and restated version of Digital World Charter appended to this proxy statement/prospectus as Annex B (the “Amended Charter”), for the following amendments (collectively, the “Charter Amendment Proposals”):

(A)	Name Change – To provide that the name of Digital World shall be changed to “Trump Media & Technology Group Corp.” (Proposal 2);

(B)

Board Structure and Composition – To provide for the structure of the board of directors of Digital World (the “Board”) immediately after the consummation of the Business Combination (the “Closing”), split into three classes of as even size as practicable, Class I, II, and III, each to serve a term of three (3) years, except for the initial term, for which the Class I directors will be up for reelection at the first annual meeting of stockholders occurring after the Closing, and for which the Class II directors will be up for reelection at the second annual meeting of stockholders occurring after the Closing. Directors will not be able to be removed during their term except for cause and then only by the affirmative vote of the holders of not less than two thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of directors. The size of the Board shall be determined by resolution of the Board but will initially be seven (7) (Proposal 3);

(C)

Amendment of Blank Check Provisions – To remove and change certain provisions in the Digital World Charter related to Digital World’s status as a special purpose acquisition company, including but not limited to the deletion of Article IX of the Digital World Charter in its entirety (Proposal 4);

(D)

The Authorized Share Charter Amendment – To increase the number of authorized shares of common stock and preferred stock to accommodate the shares to be issued in the PIPE Investment and upon conversion of the preferred stock issued in the PIPE Investment (Proposal 5); and

(E)	Amendment and Restatement of the Digital World Charter – Conditioned upon the approval of Proposals 2 through 4, to approve the proposed Amended Charter in the form attached as Annex B

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hereto, which includes the approval of all other changes in the proposed Amended Charter in connection with replacing the existing Digital World Charter with the proposed Amended Charter as of the Effective Time (Proposal 6).

(3)

The Director Election Proposal (Proposal 7) — To consider and vote upon a proposal to elect seven (7) directors to serve on the board of directors of New Digital World effective from the consummation of the Business Combination until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified (the “Director Election Proposal”);

(4)

The Incentive Plan Proposal (Proposal 8) — To consider and vote upon a proposal to adopt the Trump Media & Technology Group Corp. Equity Incentive Plan (the “Equity Incentive Plan”), a copy of which is attached to this proxy statement/prospectus as Annex C and the issuance of common stock equal to 7.5% of the fully diluted, and as converted, amount of New Digital World common stock to be outstanding immediately following consummation of the business combination, or                  shares of common stock as equity awards in accordance with the Equity Incentive Plan, if such plan is approved in accordance with the Incentive Plan Proposal (the “Incentive Plan Proposal”);

(5)

The Nasdaq Proposal (Proposal 9) — To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, (a) the issuance of 85,784,314 newly issued shares of common stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus, (b) the issuance of up to 29,761,905 shares of common stock in connection with the PIPE Investment, subject to adjustment as described in more detail in the accompanying proxy statement/prospectus, (c) the issuance of up to _______ shares of common stock underlying Working Capital Units issuable upon conversion of any convertible notes of Digital World that may be issued to Digital World’s sponsor or its affiliates and (d) the issuance of up to _______ shares of common stock issuable upon conversion after the Closing of outstanding convertible notes of TMTG in connection with the consummation of the Business Combination (the “Nasdaq Proposal”); and

(6)

The Adjournment Proposal (Proposal 10) — To consider and vote upon a proposal to adjourn the Digital World Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Digital World Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, or the Nasdaq Proposal. We refer to this proposal as the “Adjournment Proposal.”

Only holders of record of Digital World common stock at the close of business on __________, 2022 (the “Record Date”) are entitled to notice of the Digital World Special Meeting and to vote at the Digital World Special Meeting and any adjournments or postponements of the Digital World Special Meeting. A complete list of Digital World stockholders of record entitled to vote at the Digital World Special Meeting will be available for ten days before the Digital World Special Meeting at the principal executive offices of Digital World for inspection by stockholders during ordinary business hours for any purpose germane to the Digital World Special Meeting.

Pursuant to the Digital World Charter, Digital World is providing Digital World public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of Digital World Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the trust account of Digital World (the “Trust Account”) that holds the proceeds (including interest but less taxes payable) of the Digital World initial public offering (the “Digital World IPO”), including over-allotment securities issued to Digital World’s underwriters after the Digital World IPO. As of the Record Date, based on funds in the Trust Account of $_______ as of such date, the pro rata portion of the funds available in the Trust Account for the redemption of public shares of Digital World Class A common stock was approximately $_________ per share. Digital World public stockholders are not required to affirmatively vote for or against the Business Combination in order to redeem their shares of common stock for cash. This means that public stockholders who hold shares of Digital World Class A common stock on or before ___________, 2022 (two (2) business days before the Digital World

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Special Meeting) will be eligible to elect to have their shares of Digital World Class A common stock redeemed for cash in connection with the Digital World Special Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the Digital World Special Meeting. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to more than 15% of the shares of Digital World common stock included in the units of Digital World sold in the Digital World IPO (including over-allotment securities sold to Digital World’s underwriters after the Digital World IPO) without the prior consent of Digital World. Holders of Digital World’s outstanding public warrants and units do not have redemption rights with respect to such securities in connection with the Business Combination. Holders of outstanding Digital World units must separate the underlying shares of Digital World Class A common stock and public warrants prior to exercising redemption rights with respect to the public Digital World Class A common stock. ARC Global Investments II LLC, the sponsor of Digital World (the “Sponsor”), and Digital World’s officers and directors have agreed to waive their redemption rights with respect to any shares of Digital World common stock they may hold in connection with the consummation of the Business Combination; the anchor investors of Digital World have agreed to waive their redemption rights with respect to any shares of Digital World Class B common stock held by them in connection with the consummation of the Business Combination; holders of Digital World representative shares have agreed to waive their redemption rights with respect to such shares in connection with the consummation of the Business Combination; and all such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Sponsor and our directors and officers beneficially own 17.9% of the issued and outstanding shares of Digital World common stock and anchor investors beneficially own an aggregate of 23.6% of the issued and outstanding shares of Digital World Class B common stock. The Sponsor and Digital World’s directors and officers have agreed to vote any shares of Digital World common stock owned by them in favor of the Business Combination, which would include Business Combination Proposal and the other Proposals. The anchor investors of Digital World have also agreed to vote any shares of Digital World Class B common stock held by them in favor of the Business Combination.

The approval of the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Digital World common stock as of the Record Date cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting. The approval of the Charter Amendment Proposals requires the affirmative vote of a majority of the issued and outstanding shares of Digital World common stock as of the Record Date entitled to vote thereon. The approval of the Director Election Proposal requires a plurality vote of the shares of Digital World common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting. If the Business Combination Proposal is not approved, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal will not be presented to the Digital World stockholders for a vote. The approval of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are preconditions to the consummation of the Business Combination. The board of directors of Digital World has already approved the Business Combination.

As of the Record Date, there was approximately $___________ in the Trust Account. Any redemption of shares of Digital World Class A common stock by Digital World’s public stockholders will decrease the amount in the Trust Account. In accordance with the Digital World Charter, net tangible assets must be maintained at a minimum of $5,000,001 immediately prior to or upon consummation of the Business Combination.

Your attention is directed to this proxy statement/prospectus (including the annexes hereto) for a more complete description of the proposed Business Combination and related transactions and each of the Proposals. We encourage you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call us at (305) 735-1517.

By Order of the Board of Directors of Digital World Acquisition Corp.

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IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST, PRIOR TO 5:00 P.M., EASTERN TIME, ON ___________, 2022 (TWO (2) BUSINESS DAYS BEFORE THE DIGITAL WORLD SPECIAL MEETING), TENDER YOUR SHARES PHYSICALLY OR ELECTRONICALLY AND SUBMIT A REQUEST IN WRITING THAT WE REDEEM YOUR PUBLIC SHARES FOR CASH TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. PLEASE ALSO AFFIRMATIVELY CERTIFY IN YOUR REQUEST TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY FOR REDEMPTION IF YOU “ARE” OR “ARE NOT” ACTING IN CONCERT OR AS A “GROUP” (AS DEFINED IN SECTION 13(D)(3) OF THE EXCHANGE ACT) WITH ANY OTHER STOCKHOLDER WITH RESPECT TO SHARES OF COMMON STOCK. YOU MUST ACT IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “THE DIGITAL WORLD SPECIAL MEETING — REDEMPTION RIGHTS” IN THIS PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT DIGITAL WORLD AND TMTG THAT IS NOT INCLUDED IN OR DELIVERED HEREWITH. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS OF DIGITAL WORLD UPON WRITTEN OR ORAL REQUEST. IF YOU WOULD LIKE TO MAKE SUCH REQUEST, YOU SHOULD CONTACT DIGITAL WORLD IN WRITING AT PATRICK ORLANDO, DIGITAL WORLD ACQUISITION CORP., 78 SW 7TH STREET, MIAMI, FLORIDA 33130 OR BY TELEPHONE AT (305) 735-1517. TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN ____________, 2022, WHICH IS FIVE BUSINESS DAYS BEFORE THE DATE YOU MUST MAKE YOUR INVESTMENT DECISION.

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ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed with the SEC by Digital World, constitutes a prospectus of Digital World under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock of Digital World to be issued to TMTG’s securityholders under the Merger Agreement. This document also constitutes a notice of meeting and a proxy statement of Digital World under Section 14(a) of the Exchange Act.

You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to Digital World stockholders nor the issuance by Digital World of its common stock in connection with the Business Combination will create any implication to the contrary.

Information contained in this proxy statement/prospectus regarding Digital World and its business, operations, management and other matters has been provided by Digital World and information contained in this proxy statement/prospectus regarding TMTG and its business, operations, management and other matters has been provided by TMTG.

This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy or consent, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

MARKET AND INDUSTRY DATA

This proxy statement/prospectus contains information concerning the market and industry in which TMTG conducts its business. TMTG operates in an industry in which it is difficult to obtain precise industry and market information. TMTG has obtained market and industry data in this proxy statement/prospectus from industry publications and from surveys or studies conducted by third parties that it believes to be reliable. TMTG cannot assure you of the accuracy and completeness of such information, and it has not independently verified the market and industry data contained in this proxy statement/prospectus or the underlying assumptions relied on therein. As a result, you should be aware that it is possible that any such market, industry and other similar data may not in fact be reliable. While TMTG is not aware of any misstatements regarding any industry data presented in this proxy statement/prospectus, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the section entitled “Risk Factors” in this proxy statement/prospectus.

TRADEMARKS

This proxy statement/prospectus references the trademark and service mark applications of TMTG. Such applications include “TRUTH SOCIAL,” which was filed in the name of Trump Media Group Corp. (TMTG’s former name); and “TMTG” “TMTG+” “POST A TRUTH” “FOLLOW THE TRUTH” “TRUTHING” “RETRUTH” “TRUTHSOCIAL” “TRUTH SOCIAL,” and “TRUTHPLUS,” which were filed in the name of T Media Tech LLC (TMTG’s wholly owned subsidiary that was acquired in October 2021), if approved by the U.S. Patent and Trademark Office (“USPTO”) and registered with the USPTO will be protected under applicable intellectual property laws and are the property of TMTG or its subsidiaries. There can be no assurance these trademarks will be approved, and the name Truth Social has been challenged by an existing applicant. This proxy statement/prospectus also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Trademarks and service marks are collectively referred to herein as “Trademarks.”

Solely for convenience, trademarks and trade names referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Digital World” refer to Digital World Acquisition Corp.

In this document:

“Amended Charter” means the second amended and restated certificate of incorporation of Digital World to be adopted by Digital World pursuant to the Charter Amendment Proposals.

“anchor investors” are to (i) accounts or funds managed by Radcliffe Capital Management, L.P., (ii) Meteora Capital Partners, LP (an affiliate of Glazer Capital LLC), (iii) Castle Creek Strategies (and sub-funds associated with Castle Creek), (iv) The K2 Principal Fund L.P., (v) Context Partners Master Fund LP, (vi) Boothbay Absolute Return Strategies, LP (or its affiliate Boothbay Diversified Alpha Master Fund LP, commonly controlled by Boothbay Fund Management LLC), (vii) investment funds and accounts managed by Shaolin Capital Management, LLC, (viii) Hudson Bay Master Fund Ltd. and/or its affiliates, (ix) Saba Capital Master Fund, Ltd., Saba Capital Master Fund II, Ltd., Saba Capital Master Fund III, LP and Saba Capital SPAC Opportunities, Ltd., (x) D. E. Shaw Valence Portfolios, L.L.C. and (xi) Yakira Capital Management, Inc. (none of which are affiliated with any member of Digital World management, the Sponsor or any other anchor investor), each of which entered into an investment agreement pursuant to which it expressed an interest to purchase up to 8.3% of the units sold in Digital World IPO.

“Board” or “Digital World Board” means the board of directors of Digital World.

“Borgers” means BF Borgers, TMTG’s independent registered public accounting firm.

“Business Combination” means the Merger and the other transactions contemplated by the Merger Agreement.

“Class A common stock” means the Class A common stock, par value $0.0001 per share, of Digital World.

“Class B common stock” means the Class B common stock, par value $0.0001 per share, of Digital World.

“Closing” means the closing of the Business Combination.

“Code” means the Internal Revenue Code, as amended.

“Combined Entity” or “New Digital World” means Digital World after giving effect to the Business Combination, and which will include TMTG and any other direct or indirect subsidiaries of Digital World to the extent reasonably applicable.

“Common Stock” means any of the Class A common stock and the Class B common stock.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Digital World” means Digital World Acquisition Corp., a Delaware corporation, which will be renamed “Trump Media & Technology Group Corp.” in connection with the Closing.

“Digital World Charter” or “Charter” means Digital World’s current amended and restated certificate of incorporation as filed with the Secretary of State of the State of Delaware on September 2, 2021.

“Digital World IPO,” “IPO” or “Initial Public Offering” means Digital World’s initial public offering that was consummated on September 8, 2021.

“Digital World IPO Prospectus” means the final prospectus of Digital World, dated as of September 2, 2021, and filed with the SEC pursuant to Rule 424(b) under the Securities Act on September 8, 2021 (File No. 333-256472).

“Digital World Special Meeting” means the special meeting of the stockholders of Digital World, to be held virtually at 10:00 a.m., Eastern Time, on ____________, 2022.

“Effective Time” means the effective time of the Merger in accordance with the Merger Agreement.

“Equity Incentive Plan” means the Trump Media & Technology Group Corp. Equity Incentive Plan, as such may be amended, supplemented or modified from time to time, which shall be adopted by Digital World and approved in accordance with the Incentive Plan Proposal to be effective as of the Closing of the Business Combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extension Units” means any units issued to the Sponsor or its affiliates or designees in connection with additional funds deposited by the Sponsor to the Trust Account to extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination).

“First Amendment to the Agreement” means the First Amendment to Agreement and Plan of Merger, dated May 11, 2022, by and among Digital World, Merger Sub, TMTG, the Sponsor in the capacity as the representative of Digital World, and TMTG’s General Counsel in the capacity as the representative of TMTG.

“Founder Shares” means Class B common stock initially purchased by the Sponsor on January 20, 2021.

“Initial Stockholders” means the Sponsor and any other holders of the Founder Shares prior to the Digital World IPO (or their permitted transferees), if any;

“Marcum” means Marcum LLP, Digital World’s independent registered public accounting firm.

“Merger” means the merger of Merger Sub with and into TMTG, with TMTG continuing as the surviving corporation and as a wholly-owned subsidiary of Digital World, in accordance with the terms of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated October 20, 2021, as amended by the First Amendment to the Agreement, and as it may further be amended or supplemented from time to time, by and among Digital World, Merger Sub, TMTG, the Sponsor in the capacity as the representative of Digital World, and TMTG’s General Counsel in the capacity as the representative of TMTG.

“Merger Sub” means DWAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Digital World.

“New Digital World common stock” means the common stock, par value $0.0001 per share, of Digital World (which will be renamed Trump Media & Technology Group Corp.) following the Business Combination; such common stock was previously designated Class A common stock of Digital World, and New Digital World common stock will include any shares of Class B common stock all of which will be converted into Class A common stock in connection with the Closing pursuant to the Digital World Charter.

“PIPE Investment” means that certain private placement in the aggregate amount of approximately $1,000,000,000, to be consummated concurrently with the TMTG Business Combination, pursuant to those certain securities purchase agreements (the “SPA”) with certain institutional investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase up to an aggregate of 1,000,000 shares of Digital World’s Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000 per share (the “PIPE”). The shares are initially convertible into 29,761,905 shares of common stock, subject to upward adjustment as described herein.

“Placement Shares” means the shares of Digital World Class A common stock included within the Placement Units being purchased by the Sponsor in the Private Placement;

“Placement Units” means 1,133,484 units issued to the Sponsor in the Private Placement (including the additional units purchased after the Digital World IPO in connection with the over-allotment securities issued to Digital World’s underwriters). Each Placement Unit consists of one Placement Share and one-half of one Placement Warrant.

“Placement Warrant” means the warrants included within the Placement Units being purchased by the Sponsor in the Private Placement. Each Placement Warrant entitles the holder thereof to purchase one share of Digital World Class A common stock for $11.50 per share.

“Private Placement” means the private placement consummated simultaneously with the Digital World IPO in which Digital World issued to the Sponsor the Placement Units.

“Proposals” means the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal.

“Public Shares” means shares of Class A common stock included in the Public Units and shares of Class A common stock underlying the Public Warrants.

“Public Warrants” means warrants underlying the Units issued in the Digital World IPO. Each whole Public Warrant entitles the holder thereof to purchase one share of Class A common stock for $11.50 per share.

“Public Units” means units issued in the Digital World IPO, including any over-allotment securities acquired by Digital World’s underwriters, consisting of one Public Share and one-half of one Public Warrant.

“Redemption” means the right of the holders of Class A common stock to have their shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus and the Digital World Charter.

“Required Proposals” means the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means ARC Global Investments II LLC.

“TMTG” means Trump Media & Technology Group Corp., a Delaware corporation, and includes the surviving corporation after the Merger. References herein to TMTG will include its subsidiaries to the extent reasonably applicable.

“TMTG 2022 Plan” means the Trump Media & Technology Group Corp. 2022 Equity Incentive Plan, adopted by TMTG following the date of Merger Agreement and prior to the Closing of the Business Combination.

“TMTG Board” means the board of directors of TMTG.

“TMTG common stock” means shares of common stock, par value $0.000001 per share, of TMTG.

“TMTG Convertible Securities” means, collectively, any TMTG Options, TMTG RSUs, warrants or rights to subscribe for or purchase any capital stock of the TMTG or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the TMTG.

“TMTG Options” means, collectively, all outstanding options to purchase shares of TMTG common stock, whether or not exercisable and whether or not vested, immediately prior to the Effective Time under the TMTG 2022 Plan or otherwise.

“TMTG RSUs” all outstanding restricted stock units with respect to shares of TMTG common stock, whether or not vested, immediately prior to the Effective Time under the TMTG 2022 Plan or otherwise.

“TMTG securityholders” refers to holders of capital stock, options and other convertible securities of TMTG as of the time immediately before the Effective Time.

“TMTG securities” means any of the TMTG common stock and any TMTG Convertible Securities.

“TMTG stockholders” refers to holders of capital stock of TMTG as of the time immediately before the Effective Time.

“Trust Account” means the trust account of Digital World, which holds the net proceeds of the Digital World IPO, including from over-allotment securities sold by Digital World’s underwriters, and the sale of the Placement Units, together with interest earned thereon, less amounts released to pay tax obligations and up to $100,000 for dissolution expenses, and amounts paid pursuant to redemptions.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Units” means any of the Public Units, Placement Units, the Working Capital Units (if any), and the Extension Units (if any).

“Warrants” means any of the Public Warrants, the Placement Warrants and the warrants underlying the Working Capital Units (if any) and Extension Units (if any), excluding any warrants of TMTG.

“Working Capital Units” means any units issued to the Sponsor or its affiliates or Digital World’s officers or directors in connection with any loans made by them to Digital World prior to the closing of Digital World’s initial business combination in accordance with the Digital World IPO Prospectus. As described in the Digital World IPO Prospectus, initially up to $1,500,000 of such loans could have been converted at the election of the applicable lender into units at a price of $10.00 per unit, which units would be identical to the Placement Units. The amount of such loans that can be converted to Working Capital Units has subsequently been increased to $30,000,000, The additional Working Capital Units beyond the Working Capital Units underlying the initial $1,500,000 in working capital loans as described in the Digital World’s IPO prospectus will only be issuable upon the approval of Digital Word’s stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus (including the documents incorporated by reference herein) contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of Digital World and TMTG. These statements are based on the beliefs and assumptions of the management of Digital World and TMTG. Although Digital World and TMTG believe that their respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither Digital World nor TMTG can assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Neither Borgers, TMTG’s independent auditor, nor Marcum, Digital World’s independent auditor, has examined, compiled or otherwise applied procedures with respect to the accompanying forward-looking financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. The report of Borgers included in this proxy statement/prospectus relates to historical financial information of TMTG, and the report of Marcum included in this proxy statement/prospectus relates to historical financial information of Digital World. Neither report extends to the forward-looking information and should not be read as if it does. Forward-looking statements contained in this proxy statement/prospectus include, but are not limited to, statements about:

•

the ability of Digital World and TMTG prior to the Business Combination to meet the Closing conditions to the Business Combination, including approval by stockholders of Digital World and TMTG of the Business Combination and related proposals, and the availability of at least $5,000,001 in net tangible assets, after giving effect to redemptions of public shares, if any;

•	the ability of the Combined Entity following the Business Combination, to realize the benefits from the Business Combination;

•	the ability of Digital World to complete the Business Combination;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the ability of Digital World and TMTG prior to the Business Combination, and the Combined Entity following the Business Combination, to obtain and/or maintain the listing of New Digital World common stock on Nasdaq following the Business Combination;

•	future financial performance following the Business Combination;

•	public securities’ potential liquidity and trading;

•	the use of proceeds not held in the Trust Account or available to Digital World from interest income on the Trust Account balance;

•	the impact from the outcome of any known and unknown litigation;

•	the ability of the Combined Entity to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;

•	expectations regarding future expenditures of the Combined Entity following the Business Combination;

•	the future mix of revenue and effect on gross margins of the Combined Entity following the Business Combination;

•

the attraction and retention of qualified directors, officers, employees and key personnel of Digital World and TMTG prior to the Business Combination, and the Combined Entity following the Business Combination;

•	the ability of the Combined Entity to compete effectively in a competitive industry;

•	the ability to protect and enhance TMTG’s corporate reputation and brand;

•	expectations concerning the relationships and actions of TMTG and its affiliates with third parties;

•	the impact from future regulatory, judicial, and legislative changes in TMTG’s or the Combined Entity’s industry;

•	the ability to locate and acquire complementary products or product candidates and integrate those into TMTG’s or the Combined Entity’s business;

•	future arrangements with, or investments in, other entities or associations;

•	intense competition and competitive pressures from other companies in the industries in which the Combined Entity will operate; and

•	other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that Digital World or TMTG “believes” and similar statements reflect such party’s beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this proxy statement/prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that either Digital World or TMTG has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, the actual results or performance of Digital World, TMTG and/or the Combined Entity may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause Digital World’s, TMTG’s or the Combined Entity’s actual results to differ include:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the outcome of any legal or regulatory proceedings that have been, or may be, instituted in the future against Digital World, TMTG, the Combined Entity or others following announcement of the Merger Agreement and the transactions contemplated therein or following consummation of the Business Combination;

•

the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of Digital World or TMTG or other conditions to closing in the Merger Agreement;

•	the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the Business Combination;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Combined Entity to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

•	costs related to the proposed Business Combination;

•	the possibility that Digital World, TMTG or the Combined Entity may be adversely impacted by other economic, business, and/or competitive factors;

•	risks related to the global COVID-19 pandemic and other macroeconomic or geopolitical developments;

•	future exchange and interest rates;

•

the risk that Digital World, or the Combined Entity fails to maintain an effective system of disclosure controls and internal controls over financial reporting, Digital World’s or the Combined Entity’s ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired; and

•

other risks and uncertainties indicated in this proxy statement/prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC by Digital World or the Combined Entity.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this proxy statement/prospectus are more fully described under the heading “Risk Factors” and elsewhere in this proxy statement/prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this proxy statement/prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of Digital World and TMTG prior to the Business Combination, and the Combined Entity following the Business Combination. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Digital World or TMTG assess the impact of all such risk factors on the business of Digital World and TMTG prior to the Business Combination, and the Combined Entity following the Business Combination, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. This is particularly true for a company like TMTG that has a limited operating history to reference. All forward-looking statements attributable to Digital World or TMTG or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements.

QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Digital World Special Meeting. The following questions and answers do not include all the information that is important to stockholders of Digital World. We urge the stockholders of Digital World to read carefully this entire proxy statement/prospectus, including the annexes and other documents referred to herein.

QUESTIONS AND ANSWERS ABOUT THE DIGITAL WORLD PROPOSALS

Q.	Why am I receiving this proxy statement/prospectus?

A.

Digital World stockholders are being asked to consider and vote upon a proposal to approve the Business Combination contemplated by the Merger Agreement, among other proposals. Pursuant to the Merger set forth in the Merger Agreement, TMTG will become a wholly-owned subsidiary of Digital World. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Digital World Special Meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

THE VOTE OF DIGITAL WORLD STOCKHOLDERS IS IMPORTANT. DIGITAL WORLD STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS AND ITS ANNEXES AND CAREFULLY CONSIDERING EACH OF THE PROPOSALS BEING PRESENTED AT THE MEETING.

Below are proposals on which Digital World stockholders are being asked to vote.

1) The Business Combination Proposal (Proposal 1).

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time:

(a)

the outstanding shares of Class A common stock, par value $0.0001 per share, of Digital World (“Digital World Class A common stock”), including any shares of Class B common stock, par value $0.0001 per share, of Digital World (“Digital World Class B common stock”, and together with the Digital World Class A common stock, the “Digital World common stock”) that are converted into Digital World Class A common stock in accordance with Digital World’s amended and restated certificate of incorporation (the “Digital World Charter”), will be redesignated as common stock, par value $0.0001 per share, of Trump Media & Technology Group Corp. (which will be the new name of Digital World after the Closing, as described below, “New Digital World”) (referred to herein as “New Digital World common stock”);

(b)

As consideration for the Merger, the TMTG securityholders as of immediately prior to the Effective Time (“TMTG securityholders”), shall be entitled to receive from Digital World, a number of shares of New Digital World common stock in an amount equal to $875,000,000, subject to adjustments for TMTG’s closing debt, net of cash, and unpaid transaction expenses (the “Merger Consideration”), plus the additional contingent right to receive the Earnout Shares (as defined below) after the closing of the Business Combination, provided that it shall exclude any additional shares issuable upon conversion of certain TMTG convertible notes (the “Closing”), as described below, and upon the Merger (i) all of the issued and outstanding capital stock of TMTG immediately prior to the Effective Time (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the aggregate merger consideration to be paid to the TMTG stockholders as of immediately prior to the Effective Time, (ii) each outstanding option to acquire shares of TMTG common stock (whether vested or unvested) will be assumed by Digital World and automatically converted into an option to acquire shares of New Digital World common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration, and (iii) each outstanding restricted stock unit of TMTG shall be converted into a restricted stock unit relating to shares of New Digital World common stock, as provided in the Merger Agreement and as more particularly described in the notice that follows this page and elsewhere in this proxy statement/prospectus; and described in the notice that follows this page and elsewhere in this proxy statement/prospectus; and

(c)

the TMTG stockholders will also have a contingent right to receive up to an additional 40,000,000 shares of New Digital World common stock (the “Earnout Shares”) after the Closing based on the price performance of the New Digital World common stock during the three (3) year period following the Closing (the “Earnout Period”). The Earnout Shares shall be earned and payable during the Earnout Period as follows:

•

if the dollar volume-weighted average price (“VWAP”) of New Digital World common stock equals or exceeds $15.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG stockholders an aggregate of an additional 15,000,000 Earnout Shares;

•

if the VWAP of New Digital World common stock equals or exceeds $20.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG stockholders an aggregate of an additional 15,000,000 Earnout Shares; and

•

if the VWAP of New Digital World common stock equals or exceeds $30.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG stockholders an aggregate of an additional 10,000,000 Earnout Shares.

The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

In addition to the approval of the Proposals at the Digital World Special Meeting, unless waived by the parties to the Merger Agreement, in accordance with applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, receipt of the requisite stockholder approval contemplated by this proxy statement/prospectus. For more information about the closing conditions to the Business Combination, see the section titled “Business Combination Proposal — Conditions to the Closing.”

The Merger Agreement may be terminated at any time prior to the Closing of the Business Combination upon agreement of TMTG and Digital World, or by TMTG or Digital World acting alone, in specified circumstances. For more information about the termination rights under the Merger Agreement, see the section titled “Business Combination Proposal — Termination.”

Pursuant to the Digital World Charter, in connection with the Business Combination, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Digital World Charter. As of _________, 2022, the pro rata portion of the funds available in the Trust Account for the Public Shares was approximately $____ per share. If a holder exercises its redemption rights in connection with the Business Combination, then such holder will be exchanging its Class A common stock for cash and will only have equity interests in the Combined Entity pursuant to its right to the exercise of its Public Warrants, to the extent it still holds Public Warrants. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the Digital World Special Meeting. Holders of Public Shares may elect to redeem their shares whether or not such shares are voted at the Digital World Special Meeting. See the section titled “Digital World Special Meeting — Redemption Rights.”

The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan

Proposal and the Nasdaq Proposal are approved at the Digital World Special Meeting. In addition, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are conditioned on the approval of the Business Combination Proposal (and the Business Combination Proposal is conditioned on the approval of the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal). The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

The Combined Entity’s board of directors will increase to seven members upon the closing of the Business Combination. In accordance with the Amended Charter to be filed immediately after the closing of the Business Combination, the board of directors of the Combined Entity will be divided into three classes, with each director to serve for a three-year term, except for the initial terms after the Closing. At each annual meeting of stockholders of the Combined Entity, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. See the Charter Amendment Proposals below for more information.

The Business Combination involves numerous risks. For more information about these risks, see the section titled “Risk Factors.”

2) The Charter Amendment Proposals (Proposals 2 through 6).

Digital World stockholders will be asked to approve and adopt, subject to and conditioned on (but with immediate effect therefrom) approval of each of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal and the consummation of the Business Combination, a second amendment and restatement of the Digital World Charter, as set out in the draft second amended and restated version of Digital World’s certificate of incorporation appended to this proxy statement/prospectus as Annex B (the “Amended Charter”), for the following amendments (collectively, the “Charter Amendment Proposals”):

(a)	Name Change – To provide that the name of New Digital World shall be changed to “Trump Media & Technology Group Corp.” (Proposal 2);

(b)

Board Structure and Composition – To provide for the structure of the post-Closing board of directors of the Combined Entity, split into three classes of as even size as practicable, Class I, II, and III each to serve a term of three (3) years, except for the initial term, for which the Class I directors will be up for reelection at the first annual meeting of stockholders occurring after the Closing, and for which the Class II directors will be up for reelection at the second annual meeting of stockholders occurring after the Closing. Directors will not be able to be removed during their term except for cause, and then only by the affirmative vote of only by the affirmative vote of the holders of not less than two thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of directors. The size of the board of directors of the Combined Entity shall be determined by resolution of the board of directors of the Combined Entity but will initially be seven (7) (Proposal 3);

(c)

Amendment of Blank Check Provisions – To remove and change certain provisions in the Digital World Charter related to Digital World’s status as a special purpose acquisition company, including the deletion of Article IX of the Digital World Charter in its entirety (Proposal 4);

(d)

The Authorized Share Charter Amendment – To increase the number of authorized shares of common stock and preferred stock to accommodate the shares to be issued in the PIPE Investment and upon conversion of the preferred stock issued in the PIPE Investment (Proposal 5); and

(e)

Amendment and Restatement of the Digital World Charter – Conditioned on the approval of Proposals 2-4, a proposal to approve the proposed Amended Charter in the form attached as Annex B hereto, which includes the approval of all other changes in the proposed charter in connection with replacing the existing Digital World Charter with the proposed Amended Charter as of the Effective Time (Proposal 6).

3) The Director Election Proposal (Proposal 7)

To consider and vote upon a proposal to elect seven (7) directors to serve on the Combined Entity’s board of directors effective from the consummation of the Business Combination until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified (Proposal 7).

4) The Incentive Plan Proposal (Proposal 8)

Digital World is proposing that its stockholders approve and adopt the Equity Incentive Plan, which will become effective upon the Closing of the Business Combination.

The Equity Incentive Plan will reserve a number of shares of New Digital World common stock equal to 7.5% of the fully diluted, and as converted, amount of New Digital World common stock to be outstanding immediately following consummation of the Business Combination , or _________ shares, for issuance for awards in accordance with the terms of the Equity Incentive Plan. The purpose of the Equity Incentive Plan is to assist in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of New Digital World and its affiliates and promoting the creation of long-term value for stockholders of New Digital World by closely aligning the interests of such individuals with those of other stockholders. The Equity Incentive Plan authorizes the award of share-based incentives to encourage eligible employees, officers, directors, and consultants, as described below, to expend maximum effort in the creation of stockholder value.

A summary of the Equity Incentive Plan is set forth in the “The Incentive Plan Proposal” section of this proxy statement/prospectus and a complete copy of the Equity Incentive Plan is attached hereto as Annex C. You are encouraged to read the Equity Incentive Plan in its entirety.

5) The Nasdaq Proposal (Proposal 9)

To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, (a) the issuance of 85,784,314 newly issued shares of common stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus, (b) the issuance of up to 29,761,905 shares of common stock in connection with the PIPE Investment, subject to adjustment as described in more detail in the accompanying proxy statement/prospectus, (c) the issuance of up to _________ shares of common stock underlying Working Capital Units issuable upon conversion of any convertible notes of Digital World that may be issued to Digital World’s sponsor or its affiliates, and (d) the issuance of up to _________ shares of common stock issuable upon conversion after the Closing of outstanding convertible notes of TMTG in connection with the consummation of the Business Combination.

6) The Adjournment Proposal (Proposal 10)

To consider and vote upon a proposal to adjourn the Digital World Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Digital World Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal or the Nasdaq Proposal.

Q:	When and where will the Digital World Special Meeting take place?

A:

The Digital World Special Meeting will be held on ______________, 2022, at 10:00 a.m., Eastern Time, via live audio webcast at https://www.cstproxy.com/dwacspac/2022 or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Q:	Are the proposals conditioned on one another?

A:	Unless the Business Combination Proposal is approved, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, and the Nasdaq Proposal will not be presented to the stockholders of Digital World at the Digital World Special Meeting, insofar as the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are conditioned on the approval of the Business Combination Proposal (and the Business Combination Proposal is conditioned on the approval of the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that if the Business Combination Proposal does not receive the requisite vote for approval, we will not consummate the Business Combination. If Digital World does not consummate the Business Combination and fails to complete an initial business combination by September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination), Digital World will be required, in accordance with the Digital World Charter, to dissolve and liquidate its Trust Account by returning the then remaining funds in such account (less amounts released to pay tax obligations and up to $100,000 for dissolution expenses, and amounts paid pursuant to redemptions) to its public stockholders, unless it seeks and obtains the approval of Digital World stockholders to amend the Digital World Charter to extend such date.

Q:	What will happen in the Business Combination?

A:

At the Closing, Merger Sub will merge with and into TMTG, with TMTG surviving such Merger, as a result of which the (i) TMTG stockholders (except those who properly exercise appraisal rights under applicable Delaware law) will receive newly issued shares of New Digital World common stock, (ii) each outstanding option to acquire shares of TMTG common stock (whether vested or unvested) will be assumed by Digital World and automatically converted into an option to acquire shares of New Digital World common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration, and (iii) each outstanding restricted stock unit of TMTG shall be converted into a restricted stock unit relating to shares of New Digital World common stock and any other outstanding TMTG securities will be terminated and cancelled without consideration. Upon consummation of the Business Combination, TMTG will become a wholly-owned subsidiary of Digital World and Digital World will change its name to Trump Media & Technology Group Corp. After the Closing of the Business Combination, the cash held in the Trust Account will be released from the Trust Account and used to pay each of Digital World’s and TMTG’s transaction expenses and other liabilities of Digital World due as of the Closing, and for working capital and general corporate purposes. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

Q:	What equity stake will current stockholders of Digital World, PIPE Investors, and TMTG securityholders hold in the Combined Entity after the Closing?

A:

It is anticipated that, upon the completion of the Business Combination, and prior to the PIPE, Digital World’s public stockholders will retain an ownership interest of approximately 23.7% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 6.2% of the outstanding capital stock of the Combined Entity and the TMTG securityholders will own approximately 70.1% of the outstanding capital stock of the Combined Entity. The PIPE Investors will purchase up to an aggregate of 1,000,000 shares of Digital World’s Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000 per share (the “PIPE”), initially convertible into 29,761,905 shares of common stock, subject to upward adjustment as described herein, or, assuming full conversion at the initial conversion price, approximately 19.0% of the outstanding New Digital World Common Stock. As a result, and giving effect to the PIPE and assuming immediate and full conversion of the Preferred Stock, Digital World’s public stockholders will retain an ownership interest of approximately 19.2% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 5.1% of the outstanding capital stock of the Combined Entity and the TMTG securityholders will own approximately 56.7% of the outstanding capital stock of the Combined Entity. The foregoing ownership percentages with respect to the Combined Entity following the Business Combination exclude any outstanding Warrants and assume that (i) there are no redemptions of any shares by Digital World’s public stockholders in connection with the Business Combination, (ii) no awards are issued under the Equity Incentive Plan and (iii) no Working Capital Units or Extension Units are issued. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Digital World’s existing stockholders in the Combined Entity will be different.

If any of the Digital World’s public stockholders exercise their redemption rights, the percentage of the Combined Entity’s outstanding common stock held by Digital World’s public stockholders will decrease and the percentages of the Combined Entity’s outstanding common stock held by the Sponsor and by the TMTG securityholders will increase, in each case relative to the percentage held if none of the Public Shares are redeemed. If any of Digital World’s public stockholders redeem their Public Shares at Closing but continue to hold Public Warrants after the Closing, the aggregate market value of the Public Warrants that may be retained by them, based on the closing trading price per Public Warrant as of March 31, 2022, would be $242,362,500 regardless of the amount of redemptions by the public stockholders. Upon the issuance of New Digital World Common Stock in connection with the Business Combination, the percentage ownership of the Combined Entity by Digital World’s public stockholders who do not redeem their Public Shares will be diluted. Digital World public stockholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming Public Shareholders. The percentage of the total number of outstanding shares of Common Stock that will be owned by Digital World’s public stockholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination and the number of shares of common stock issued upon conversion of the Preferred Stock. The following table illustrates varying beneficial ownership levels in the Combined Entity, as well as possible sources and extents of dilution for non-redeeming public stockholders, excluding the conversion of the shares of Preferred Stock and assuming no redemptions by public stockholders, 33.3% redemption by public stockholders, 50% redemption by public stockholders, 66.7% redemption by public stockholders and the maximum redemptions by public stockholders:

	No redemption		33.3% of maximum redemption		50% of maximum redemption		66.7% of maximum redemption		Maximum redemption
Digital World public stockholders	30,027,234	23.7%	20,453,484	17.4%	15,652,234	14.0%	10,850,984	10.0%	1,277,234	1.3%
Digital World Sponsor	7,931,548	6.2%	7,931,548	6.98%	7,931,548	7.0%	7,931,548	7.4%	7,931,548	8.1%
TMTG stockholders	88,948,023	70.1%	88,948,023	75.8%	88,948,023	79.0%	88,948,023	82.6%	88,948,023	90.6%

Total	126,906,805		117,333,055		112,531,805		107,730,555		98,156,805

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Should one or more of the assumptions prove incorrect, actual beneficial ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Q:	What conditions must be satisfied to complete the Business Combination?

A:

There are a number of closing conditions in the Merger Agreement, including the approval by the stockholders of Digital World of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal. The Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are subject to and conditioned on the approval of the Business Combination Proposal. The Business Combination Proposal is subject to and conditioned on the approval of the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal. For a summary of the conditions that must be satisfied or waived prior to the closing of the Business Combination, see the section titled “The Business Combination Proposal — The Merger Agreement.”

Q:	Why is Digital World providing stockholders with the opportunity to vote on the Business Combination?

A:

Under the Digital World Charter, Digital World must provide all holders of its Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of Digital World’s initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, Digital World has elected to provide its stockholders with the opportunity to have their Public Shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, Digital World is seeking to obtain the approval of its stockholders of the Business Combination Proposal in order to allow its public stockholders to effectuate redemptions of their Public Shares in connection with the closing of the Business Combination.

Q:	Did the Digital World Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:	No. The Digital World Board did not obtain a fairness opinion.

Q:	Are there any arrangements to help ensure that Digital World will have sufficient funds, together with the proceeds in its Trust Account, to consummate the Business Combination?

A:

Yes. On December 4, 2021, in support of the TMTG Business Combination, Digital World entered into securities purchase agreements (the “SPAs”) with certain institutional investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase up to an aggregate of 1,000,000 shares of Digital World’s Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000 per share for an aggregate commitment of up to $1,000,000,000 in a private placement (the “PIPE”) to be consummated concurrently with the Business Combination. The shares are initially convertible into 29,761,905 shares of Digital World common stock, subject to upward adjustment as described herein. The PIPE is conditioned on the concurrent closing of the Business Combination and other customary closing conditions.

Q:	How many votes do I have at the Digital World Special Meeting?

A:

Digital World stockholders are entitled to one vote at the Digital World Special Meeting for each share of Digital World common stock held of record as of ________, 2022, the record date for the Digital World Special Meeting (the “Record Date”). Holders of Class A common stock and Class B common stock will vote together as one class. As of the close of business on the Record Date, there were __________ outstanding shares of Digital World common stock.

Q:	What vote is required to approve the proposals presented at the Digital World Special Meeting?

A:

The approval of the Charter Amendment Proposals requires the affirmative vote of a majority of the issued and outstanding Digital World common stock as of the Record Date. Accordingly, a Digital World stockholder’s failure to vote by proxy or to vote in person at the Digital World Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposals.

The approval of Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of Digital World common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting. A Digital World stockholder’s failure to vote by proxy or to vote in person at the Digital World Special Meeting will not be counted towards the number of shares of Digital World common stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal. Abstentions will be counted towards the number of shares of Digital World common stock required to validly establish a quorum but will have no effect on the outcome of the vote on the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal.

The approval of the Director Election Proposal requires a plurality vote of the shares of Digital World common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting. A plurality means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. A Digital World stockholder’s failure to vote by proxy or to vote in person at the Digital World Special Meeting will have no effect on the Director Election Proposal. You may vote “FOR” or “WITHHOLD” authority to vote for each of the director nominees with respect to the Director Election Proposal. “WITHHOLD” votes will be counted towards the number of shares of Digital World common stock required to validly establish a quorum but will have no effect on the outcome of the vote on the Director Election Proposal.

If the Business Combination Proposal is not approved, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal will not be presented to the Digital World stockholders for a vote. The approval of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are preconditions to the consummation of the Business Combination.

The Sponsor, directors, officers and the anchor investors of Digital World have agreed to vote their Founder Shares and Placement Shares, as applicable, in favor of the Business Combination, including the Business Combination Proposal and the other Proposals. As a result, in addition to the Founder Shares and Placement Shares, we would need only 982,701, or approximately 3.4%, of the 28,750,000 Public Shares, to be voted in favor of the Business Combination in order to have the Business Combination approved, assuming only the minimum number of shares representing a quorum is present at the Digital World Special Meeting held to vote on the Business Combination and assuming that the Sponsor, directors, officers and the anchor investors do not purchase any units in Digital World IPO or units or shares in the after-market.

Q:	What constitutes a quorum at the Digital World Special Meeting?

A:

Holders of a majority in voting power of Digital World common stock issued and outstanding and entitled to vote at the Digital World Special Meeting constitute a quorum. In the absence of a quorum, the chairman of the meeting has power to adjourn the Digital World Special Meeting. As of the Record Date, __________ shares of Digital World common stock would be required to achieve a quorum.

Q:	How will the Sponsor, directors, officers and anchor investors of Digital World vote?

A:

The Sponsor, directors and officers of Digital World have agreed to vote their Founder Shares, Placement Shares, as well as any Public Shares purchased during or after the Digital World IPO, and the anchor investors of Digital World have agreed to vote their Founder Shares, in favor of the initial business combination, including the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal.

As a result, in addition to the Founder Shares and Placement Shares, we would need only 982,701, or approximately 3.4%, of the 28,750,000 Public Shares, to be voted in favor of the Business Combination in order to have the Business Combination approved, assuming only the minimum number of shares representing a quorum is present at the Digital World Special Meeting held to vote on the Business Combination. Accordingly, if Digital World seeks stockholder approval of its initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if the Sponsor, directors, officers and anchor investors agreed to vote their shares in accordance with the majority of the votes cast by Digital World’s public stockholders.

Q:	What interests do Digital World’s current officers and directors have in the Business Combination?

A:

_______ and _______ will remain as directors of the Combined Entity following the Business Combination. None of the Sponsor or current officers or directors of Digital World will receive any interest in the Business Combination other than the interests they owned prior to the Business Combination or as described above. The interests of the Sponsor or current officers or directors of Digital World may be different from or in addition to (and which may conflict with) your interest. These interests include:

•

unless Digital World consummates an initial business combination, Digital World’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

•

the Sponsor and directors and officers of Digital World paid an aggregate of $25,000 for their Founder Shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares, including the shares underlying the units, had an aggregate market value of approximately $357.22 million based upon the closing price of Digital World’s common stock of $64.51 per share on Nasdaq on March 31, 2022;

•

as a condition to the Digital World IPO, the Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares cannot be transferred until the earlier of (A) six months after the completion of Digital World’s initial business combination; (B) subsequent to Digital World’s initial business combination, when the reported last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Digital World’s initial business combination;

•

an aggregate of 1,133,484 Placement Units were issued to the Sponsor simultaneously with the consummation of the IPO and the underwriters’ exercise of its over-allotment option. Such units had an aggregate market value of approximately $85.51 million based upon the closing price of Digital World’s units of $75.44 per unit on Nasdaq on March 31, 2022;

•

the Sponsor has agreed that the Placement Units, and all of their underlying securities, will not be sold or transferred by it until 30 days after Digital World has completed a business combination, subject to limited exceptions;

•

the Sponsor and directors and officers of Digital World have agreed not to redeem any shares of Digital World common stock they hold in connection with a stockholder vote to approve a proposed initial business combination;

•

the Sponsor may loan to Digital World additional funds for working capital purposes prior to the Business Combination. There are no working capital loans from the Sponsor currently outstanding. If the Business Combination is not consummated and Digital World does not otherwise consummate another business combination prior to September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination), then there will likely be insufficient funds to pay the working capital loans;

•

at the Sponsor’s discretion, $2,875,000 may be loaned by the Sponsor or its affiliates or designees for each three-month extension (for up to $5,750,000) of the time that Digital World has to consummate a business combination, which amount may be converted into Extension Units, at the price of $10.00 per unit. Such units would be identical to the Placement Units;

•

Pursuant to the PIPE Waiver Letter (as defined below), if the Business Combination is consummated, Digital World’s Initial Stockholders shall receive an aggregate of 744,048 shares of Class A common stock and 744,048 warrants, which warrants shall be substantially identical to the Placement Warrants;

•

if Digital World does not complete an initial business combination by September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination), a portion of the proceeds from the sale of the Placement Units will be included in the liquidating distribution to Digital World’s public stockholders. In such event, the 7,187,500 Founder Shares and 1,133,484 shares of Class A common stock underlying the Placement Units, of which 5,537,500 Founder Shares and shares of 1,133,484 Class A common stock are held by Digital World’s Sponsor, directors and officers, would be worthless because they are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares and units had an aggregate market value of $549.18 million as of March 31, 2022, based on the closing price per Class A common stock of Digital World as of March 31, 2022 of $64.51 per share and the closing price of Digital World’s units of $75.44 per unit on Nasdaq on March 31, 2022. Additionally, the Placement Warrants underlying the Placement Units will expire worthless.

•

if the Trust Account is liquidated, including in the event Digital World is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Digital World to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share by the claims of prospective target businesses with which Digital World has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Digital World, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

•

The Sponsor (including its representatives and affiliates) and Digital World’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Digital World. For example, Patrick Orlando, Digital World’s Chief Executive Officer and Chairman, serves as Chief Executive officer and director of Benessere Capital Acquisition Corp. and Eric Swider and Justin Shaner, Digital World’s directors, both serve as directors of Benessere Capital Acquisition Corp. Benessere Capital Acquisition Corp. is a special purpose acquisition company, which entered into an Agreement and Plan of Merger with eCombustible Energy LLC on November 23, 2021. Mr. Orlando also serves as a director of Maquia Capital Acquisition Corp., a special purpose acquisition corporation that is focusing its search for a business combination with technology-focused middle market and emerging growth companies in North America. The Sponsor and Digital World’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Digital World completing its initial business combination. Digital World’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Digital World, and the other entities to which they owe certain fiduciary or contractual duties, including Benessere Capital Acquisition Corp. and Maquia Capital Acquisition Corp. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Digital World’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Digital World, subject to applicable fiduciary duties under DGCL. Digital World Charter provides that Digital World renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Digital World and such opportunity is one Digital World is legally and contractually permitted to undertake and would otherwise be reasonable for Digital World to pursue, and to the extent the director or officer is permitted to refer that opportunity to Digital World without violating another legal obligation.

•

Messrs. __________ and __________ are expected to be appointed as directors of the Combined Entity after the consummation of the Business Combination, Messrs. __________ and __________ may in the future receive cash fees, stock options or stock awards that the Combined Entity determines to pay to its directors.

These interests may influence Digital World’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:	What interests do TMTG’s current officers and directors have in the Business Combination?

A:

Members of the TMTG Board and its executive officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interest. These interests include, without limitation, the following:

•	President Donald J. Trump of TMTG is expected to serve as Chairman of the Board of the Combined Entity after consummation of the Business Combination;

•

Devin Nunes, as Chief Executive Officer, who currently serves on the TMTG Board, may serve as a director of the Combined Entity after consummation of the Business Combination and TMTG may nominate one or more of its existing directors to serve on the board after consummation of the Business Combination;

•	TMTG’s executive officers have employment arrangements that increase compensation in connection with the Business Combination;

•	Incentive bonuses earned in 2021 (but not yet paid) by some TMTG executive officers become payable shortly following the consummation of the Business Combination; and

•

Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, TMTG’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, the outstanding TMTG Options and TMTG RSUs granted to TMTG’s executive officers and certain members of the TMTG Board under the TMTG 2022 Plan prior to the Closing of the Business Combination will be assumed and converted to options and RSUs under the Equity Incentive Plan effective as of the Closing the Business Combination.

Please see the sections entitled “Risk Factors” and “The Business Combination Proposal — Interests of TMTG’s Directors and Officers in the Business Combination” and “Executive and Director Compensation of TMTG” of this proxy statement/prospectus for a further discussion of these and other interests.

Q:	What happens if I sell my shares of Class A common stock before the Digital World Special Meeting?

A:

The Record Date is earlier than the date of the Digital World Special Meeting. If you transfer your shares of Class A common stock after the Record Date, but before the Digital World Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Digital World Special Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination in accordance with the provisions described herein. If you transfer your shares of Class A common stock prior to the Record Date, you will have no right to vote those shares at the Digital World Special Meeting.

Q:	What happens if a substantial number of the public stockholders vote in favor of the Business Combination and exercise their redemption right?

A:

Digital World stockholders who vote in favor of the Business Combination may also nevertheless exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public stockholders are reduced as a result of redemptions by public stockholders. Nonetheless, the consummation of the Business Combination is conditioned upon, among other things, having at least $5,000,001 in net tangible assets immediately prior to or upon consummation of the Business Combination as described herein. In addition, with fewer Public Shares and public stockholders, the trading market for the Combined Entity’s stock may be less liquid than the market for Digital World common stock was prior to consummation of the Business Combination and the Combined Entity may not be able to meet the listing standards for Nasdaq. In addition, with less funds available from the Trust Account, the working capital infusion from the Trust Account into TMTG’s business will be reduced. As a result, the proceeds will be greater in the event that no public stockholders exercise redemption rights with respect to their Public Shares for a pro rata portion of the Trust Account as opposed to the scenario in which Digital World’s public stockholders exercise the maximum allowed redemption rights.

Q:	What happens if I vote against any of the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal or the Nasdaq Proposal?

A:

If any of the Required Proposals are not approved, the Business Combination is not consummated and Digital World does not otherwise consummate an alternative business combination by September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination), pursuant to the Digital World Charter, Digital World will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public stockholders, unless (in the event the Business Combination is not consummated by March 8, 2023) Digital World seeks and obtains the consent of its stockholders to amend the Digital World Charter to extend the date by which it must consummate its initial business combination (an “Extension”).

Q:	Do I have redemption rights in connection with the Business Combination?

A:

Pursuant to the Digital World Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Digital World Charter. As of the Record Date, based on funds in the Trust Account of $_____ as of such date, the pro rata portion of the funds available in the Trust Account for the redemption of public shares of Digital World Class A common stock was approximately $_____ per share. If a holder exercises its redemption rights, then such holder will be exchanging its Class A common stock for cash and will only have equity interests in the Combined Entity pursuant to the exercise of its Public Warrants, to the extent it still holds Public Warrants. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Digital World’s transfer agent prior to the Digital World Special Meeting. See the section titled “Digital World Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:

No. You may exercise your redemption rights whether or not you attend or vote your shares of Digital World common stock at the Digital World Special Meeting, and regardless of how you vote your shares. As a result, the Merger Agreement and the Required Proposals can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:	How do I exercise my redemption rights?

A:

In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern Time, on _________, 2022 (two (2) business days before the Digital World Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

Please also affirmatively certify in your request to Continental Stock Transfer & Trust Company for redemption if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder with respect to shares of Common Stock. A holder of the Public Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the Public Shares, which we refer to as the “15% threshold,” without the prior consent of Digital World. Accordingly, all Public Shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is Digital World’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, Digital World does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Digital World’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to Digital World’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Digital World’s transfer agent return the shares (physically or electronically). You may make such request by contacting Digital World’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q.	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

We expect that a U.S. holder (as defined herein) that exercises its redemption rights to receive cash from the Trust Account in exchange for its Public Shares will generally be treated as selling such Public Shares resulting in the recognition of capital gain or capital loss. There may be certain circumstances in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of Public Shares that a U.S. holder owns or is deemed to own (including through the ownership of Public Warrants). For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see “The Business Combination Proposal — United States Federal Income Tax Considerations of the Redemption.”

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF EXERCISING YOUR REDEMPTION RIGHTS WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE EXERCISE OF REDEMPTION RIGHTS TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.

Q:	If I am a Warrant holder, can I exercise redemption rights with respect to my Warrants?

A:	No. The holders of Warrants have no redemption rights with respect to Warrants.

Q:	If I am a Public Unit holder, can I exercise redemption rights with respect to my Public Units?

A:	No. Holders of outstanding Public Units must separate the constituent Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares.

If you hold Public Units registered in your own name, you must deliver the certificate for such Public Units to Continental Stock Transfer & Trust Company, our transfer agent, with written instructions to separate such Public Units into Public Shares, and Public Warrants. This must be completed far enough in advance to permit the mailing of the Public Share certificates back to you so that you may then exercise your redemption rights upon the separation of the Public Shares from the Public Units. See “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company or other nominee holds your Public Units, you must instruct such nominee to separate your Public Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, Digital World’s transfer agent. Such written instructions must include the number of Public Units to be split and the nominee holding such Public Units. Your nominee must also initiate electronically, using The Depository Trust Company’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant Public Units and a deposit of an equal number of Public Shares and Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Public Shares from the Public Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	No. There are no appraisal rights available to holders of Digital World common stock in connection with the Business Combination.

Q:	What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:	If the Business Combination is consummated, the funds held in the Trust Account will be released to pay:

•	Digital World stockholders who properly exercise their redemption rights;

•

certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by Digital World or TMTG in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Merger Agreement;

•	any loans owed by Digital World to its Sponsor for any Digital World transaction expenses, and other administrative expenses incurred by Digital World; and

•	for general corporate purposes including, but not limited to, working capital for operations.

Any remaining cash will be used for working capital and general corporate purposes of the Combined Entity.

Q:	What happens if the Business Combination is not consummated?

A:

There are certain circumstances under which the Merger Agreement may be terminated. See the section titled “The Business Combination Proposal — The Merger Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Merger Agreement or otherwise, Digital World is unable to complete the Business Combination or another initial business combination transaction by September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination), Digital World Charter provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, subject to lawfully available funds therefor, redeem 100% of the Public Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to it to pay taxes payable and up to $100,000 for dissolution expenses, by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of the remaining stockholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

Digital World expects that the amount of any distribution its public stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to Digital World’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of Founder Shares and Placement Shares have waived any right to any liquidation distribution with respect to those shares.

In the event of liquidation, there will be no distribution with respect to Digital World’s outstanding Warrants. Accordingly, the Warrants will expire worthless.

Q:	When is the Business Combination expected to be completed?

A:

The Closing is expected to take place (a) the second business day following the satisfaction or waiver of the conditions described below under the section titled “The Business Combination Proposal — Conditions to the Closing” or (b) such other date as agreed to by the parties to the Merger Agreement in writing, in each case, subject to the satisfaction or waiver of the Closing conditions. The Merger Agreement may be terminated by either Digital World or TMTG if the Closing has not occurred by September 20, 2022.

For a description of the conditions to the completion of the Business Combination, see the section titled “The Business Combination Proposal.”

Q:	What do I need to do now?

A:

You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:

If you are a stockholder of record of Digital World as of _________, 2022, the Record Date, you may submit your proxy before the Digital World Special Meeting in any of the following ways, if available:

•	use the toll-free number shown on your proxy card;

•	visit the website shown on your proxy card to vote via the Internet; or

•	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

Stockholders who choose to participate in the Digital World Special Meeting can vote their shares electronically during the meeting via live audio webcast by visiting https://www.cstproxy.com/dwacspac/2022. You will need the control number that is printed on your proxy card to enter the Digital World Special Meeting. Digital World recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Digital World Special Meeting starts.

If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. “Street name” stockholders who wish to vote at the Digital World Special Meeting will need to obtain a proxy form from their broker, bank or other nominee.

Beneficial stockholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Digital World’s transfer agent, a beneficial holder will receive an e-mail prior to the Digital World Special Meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Digital World’s transfer agent at least five business days prior to the meeting date.

Stockholders will also have the option to listen to the Digital World Special Meeting by telephone by calling:

•	Within the U.S. and Canada: +1 800-450-7155 (toll-free)

•	Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

The passcode for telephone access: 5301963#. You will not be able to vote or submit questions unless you register for and log in to the Digital World Special Meeting webcast as described herein.

Q:	What will happen if I abstain from voting or fail to vote at the Digital World Special Meeting?

A:

At the Digital World Special Meeting, Digital World will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal or marked “WITHHOLD” with respect to the Director Election Proposal as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the Charter Amendment Proposals. Abstentions will have no effect on the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal. “WITHHOLD” votes will have no effect on the Director Election Proposal.

A “broker non-vote” occurs when shares held by a broker for the account of a beneficial owner are not voted for or against a particular proposal because the broker has not received voting instructions from that beneficial owner and the broker does not have discretionary authority to vote those shares in the absence of such instructions. If you do not provide instructions to your broker, your broker will not have discretionary authority to vote on any of the Proposals at the Digital World Special Meeting, because Digital World does not expect any of the Proposals to be considered a routine matter. Broker non-votes will not be counted as present for the purposes of establishing a quorum.

Broker non-votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposals. Broker non-votes will have no effect on the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:

Signed and dated proxies received by Digital World without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Digital World Special Meeting.

Q:	If I am not going to attend the Digital World Special Meeting in person, should I return my proxy card instead?

A:

Yes. Whether you plan to attend the Digital World Special Meeting or not, please read this entire proxy statement/prospectus, including the annexes, carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Digital World believes the Proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. You may change your vote by sending a later-dated, signed proxy card to Digital World’s Chief Executive Officer at the address listed below so that it is received by Digital World’s Chief Executive Officer prior to the Digital World Special Meeting or attend the Digital World Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Digital World’s Chief Executive Officer, which must be received by Digital World’s Chief Executive Officer prior to the Digital World Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

Digital World will pay the cost of soliciting proxies for the Digital World Special Meeting. Digital World has engaged _____ to assist in the solicitation of proxies for the Digital World Special Meeting. Digital World has agreed to pay _____ a fee of up to $_____, plus disbursements. Digital World will reimburse _____ for reasonable out-of-pocket expenses and will indemnify _____ and its affiliates against certain claims, liabilities, losses, damages and expenses. Digital World will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Digital World common stock for their expenses in forwarding soliciting materials to beneficial owners of the Digital World common stock and in obtaining voting instructions from those owners. Digital World’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact:

Patrick Orlando

Chief Executive Officer

78 SW 7th Street

Miami, Florida 33130

(305) 735-1517

You may also contact our proxy solicitor, _______, at: _______.

To obtain timely delivery, Digital World stockholders must request the materials no later than _______, 2022.

You may also obtain additional information about Digital World from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to Digital World’s transfer agent prior to the Digital World Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary, together with the section titled “Questions and Answers – Questions and Answers about the Digital World Proposals,” summarizes certain information contained in this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Business Combination and the Proposals to be considered at the Digital World Special Meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section titled “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, references in this Summary of the proxy statement/prospectus to the “Combined Entity” refer to Digital World and its consolidated subsidiaries after giving effect to the Business Combination, including TMTG and its subsidiaries. References to the “Company” or “Digital World” refer to Digital World Acquisition Corp. and references to “TMTG” refer to Trump Media & Technology Group Corp.

Unless otherwise specified, all share calculations assume no exercise of redemption rights by the Company’s public stockholders and do not include any shares of Digital World common stock issuable upon the exercise of the Warrants.

The Parties to the Business Combination

Digital World Acquisition Corp.

Digital World is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Digital World was incorporated under the laws of the State of Delaware on December 11, 2020.

On September 8, 2021, Digital World consummated its IPO of 28,750,000 Units, which included 3,750,000 Units issued pursuant to the full exercise by the underwriters of their over-allotment option, with each Unit consisting of one share of Class A common stock and one-half of one redeemable Warrant, with each Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to Digital World of $287,500,000. Simultaneously with the closing of the IPO, Digital World completed the private sale of an aggregate of 1,133,484 Placement Units to the Sponsor at a purchase price of $10.00 per unit, generating gross proceeds of $11,334,840. A total of $293,250,000, comprised of $283,906,250 of the proceeds from the Digital World IPO (which amount includes $10,062,500 of the underwriter’s deferred discount) and $9,343,750 of the proceeds of the sale of the Placement Units, was placed in the Trust Account. Digital World’s IPO was conducted pursuant to a registration statement on Form S-1 (Registration No. 333- 256472) that became effective on September 2, 2021. Digital World Class A common stock, Units and Warrants are currently listed on Nasdaq under the symbols “DWAC”, “DWACU” and “DWACW”, respectively. The mailing address of Digital World’s principal executive offices is 78 SW 7th Street, Miami, Florida 33130, and its telephone number at such address is (305) 735-1517.

Merger Sub

Merger Sub is a wholly-owned subsidiary of Digital World, incorporated in Delaware on October 18, 2021 solely for the purpose of consummating the Business Combination. Merger Sub owns no material assets and does not operate any business.

The mailing address of Merger Sub’s principal executive offices is 78 SW 7th Street, Miami, Florida 33130, and its telephone number at such address is (305) 735-1517.

In the Business Combination, Merger Sub will merge with and into TMTG with TMTG surviving the Merger. As a result, Merger Sub will cease to exist, and TMTG will become a wholly-owned subsidiary of Digital World.

Trump Media & Technology Group Corp.

TMTG, a Delaware corporation, aspires to create a media and technology powerhouse to rival the liberal media consortium and promote free expression on all issues.

TMTG was founded to fight back against the Big Tech companies—Meta (Facebook), Twitter, Netflix, Alphabet (Google), Amazon and others—that collude to limit debate in America and silence voices that contradict their woke ideology. Twitter currently suppresses conservative speech through various means including “shadow banning”—a surreptitious process in which users may not even know their posts are being hidden from other users. The company also outright bans conservative users such as TMTG’s Chairman, former U.S. President Donald J. Trump—even while it continues to allow the Taliban to freely post their views to the world.

Big Tech’s transformation into the arbiters of public speech is contrary to American values. Their censorship of dissident expression constitutes the most serious threat today to a free and democratic debate. Thus, TMTG aims to safeguard public debate and open dialogue, and to provide a platform for all users to freely express themselves.

TMTG’s first product, TruthSocial, is a social media platform that encourages an open, free, and honest global conversation without censoring or cancelling users due to their political viewpoints. It is a public, real-time platform where any user can create content and follow other users. TMTG does not impose restrictions on whom a user can follow, which greatly enhances the breadth and depth of available content. Additionally, users can be followed by other users without requiring a reciprocal relationship, enhancing the ability of TMTG users to reach a broad audience.

TruthSocial was generally made available in the first quarter of 2022. The company prides itself on building its platform, to the best of its ability, without relying on hostile Big Tech companies. Working with alternative technology firms that share its commitment to free speech, TMTG fully launched TruthSocial for iOS on April 21, 2022, and expects to make the platform available on other desktop and mobile devices in the second quarter of 2022.

TMTG was incorporated under the laws of the State of Delaware on February 8, 2021.

The mailing address of TMTG’s principal executive offices is 401 N. Cattlemen Rd., Ste. 200, Sarasota, Florida 34232, and its telephone number at such address is (800) 798-5754.

The Proposals

THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1)

Digital World and TMTG have agreed to the Business Combination under the terms of the Agreement and Plan of Merger, dated as of October 20, 2021. This agreement, as amended by the First Amendment to the Agreement, and as it may be further amended or supplemented from time to time, is referred to in this proxy statement/prospectus as the “Merger Agreement.” Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into TMTG, with TMTG continuing as the surviving entity and becoming a wholly-owned subsidiary of Digital World (the “Merger”). See the section titled “The Business Combination Proposal.”

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time:

(a)	the outstanding shares of Class A common stock, par value $0.0001 per share, of Digital World (“Digital World Class A common stock”), including any shares of Class B common stock, par value

$0.0001 per share, of Digital World (“Digital World Class B common stock”, and together with the Digital World Class A common stock, the “Digital World common stock”) all of which will be converted into Digital World Class A common stock in accordance with Digital World’s amended and restated certificate of incorporation (the “Digital World Charter”), will be redesignated as common stock, par value $0.0001 per share, of Trump Media & Technology Group Corp. (which will be the new name of Digital World after the Closing, as described below, “New Digital World”) (referred to herein as “New Digital World common stock”);

(b)

As consideration for the Merger, the TMTG securityholders as of immediately prior to the Effective Time (“TMTG securityholders”), shall be entitled to receive from Digital World, a number of shares of New Digital World common stock in an amount equal to $875,000,000, subject to adjustments for TMTG’s closing debt, net of cash, and unpaid transaction expenses (the “Merger Consideration”), plus the additional contingent right to receive the Earnout Shares (as defined below) after the Closing, provided that it shall exclude any additional shares issuable upon conversion after the Closing of certain TMTG convertible notes, as described below, and upon the Merger (i) all of the issued and outstanding capital stock of TMTG immediately prior to the Effective Time (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the aggregate Merger Consideration to be paid to the TMTG stockholders as of immediately prior to the Effective Time, (ii) each outstanding option to acquire shares of TMTG common stock (whether vested or unvested) will be assumed by Digital World and automatically converted into an option to acquire shares of New Digital World common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration, and (iii) each outstanding restricted stock unit of TMTG shall be converted into a restricted stock unit relating to shares of New Digital World common stock, as provided in the Merger Agreement and as more particularly described in the notice; and

(c)

the TMTG stockholders will also have a contingent right to receive up to an aggregate of an additional 40,000,000 shares of New Digital World common stock (the “Earnout Shares”) after the Closing based on the price performance of the New Digital World common stock during the three (3) year period following the Closing (the “Earnout Period”). The Earnout Shares shall be earned and payable during the Earnout Period as follows:

•

if the dollar volume-weighted average price (“VWAP”) of New Digital World common stock equals or exceeds $15.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG stockholders an additional 15,000,000 Earnout Shares;

•

if the VWAP of New Digital World common stock equals or exceeds $20.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG stockholders an additional 15,000,000 Earnout Shares; and

•

if the VWAP of New Digital World common stock equals or exceeds $30.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG stockholders an additional 10,000,000 Earnout Shares.

The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

Escrow Shares

At the Closing, a number of shares of Purchaser Common Stock equal to the quotient obtained by dividing (i) five percent (5%) of the initial Merger Consideration (meaning $875,000,000) (as determined on the Closing Date) by (ii) the Purchaser Share Price (the “Escrow Amount”) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) otherwise issuable to the TMTG stockholders (allocated pro rata among the TMTG stockholders based on the Merger Consideration otherwise issuable to them at the Closing) will be deposited into a segregated escrow account with Continental Stock Transfer & Trust Company (or such other escrow agent reasonably acceptable to Digital World and TMTG), as escrow agent, and held in escrow together with any dividends, distributions or other income on the Escrow Shares (the “Escrow Property”) in accordance with an escrow agreement to be entered into in connection with the Business Combination (the “Escrow Agreement”). The Escrow Property will be held in the escrow account for a period of twelve (12) months after the Closing as the sole and exclusive source of payment for any post-Closing purchase price adjustments and indemnification claims (other than fraud claims). The TMTG stockholders will have the right to vote the Escrow Shares while they are held in escrow.

Merger Closing Conditions

The Merger Agreement is subject to customary conditions to the Closing. In addition, the Closing is subject to the following additional conditions (amongst others): (i) the approval of the Merger Agreement and the Business Combination by the requisite vote of Digital World’s stockholders and TMTG’s stockholders, (ii) Digital World having at least $5,000,001 in net tangible assets, after giving effect to the completion of its redemption of public stockholders who redeem their shares in connection with the Business Combination, (iii) the election or appointment of members to the Combined Entity’s board of directors immediately after the Closing in accordance with the Merger Agreement, (iv) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, (v) the conditional approval of the Combined Entity’s initial listing application with Nasdaq with respect to the common stock to be issued pursuant to the Business Combination, and (vi) Digital World having cash and cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of the Redemption) and the proceeds of any PIPE Investment, of at least equal to Sixty Million U.S. Dollars ($60,000,000).

In addition, unless waived by TMTG, the obligations of TMTG to consummate the Business Combination are subject to the fulfillment of certain closing conditions, including but not limited to the following (in addition to customary certificates and other closing deliverables):

•

The representations and warranties of Digital World being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect (as defined below) with respect to Digital World);

•

Digital World having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing; and

•	TMTG having received a copy of a duly executed Escrow Agreement by Digital World.

Unless waived by Digital World, the obligations of Digital World and the Merger Sub to consummate the Business Combination are subject to the satisfaction of the following conditions (in addition to customary certificates and other closing deliverables):

•	The representations and warranties of TMTG being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•

TMTG having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

•	Absence of a Material Adverse Effect with respect to TMTG since the date of the Merger Agreement that is continuing and uncured;

•	TMTG and the TMTG securityholders specified therein having executed and delivered the Escrow Agreement (as described below);

TMTG shall have converted, terminated, extinguished and cancelled in full any outstanding TMTG Convertible Securities or commitments therefor, other than the TMTG options and the TMTG Restricted stock units;

•	Non-competition Agreements (as described below) having been have been executed and delivered;

•	Lock-Up Agreement (as described below) having been have been executed and delivered; and

Digital World shall have received a duly executed legal opinion from the TMTG’s counsel.

Merger Structure

Pursuant to the Merger Agreement, upon the Closing, Merger Sub, a wholly-owned subsidiary of Digital World, will be merged with and into TMTG, with TMTG continuing as the surviving entity of the Merger and becoming a wholly-owned subsidiary of Digital World. See “The Business Combination Proposal — General Description of the Merger Agreement” and “The Business Combination Proposal — Merger Consideration.”

Covenants

Each party to the Merger Agreement has agreed to use its reasonable best efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including, but not limited to covenants regarding (i) the provision of access to their offices, properties, books and records, (ii) the operation of their respective businesses in the ordinary course of business, (iii) provision of financial statements by TMTG; (iv) filing by Digital World of its reports required by the Exchange Act, and efforts regarding Nasdaq listing requirements, (v) no solicitation of other competing transactions, (vi) no trading in Digital World’s securities by TMTG using Digital World’s material non-public information, (vii) notifications of certain breaches, consent requirements or other matters, (viii) efforts to obtain third party and regulatory approvals and comply with all government authority requirements, (ix) further assurances to cooperate, (x) a requirement for TMTG to promptly hold its stockholder meeting or otherwise obtain the written consent of its stockholders to approve the Merger Agreement and related transactions, (xi) tax matters and transfer taxes, (xii) public announcements, (xiii) confidentiality, (xiv) post-Closing Digital World board of directors and executive officers and (xv) payment of extension expenses There are also certain customary post-Closing covenants regarding (i) maintenance of books and records; (ii) indemnification of directors and officers; and (iii) use of Trust Account proceeds.

Pursuant to the Merger Agreement, Digital World agreed to file a Registration Statement on Form S-4 with respect to the issuance of the Merger Consideration Shares to the TMTG securityholders, which will contain a proxy statement/prospectus for a special meeting of Digital World’s stockholders to consider the Merger Agreement and the related transactions and matters, including the Required Proposals described herein.

TMTG agreed that the ownership and position of its principal would be structured in such a way as to eliminate the need for restructuring of such ownership or the requirement to make changes in position of the principal upon the occurrence of certain specified material disruptive events.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including among other reasons, (i) by mutual consent of TMTG and Digital World, (ii) by either Digital World or TMTG if any of the conditions to the Closing have not been satisfied or waived by September 20, 2022 (the “Outside Date”), provided that the Outside Date may be extended if Digital World obtains one or more extensions of the time it has to consummate its initial business combination, provided further that this termination right shall not be available to Digital World or TMTG if the breach by such party (i.e., either

Digital World or Merger Sub on one hand, or TMTG, on the other hand) of the Merger Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date, (iii) by either Digital World or TMTG if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting, or if any law is in effect making illegal, the transactions contemplated by the Merger Agreement, (iv) by either Digital World or TMTG for the other party’s uncured breach (subject to certain materiality qualifiers and cure periods), (v) by Digital World if there has been an event after the signing of the Merger Agreement that has a Material Adverse Effect on TMTG (but excluding a qualifying settlement of certain litigation in which TMTG is involved) that is uncured and continuing, (vi) by TMTG if there has been an event after the signing of the Merger Agreement that has a Material Adverse Effect on Digital World that is uncured and continuing, (vii) by either Digital World or TMTG if approval for the Business Combination and the other Required Proposals are not obtained at the Digital World Special Meeting, (viii) by either Digital World or TMTG if a special meeting of TMTG’s stockholders is held and TMTG’s stockholder shall not have approved the Merger Agreement and the Business Combination and related matters and (ix) by the mutual and reasonable written consent of Digital World and TMTG in the event that that any required approval of the SEC or any other governmental authority cannot be obtained by the Outside Date, as such date may be extended by an extension.

TMTG and Digital World agreed that in the event that the Merger Agreement is terminated prior to Closing for any reason. that during period commencing on such termination date and ending twelve (12) calendar months after the termination date, TMTG shall not engage in or enter into an agreement with respect to (i) an alternative transaction with a special purpose acquisition company other than Digital World or (ii) a going public transaction.

Executive Officers and Directors of the Combined Entity

The following persons are expected to be elected or appointed by the Digital World board to serve as executive officers and directors of the Combined Entity following the Business Combination. For biographical information concerning the executive officers and directors following the Business Combination, see “Management after the Business Combination — Management and Board of Directors”.

Name	Age	Position(s)
President Donald J. Trump	75	Chairman of the Board (2)
Devin G. Nunes	48	Chief Executive Officer
Phillip Juhan	47	Chief Financial Officer
Andrew Northwall	35	Chief Operating Officer
William (B.J.) Lawson	48	Chief Technology Officer
		Director (1)
		Independent Director (1)
		Independent Director (2)
		Independent Director (2)
		Independent Director (2)

(1)	Digital World Designee
(2)	TMTG Designee.

Interests of TMTG’s and Digital World’s Directors and Officers in the Business Combination

When you consider the recommendation of Digital World Board in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the directors and executive officers of Digital World and of TMTG have interests in the Business Combination and other proposals that may be different from, or in addition to, those of Digital World stockholders generally. These interests include, among other things, the fact that certain of TMTG’s directors and officers will become directors and officers of the

Combined Entity, and certain of Digital World’s directors and officers will become directors of the Combined Entity, upon the consummation of the Business Combination.

Please see the sections entitled “Risk Factors” and “The Business Combination Proposal — Interests of TMTG’s Directors and Officers in the Business Combination” and “The Business Combination Proposal — Interests of Digital World’s Directors and Officers in the Business Combination” of this proxy statement/prospectus for a further discussion of this and other risks.

Classified Board of Directors

The Combined Entity’s board of directors will consist of seven (7) members upon the closing of the Business Combination. In accordance with the Amended Charter to be filed immediately after the consummation of the Business Combination, the board of directors will be divided into three classes, Classes I, II and III, each to serve a three-year term, except for the initial term after the Closing, for which the Class I directors will be up for reelection at the first annual meeting of stockholders occurring after the Closing, and for which the Class II directors will be up for reelection at the second annual meeting of stockholders occurring after the Closing. At each annual meeting of stockholders of the Combined Entity, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. Directors will not be able to be removed during their term except for cause. Digital World and TMTG will work in good faith to equitably allocate director designees among the three classes of directors, provided that Digital World’s designees will serve in the class of directors with the latest initial re-election date.

It is expected that that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Combined Entity’s board of directors into three classes with staggered three-year terms may delay or prevent a change of the Combined Entity’s management or a change in control.

Digital World’s Reasons for the Business Combination

The Digital World Board, in evaluating the Business Combination, consulted with Digital World’s management and its financial and legal advisors. In reaching its unanimous resolution (i) that the Merger Agreement and the transactions contemplated thereby, including the Business Combination and the issuance of shares of common stock in connection therewith, are advisable and in the best interests of Digital World and (ii) to recommend that the Digital World stockholders adopt the Merger Agreement and approve the Business Combination and the other transactions contemplated by the Merger Agreement, the Digital World Board considered a range of factors, including, but not limited to, the factors discussed below.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Digital World Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Digital World Board viewed its decision as being based on any and all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Digital World’s reasons for the Business Combination and all other information presented in this section may be forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.” Many factors were considered by Digital World, and the factors outlined herein may or may not have been considered by any particular directors, member of management, or advisor of Digital World. Notwithstanding whether any of these factors were considered by any individual board member, the Board voted unanimously to proceed with the transaction.

The officers and directors of Digital World have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of Digital World’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination.

The Digital World Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

• Brand and Growth Prospects. Analytical data suggests that the consumer base is receptive to seeking alternative media sources, especially those differentiated from the current market offerings. Surveys have shown potential for a large adoption of media platforms associated with President Trump as legacy social media companies are seen to censor political speech. As the U.S. population continues to “cut the cord” that tethers devices to traditional cable and media companies, content and content distribution is becoming the key driving force behind capturing and retaining customers. TMTG’s plans to commence their operations in the Social Media and video on demand (“VOD”) space hold significant potential growth for TMTG. After decades of growth and consolidation in the media and technology sectors; the users, creators and consumers of content can often feel there are fewer and fewer differentiated choices when looking at platforms they can choose to consume, create and distribute selected content and TMTG may successfully offer a differentiated choice.

The Digital World Board believes that TMTG, if properly capitalized, is very well positioned to grow a user base at an accelerated pace. In 2004 when Facebook launched, it obtained an estimated 1 million users within the first year. It then took an estimated three years to break through the 10 million user mark. The Digital World Board believed that management of TMTG was positioned to exceed this initial growth trajectory due to President Trump and his established social media following of over 200 million followers across multiple social media platforms and TMTG’s marketing proposition.

• Broad and Diverse User Base. TMTG has a broad potential user base with demonstrated brand awareness, brand loyalty and eagerness to seek out change while making choices of where to spend their media dollars and attention. We believe that as TMTG management works to broaden TMTG’s brand appeal, this will materially widen the field of potential customers and users the media platform can attract;

• Due Diligence. Due diligence examinations of TMTG and discussions with TMTG’s management team and Digital World’s legal advisors during Digital World’s due diligence examination of TMTG have led Digital World to deem that TMTG has assembled the elements to create the foundation for a potentially very successful media and technology company;

• Stockholder Liquidity. The obligation in the Merger Agreement to have the Digital World common stock issued as Merger Consideration continue to be listed on Nasdaq, a major U.S. stock exchange, which the Digital World Board believes has the potential to offer stockholders enhanced liquidity;

• Financial Information and Comparable Company Analysis. The Digital World Board also considered factors related to TMTG’s financial outlook. In connection with Digital World’s review of the Business Combination, TMTG provided Digital World’s management with its internal financial analysis model. Although Digital World’s board received certain financial projections included in TMTG’s financial model, it did not rely on these financial projections as a determinative factor in its decision to enter into the Business Combination Agreement.

Evaluating real world growth and financial projections related to a rapid growth company in a competitive industry can be challenging; the Board recognized that a properly capitalized technology company in the media and technology space should instead have a primary focus of user acquisition during its initial growth stages. This may initially hamper EBITDA and even topline revenues. However, the Board believes that if management of TMTG is successful in the user acquisition phase, this will ultimately drive the key performance indicators that are directly correlated to revenue and cash flow.

An additional financial consideration was management’s ability to attract sufficient pre-revenue capital investment to fuel user acquisition efforts. As of the October 2021 execution of the Merger Agreement, TMTG had already raised over $5 million in its first months of inception. The Digital World Board reviewed TMTG’s current prospects for user acquisition in its business plan. In reviewing these factors, the Digital World Board noted that TMTG’s brand recognition and President Trump’s strong social media following would well position the company to gain market share and expand its user base at an accelerated pace; allowing for a more rapid transition of focus to revenue expansion that benefits long-term EBITDA margin.

Digital World’s management, in consultation with EF Hutton, division of Benchmark Investments, LLC and representative to the underwriters in Digital World’s IPO (“EF Hutton”), acting solely in its capacity as placement agent to Digital World in connection with the PIPE, reviewed certain financial and operating information of certain publicly traded companies (the “Trading Comparables”), particularly, similar social media, content production and distribution, and media companies around the world. The selected companies included a group of companies operating in various global markets, including, among others Twitter, Facebook (now known as Meta), Netflix, and Snapchat. None of the Trading Comparables has characteristics identical to TMTG. The Trading Comparables were selected because of their similarities to the potential offerings to be provided by TMTG.

At the time of review, the median enterprise value of the Trading Comparables available exceeded $324 billion. More specifically, the enterprise value of the most direct competitor to TMTG’s first product, TruthSocial, was $41 billion. Therefore, Digital World’s management believed that $875 million with a potential earnout of an additional $825 million was a reasonable estimate of TMTG’s enterprise valuation and applied it to the business combination transaction.

Digital World’s management also reviewed the financial projection assumptions and revenue projections for TMTG’s first product, TruthSocial, including projections of total users, monetizable users, and average revenue per user, and TMTG+, including total subscribers and potential pricing models.

• Experienced Management Team. TMTG has a strong management team with significant experience.

• Lock-Up. Key stockholders of TMTG (including its management team) agreed to be subject to a six-month lockup in respect of their Digital World common stock, subject to certain customary exceptions, which would provide important stability to the leadership and governance of TMTG;

• Other Alternatives. The Digital World Board believes, after a thorough review of other business combination opportunities reasonably available to Digital World, that the proposed Business Combination represents the best potential business combination for Digital World and the most attractive opportunity based upon the process utilized to evaluate and assess other potential acquisition targets. Given the potential number of users and accelerated adoption of TruthSocial, as well as the additional business verticals in development, including TMTG+, the Digital World Board believed TMTG offers its shareholders the most potential value when compared to other target candidates.

• Negotiated Transaction. The financial and other terms of the Merger Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between Digital World and TMTG.

The Digital World Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

• Macroeconomic Risks. Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects it could have on TMTG’s revenues post-closing;

• Business Plan and Projections May Not Be Achieved. The risk that TMTG may not be able to execute on the business plan, including but not limited to its rollout of TruthSocial and TMTG+, and realize the financial performance as set forth in the financial projections, in each case, presented to Digital World’s management team and board of directors;

• Redemption Risk. The potential that a significant number of Digital World stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to Digital World’s Existing Charter, which would potentially make the Business Combination more difficult or impossible to complete;

• Stockholder Vote. The risk that Digital World’s stockholders may fail to provide the respective votes necessary to affect the Business Combination;

• Closing Conditions. The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Digital World’s control;

• Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

• Listing Risks. The challenges associated with preparing TMTG, a private entity, for the applicable disclosure and listing requirements to which TMTG will be subject as a publicly traded company on the Nasdaq;

• Benefits May Not Be Achieved. The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

• Liquidation of Digital World. The risks and costs to Digital World if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Digital World being unable to effect a business combination by the Outside Date;

• Growth Initiatives May Not be Achieved. The risk that TMTG’s growth initiatives may not be fully achieved or may not be achieved within the expected timeframe;

• Board and Independent Committees. The risk that TMTG’s board of directors post-Closing and independent committees do not possess adequate skills set within the context of TMTG operating as a public company;

• No Third-Party Valuation. The risk that Digital World did not obtain a third-party valuation in connection with the Business Combination;

• Digital World Stockholders Receiving a Minority Position in TMTG. The risk that Digital World stockholders will hold a minority position in TMTG;

• Fees and Expenses. The fees and expenses associated with completing the Business Combination; and

• Other Risk Factors. Various other risk factors associated with the business of TMTG, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

The above discussion of the material factors considered by the Digital World Board is not intended to be exhaustive, but does set forth the principal factors considered by the Digital World Board.

The Digital World Board concluded that the potential benefits expected to be achieved by Digital World and its stockholders resulting from the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Digital World Board determined that the Business Combination was advisable, fair to, and in the best interests of, Digital World and its shareholders.

Accounting Treatment

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Digital World will be treated as the acquired company and TMTG will be treated as the acquirer for financial statement reporting purposes. See section entitled “The Business Combination Proposal — Anticipated Accounting Treatment.”

No Delaware Appraisal Rights for Digital World Stockholders

Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances. Appraisal rights are not available to Digital World stockholders or Warrant holders in connection with the Business Combination.

Impact of the Business Combination on Digital World’s Public Float

It is anticipated that, upon the completion of the Business Combination, and prior to the PIPE, Digital World’s public stockholders will retain an ownership interest of approximately 23.7% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 6.2% of the outstanding capital stock of the Combined Entity and the TMTG securityholders will own approximately 70.1% of the outstanding capital stock of the Combined Entity. The PIPE Investors will purchase up to an aggregate of 1,000,000 shares of Digital World’s Series A Preferred Stock, initially convertible into 29,761,905 shares of common stock, subject to upward adjustment as described herein, or, assuming full conversion at the initial conversion price, approximately 19.0% of the outstanding New Digital World Common Stock. As a result, and giving effect to the PIPE and assuming immediate and full conversion of the Preferred Stock, Digital World’s public stockholders will retain an ownership interest of approximately 19.2% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 5.1% of the outstanding capital stock of the Combined Entity and the TMTG securityholders will own approximately 56.7% of the outstanding capital stock of the Combined Entity. The foregoing ownership percentages with respect to the Combined Entity following the Business Combination exclude any outstanding Warrants and assume that (i) there are no redemptions of any shares by Digital World’s public stockholders in connection with the Business Combination, (ii) no awards are issued under the Equity Incentive Plan and (iii) no Working Capital Units or Extension Units are issued. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Digital World’s existing stockholders in the Combined Entity will be different. Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, TMTG’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, the outstanding TMTG Options and TMTG RSUs granted to TMTG’s executive officers and certain members of the TMTG Board under the TMTG 2022 Plan prior to the Closing of the Business Combination will be assumed and converted to options and RSUs under the Equity Incentive Plan effective as of the Closing the Business Combination.

The following table illustrates varying ownership levels in the Combined Entity, assuming the factors mentioned above, and excluding the exercise of above-mentioned Warrants or the issuance of shares of common stock upon conversion of the Preferred Stock, in the event of (i) no redemptions, and (ii) maximum redemptions of 28,750,000 public shares:

	Assuming No Redemption (0% Public Shares Redeemed, or $293,250,000 remaining in trust)		Assuming Max Redemption (100% Public Shares Redeemed, or $0 remaining in trust)
Stockholder	% Ownership	Shares	% Ownership	Shares
TMTG	70.1%	88,948,023	90.6%	88,948,023
Public	23.7%	30,027,234	1.3%	1,277,234
Sponsor (including % of Digital World’s directors and officers)	6.2%	7,931,548	8.1%	7,931,548

Total	100%	126,906,805	100%	98,156,805

THE CHARTER AMENDMENT PROPOSALS (PROPOSALS 2 THROUGH 6)

To approve and adopt a second amendment and restatement of the Digital World Charter, as set out in the draft second amended and restated version of Digital World’s certificate of incorporation appended to this proxy statement/prospectus as Annex B (the “Amended Charter”), for the following amendments (collectively, the “Charter Amendment Proposals”) to:

(A)	Name Change– To provide that the name of Digital World shall be changed to “Trump Media & Technology Group Corp.” (Proposal 2).

(B)

Board Structure and Composition – To provide for the structure of the Board, split into three classes of as even size as practicable, Class I, II, and III, each to serve a term of three years, except for the initial term, for which the Class I directors will be up for reelection at the first annual meeting of stockholders occurring after the Closing, for which the Class II directors will be up for reelection at the second annual meeting of stockholders occurring after the Closing and for which the Class III directors will be up for reelection at the third annual meeting of stockholders occurring after the Closing. Directors will not be able to be removed during their term except for cause. The size of the Board shall be determined by resolution of the Board but will initially be seven (7) (Proposal 3).

(C)

Amendment of Blank Check Provisions – To remove and change certain provisions in the Digital World Charter related to Digital World’s status as a special purpose acquisition company, including the deletion of Article IX of the Digital World Charter in its entirety (Proposal 4).

(D)

The Authorized Share Charter Amendment – To increase the number of authorized shares of common stock and preferred stock to accommodate the shares to be issued in the PIPE Investment and upon conversion of the preferred stock issued in the PIPE Investment (Proposal 5); and

(E)

Amendment and Restatement of the Digital World Charter – Conditioned upon the approval of Proposals 2 through 4, a proposal to approve the Amended Charter in the form attached as Annex B hereto, which includes the approval of all other changes in the proposed Amended charter in connection with replacing the Digital World Charter with the proposed Amended Charter as of the Effective Time (Proposal 6).

THE DIRECTOR ELECTION PROPOSAL (PROPOSAL 7)

To consider and vote upon a proposal to elect seven (7) directors to serve on the Company’s board of directors effective from the consummation of the Business Combination. If the nominees identified in this proxy statement/prospectus are elected,                  and                  will be Class I directors, serving until the Combined Entity’s 2023 annual meeting of stockholders;                  and                  will be Class II directors, serving until the Combined Entity’s 2024 annual meeting of stockholders; and                 ,                  and                  will be Class III directors, serving until the Combined Entity’s 2025 annual meeting of stockholders, and in each case, until their respective successors are duly elected and qualified.

THE INCENTIVE PLAN PROPOSAL (PROPOSAL 8)

The proposed Equity Incentive Plan will reserve a number of shares of New Digital World common stock equal to 7.5% of the fully diluted, and as converted, amount of New Digital World common stock to be outstanding following consummation of the Business Combination, or                  shares, for issuance as awards in accordance with the terms of the Equity Incentive Plan. The purpose of the Equity Incentive Plan is to assist in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of New Digital World and its affiliates and promoting the creation of long-term value for stockholders of New Digital World by closely aligning the interests of such individuals with those of other stockholders. The Equity Incentive Plan authorizes the award of share-based incentives to encourage eligible employees, officers, directors, and consultants, as described below, to expend maximum effort in the creation of stockholder value.

A summary of the Equity Incentive Plan is set forth in the “The Incentive Plan Proposal” section of this proxy statement/prospectus and a complete copy of the Equity Incentive Plan is attached hereto as Annex C. You are encouraged to read the Equity Incentive Plan in its entirety.

THE NASDAQ PROPOSAL (PROPOSAL 9)

To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, (a) the issuance of 85,784,314 newly issued shares of common stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus, (b) the issuance of up to 29,761,905 shares of common stock in connection with the PIPE Investment, subject to adjustment as described in more detail in the accompanying proxy statement/prospectus, (c) the issuance of up to _______ shares of common stock underlying Working Capital Units issuable upon conversion of any convertible notes of Digital World that may be issued to Digital World’s sponsor or its affiliates, and (d) the issuance of up to              shares of common stock issuable upon conversion after the Closing of outstanding convertible notes of TMTG in connection with the consummation of the Business Combination.

THE ADJOURNMENT PROPOSAL (PROPOSAL 10)

Digital World is proposing that its stockholders approve and adopt a proposal to adjourn the Digital World Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Digital World Special Meeting, there are not sufficient votes to approve the other Proposals.

Date, Time and Place of Digital World Special Meeting

The Digital World Special Meeting will be held virtually at 10:00 a.m., Eastern Time, on ___________, 2022, or at such other date and time to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals. Due to concerns about the coronavirus (COVID-19) and warnings from public officials regarding public gatherings, we will hold the Digital World Special Meeting solely by means of remote communication.

Proxy Solicitation

Proxies may be solicited by telephone, by facsimile, by mail, on the Internet or in person. We have engaged __________ to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Digital World Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section titled “Digital World Special Meeting — Revoking Your Proxy.”

Quorum and Required Vote for Stockholder Proposals

A quorum of Digital World stockholders is necessary to hold a valid meeting. A quorum will be present at the Digital World Special Meeting if a majority of the Digital World common stock issued and outstanding and entitled to vote at the Digital World Special Meeting is represented in person or by proxy at the Digital World Special Meeting. Abstentions and “WITHHOLD” votes will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

The approval of the Charter Amendment Proposals requires the affirmative vote of a majority of the issued and outstanding Digital World common stock as of the Record Date. Accordingly, a Digital World stockholder’s failure to vote by proxy or to vote in person at the Digital World Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposals.

The approval of Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of Digital World common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting. A Digital World stockholder’s failure to vote by proxy or to vote in person at the Digital World Special Meeting or an abstention will have no effect on the outcome of the vote on Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and Adjournment Proposal.

The approval of the Director Election Proposal requires a plurality vote of the shares of Digital World common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting. A Digital World stockholder’s failure to vote by proxy or to vote in person at the Digital World Special Meeting or a “WITHHOLD” vote will no effect on the Director Election Proposal.

The Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal, are conditioned on the approval of the Business Combination Proposal (and the Business Combination Proposal is conditioned on the approval of the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal), and unless the Business Combination Proposal is approved, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal will not be presented to the stockholders of Digital World at the Digital World Special Meeting. The Adjournment Proposal is not conditioned on any other Proposal and does not require the approval of any other Proposal to be effective. It is important for you to note that in the event the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal do not receive the requisite vote for approval, then Digital World will not consummate the Business Combination. If Digital World does not consummate the Business Combination and fails to complete an initial business combination by September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate an initial business combination), it will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its public stockholders, unless it seeks and obtains the approval of Digital World stockholders to amend the Digital World Charter to extend such date.

Recommendation to Digital World Stockholders

Digital World Board believes that the Proposals to be presented at the Digital World Special Meeting are in the best interests of Digital World and its stockholders and unanimously recommends that Digital World stockholders vote “FOR” the Proposals.

When you consider the recommendation of Digital World Board in favor of approval of these Proposals, you should keep in mind that Digital World directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things, the fact that:

•

unless Digital World consummates an initial business combination, Digital World’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

•

the Sponsor and directors and officers of Digital World paid an aggregate of $25,000 for their Founder Shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares, including the shares underlying the units, had an aggregate market value of approximately $357.22 million based upon the closing price of Digital World’s common stock of $64.51 per share on Nasdaq on March 31, 2022;

•

as a condition to the Digital World IPO, the Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares cannot be transferred until the earlier of (A) six months after the completion of Digital World’s initial business combination; (B) subsequent to Digital World’s initial business combination, when the reported last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Digital World’s initial business combination; and (C) such date after its initial business combination on which Digital World completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Digital World stockholders having the right to exchange their shares of Digital World common stock for cash, securities or other property;

•

an aggregate of 1,133,484 Placement Units were issued to the Sponsor simultaneously with the consummation of the IPO and the underwriters’ exercise of its over-allotment option. Such units had an aggregate market value of approximately $85.51 million based upon the closing price of Digital World’s units of $75.44 per unit on Nasdaq on March 31, 2022;

•

the Sponsor has agreed that the Placement Units, and all of their underlying securities, will not be sold or transferred by it until 30 days after Digital World has completed a business combination, subject to limited exceptions;

•

the Sponsor and directors and officers of Digital World have agreed not to redeem any shares of Digital World common stock they hold in connection with a stockholder vote to approve a proposed initial business combination;

•

the Sponsor may loan to Digital World additional funds for working capital purposes prior to the Business Combination. There are no working capital loans from the Sponsor currently outstanding. If the Business Combination is not consummated and Digital World does not otherwise consummate another business combination prior to September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination), then there will likely be insufficient funds to pay the working capital loans;

•

at the Sponsor’s discretion, $2,875,000 may be loaned by the Sponsor or its affiliates or designees for each three-month extension (for up to $5,750,000) of the time that Digital World has to consummate a business combination, which amount may be converted into Extension Units, at the price of $10.00 per unit. Such units would be identical to the Placement Units;

•

Pursuant to the PIPE Waiver Letter, if the Business Combination is consummated, Digital World’s Initial Stockholders shall receive an aggregate of 744,048 shares of Class A common stock and 744,048 warrants, which warrants shall be substantially identical to the Placement Warrants;

•

if Digital World does not complete an initial business combination by September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination), a portion of the proceeds from the sale of the Placement Units will be included in the liquidating distribution to Digital World’s public stockholders. In such event, the 7,187,500 Founder Shares and 1,133,484 shares of Class A common stock underlying the Placement Units, of which 5,537,500 Founder Shares and shares of 1,133,484 Class A common stock are held by Digital World’s Sponsor, directors and officers, would be worthless because they are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares and units had an aggregate market value of $549.18 million as of March 31, 2022, based on the closing price per Class A common stock of Digital World as of March 31, 2022 of $64.51 per share and the closing price of Digital World’s units of $75.44 per unit on Nasdaq on March 31, 2022. Additionally, the Placement Warrants underlying the Placement Units will expire worthless.

•

if the Trust Account is liquidated, including in the event Digital World is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Digital World to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share by the claims of prospective target businesses with which Digital World has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Digital World, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

•

The Sponsor (including its representatives and affiliates) and Digital World’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Digital World. For example, Patrick Orlando, Digital World’s Chief Executive Officer and Chairman, serves as Chief Executive officer and director of Benessere Capital Acquisition Corp. and Eric Swider

and Justin Shaner, Digital World’s directors, both serve as directors of Benessere Capital Acquisition Corp. Benessere Capital Acquisition Corp. is a special purpose acquisition company, which entered into an Agreement and Plan of Merger with eCombustible Energy LLC on November 23, 2021. Mr. Orlando also serves as a director of Maquia Capital Acquisition Corp., a special purpose acquisition corporation that is focusing its search for a business combination with technology-focused middle market and emerging growth companies in North America. The Sponsor and Digital World’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Digital World completing its initial business combination. Digital World’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Digital World, and the other entities to which they owe certain fiduciary or contractual duties, including Benessere Capital Acquisition Corp. and Maquia Capital Acquisition Corp. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Digital World’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Digital World, subject to applicable fiduciary duties under DGCL. Digital World Charter provides that Digital World renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Digital World and such opportunity is one Digital World is legally and contractually permitted to undertake and would otherwise be reasonable for Digital World to pursue, and to the extent the director or officer is permitted to refer that opportunity to Digital World without violating another legal obligation.

•

Messrs.                  and                  of Digital World’s directors are expected to be appointed as directors of the Combined Entity after the consummation of the Business Combination, Messrs.                  and                  may in the future receive cash fees, stock options or stock awards that the Combined Entity determines to pay to its directors.

Emerging Growth Company

Digital World is currently and, following the consummation of the Business Combination, the Combined Entity will be, an “emerging growth company,” as defined in the Securities Act, as modified by the Jumpstart Our Business Startups Act (“JOBS Act”). Digital World has taken, and the Combined Entity may continue to take, advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in Digital World’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, stockholders of Digital World and the Combined Entity may not have access to certain information they may deem important.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Digital World has not elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Digital World (and, following the Business Combination, the Combined Entity), as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Digital World’s and the Combined Entity’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Digital World (and following the Business Combination, the Combined Entity) will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the closing of the Digital World IPO, (ii) the last day of the fiscal year in which Digital World (and following the Business Combination, the Combined Entity) has total annual gross revenue of at least $1.07 billion; (iii) the last day of the fiscal year in which Digital World (and following the Business Combination, the Combined Entity) is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of Digital World’s (and following the Business Combination, the Combined Entity’s) common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which Digital World (and following the Business Combination, the Combined Entity) has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Summary of Risk Factors

This discussion includes forward-looking information regarding our business, results of operations and cash flows and contractual obligations and arrangements that involves risks, uncertainties and assumptions. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to, those discussed in the sections of this proxy statement/prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Digital World and the Business Combination

•

Digital World’s stockholders can exercise redemption rights with respect to a large number of Digital World’s shares, which may impair Digital World to complete the Business Combination or optimize its capital structure.

•

The SEC may delay declaring this registration statement effective or disapprove this transaction and issue a stop order or similar order with respect to this registration statement which could materially delay or materially impede the consummation of the Business Combination.

•

Digital World has not obtained an opinion from an unaffiliated third party as to the fair market value of TMTG or that the price it is paying for TMTG is fair to its stockholders from a financial point of view.

•	You may be unable to ascertain the merits or risks of TMTG’s operations.

•	There is no assurance that Digital World’s diligence will reveal all material risks that may present with regard to TMTG.

•

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of New Digital World’s financial condition or results of operations if the Business Combination is consummated.

•

The Combined Entity’s ability to be successful following the Business Combination will depend upon the efforts of the Combined Entity’s board of directors and key personnel and the loss of such persons could negatively impact the operations and profitability of New Digital World’s business.

•

The value of the Founder Shares following completion of the Business Combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of New Digital World common stock at such time is substantially less than $10.00 per share.

•

Digital World’s and TMTG’s stockholders may not realize a benefit from the Business Combination commensurate with the dilution they will experience in connection with the Business Combination and the PIPE.

•

During the pendency of the Business Combination, Digital World and TMTG may not be able to enter into a business combination with another party because of restrictions in the Merger Agreement, which could adversely affect their respective businesses.

•

Delaware law and New Digital World’s Amended Charter and bylaws will contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

•

The Amended Charter will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between New Digital World and its stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the ability of New Digital World’s stockholders to choose the judicial forum for disputes.

Risks Related to TMTG

•	TruthSocial is the only product TMTG is currently commercializing, and TMTG depends almost entirely on TruthSocial for its success.

•	TMTG has limited experience as a commercial company and the launch of TruthSocial may be less successful than anticipated.

•	The COVID-19 pandemic has had, and is expected to continue to have, an adverse impact on our business, including our financial results and prospects.

•	TMTG’s market for TruthSocial is subject to intense competition.

Risks Related to Ownership of New Digital World Common Stock

•	Nasdaq may delist New Digital World’s securities from its exchange.

•	The market price of New Digital World’s common stock may decline as a result of the Business Combination.

•	There are no current plans to pay cash dividends on the New Digital World common stock for the foreseeable future.

•	New Digital World stockholders may experience dilution in the future.

•

Future sales, or perceived future sales, by New Digital World or its stockholders in the public market following the Business Combination could cause the market price for New Digital World common stock to decline.

•

If Digital World public stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the Trust Account.

Risks Related to Redemption

•

The ability to execute Digital World and TMTG’s strategic plan could be negatively impacted to the extent a significant number of stockholders choose to redeem their shares in connection with the Business Combination.

•

There is no guarantee that a Digital World public stockholder’s decision whether to redeem its shares of Digital World common stock for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF DIGITAL WORLD

The summary statements of operations data for the year ended December 31, 2021 and the summary balance sheet data as of December 31, 2021 are derived from Digital World’s audited financial statements included elsewhere in this proxy statement/prospectus. The summary statements of operations data for the year ended December 31, 2021 and the summary balance sheet data as of December 31, 2021 are derived from Digital World’s audited financial statements, each of which is included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Digital World” and Digital World’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

Statements of Operations Data:

Year Ended December 31, 2021
Formation and operating costs	$1,191,593
Franchise tax expense	200,000

Loss from operation costs	(1,391,593)
Other income and expenses:
Interest earned on cash held in Trust Account	7,098

Net loss	$(1,384,495)

Weighted average shares outstanding of Class A common stock	9,404,134
Basic and diluted net income per Class A common stock	$(0.08)

Weighted average shares outstanding of Class B common stock	7,187,500
Basic and diluted net income per Class B common stock	$(0.08)

Statements of Balance Sheet Data:

As of December 31, 2021
Balance Sheet Data:
Total assets	$293,990,852
Total liabilities	$10,746,035
Class A common stock subject to possible redemption	$293,250,000
Working capital (deficit)(1)	$(114,832)
Total stockholders’ (deficit) equity	$(10,005,183)

(1)	Working capital (deficit) is defined as total current assets minus total current liabilities

SELECTED HISTORICAL FINANCIAL INFORMATION OF TMTG

The summary statement of operations data for the year ended December 31, 2021 and the summary balance sheet data as of December 31, 2021 are derived from TMTG’s audited financial statements included elsewhere in this proxy statement/prospectus. The summary statement of operations data for the year ended December 31, 2021 and the summary balance sheet data as of December 31, 2021 are derived from TMTG’s audited financial statements, each of which is included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TMTG” and TMTG’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

Statement of Operations Data:

Period Ended December 31,
in thousands, except share and per share data	2021
Net Sales – related party	$2,123.3
Cost of revenue	—
Gross profit	2,123.3
Operating costs and expenses:
Research and development	2,571.3
Sales and marketing	381.7
General and administrative	3,425.8

Loss from operations	(4,255.5)
Interest expense	(654.3)
Change in fair value of derivative liabilities	(54,186.4)

Loss from operations before income taxes	(59,096.2)
Income tax benefit	—

Net loss	$(59,096.2)

Weighted-average common shares used in net loss per share attributable to common stockholders, basic and diluted	100,000,000
Net loss per common share attributable to common stockholders, basic and diluted	(0.59)

Statement of Balance Sheet Data:

in thousands	As of December 31, 2021
Cash and cash equivalents	$18,734.4
Total assets	19,251.2
Total liabilities	78,347.4
Working capital(1)	18,282.1
Accumulated deficit	(59,096.2)
Total stockholders’ deficit	$(59,096.2)

(1)	Working capital is defined as total current assets minus total current liabilities

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this this proxy statement/prospectus.

The following summary unaudited pro forma condensed combined financial data, (the “summary pro forma data”) gives effect to the Business Combination described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination is expected to be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Digital World will be treated as the “acquired” company for financial reporting purposes. The net assets of Digital World will be stated at historical cost, with no goodwill or other intangible assets recorded.

The summary unaudited pro forma condensed combined balance sheet data as of December 31, 2021 gives pro forma effect to the Business Combination and related transactions as if they had occurred on December 31, 2021. The summary unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2021 give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2021.

The summary pro forma data have been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of the Combined Entity appearing elsewhere in this proxy statement/prospectus and the accompanying notes. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements of Digital World and related notes and the historical financial statements of TMTG and related notes, in each case, included in this proxy statement/prospectus. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what the Combined Entity’s financial position or results of operations actually would have been had the Business Combination and the other transactions contemplated by the Merger Agreement (described elsewhere in this proxy statement/prospectus) been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of the Combined Entity.

For illustrative purposes the unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of additional redemptions of Digital World Class A common stock:

•	Assuming Minimum Additional Redemptions (“Minimum Redemption”) — this scenario assumes that no shares of Digital World Class A common stock are redeemed; and

•

Assuming Maximum Redemptions (“Maximum Redemption”) — This scenario assumes additional redemption of 28.8 million shares of Digital World Class A common stock, for aggregate payment of approximately $273.3 million from the Trust Account), so that Digital World retains at least $5,000,001 in net tangible assets immediately prior to or upon the consummation of the Business Combination (after giving effect to payments of all unpaid expenses, Digital World’s liabilities and redemptions by Digital World’s public stockholders and excluding TMTG’s closing cash and the proceeds of the private placement).

Assuming No Redemption, on a pro forma estimated basis, TMTG’s existing securityholders will hold 88,948,023 shares of Class A common stock of the Combined Entity immediately after the Closing, which approximates a 70.1% ownership level. Assuming Max Redemption, on a pro forma estimated basis, TMTG will hold common stock of the Combined Entity approximating an 90.6% ownership level.

	Assuming No Redemption		Assuming Max Redemption
Stockholder	% Ownership	Shares	% Ownership	Shares
TMTG(a)(b)	70.1%	88,948,023	90.6%	88,948,023
Public	23.7%	30,027,234	1.3%	1,277,234
Sponsor (including % of Digital World’s directors and officers)	6.2%	7,931,548	8.1%	7,931,548

Total	100%	126,906,805	100%	98,156,805

(a)	Refer to Note 1 Share consideration to TMTG for the calculation of shares issued to TMTG at Closing.
(b)	Includes 3,163,709 shares issued for TMTG convertible promissory notes.

The foregoing ownership percentages with respect to the Combined Entity following the Business Combination are based on the assumption that there are no adjustments for the outstanding Public Warrants or Placement Warrants issued by Digital World and assume that: (i) there are either no redemptions or the maximum redemptions, (ii) no awards are issued under the Equity Incentive Plan, (iii) no Working Capital Units or Extension Units are issued and no shares of Preferred Stock are converted. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Digital World’s existing stockholders in the Combined Entity will be different. Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, TMTG’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, the outstanding TMTG Options and TMTG RSUs granted to TMTG’s executive officers and certain members of the TMTG Board under the TMTG 2022 Plan prior to the Closing of the Business Combination will be assumed and converted to options and RSUs under the Equity Incentive Plan effective as of the Closing the Business Combination.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA COMBINED PER SHARE DATA OF DIGITAL WORLD AND TMTG

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this this proxy statement/prospectus.

The following table sets forth selected historical comparative share information of Digital World and TMTG and unaudited pro forma condensed combined per share information of the Combined Entity after giving effect to the Business Combination, assuming No Redemption and Max Redemption, respectively.

The unaudited pro forma book value information reflects the Business Combination and related transactions as if they had occurred on December 31, 2021. The weighted average shares outstanding and net loss per share information give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2021.

The historical book value per share is computed by dividing total common stockholders’ equity by the number of shares of common stock outstanding at the end of the period. The pro forma combined book value per share is computed by dividing total pro forma common stockholders’ equity by the pro forma number of shares of common stock outstanding at the end of the period. The pro forma earnings per share of the Combined Entity is computed by dividing the pro forma income available to the Combined Entity’s common stockholders by the pro forma weighted average number of shares outstanding over the period.

This information is only a summary and should be read together with the selected historical financial information included elsewhere in this proxy statement/prospectus, and the historical financial statements of Digital World and TMTG and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of Digital World and TMTG is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Digital World and TMTG would have been had the companies been combined during the periods presented.

			Combined Pro Forma
As of and for the year ended December 31, 2021(3)	Digital World (Historical)	TMTG (Historical)	Assuming No Redemption	Assuming Max Redemption
Book value per diluted share(1)(2)	$(0.60)	$(0.59)	$8.02	$10.38
Common stock Net loss per share, basic and diluted	—	$(0.59)	—	—
Common stock Weighted average shares outstanding – basic and diluted(2)	—	100,000,000	—	—
Class A common stock Net loss per share, basic and diluted	$(0.08)	$—	$(0.55)	$(0.72)
Class A common stock Weighted average shares outstanding – basic and diluted(2)	9,404,134	—	126,906,805	98,156,805
Class B common stock Net loss per share-basic and diluted	$(0.08)	—	—	—
Class B common stock Weighted average shares outstanding-basic and diluted(2)	7,187,500	—	—	—

(1)	Book value per share = total equity (deficit)/common shares outstanding at December 31, 2021 for Digital World, TMTG and pro forma.

(2)	Historical book value per share and net income (loss) per share are based on total common stock for Digital World and total common stock for TMTG.
(3)	There were no cash dividends declared in the periods presented.

DIVIDENDS ON SECURITIES

Digital World

Holders of Digital World

As of the Record Date, there were ______ holders of record of Digital World common stock, and ______ holders of record of Warrants and ______ holders of Units.

Dividend Policy of Digital World

Digital World has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of its initial business combination.

Dividend Policy of TMTG

TMTG has not paid any cash dividends on its stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. TMTG is also party to debt agreements with covenants that limit TMTG’s ability to pay dividends or make distributions with respect to its common stock. All of such debt agreements will convert to common stock upon completion of the Business Combination and will no longer limit TMTG’s ability to pay dividends.

Dividend Policy of the Combined Entity Following the Business Combination

The Combined Entity intends to retain future earnings, if any, for future operations and expansion and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any cash dividends in the future will be at the sole discretion of the Combined Entity’s board of directors, and will depend upon the Combined Entity’s revenue earnings, if any, available cash, current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, general financial condition subsequent to completion of the Business Combination and such other factors as the Combined Entity’s board of directors may deem relevant.

RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information included or incorporated by reference in this proxy statement/prospectus, including the financial information, before deciding whether or how to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus.

The value of your investment following consummation of the Business Combination will be subject to significant risks affecting, among other things, the Combined Entity’s business, financial condition or results of operations. If any of the events described below occur, the Combined Entity’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of the Combined Entity’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of Digital World and TMTG. Any reference in this “Risk Factors” section to the “surviving entity” shall mean New Digital World.

Risks Related to Digital World and the Business Combination

The ability of Digital World’s stockholders to exercise redemption rights with respect to a large number of Digital World’s shares may not allow Digital World to complete the Business Combination or optimize its capital structure.

Because the Merger Agreement requires Digital World to have at least $5,000,001 in net tangible assets at Closing (after giving effect to redemptions by Digital World’s public stockholders), Digital World will need to reserve a portion of the cash in the Trust Account to meet such requirements, unless such closing condition is waived by TMTG. In addition, if a larger number of shares are submitted for redemption than Digital World currently expects, Digital World may need to seek to restructure the transaction to reserve a greater portion of the cash in the Trust Account. If the Business Combination is unsuccessful, you would not receive your pro rata portion of the Trust Account until Digital World liquidates the Trust Account or consummates an alternative initial business combination or upon the occurrence of an Extension or certain other corporation actions as set forth in the Digital World Charter. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time Digital World’s stock may trade at a discount to the pro rata amount per share in the Trust Account or there may be limited market demand at such time. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with Digital World’s redemption until Digital World liquidates, consummates an alternative initial business combination, effectuates an Extension or takes certain other actions set forth in the Digital World Charter or you are able to sell your stock in the open market.

The SEC may delay declaring this registration statement effective or disapprove this transaction and issue a stop order or similar order with respect to this registration statement which could materially delay or materially impede the consummation of the Business Combination.

In connection with an SEC investigation, Digital World received a document request and subpoena from the SEC seeking various documents and information regarding, among other things, meetings of Digital World Board; communications with and the evaluation of potential targets, including TMTG; communications relating to TMTG; agreements with and payments made to certain advisors; investors, including investor meetings and agreements; the appointment of certain of Digital World’s officers and directors; policies and procedures relating to trading; and documents sufficient to identify banking, telephone, and email addresses. The use of this proxy statement/prospectus would require the SEC to declare effective the registration statement of which it is a part. If a delay or suspension arises out of, or is a result of, or is related to the SEC being unable or unwilling to declare the registration statement effective or if the SEC issues any stop order suspending the effectiveness of our registration statement or indicates the intention to initiate any proceedings for such purpose, it could materially delay or materially impede the consummation of the Business Combination.

Digital World has not obtained an opinion from an independent investment banking firm or another independent firm, and consequently, you may have no assurance from an independent source that the terms of the Business Combination are fair to the stockholders of Digital World from a financial point of view.

The Digital World Board did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination. Digital World is not required to obtain an opinion from an independent investment banking firm that is a member of Financial Industry Regulatory Authority, Inc. (“FINRA”) or from another independent firm that the price it is paying is fair to the stockholders of Digital World from a financial point of view. Digital World will not obtain a third-party valuation or fairness opinion prior to closing the Business Combination. In analyzing the Business Combination, the Digital World Board and Digital World’s management conducted due diligence on the TMTG and researched the industry in which TMTG operates and concluded that the Business Combination was in the best interest of its stockholders. Accordingly, Digital World’s stockholders will be relying solely on the judgment of the Digital World Board in determining the value of the Business Combination, and the Digital World Board may not have properly valued such business. The lack of third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the Business Combination or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination. For more information about our decision-making process, see the section entitled “The Business Combination Proposal (Proposal 1) — The Board’s Reasons for Approval of the Business Combination.”

You may be unable to ascertain the merits or risks of TMTG’s operations.

If the Business Combination is consummated, the Combined Entity will be affected by numerous risks inherent in TMTG’s business operations. See “—Risks Related to TMTG.” Although Digital World’s management has endeavored to evaluate the risks inherent in the proposed Business Combination with TMTG, Digital World cannot assure you that it can adequately ascertain or assess all of the significant risk factors. Furthermore, some of these risks may be outside of Digital World’s control. Digital World also cannot assure you that an investment in Digital World’s securities will not ultimately prove to be less favorable to investors in Digital World than a direct investment, if an opportunity were available, in TMTG. In addition, if Digital World’s stockholders do not believe that the prospects for the Business Combination are promising, a greater number of stockholders may exercise their redemption rights, which may make it difficult for Digital World to consummate the Business Combination.

There is no assurance that Digital World’s diligence will reveal all material risks that may be present with regard to TMTG. Subsequent to the completion of the Business Combination, the Combined Entity may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.

Digital World cannot assure you that the due diligence Digital World has conducted on TMTG will reveal all material issues that may be present with regard to TMTG, or that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of Digital World’s control will not later arise. TMTG is aware that Digital World must complete an initial business combination by September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination). Consequently, TMTG may have obtained leverage over Digital World in negotiating the Merger Agreement, knowing that if Digital World does not complete the Business Combination, Digital World may be unlikely to be able to complete an initial business combination with any other target business prior to such deadline. In addition, Digital World has had limited time to conduct due diligence. TMTG is a privately held company and Digital World therefore has made its decision to pursue a business combination with TMTG on the basis of limited information, which may result in a business combination that is not as profitable as expected, if at all. As a result of these factors, the Combined Entity may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if Digital World’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Digital World’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on Digital World’s liquidity, the fact that Digital World reports charges of this nature could contribute to negative market perceptions about Digital World or Digital World’s securities. In addition, charges of this nature may cause Digital World to violate leverage or other covenants to which it may be subject as a result of it obtaining post-combination debt financing. Accordingly, any stockholders of Digital World who choose to remain stockholders of the Combined Entity following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Digital World’s officers or directors of a duty of care or other fiduciary duty owed by them to Digital World, or if they are able to successfully bring a private claim under securities laws that the proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of New Digital World’s financial condition or results of operations if the Business Combination is consummated and accordingly, you will have limited financial information on which to evaluate the financial performance of New Digital World and your investment decision.

Digital World and TMTG currently operate as separate companies. Digital World and TMTG have had no prior history as a combined entity and their respective operations have not previously been managed on a combined basis. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of New Digital World. The pro forma statement of earnings does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of current market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” has been derived from Digital World’s and TMTG’s historical financial statements and certain adjustments and assumptions have been made regarding the combined entity after giving effect to the Merger. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have an adverse impact on the pro forma financial information and New Digital World’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect New Digital World’s financial condition or results of operations following the Closing. Any potential decline in New Digital World’s financial condition or results of operations may cause significant variations in the stock price of New Digital World.

Digital World may issue additional shares of common or preferred stock to complete the Business Combination, PIPE Investment or under the Equity Incentive Plan after completion of the Business Combination, any one of which would dilute the interest of Digital World’s stockholders and likely present other risks.

The Digital World Charter authorizes the issuance of up to 200,000,000 shares of Class A common stock, 10,000,000 shares of Class B Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share. There are currently 169,972,766 authorized but unissued shares of Class A common stock available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants. There are currently 2,812,500 authorized but unissued shares of Class B common stock available for issuance. There are currently no shares of preferred stock issued and outstanding. Digital World may issue a substantial number of additional shares of common or preferred stock to complete the Business Combination, the PIPE Investment or under the Equity Incentive Plan after completion of the Business Combination. However, the Digital World Charter provides, among other things, that prior to Digital World’s initial business combination, Digital World may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any initial business combination. These provisions of the Digital World Charter, like all other provisions thereof, may be amended with a stockholder vote. Digital World’s executive officers and directors have agreed, pursuant to a written agreement with Digital World, that they will not propose any amendment to the Digital World Charter that would affect the substance or timing of Digital World’s obligation to redeem 100% of its public shares if Digital World does not complete the initial business combination by September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination), unless Digital World provides its public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and working capital released to Digital World), divided by the number of then outstanding public shares.

The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of existing investors;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded Digital World’s common stock;

•

could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, Digital World’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of Digital World’s present officers and directors; and

•	may adversely affect prevailing market prices for Digital World’s Units, Class A common stock and/or Warrants.

On December 4, 2021, in support of the Business Combination, Digital World entered into an SPA with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase up to an aggregate of 1,000,000 shares of Preferred Stock for a purchase price of $1,000 per share for an aggregate commitment of up to $1,000,000,000 in a PIPE to be consummated concurrently with the Closing. The Preferred Stock have an initial conversion price per share of $33.60 and are initially convertible into 29,761,905 shares of Digital World common stock, subject to upward adjustment as described herein. Such conversions could have a depressive effect on the market price of the Combined Entity’s common stock.

Additionally, in connection with the PIPE, the Sponsor, as majority holder of Digital World’s Class B common stock, waived certain anti-dilution rights of the holders of Class B common stock (the “Class B Holders”) to any increase in the number of shares of Class A common stock issuable upon conversion of the Class B common stock. In exchange for such waiver (“Waiver Letter”), and in the event that the transactions contemplated by the SPA are consummated in accordance with its terms, the Class B Holders will be entitled to receive (i) an aggregate of 744,048 shares of Class A common stock (the “Anti-dilution Shares”) and (ii) warrants to purchase an aggregate of 744,048 shares of Class A common stock at an exercise price per share of $33.60 for a term of five years. The warrants shall otherwise have terms, including but not limited to registration rights, that are substantially identical to the warrants previously issued to the Class B Holders and shall not contain any anti-dilution or reset provisions, except for standard adjustments for any stock splits, stock dividends, recapitalizations and similar events. Such Anti-dilution Shares and warrants issuable in connection with such waiver could have a depressive effect on the market price of the Combined Entity’s common stock.

Failure by New Digital World to timely file and to obtain and maintain effectiveness of any registration statement required to be filed under the Registration Rights Agreement will result in New Digital World paying to each PIPE Investor an amount in cash, as liquidated damages, which will adversely affect the operation of the New Digital World.

The PIPE Investors were also given registration rights in a registration rights agreement (the “Registration Rights Agreement”) pursuant to which, subject to certain exceptions, Digital World will be required to file a resale registration statement for all of the shares of common stock issuable upon conversion of the Preferred Stock held by the PIPE Investors within 10 days following this proxy statement/prospectus to be filed in connection with the Business Combination and shall be declared effective no later than the Closing of the Business Combination (the “Initial Registration Statement”). Thereafter, New Digital World will be required to register and to maintain the registration for all shares underlying the Preferred Stock until the Effective Date. Failure by New Digital World to timely file and to obtain and maintain effectiveness of any registration statement required to be filed under the Registration Rights Agreement will result in New Digital World paying to each PIPE Investor an amount in cash, as liquidated damages and not as a penalty, equal to (A) with respect to the first two months, 2% of the subscription price paid by each PIPE Investor for any unregistered registrable securities, plus (B) with respect to the third month and beyond, 6% of the subscription price paid by each PIPE Investor for any unregistered registrable securities. In no case will the maximum aggregate liquidated damages payable to a PIPE Investor exceed 20% of the subscription price paid by such PIPE Investor. If New Digital World fails to pay any liquidated damages in full within seven days after the date payable, New Digital World will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the PIPE Investor, until such amounts, plus all such interest thereon, are paid in full, subject to the aggregate limitation.

Digital World’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

On December 31, 2021, Digital World had cash of $293,257,098 held in the Trust Account and $327,731 outside of the Trust Account. Further, Digital World incurred and expect to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this need for capital discussed in the section of this proxy statement/prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Digital World.” Digital World cannot assure you that its plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about Digital World’s ability to continue as a going concern. The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from its inability to continue as a going concern.

Digital World is dependent upon its executive officers and directors and their departure could adversely affect Digital World’s ability to operate and to consummate the initial business combination; Digital World’s executive officers and directors also allocate their time to other businesses, thereby causing potential conflicts of interest that could have a negative impact on Digital World’s ability to complete the initial business combination.

Digital World’s operations and its ability to consummate the Business Combination are dependent upon a relatively small group of individuals and, in particular, its executive officers and directors. Digital World believes that its success depends on the continued service of its executive officers and directors, at least until the completion of the Business Combination. Digital World does not have an employment agreement with, or key-man insurance on the life of, any of its executive officers or directors. The unexpected loss of the services of one or more of Digital World’s executive officers or directors could have a detrimental effect on Digital World and the ability to consummate the Business Combination. In addition, Digital World’s executive officers and directors are not required to commit any specified amount of time to its affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including monitoring the due diligence and undertaking the other actions required in order to consummate the Business Combination. Each of Digital World’s executive officers is engaged in several other business endeavors for which they may be entitled to substantial compensation and Digital World’s directors also serve as officers and board members for other entities. If Digital World’s executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to Digital World’s affairs which may have a negative impact on Digital World’s ability to consummate the Business Combination.

Certain of Digital World’s officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by Digital World and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Until Digital World consummates its initial business combination, it intends to engage in the business of identifying and combining with one or more businesses. The Sponsor and Digital World’s officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business, including other special purpose acquisition companies with a class of securities registered under the Exchange Act.

Digital World’s officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Digital World’s amended and restated certificate of incorporation provides that it renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as Digital World’s director or officer and such opportunity is one Digital World is legally and contractually permitted to undertake and would otherwise be reasonable for Digital World to pursue, and to the extent the director or officer is permitted to refer that opportunity to Digital World without violating any legal obligation.

In the absence of the “corporate opportunity” waiver in Digital World’s charter, certain candidates would not be able to serve as an officer or director. Digital World believes it substantially benefits from having representatives who bring significant, relevant and valuable experience to its management, and, as a result, the inclusion of the “corporate opportunity” waiver in its amended and restated certificate of incorporation provides it with greater flexibility to attract and retain the officers and directors that Digital World’s feels are the best candidates.

However, the personal and financial interests of Digital World’s directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. The different timelines of competing business combinations could cause Digital World’s directors and officers to prioritize a different business combination over finding a suitable acquisition target for Digital World’s business combination. Consequently, Digital World’s directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in Digital World’s stockholders’ best interest, which could negatively impact the timing for a business combination. Digital World is not aware of any such conflicts of interest and does not believe that any such conflicts of interest impacted its search for an acquisition target.

Deferred underwriting fees in connection with the IPO and payable at the consummation of an initial business combination will not be adjusted to account for redemptions by Digital World’s public stockholders; if Digital World’s public stockholders exercise their redemption rights, the amount of effective total underwriting commissions as a percentage of the aggregate proceeds from the IPO will increase.

The underwriters in the IPO are entitled to deferred underwriting commissions totaling $10,062,500 upon the consummation of an initial business combination, such amounts being held in the Trust Account until the consummation of Digital World’s initial business combination. Such amounts will not be adjusted to account for redemptions of public shares by Digital World’s public stockholders. Accordingly, the amount of effective total underwriting commissions as a percentage of the aggregate proceeds from the IPO will increase as the number of public shares redeemed increases. Assuming no exercise of Digital World warrants, if no public stockholders of Digital World exercise redemption rights with respect to their public shares, the effective deferred underwriting fee would be approximately $0.30 per public share on a pro forma basis (or 3% of the value of public shares assuming a trading price of $10.00 per public share). If public stockholders of Digital World exercise redemption rights with respect to 50% of public shares in connection with the Business Combination, the effective deferred underwriting fee would be approximately $0.55 per public share on a pro forma basis (or 5.5% of the value of shares assuming a trading price of $10.00 per public share). If holders of Digital World’s public shares exercise redemption rights with respect to the maximum number of public shares which would nevertheless allow Digital World to consummate the Business Combination, the effective deferred underwriting fee is $1.05 per public share on a pro forma basis (or 10.5% of the value of shares assuming a trading price of $10.00 per public share).

The Combined Entity’s ability to be successful following the Business Combination will depend upon the efforts of the Combined Entity’s board of directors and key personnel and the loss of such persons could negatively impact the operations and profitability of New Digital World’s post-Business Combination business.

The Combined Entity’s ability to be successful following the Business Combination will be dependent upon the efforts of the Combined Entity’s board of directors and key personnel. Digital World cannot assure you that New Digital World’s board of directors and key personnel will be effective or successful or remain with the Combined Entity. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause the Combined Entity’s management to have to expend time and resources helping them become familiar with such requirements.

It is estimated that, pursuant to the Merger Agreement, Digital World’s public stockholders will own approximately 19.2% of the equity interests of the Combined Entity (assuming no redemptions and full and immediate conversion of the Preferred Stock) and Digital World’s management, other than              and             , who are expected to serve on the board of directors of the Combined Entity, will not be engaged in the management of the Combined Entity’s business. Accordingly, the future performance of the Combined Entity will depend upon the quality of the post-Business Combination board of directors, management and key personnel of the Combined Entity.

Digital World’s key personnel may negotiate employment or consulting agreements with the Combined Entity in connection with the Business Combination. These agreements may provide for them to receive compensation following the Business Combination and as a result, may cause them to have conflicts of interest in determining whether the Business Combination is advantageous.

Digital World’s key personnel may be able to remain with the Combined Entity after the completion of the Business Combination only if they are able to negotiate employment or consulting agreements in connection with the Business Combination. Such negotiations may take place prior to the consummation of the Business Combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities of the Combined Entity for services they would render to the Combined Entity after the completion of the Business Combination. The personal and financial interests of such individuals may influence their motivation in connection with the consummation of the Business Combination. However, Digital World believes the ability of such individuals to remain with the Combined Entity after the completion of the Business Combination will not be the determining factor in Digital World’s decisions regarding the consummation of the Business Combination. There is no certainty, however, that any of Digital World’s key personnel will remain with the Combined Entity after the consummation of the Business Combination. Digital World cannot assure you that any of its key personnel will remain in senior management or advisory positions with the Combined Entity.

Because Digital World’s Sponsor, officers and directors will lose their entire investment in Digital World if the Business Combination or an alternative business combination is not completed, and because Digital World’s Sponsor, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may have arisen in determining whether TMTG was appropriate for Digital World’s initial business combination.

Digital World’s Sponsor, officers and directors currently own 5,537,500 Founder Shares. In addition, the Sponsor purchased an aggregate of 1,133,484 Placement Units, the Placement Warrants underlying which will be worthless if Digital World does not complete a business combination. The Founder Shares are automatically convertible into the shares of Class A common stock at the Closing. However, the holders of Founder Shares and Placement Shares have agreed (A) to vote any shares owned by them in favor of any proposed business combination, (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination, and (C) to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Placement Shares held by them if Digital World fails to complete an initial business combination within the requisite time period.

The personal and financial interests of Digital World’s officers and directors may have influenced their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. At the closing of Digital World’s initial business combination, its Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Digital World’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In the event the Business Combination or an alternative business combination is completed, there is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on Digital World’s behalf. However, Digital World’s Sponsor, officers and directors, or any of their respective affiliates will not be eligible for any such reimbursement if the Business Combination or an alternative business combination is not completed. Such financial interests of Digital World’s Sponsor, officers and directors may have influenced their motivation in approving the Business Combination and may influence their motivation for completing the Business Combination.

Some of the Digital World and TMTG officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.

Certain officers and directors of Digital World and TMTG participate in arrangements that provide them with interests in the Business Combination that may be different from yours, including, among others, the continued service as an officer or director of New Digital World, severance benefits, equity grants, continued indemnification and the potential ability to sell an increased number of shares of common stock of New Digital World. If the Business Combination is not consummated and Digital World is forced to wind up, dissolve and liquidate in accordance with the Digital World Charter, the 5,537,500 Founder Shares currently held by the Sponsor and directors and officers of Digital World, which were initially acquired prior to the Digital World IPO for an aggregate purchase price of $25,000, will be worthless (as the holders have waived liquidation rights with respect to such shares). Such Founder Shares, assuming conversion into shares of Class A common stock, had an aggregate market value of approximately $357.22 million based upon the closing price of Digital World’s common stock of $64.51 per share on Nasdaq on March 31, 2022. Accordingly, the Sponsor and Digital World’s current officers and directors have interests that may be different from, or in addition to, your interests as a stockholder.

These interests, among others, may influence the officers and directors of Digital World and TMTG to support or approve the Merger. For more information concerning the interests of Digital World and TMTG executive officers and directors, see the sections entitled “The Digital World Business Combination Proposal — Interests of Digital World’s Directors and Officers in the Business Combination” and “The TMTG Business Combination Proposal — Interests of TMTG Directors and Executive Officers in the Business Combination” in this proxy statement/prospectus.

Digital World’s stockholders and TMTG’s stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination and the PIPE.

If New Digital World is unable to realize the full strategic and financial benefits currently anticipated from the Merger, Digital World’s stockholders and TMTG’s stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent New Digital World is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination and the PIPE.

During the pendency of the Business Combination, Digital World and TMTG may not be able to enter into a business combination with another party because of restrictions in the Merger Agreement, which could adversely affect their respective businesses. Furthermore, certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

Covenants in the Merger Agreement impede the ability of Digital World and TMTG to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, if the Business Combination is not completed, the parties may be at a disadvantage to their competitors during that period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination outside the ordinary course of business, with any third party. Any such transactions could be favorable to such party’s stockholders.

If the conditions to the Merger are not met, the Business Combination may not occur.

Even if the Business Combination is approved by the stockholders of Digital World (including each of the required approvals) and TMTG, specified conditions must be satisfied or waived to complete the Business Combination. These conditions are described in detail in the Merger Agreement and in addition to stockholder consent, include among other requirements, (i) receipt of requisite regulatory approvals and no law or order preventing the transactions, (ii) no pending litigation to enjoin or restrict the Closing, (iii) each party’s representations and warranties being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect), (iv) each party complying in all material respects with its covenants and agreements, (v) no Material Adverse Effect with respect to a party since the date of the Merger Agreement which remains continuing and uncured, (vi) Digital World having net tangible assets of Digital World having at least $5,000,001 in net tangible assets, after giving effect to the redemption of Digital World public stockholders, (vii) the members of the post-Closing board being elected or appointed, (viii) an effective registration statement, (ix) the conditional Nasdaq approval, (x) Digital World having cash and cash equivalents of at least equal to Sixty Million U.S. Dollars ($60,000,000). See “The Business Combination Proposal (Proposal 1) — General Description of the Merger Agreement — Conditions to the Closing” below for a more complete summary. Digital World and TMTG cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed and such delay may cause Digital World and TMTG to each lose some or all of the intended benefits of the Business Combination. If the Business Combination does not occur, Digital World may not be able to find another potential candidate for its initial business combination prior to Digital World’s deadline (currently September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination)), and Digital World will be required to liquidate.

The process of taking a company public by means of a business combination with a special purpose acquisition company (a “SPAC”) is different from taking a company public through an underwritten offering and may create risks for our unaffiliated investors. You may not have the same benefits as an investor in an underwritten public offering.

Like other business combination transactions and spin-offs, in connection with the Business Combination, you will not receive the benefits of the diligence performed by the underwriters in an underwritten public offering. An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. Auditors of the issuer also will deliver a “comfort” letter with respect to the financial information contained in the registration statement. In making their investment decision, investors in underwritten public offerings have the benefit of such diligence. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. Going public via a business combination with a SPAC does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary on an underwritten offering.

In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities.

In contrast, Digital World and TMTG have engaged a financial advisor (rather than underwriters) in connection with the Business Combination. The role of a financial advisor typically differs from that of an underwriter. For example, financial advisors do not act as intermediaries in the public sale of securities and therefore do not face the same potential liability under the U.S. securities laws as underwriters. As a result, financial advisors typically do not undertake the same level of, or any, due diligence investigation of the issuer as is typically undertaken by underwriters.

In connection with this proxy statement/prospectus, no parties other than Digital World and TMTG have conducted an investigation of the disclosure contained herein. In addition, as an unaffiliated investor, you will not be afforded the opportunity to perform your own due diligence investigation of, or otherwise obtain information on, Digital World or TMTG beyond the information that is contained in this proxy statement/prospectus (or is otherwise publicly available). You therefore may not have the benefit of the same level of review as an investor in an underwritten public offering, who has the benefit of the underwriters’ evaluation and due diligence investigation of the issuer.

In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a SPAC transaction, the value of the company is established by means of negotiations between the target company, the SPAC and, in some cases, other investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a SPAC business combination may be less effective than the book-building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is no such book of demand built up in connection with a SPAC transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the transaction.

Digital World may engage one or more of the underwriters from its initial public offering or one of their respective affiliates to provide additional services, which may include acting as a financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to Digital World, including, for example, in connection with the sourcing and consummation of an initial business combination.

Digital World may engage one or more of the underwriters of its initial public offering or one of their respective affiliates to provide additional services, which may include acting as a financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. In connection with the PIPE, at the Closing, New Digital World will pay EF Hutton, division of Benchmark Investments, LLC and representative to the underwriters in Digital World’s IPO, as Digital World’s placement agent and capital market advisor, a fee equal to 2.5% of the gross proceeds of the PIPE. Such underwriters are also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. Such underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to Digital World, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

There are risks to Digital World stockholders who are not affiliates of the Sponsor of becoming stockholders of the Combined Entity through the Business Combination rather than acquiring securities of TMTG directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of common stock and warrants in connection therewith, investors will not receive the benefit of an outside independent review of Digital World’s and TMTG’s respective finances and operations performed in an initial public securities offering. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of FINRA and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering. As no such review will be conducted in connection with the Business Combination, our stockholders must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering.

In addition, the Sponsor and Digital World’s executive officers and directors have interests in the Business Combination that may be different from, or in addition to, the interests of Digital World’s stockholders generally. Such interests may have influenced Digital World’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus.

Changes in laws or regulations or how such laws or regulations are interpreted or applied, or a failure to comply with any laws or regulations, may adversely affect Digital World’s business, including its ability to negotiate and complete its initial business combination, and results of operations.

Digital World is and will be subject to laws and regulations enacted by national, regional and local governments and, potentially, foreign jurisdictions. In particular, Digital World will be required to comply with certain SEC and other legal requirements, its business combination may be contingent on its ability to comply with certain laws and regulations and any post-business combination company may be subject to additional laws and regulations. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, including as a result of changes in economic, political, social and government policies, and those changes could have a material adverse effect on Digital World’s business, including its ability to negotiate and complete its initial business combination, and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on its business, including its ability to negotiate and complete its initial business combination, and results of operations.

On March 30, 2022, the SEC issued proposed rules relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; effectively limiting the use of projections in SEC filings in connection with proposed business combination transactions; increasing the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. These rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect Digital World’s ability to negotiate and complete its initial business combination and may increase the costs and time related thereto.

Digital World was in the past, and continues to be, subject to inquiries, exams, pending investigations, or enforcement matters.

Digital World is subject to regulation under federal, state, and applicable international laws. From time to time, Digital World may be threatened with or named as a defendant in lawsuits, arbitrations and administrative claims involving securities and other matters. Digital World is also subject to periodic regulatory examinations and inspections. Compliance and trading problems or other deficiencies or weaknesses that are reported to regulators, such as the SEC, FINRA or state regulators, or that are identified by regulators themselves, are investigated by such regulators, and may, if pursued, result in formal claims being filed against Digital World by customers or disciplinary action being taken against us by regulators or enforcement agencies.

To resolve issues raised in examinations or other governmental actions, Digital World may be required to take various corrective actions, including changing certain business practices, making refunds or taking other actions that could be financially or competitively detrimental to Digital World. Digital World expects to continue to incur costs to comply with governmental regulations. Any such claims or disciplinary actions that are decided against Digital World could have a material impact on its financial results.

Digital World is cooperating with a FINRA inquiry concerning events (specifically, a review of trading) that preceded the public announcement of the Merger Agreement. According to FINRA’s request, the inquiry should not be construed as an indication that FINRA has determined that any violations of Nasdaq rules or federal securities laws have occurred, nor as a reflection upon the merits of the securities involved or upon any person who effected transactions in such securities.

Digital World is also cooperating with an SEC investigation, including responding to a document request and subpoena from the SEC seeking various documents and information regarding, among other things, meetings of Digital World Board; communications with and the evaluation of potential targets, including TMTG; communications relating to TMTG; agreements with and payments made to certain advisors; investors, including investor meetings and agreements; the appointment of certain of Digital World’s officers and directors; policies and procedures relating to trading; and documents sufficient to identify banking, telephone, and email addresses. According to the SEC’s request and subpoena, the investigation does not mean that the SEC has concluded that anyone violated the law or that the SEC has a negative opinion of us or any person, entity, or security. Any resolution of the inquiry or investigation, as well as proceedings by the SEC, FINRA, or other governmental or regulatory authorities, could result in the imposition of significant fines, penalties, injunctions, prohibitions on the conduct of Digital World’s business, damage to its reputation and other sanctions against it, including restrictions on its activities. Digital World is cooperating with the SEC.

Delaware law and New Digital World’s certificate of incorporation and bylaws will contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Amended Charter and New Digital World’s bylaws that will be in effect upon consummation of the Business Combination, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by New Digital World’s board of directors and therefore depress the trading price of New Digital World’s common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the TMTG Board or taking other corporate actions, including effecting changes in the management of the Combined Entity. Among other things, the Amended Charter and New Digital World’s bylaws include provisions regarding:

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of New Digital World’s board of directors;

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the ability of New Digital World’s board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the limitation of the liability of, and the indemnification of, New Digital World’s directors and officers;

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the exclusive right of New Digital World’s board of directors to elect a director to fill a vacancy created by the expansion of New Digital World’s board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on New Digital World’s board of directors;

•	the requirement that directors may only be removed from New Digital World’s board of directors for cause;

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a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

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the requirement that a special meeting of stockholders may be called only by New Digital World’s board of directors, the chairperson of New Digital World’s board of directors, New Digital World’s chief executive officer or New Digital World’s president (in the absence of a chief executive officer), which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the procedures for the conduct and scheduling of board of directors and stockholder meetings;

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the requirement for the affirmative vote of holders of at least 2/3 of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal any provision of the Amended Charter or New Digital World’s bylaws, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in New Digital World’s board of directors and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

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the ability of New Digital World’s board of directors to amend the bylaws, which may allow New Digital World’s board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

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advance notice procedures with which stockholders must comply to nominate candidates to New Digital World’s board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in New Digital World’s board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Combined Entity.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in New Digital World’s board of directors or management.

Any provision of the Amended Charter, New Digital World’s bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of New Digital World’s capital stock and could also affect the price that some investors are willing to pay for New Digital World’s common stock.

The Amended Charter will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between New Digital World and its stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the ability of New Digital World’s stockholders to choose the judicial forum for disputes with New Digital World or its directors, officers, or employees.

The Amended Charter, which will become effective upon the Closing, will provide that, unless New Digital World consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on its behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, or other employees to New Digital World or its stockholders, (iii) any action arising pursuant to any provision of the DGCL, or the certificate of incorporation or the bylaws or (iv) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having jurisdiction over indispensable parties named as defendants. The Amended Charter will also provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of New Digital World’s securities shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with New Digital World or its directors, officers, or other employees, which may discourage lawsuits against New Digital World and its directors, officers, and other employees. If a court were to find the exclusive-forum provision to be inapplicable or unenforceable in an action, New Digital World may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

In making your investment decision, you should not rely on information in public media that is published by third parties. You should rely only on statements made in this proxy statement/prospectus in determining whether to approve the Business Combination and acquire the Combined Entity’s shares of common stock.

You should carefully evaluate all of the information in this proxy statement/prospectus. Each of Digital World and TMTG has in the past received, and may continue to receive, a high degree of media coverage, including coverage that is not directly attributable to statements made by Digital World or TMTG’s officers and employees, that incorrectly reports on statements made by Digital World or TMTG’s officers or employees, or that is misleading. Much of this media coverage expresses opinion on the viability of TMTG’s business, the likelihood of the business combination being completed and other matters. You should rely only on the information contained in this proxy statement/prospectus in determining whether to approve the Business Combination and acquire the Combined Entity’s securities.

TMTG has broad discretion in the use of the net proceeds post-Closing and may not use them effectively.

TMTG cannot specify with any certainty the particular uses of the net proceeds that TMTG will receive pursuant to the Business Combination with Digital World. TMTG’s management will have broad discretion in the application of the net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and TMTG may spend or invest these proceeds in a way with which the Combined Entity’s stockholders disagree. The failure by TMTG’s management to apply these funds effectively could harm TMTG’s business and financial condition. Pending their use, TMTG may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

The Combined Entity’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

The Combined Entity is subject to certain reporting requirements of the Exchange Act. The Combined Entity’s disclosure controls and procedures will be designed to reasonably assure that information required to be disclosed in reports to file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. The Combined Entity believes that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in the control system, misstatements, or insufficient disclosures due to error or fraud may occur and not be detected.

TMTG’s management team may not successfully or efficiently manage its transition to being a public company.

As a public company, TMTG will incur new obligations relating to its reporting, procedures, and internal controls. These new obligations and attendant scrutiny will require investments of significant time and energy from TMTG’s executives and could divert their attention away from the day-to-day management of TMTG’s business, which in turn could adversely affect TMTG’s financial condition or operating results.

The members of TMTG’s management team have extensive experience leading complex organizations. However, they have limited experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that specifically govern public companies.

TMTG has agreed to indemnify TMTG’s officers and directors against lawsuits to the fullest extent of the law.

TMTG is a Delaware corporation. Delaware law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Delaware law also authorizes Delaware corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. TMTG’s organizational documents provide for this indemnification to the fullest extent permitted by Delaware law.

Prior to, and in no event not later than, the closing of the Business Combination, TMTG will obtain director and officer liability insurance to cover liabilities TMTG’s directors and key executive officers may incur in connection with their services to TMTG. There is no guarantee that such insurance coverage will protect TMTG from any damages or loss claims filed against it, or that such coverage will be available on reasonable economic terms satisfactory and acceptable to TMTG.

The underwriters of Digital World’s initial public offering may waive or release parties to the lock-up agreements entered into in connection with this Business Combination, which could adversely affect the price of the Combined Entity’s securities, including its common stock.

TMTG, all of TMTG’s directors and executive officers, and certain of TMTG’s other significant stockholders have entered or will enter into lock-up agreements pursuant to which TMTG and they will be subject to certain restrictions with respect to the sale or other disposition of the Combined Entity’s common stock for a period begin at Closing and end the earliest of: (i) the six-month anniversary of the Closing, (ii) on the date on which the closing stock price for New Digital World common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (iii) such date on which New Digital World completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the New Digital World stockholders having the right to exchange their shares of New Digital World common stock for cash, securities or other property. The underwriters, at any time and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements. See “Underwriting” for more information on these agreements. If the restrictions under the lock-up agreements are waived, then the common stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of the Combined Entity’s common stock to decline and impair the Combined Entity’s ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up and market stand-off agreements, the perception that such sales may occur, or early release of these agreements, could cause the market price of Combined Entity’s common stock to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

Anti-takeover effects of certain provisions of Delaware state law could hinder a potential takeover of the Combined Entity.

The Combined Entity is subject to statutory “anti-takeover” provisions under Delaware law; the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 of the DGCL which may prohibit certain business combinations with stockholders owning 15% or more of the Combined Entity’s outstanding voting stock. These anti-takeover provisions and other provisions in the Combined Entity’s Amended Charter and amended and restated bylaws could make it more difficult for stockholders or potential acquirers to obtain control of the Combined Entity’s board of directors or initiate actions that are opposed by the then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving the Combined Entity. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing or cause the Combined Entity to take other corporate actions you desire. Any delay or prevention of a change of control transaction or changes in the Combined Entity’s board of directors could cause the market price of the Combined Entity’s common stock to decline.

Certain provisions of the Combined Entity’s amended and restated bylaws are intended to strengthen the position of the Combined Entity’s board of directors in the event of a hostile takeover attempt. These provisions have the effect of providing the Combined Entity’s board of directors with the sole power to fill vacancies on the Combined Entity’s board of directors and providing that stockholders may only call a special meeting by the request, in writing, of stockholders owning individually or together ten percent (10%) or more of the entire capital stock of the corporation issued and outstanding and entitled to vote.

Therefore, the provisions of the Control Share Acquisition Act do not apply to acquisitions of the Combined Entity’s shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the Control Share Acquisition Act may discourage companies or persons interested in acquiring a significant interest in or control of the Combined Entity, regardless of whether such acquisition may be in the interest of the Combined Entity’s stockholders.

The Combined Entity may include provisions in its certificate of incorporation that may discourage a third party from making a proposal to acquire us, even if some of its stockholders might consider the proposal to be in their best interests. For example, the Combined Entity may amend its certificate of incorporation to authorize its board of directors to issue one (1) or more classes or series of preferred stock that could discourage or delay a tender offer or change in control. In addition, the Combined Entity may enter into a stockholder rights plan, commonly known as a “poison pill,” that may delay or prevent a change of control.

Provisions in the Amended Charter and Delaware law may have the effect of discouraging lawsuits against the Combined Entity directors and officers.

The Amended Charter requires, unless the Combined Entity consents in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on the Combined Entity’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the Combined Entity or the Combined Entity’s stockholders, (iii) any action asserting a claim against the Combined Entity, the Combined Entity’s directors, officers or employees arising pursuant to any provision of the DGCL or the Amended Charter or the Combined Entity’s bylaws, or (iv) any action asserting a claim against the Combined Entity, the Combined Entity’s directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a Court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although the Combined Entity believes this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a Court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against the Combined Entity’s directors and officers, although the Combined Entity’s stockholders will not be deemed to have waived the Combined Entity’s compliance with federal securities laws and the rules and regulations thereunder.

The Combined Entity’s bylaws further provide that, unless the Combined Entity consents in writing to an alternative forum, the United States District Court for the Southern District of Florida will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The Combined Entity’s bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of the Combined Entity’s capital stock will be deemed to have notice of and to have consented to this choice of forum provision. The Combined Entity recognizes that the forum selection clause in the Combined Entity’s bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Florida. Additionally, the forum selection clause in the Combined Entity’s bylaws may limit the Combined Entity’s stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or the Combined Entity’s directors, officers or employees, which may discourage such lawsuits against us and the Combined Entity’s directors, officers and employees even though an action, if successful, might benefit the Combined Entity’s stockholders. If a court were to find these exclusive-forum provisions in the Combined Entity’s certificate of incorporation or bylaws to be inapplicable or unenforceable in an action, the Combined Entity may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm the Combined Entity’s business. Nothing in the Combined Entity’s certificate of incorporation or bylaws will preclude stockholders that assert claims under the Securities Act or the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

Following the consummation of the Business Combination, New Digital World will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

Following the consummation of the Business Combination, New Digital World will face increased legal, accounting, administrative and other costs and expenses as a public company that TMTG does not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, Public Company Accounting Oversight Board (the “PCAOB”) and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require New Digital World to carry out activities TMTG has not done previously. For example, New Digital World will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified, New Digital World could incur additional costs rectifying those issues, and the existence of those issues could adversely affect New Digital World’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with New Digital World’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the New Digital World Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require New Digital World to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

If third parties bring claims against Digital World, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.20 per share.

Digital World’s placing of funds in trust may not protect those funds from third party claims against Digital World. Although Digital World has sought to have all vendors and service providers it engages and prospective target businesses it negotiated with execute agreements with Digital World waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Digital World’s public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with Digital World, they may seek recourse against the Trust Account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Digital World’s public stockholders. If Digital World is unable to complete a business combination and distribute the proceeds held in trust to Digital World’s public stockholders, the Sponsor has agreed (subject to certain exceptions described elsewhere in this proxy statement/prospectus) that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.20 per share by the claims of target businesses or claims of vendors or other entities that are owed money by Digital World for services rendered or contracted for or products sold to Digital World. However, it may not be able to meet such obligation. Therefore, the per-share distribution from the Trust Account may be less than $10.20, plus interest, due to such claims.

Additionally, if Digital World is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Digital World’s which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Digital World’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Digital World’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, Digital World may not be able to return to Digital World’s public stockholders at least $10.20. The Sponsor may not have sufficient funds to satisfy its indemnity obligations, as its only assets are securities of Digital World. Digital World has not asked the Sponsor to reserve for such indemnification obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for Digital World’s initial business combination, including the Business Combination, and redemptions could be reduced to less than $10.20 per public share.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.20 per public share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.20 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.20 per share.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

If New Digital World does not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If New Digital World does not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, New Digital World has agreed to use its best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, New Digital World cannot assure you that it will be able to do so. If New Digital World is unable to do so, the potential “upside” of the holder’s investment in New Digital World may be reduced or the warrants may expire worthless.

Even if Digital World consummates the Business Combination, there is no guarantee that the warrants will ever be in the money; they may expire worthless or the terms of warrants may be amended.

The exercise price for the warrants is $11.50 per share of common stock. There is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

In addition, Digital World’s warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Digital World. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any other change. Accordingly, Digital World may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding Public Warrants approve of such amendment. Although Digital World’s ability to amend the terms of the warrants with the consent of at least a majority of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of common stock purchasable upon exercise of a warrant.

Digital World’s warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of Digital World’s warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with Digital World.

Digital World’s warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against Digital World arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that Digital World irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Digital World will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of Digital World’s warrants shall be deemed to have notice of and to have consented to the forum provisions in Digital World’s warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of Digital World’s warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Digital World, which may discourage such lawsuits. Alternatively, if a court were to find this provision of Digital World’s warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, Digital World’s may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect Digital World’s business, financial condition and results of operations and result in a diversion of the time and resources of Digital World’s management and board of directors.

Digital World has no obligation to net cash settle the warrants.

In no event will Digital World have any obligation to net cash settle the warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of warrants upon consummation of an initial business combination, including the Business Combination, or exercise of the warrants. Accordingly, the warrants may expire worthless.

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combination, to the extent permitted by our current amended and restated certificate of incorporation and bylaws and applicable laws. We may not waive the condition that our stockholders approve the Business Combination. Please see the section entitled “The Business Combination Proposal (Proposal 1) — General Description of the Merger Agreement — Conditions to the Closing” for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the Closing, other events may occur that, pursuant to the Merger Agreement, would require Digital World to agree to amend the Merger Agreement to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of TMTG’s business, a request by TMTG to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on TMTG’s business and would entitle Digital World to terminate the Merger Agreement, as applicable. In any of such circumstances, it would be in the discretion of Digital World, acting through its Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for Digital World and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

The Combined Entity may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

The Combined Entity has the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01per warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date the Combined Entity sends the notice of redemption to the warrant holders. If and when the warrants become redeemable by the Combined Entity, the Combined Entity may exercise its redemption right even if the Combined Entity is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Additionally, ninety (90) days after the warrants become exercisable, New Digital World may redeem all (but not less than all) of the outstanding warrants at $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption (during which time the holders may exercise their warrants prior to redemption for the number of shares set forth in the table under the section captioned “Description of Securities — Warrants — Redemption of Warrants — Redemption of Warrants for common stock”) if the following conditions are satisfied: (i) the last reported sale prices of the New Digital World common stock equals or exceeds $10.20 (as may be adjusted for stock splits, stock dividends, reorganizations, recapitalizations or the like) on the trading day prior to the date of the notice; (ii) the private placement warrants are also concurrently exchanged at the same price as the outstanding Public Warrants; and (iii) there is an effective registration statement covering the issuance of the shares of New Digital World common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given. In either case, redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

We have not registered the shares of common stock issuable upon exercise of the Public Warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise Public Warrants, thus precluding such investor from being able to exercise its Public Warrants except on a cashless basis and potentially causing such Public Warrants to expire worthless.

We have not registered the shares of common stock issuable upon exercise of the Public Warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of common stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the common stock issuable upon exercise of the Public Warrants, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the Public Warrants are not registered under the Securities Act, we will be required to permit holders to exercise their Public Warrants on a cashless basis. However, no Public Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any Public Warrant, or issue securities or other compensation in exchange for the Public Warrants in the event that we are unable to register or qualify the shares underlying the Public Warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the Public

Warrants is not so registered or qualified or exempt from registration or qualification, the holder of such Public Warrant shall not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In such event, holders who acquired their Public Warrants as part of a purchase of public units will have paid the full unit purchase price solely for the shares of common stock included in the public units. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in the IPO. However, there may be instances in which holders of our Public Warrants may be unable to exercise such Public Warrants but holders of our private warrants may be able to exercise such private warrants.

The Combined Entity may be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If the Combined Entity relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Upon the Closing, depending on the number of shares of common stock redeemed by the Combined Entity’s public stockholders, the former TMTG equity holders may control a majority of the voting power of the Combined Entity’s outstanding common stock, and the Company may then be a “controlled company” within the meaning of applicable rules of Nasdaq upon the Closing of the Business Combination. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

•	that a majority of the board consists of independent directors;

•	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

•

that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While TMTG does not intend to rely on these exemptions, the Combined Entity may use these exemptions now or in the future. As a result, the Combined Entity’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

The future exercise of registration rights may adversely affect the market price of our common stock.

Certain of our stockholders will have registration rights for restricted securities. We are obligated to register certain securities, including all of the shares of common stock held by the Sponsor and shares of common stock received by certain significant TMTG stockholders as part of the Business Combination. We are obligated to (i) file a resale “shelf” registration statement to register such securities (and any shares of TMTG common stock into which they may be exercised following the consummation of the Business Combination) within 15 business days after of the Closing and (ii) use reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as reasonably practicable after the filing. In addition, we are obligated to register all of the shares of common stock issuable upon conversion of the Preferred Stock issued in the PIPE Investment. The Preferred Stock is initially convertible into 29,761,905 shares of common stock. We will file a registration statement with respect to all of those shares that we have agreed to have declared effective on the closing of the initial business combination. Sales of a substantial number of shares of common stock pursuant to the resale registration statement in the public market could occur at any time the registration statement remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our stockholders do not agree.

Our current amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (such that we are not subject to the SEC’s “penny stock” rules). However, the Merger Agreement provides that the obligation of TMTG to consummate the Business Combination is conditioned on the amount of cash or cash equivalents that we have from any source equals or exceeds $60 million, including the cash available to Digital World from the Trust Account (after any redemptions by the Digital World stockholders and the payment of any deferred underwriting expenses of Digital World not related to the Business Combination) and the proceeds from the $1 billion PIPE Investment. As a result, we expect to be able to complete our Business Combination and satisfy the above-referenced cash and net tangible asset closing conditions, even though a portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, directors or officers or their affiliates. As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of public shares by the Combined Entity or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement/prospectus) at the special meeting.

In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

There may be sales of a substantial amount of the Combined Entity’s common stock after the Business Combination by Digital World’s current stockholders, and these sales could cause the price of the Combined Entity’s common stock to fall.

After the Business Combination, on a pro forma basis, there will be approximately 126.9 million shares of common stock outstanding (assuming no redemptions by Digital World stockholders). In addition, we are obligated to have a registration statement declared effective covering all of the shares of common stock issuable upon conversion of the Preferred Stock sold in the PIPE at the time of closing of the Business Combination (the “Initial Registration Statement”). The Preferred Stock is initially convertible into 29,761,905 shares of common stock. Of Digital World’s issued and outstanding shares that were issued prior to the Business Combination, all will be freely transferable, except for any shares held by Digital World’s “affiliates,” as that term is defined in Rule 144 under the Securities Act. Following completion of the Business Combination, and prior to the PIPE, approximately 6.2% of the Combined Entity’s outstanding common stock will be held by the Sponsor. This percentage does not take into account (i) the issuance of up to              million shares (or options to acquire shares) under the Equity Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 15,685,790 shares of common stock that will remain outstanding following the Business Combination or any additional Placement Warrants that Digital World may issue to the Sponsor to repay working capital loans owed by Digital World to the Sponsor (currently none outstanding), (iii) any shares of common stock surrendered by former TMTG securityholders after the consummation of the Business Combination as indemnification payments pursuant to the terms of the Merger Agreement, or (iv) and shares issuable upon conversion of the Preferred Stock.

Future sales of the Combined Entity’s common stock may cause the market price of its securities to drop significantly, even if its business is doing well.

Digital World entered into a registration rights agreement with respect to the Founder Shares, shares of Digital World common stock underlying the Placement Warrants and all shares issued to a holder with respect to the securities referred above by way of any stock split, stock dividend, recapitalization, combination of shares, acquisition, consolidation, reorganization, share exchange, or similar event, which securities Digital World collectively refer to as “registrable securities.” Under the registration rights agreement, Digital World has agreed to register for resale under a registration statement all of the shares held by holders of Founder Shares and issuable upon conversion of Digital World warrants. The Sponsor is also entitled to a number of demand registration rights. Holders of registrable securities will also have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Business Combination.

In addition, Digital World is obligated to register all of the shares of common stock issuable upon conversion of the Preferred Stock issued in the PIPE. The Preferred Stock is initially convertible into 29,761,905 shares of common stock. We will file a registration statement with respect to all of those shares that we have agreed to have declared effective on the closing of the initial business combination, subject to certain conditions.

On December 4, 2021, in support of the Business Combination, Digital World entered into SPAs with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase an aggregate of 1,000,000 shares of Digital World’s Preferred Stock, for a purchase price of $1,000 per share of Preferred Stock, for an aggregate commitment of $1,000,000,000 in the PIPE to be consummated concurrently with the Closing. The shares of Preferred Stock have an initial conversion price per share of $33.60 and are initially convertible into an aggregate of 29,761,905 shares of common stock, subject to adjustment, as described below. The closing of the PIPE is conditioned on the concurrent closing of the Business Combination and other closing conditions as set forth in the SPA.

If Digital World is unable to include all the shares of common stock issuable upon conversion of the Preferred Stock in the Initial Registration Statement, at the time of filing of each subsequent registration statement, the then current conversion price is subject to downward adjustment based on the formula set forth in the SPA, where the 10-day VWAP is measured from the 10-day period following the effective date of the applicable registration statement, so that upon each Conversion Price Adjustment, for so long as a holder still holds any shares of Preferred Stock (including, for the avoidance of doubt, a single share or any fraction of a single share), the Preferred Stock held by such holder shall subsequently be convertible into the number of shares of common stock such that the holder will be entitled to the aggregate number of shares of common stock based on its initial purchase of Preferred Stock pursuant to the SPA convertible at the conversion price then in effect following the applicable Conversion Price Adjustment. The conversion price is set to automatically adjust downward in accordance with the SPA. Public Stockholders will experience dilution as a consequence of, among other transactions, the issuance of Common Stock to preferred stockholders as consideration in the PIPE Investment in accordance with the Conversion Price Adjustment. The dilution may put a downward pressure on the common stock price and adversely affect the market price for the common stock.

Upon effectiveness of the registration statements Digital World files pursuant to the registration rights agreements, these parties may sell large amounts of Digital World common stock in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in Digital World’s stock price or putting significant downward pressure on the price of Digital World common stock.

Sales of substantial amounts of Digital World common stock in the public market after the Business Combination, or the perception that such sales will occur, could adversely affect the market price of Digital World common stock and make it difficult for it to raise funds through securities offerings in the future.

Future resales of New Digital World’s common stock after the consummation of the Business Combination may cause the market price of New Digital World’s securities to drop significantly, even if New Digital World’s business is doing well.

In connection with the Business Combination, certain TMTG Stockholders and certain of TMTG’s officers and directors entered into a lock-up agreement pursuant to which they will be contractually restricted from selling or transferring any of (i) their shares of New Digital World’s common stock held immediately following the Closing and (ii) any of their shares of New Digital World’s common stock that result from converting securities held immediately following the Closing (the “Lock-up Shares”). Such restrictions begin at Closing and end the earliest of: (i) the six-month anniversary of the Closing, (ii) on the date on which the closing stock price for New Digital World common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (iii) such date on which New Digital World completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the New Digital World stockholders having the right to exchange their shares of New Digital World common stock for cash, securities or other property.

The Sponsor is subject to a lock-up pursuant to a letter agreement, entered into at the time of the IPO, among Digital World, the Sponsor and the other parties thereto, pursuant to which the Sponsor is subject to a lock-up beginning on the Closing and end the earliest of: (i) the six-month anniversary of the Closing, (ii) on the date on which the closing stock price for New Digital World common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (iii) such date on which Digital World completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Digital World stockholders having the right to exchange their shares of Digital World common stock for cash, securities or other property.

However, following the expiration of such lock-ups, the Sponsor and the holders of Lock-Up Shares will not be restricted from selling shares of New Digital World’s common stock held by them, other than by applicable securities laws. Additionally, the PIPE Investors will not be restricted from selling any of their shares of New Digital World’s common stock following the closing of the Business Combination, other than by applicable securities laws. As such, sales of a substantial number of shares of New Digital World common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of New Digital World common stock. Upon completion of the Business Combination, the Sponsor and the holders of Lock-Up Shares (including the shares of New Digital World common stock issued as awards as a result of conversion of TMTG common stock that were reserved for issuance pursuant to TMTG’s outstanding stock options and unvested restricted stock units outstanding as of immediately prior to the Closing) will collectively beneficially own approximately ____% of the outstanding shares of New Digital World common stock, assuming that no additional public stockholders redeem their public shares in connection with the Business Combination. Assuming approximately 28.75 million public shares are redeemed in connection with the Business Combination, in the aggregate, the ownership of the Sponsor and the TMTG Stockholders would rise to ____% of the outstanding shares of New Digital World common stock (including the shares of TMTG common stock reserved in respect of TMTG’s outstanding stock options and unvested restricted stock units outstanding as of immediately prior to the Closing that will be converted into awards based on New Digital World common stock).

The shares held by Sponsor and the Lock-Up Stockholders may be sold after the expiration of their applicable lock-up periods. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in New Digital World’s share price or the market price of New Digital World common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Board will not have the ability to adjourn the meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

The Board is seeking approval to adjourn the meeting to a later date or dates if, at the meeting, the business combination proposal is not approved. If the adjournment proposal is not approved, the Board will not have the ability to adjourn the meeting to a later date and, therefore, the Business Combination would not be completed.

Digital World and TMTG have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Digital World if the Business Combination is not completed.

Digital World and TMTG expect to incur significant transaction and transition costs associated with the Business Combination and operating as a public company following the Closing. Digital World and TMTG may also incur additional costs to retain key employees. Certain transaction expenses incurred in connection with the Merger Agreement, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be paid by New Digital World following the Closing. As disclosed in Notes to the Unaudited Pro Forma Condensed Combined Financial Information, expected transaction costs in consummating the Business Combination and related transactions are approximately $12.3 million, approximately $9.3 million of which are attributable to Digital World and approximately $3.0 million of which are attributable to TMTG. Even if the Business Combination is not completed, Digital World expects to incur approximately $4.0 million in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by Digital World if the Business Combination is not completed.

If the funds held outside of Digital World’s Trust Account are insufficient to allow it to operate until at least September 8, 2022 (or up to March 8, 2023 if Digital World extends the maximum time to complete an initial business combination), Digital World’s ability to complete an initial business combination may be adversely affected.

Digital World believes the funds available to it outside of the Trust Account will be sufficient to allow it to operate until it completes its business combination; however, Digital World cannot assure you that its estimate is accurate. If Digital World is required to seek additional capital, it would need to borrow funds from the Sponsor, management team or other third parties to operate or may be forced to liquidate. Neither the Sponsor, members of Digital World’s management team nor any of their affiliates is under any obligation to advance funds to Digital World in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to Digital World upon completion of Digital World’s initial business combination. Up to $30,000,000 of such loans may be convertible into Working Capital Units at a price of $10.00 per unit at the option of the lender. The additional Working Capital Units beyond the Working Capital Units underlying the initial $1,500,000 in working capital loans as described in the Digital World’s IPO prospectus will only be issuable upon the approval of Digital Word’s stockholders. The Working Capital Units would be identical to the Placement Units. As of December 31, 2021, there were no outstanding working capital loans. Prior to the completion of Digital World’s initial business combination, it does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as Digital World does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account. If Digital World is unable to complete its initial business combination because it does not have sufficient funds available to it, Digital World will be forced to cease operations and liquidate the Trust Account. Consequently, Digital World’s public stockholders may only receive an estimated $10.20 per share, or possibly less, on its redemption of its public shares, and its warrants will expire worthless.

Digital World’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about Digital World’s ability to continue as a going concern, since Digital World will cease all operations except for the purpose of liquidating if it is unable to complete an initial business combination by September 8, 2022 (or March 8, 2023, if Digital World has extended the maximum time).

As of March 31, 2022, Digital World had in cash held outside of the Trust Account for its $41,492 working capital needs. Digital World has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. Digital World may need to raise additional funds in order to meet the expenditures required for operating its business. Further, if Digital World’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, Digital World may have insufficient funds available to operate its business prior to its initial business combination. Moreover, Digital World may need to obtain additional financing either to complete its initial business combination or because it becomes obligated to redeem a significant number of its public shares upon completion of its initial business combination, in which case it may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, Digital World would only complete such financing simultaneously with the completion of its initial business combination. If Digital World is unable to complete its initial business combination because it does not have sufficient funds available to it, it will be forced to cease operations and liquidate the Trust Account. In addition, following Digital World’s initial business combination, if cash on hand is insufficient, Digital World may need to obtain additional financing in order to meet its obligations. While Digital World intends to complete the Business Combination before September 8, 2022 (or March 8, 2023, if Digital World has extended the time it has to complete a business combination for the maximum time), there are no assurances that this will happen. The date for mandatory liquidation and subsequent dissolution raise substantial doubt about Digital World’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Resources could be wasted in researching acquisitions that are not completed (including the proposed Business Combination), which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If Digital World has not completed its initial business combination within the required time period, its public stockholders may receive only approximately $10.20 per share, or less than such amount in certain circumstances, on the liquidation of its Trust Account and its warrants will expire worthless.

Digital World anticipates that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If Digital World decides not to complete a specific initial business combination, such as the proposed Business Combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, such as TMTG, Digital World may fail to complete its initial business combination for any number of reasons including those beyond its control. Any such event will result in a loss to Digital World of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If Digital World is unable to complete our initial business combination, its public stockholders may receive only approximately $10.20 per share on the liquidation of its Trust Account and its warrants will expire worthless.

Digital World’s ability to consummate an initial business combination may be adversely affected by economic uncertainty and volatility in the financial markets, including as a result of the military conflict in Ukraine.

In late February 2022, Russian military forces invaded Ukraine. Russia’s invasion, the responses of countries and political bodies to Russia’s actions, and the potential for wider conflict may increase financial market volatility and could have adverse effects on regional and global economic markets, including the markets for certain securities and commodities. Following Russia’s actions, various countries, including the United States, Canada, the United Kingdom, Germany, and France, as well as the European Union, issued broad-ranging economic sanctions against Russia. The sanctions consist of the prohibition of trading in certain Russian securities and engaging in certain private transactions, the prohibition of doing business with certain Russian corporate entities, large financial institutions, officials and persons, and the freezing of Russian assets. The sanctions include a possible commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications, commonly called “SWIFT”, the electronic network that connects banks globally, and imposed restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. A number of large corporations and U.S. states have also announced plans to curtail business dealings with certain Russian businesses.

The imposition of the current sanctions (and potential imposition of further sanctions in response to continued Russian military activity) and other actions undertaken by countries and businesses may adversely impact various sectors of the Russian economy, and the military action has severe impacts on the Ukrainian economy, including its exports and food production. The duration of ongoing hostilities and corresponding sanctions and related events cannot be predicted and may result in a negative impact on the markets and thereby may negatively impact Digital World’s ability to consummate a business combination.

Risks Related to TMTG

Unless the context otherwise requires, references to “we”, “us” and “our” in this subsection “— Risks Related to TMTG” generally refer to TMTG in the present tense and the Combined Entity from and after the Business Combination.

Investing in us involves a high degree of risk. Before you invest in us, you should carefully consider the following risks, as well as general economic and business risks, and all of the other information contained in this proxy statement/prospectus. Any of the following risks could have a material adverse effect on our business, operating results and financial condition and cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. When determining whether to invest, you should also refer to the other information contained in this proxy statement/prospectus, including our financial statements and the related notes thereto, and the other financial information concerning us included elsewhere in this proxy statement/prospectus.

Risks Related to TMTG’s Business

TMTG has no operating history making it difficult to evaluate TMTG’s business and prospects and may increase the risks associated with your investment.

TMTG was formed on February 8, 2021 and started formulating its business plan at that time. TMTG did not begin developing the TruthSocial platform until June 2021. TMTG made TruthSocial available for general use in the first quarter of 2022. TMTG prides itself on its ability to build TruthSocial without the help of hostile technology companies. Working exclusively with alternative technology firms that share our commitment to free speech, TMTG fully launched TruthSocial for iOS on April 21, 2022, and expects to make the platform available on other desktop and mobile devices in the second quarter of 2022. TMTG cannot assure you that it will be able to operate its business successfully or implement its operating policies and strategies as described elsewhere in this proxy statement/prospectus. TMTG may encounter risks and challenges frequently experienced by growing companies in rapidly developing industries, including risks related to its ability to:

•	build a reputation for providing a superior platform and customer service, and for creating trust and long-term relationships with its potential customers;

•	implement a revenue model that will allow it to develop predictable revenues;

•	distinguish itself from competitors;

•	develop and offer a competitive platform that meets TMTG’s customers’ needs as they change;

•	improve TMTG’s current operational infrastructure and non-platform technology to support its growth and to respond to the evolution of TMTG’s market and competitors’ developments;

•	develop, maintain and expand TMTG’s relationships with suppliers of quality advertising;

•	respond to evolving industry standards and government regulation that impact TMTG’s business;

•	prevent or mitigate failures or breaches of security; and

•	hire and retain qualified and motivated employees.

If TMTG is unable to do so, its business may suffer, its revenue and operating results may decline and TMTG may not be able to achieve further growth or sustain profitability.

Since inception, TMTG has continuously sought to develop its business model through the development of its technology as an early stage company. TMTG expects to incur operating losses for the foreseeable future.

TMTG to date has been involved primarily in organizational activities and technology development. TMTG has only recently made TruthSocial generally available and commenced other marketing trials of TMTG’s products and services. Further, TMTG has not yet fully developed its business plan or its management team, although TMTG has targeted and assembled certain intellectual property and real or intangible property rights. Accordingly, TMTG has no way to evaluate the likelihood that its business will be successful. Potential investors should be aware of the difficulties normally encountered by a new social media platform and the high rate of failure for such enterprises. The likelihood of success must be considered in light of the COVID-19 pandemic, problems, expenses, difficulties, complications and delays encountered in connection with the operations that TMTG plans to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the development of TruthSocial, lack of market acceptance of TruthSocial or TMTG+ by users, and challenges relating to bringing potential vendors to participate in TMTG’s development and any additional costs and expenses that may exceed current estimates. TMTG expects to incur significant losses into the foreseeable future. TMTG recognizes that if the effectiveness of its business plan is not forthcoming it will not be able to continue business operations. There is no operating history upon which to base any assumption as to the likelihood that TMTG will prove successful and TMTG may never generate any operating revenues or ever achieve profitable operations. If TMTG is unsuccessful in addressing these risks, its business will most likely fail.

TMTG’s actual financial position and results of operations may differ materially from the expectations of TMTG’s management or the projections shown elsewhere in this proxy statement/prospectus.

TMTG’s actual financial position and results of operations may differ materially from management’s expectations and the projections shown elsewhere in this proxy statement/prospectus. As a result, TMTG’s revenue, net income and cash flow may differ materially from TMTG’s projected revenue, net income and cash flow. The process for estimating TMTG’s revenue, net income and cash flow requires the use of judgment in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. In addition, the assumptions used in planning may not prove to be accurate, and other factors may affect TMTG’s financial condition or results of operations.

The nominal purchase price paid by the Sponsor and directors and officers of Digital World for the Founder Shares may significantly dilute the implied value of the Public Shares in the event the parties complete an initial Business Combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of Digital World paid to purchase such shares in the event the parties complete an initial business Combination, even if the Business Combination causes the trading price of the New Digital World common stock to materially decline.

The nominal purchase price paid by the Sponsor and directors and officers of Digital World for the Founder Shares may significantly dilute the implied value of the Public Shares in the event we complete an initial business combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of Digital World paid to purchase such shares in the event we complete an initial Business Combination, even if the Business Combination causes the trading price of the New Digital World common stock to materially decline. The Sponsor and directors and officers of Digital World invested an aggregate of $11,359,840, comprised of the $25,000 purchase price for the Founder Shares and the $11,334,840 purchase price for the Placement Units. The amount held in our Trust Account was approximately $293.4 million as of December 31, 2022, implying a value of $10.20 per Public Share. Based on these assumptions, each share of New Digital World common stock would have an implied value of $             per share upon completion of our initial Business Combination, representing a             % decrease from the initial implied value of $             per Public Share. While the implied value of $             per share upon completion of our initial Business Combination would represent a dilution to our public stockholders, this would represent a significant increase in value for the Sponsor and directors and officers of Digital World relative to the price it paid for each Founder Share. At $0.005 per share, the 5,537,500 shares of New Digital World common stock that the Sponsor and directors and officers of Digital World holding Founder Shares would own upon completion of our initial Business Combination would have an aggregate implied value of $            . As a result, even if the trading price of the New Digital World common stock significantly declines, the value of the Founder Shares held by the Sponsor and directors and officers of Digital World will be significantly greater than the amount the Sponsor and directors and officers of Digital World paid to purchase such shares. In addition, the Sponsor and directors and officers of Digital World could potentially recoup their entire investment, inclusive of their investment in the Placement Units, even if the trading price of the New Digital World common stock after the initial Business Combination is as low as $             per share. As a result, the Sponsor and directors and officers of Digital World holding Founder Shares are likely to earn a substantial profit on their investment upon disposition of shares of New Digital World common stock even if the trading price of the New Digital World common stock declines after the completion of the initial Business Combination. The Sponsor and directors and officers of Digital World holding Founder Shares may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the public stockholders, rather than liquidating Digital World. This dilution would increase to the extent that public stockholders seek redemptions from the Trust Account for their Public Shares.

TMTG’s reputation, competitive advantage, financial position and relationships with its users could be materially harmed if TMTG is unable to comply with complex and evolving data protection and privacy laws and regulations, and the costs and resources required to achieve compliance may have a materially adverse impact.

TMTG’s reputation, competitive advantage, financial position and relationships with its users could be materially harmed if TMTG is unable to comply with complex and evolving data protection and privacy laws and regulations, and the costs and resources required to achieve compliance may have a materially adverse impact on its business. In the course of delivering TMTG’s product(s), TMTG expects to collect, transmit and store information which is related to and seeks to correlate internet-connected devices, user activity and the advertisements it places. Federal, state, and international laws and regulations govern the collection, use, processing, retention, sharing and security of data that TMTG may collect across TMTG’s advertising solutions. TMTG strives to comply with all applicable laws, regulations, policies and legal obligations relating to privacy and data collection, processing use and disclosure. However, the applicability of specific laws may be unclear in some cases and domestic and foreign government regulation and enforcement of data practices and data tracking technologies is expansive, not clearly defined and rapidly evolving. In addition, it is possible that these requirements may be interpreted and applied in a manner that is new or inconsistent from one jurisdiction to another and may conflict with other rules or TMTG’s practices. Any actual or perceived failure by us to comply with U.S. federal, state or international laws, including laws and regulations regulating privacy, data, security or consumer protection, or disclosure or unauthorized access by third parties to this information, could result in proceedings or actions against us by governmental entities, competitors, private parties or others. Any proceedings or actions against us alleging violations of consumer or data protection laws or asserting privacy-related theories could hurt TMTG’s reputation, force TMTG to spend significant amounts in defense of these proceedings, distract its management, increase its costs of doing business, adversely affect the demand for its solutions and ultimately result in the imposition of monetary liability. TMTG may also be contractually liable to indemnify and hold harmless TMTG’s customers from the costs or consequences of litigation resulting from using TMTG’s solutions or from the disclosure of confidential information, which could damage TMTG’s reputation among its current and potential customers, and may require significant expenditures of capital and other resources which could cause it to lose business and revenue.

The collection, protection and use of personal data are governed by privacy laws and regulations enacted in the United States and other jurisdictions around the world in which TMTG operates or plans to operate. These laws and regulations continue to evolve and may be inconsistent from one jurisdiction to another. Compliance with applicable privacy laws and regulations may increase TMTG’s costs of doing business and adversely impact its ability to conduct its business and market its solutions, products and services to its members and potential members.

For example, TMTG is subject to the European Union’s General Data Protection Regulation (EU) 2016/679 (“GDPR”), which applies to all members of the European Economic Area (“EEA”) and, in some circumstances, to processors in a state outside the EEA including any business, regardless of its location, that provides goods or services to individuals located in the EEA. The GDPR imposes significant obligations on data controllers and data processors, requiring the implementation of more stringent requirements for the processing of personal data. If TMTG fails to comply with the GDPR, it may lead to regulatory investigation with possible enforcement of monetary penalties ranging from 10 million to 20 million euro, or 2% to 4% of annual worldwide revenue (whichever is higher), private or class action lawsuits and/or reputational damage.

Further, withdrawal of the United Kingdom (“UK”) from the European Union (“EU”) could lead to legal uncertainty and potentially divergent national laws and regulations. In particular, while the Data Protection Act of 2018, which supplements the GDPR, is now effective in the UK alongside the UK GDPR, it is still unclear whether transfer of data from the EEA to the UK will remain lawful under the GDPR without additional safeguards.

EU laws regulate transfers of EEA personal data to third countries, such as the United States, that have not been found to provide adequate protection to such personal data. Recent legal developments in the EU have created complexity and uncertainty regarding transfers of personal data from the EEA and the UK to the United States and other jurisdictions. For example, on July 16, 2020, the European Court of Justice (“CJEU”) invalidated the EU-U.S. Privacy Shield framework (“Privacy Shield”), which provided companies with a mechanism to comply with data protection requirements when transferring personal data from the EEA/UK to the United States. The same decision also cast doubt on the ability to use one of the primary alternatives to the EU-U.S. Privacy Shield framework, namely, the European Commission’s Standard Contractual Clauses (“SCCs”), to lawfully transfer personal data from Europe to the United States and most other countries (though the SCCs currently remain a valid data transfer mechanism under the GDPR and UK GDPR). At present, there are few if any viable alternatives to the Privacy Shield Frameworks and the SCCs for the foregoing purposes, which may lead to governmental enforcement actions, litigation, fines and penalties or adverse publicity which could have an adverse effect on our reputation and business.

In Canada, TMTG is subject to Canada’s Personal Information and Protection of Electronic Documents Act (“PIPEDA”). PIPEDA provides Canadian residents with privacy protections and sets out rules for how companies may collect, use and disclose personal information in the course of commercial activities. The costs of compliance with, and other burdens imposed by, these and other international data privacy and security laws may limit the use and adoption of TMTG’s solutions, products and services and could have a materially adverse impact on its business. Any failure or perceived failure by TMTG or third-party service providers to comply with international data privacy and security laws may lead to regulatory enforcement actions, fines, private lawsuits or reputational damage.

Additionally, in June 2018, California passed the California Consumer Privacy Act (“CCPA”), which provides new data privacy rights for consumers and new operational requirements for companies. The CCPA gives California residents new rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is collected, used, and shared. The CCPA provides for civil penalties for violations, and creates a private right of action for security breaches that could lead to consumer class actions and other litigation against the Company. If TMTG fails to comply with the CCPA or other federal or state data protection and data privacy laws, or if regulators or plaintiffs assert the Company has failed to comply with them, it may lead to regulatory enforcement actions, private lawsuits and/or reputational damage. Additionally, a new California ballot initiative, the California Privacy Rights Act, or the CPRA, passed in California in November 2020. The CPRA will impose additional data protection obligations on companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. The majority of the provisions will go into effect on January 1, 2023, and additional compliance investment and changes to business processes may be required.

The FTC has also adopted revisions to the Children’s Online Privacy Protection Act (“COPPA”) that expands liability for the collection of information by operators of websites and other electronic solutions that are directed to children. Questions exist as to how regulators and courts may interpret the scope and circumstances for potential liability under COPPA, and the FTC continues to provide guidance and clarification as to its 2013 revisions of COPPA. FTC guidance or enforcement precedent may make it difficult or impractical for TMTG to provide advertising on certain websites, services or applications. In addition, the FTC recently fined an ad network for certain methods of collecting and using data from mobile applications, including certain applications directed at children, and failing to disclose the data collection to mobile application developers in its network.

Evolving definitions of personal data within the EU, especially relating to the classification of IP addresses, machine or device identifiers, geo-location data and other such information, may cause TMTG to change its business practices, diminish the quality of its data and the value of its solution, and hamper its ability to expand its offerings. TMTG’s failure to comply with evolving interpretations of applicable laws and regulations, or to adequately protect personal data, could result in enforcement action against us or reputational harm, which could have a material adverse impact on TMTG’s business, financial condition and results of operations.

In addition to compliance with government regulations, TMTG expects to participate in trade associations and industry self-regulatory groups that promulgate best practices or codes of conduct addressing the provision of internet advertising. TMTG could be adversely affected by changes to these guidelines and codes in ways that are inconsistent with its practices or in conflict with the laws and regulations of U.S. or international regulatory authorities. For instance, new guidelines, codes or interpretations, by self-regulatory organizations or government agencies, may require additional disclosures or additional consumer consents, such as “opt-in” permissions to share, link or use data, such as health data from third parties, in certain ways. If TMTG fails to abide by, or are perceived as not operating in accordance with, industry best practices or any industry guidelines or codes with regard to privacy, its reputation may suffer and TMTG could lose relationships with advertisers and digital media properties.

Economic downturns and market conditions beyond TMTG’s control could adversely affect its business, financial condition and operating results. The COVID-19 pandemic has had, and is expected to continue to have, an adverse impact on our business, including our financial results and prospects.

TMTG’s business depends on the overall demand for advertising and on the economic health of advertisers that benefit from TruthSocial. Economic downturns or unstable market conditions, such as those potentially created by the outbreak of COVID-19 discussed herein, may cause advertisers to decrease their advertising budgets, which could reduce spend with TruthSocial and adversely affect TMTG’s business, financial condition and operating results. Our business, operations and financial performance have been, and may in the future be, negatively impacted by the COVID-19 pandemic and related public health responses, such as travel bans, restrictions, social distancing requirements and shelter-in-place orders. The pandemic and these related responses have caused, and may in the future cause, decreased advertiser demand for our platform, global slowdown of economic activity, disruptions of major events, volatility and disruption of financial markets, and changes in consumer behavior. For example, to the extent the pandemic continues to disrupt economic activity globally, it could adversely affect our business, financial condition and operating results through prolonged decreases in advertising spend, credit deterioration of our customers, depressed economic activity, or declines in capital markets. While the economy is reopening in various parts of the world, some countries and locations are reinstating lockdowns and other restrictions that make a full recovery difficult to predict. We continue to monitor the evolving situation and guidance from international and domestic authorities, including federal, state and local public health authorities, and there may be developments outside our control requiring us to adjust our operating plan.

The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect TMTG’s business.

TMTG depends on the leadership and experience of its relatively small number of key executive management personnel. The pursuit of the merger and the preparation for the integration has placed a burden on TMTG’s management and internal resources. TMTG has experienced management departures, and may continue to experience management departures. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could have a material adverse effect on TMTG’s business, financial condition and results of operations. The loss of the services of these key employees or TMTG’s executive management members could have a material adverse effect on TMTG’s business and prospects, as TMTG may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs. Furthermore, if TMTG loses or terminates the services of one or more of its key employees or if one or more of TMTG’s current or former executives or key employees joins a competitor or otherwise competes with us, it could impair TMTG’s business and its ability to successfully implement TMTG’s business plan. Additionally, if TMTG is unable to hire qualified replacements for its executive and other key positions in a timely fashion, its ability to execute its business plan would be harmed. Even if TMTG can quickly hire qualified replacements, TMTG could experience operational disruptions and inefficiencies during any such transition. TMTG believes that its future success will depend on its continued ability to attract and retain highly skilled and qualified personnel.

In addition, many of TMTG’s key technologies and systems will be custom-made for TMTG’s business by TMTG’s personnel. The loss of key engineering, product development, marketing and sales personnel could disrupt TMTG’s operations and have an adverse effect on TMTG’s business.

As TMTG continues to grow, TMTG cannot guarantee TMTG will continue to attract the personnel TMTG needs to maintain TMTG’s competitive position. In particular, TMTG intends to hire a significant number of technically-skilled personnel in 2022, and TMTG expects to face significant competition from other companies in hiring such personnel. As TMTG matures, the incentives to attract, retain and motivate employees provided by TMTG’s equity awards or by future arrangements, such as through cash bonuses, may not be effective. TMTG has a number of current employees who upon the completion of the Business Combination, and thereafter, will be entitled to receive substantial amounts of TMTG capital stock. As a result, it may be difficult for TMTG to continue to retain and motivate these employees, and the vesting of equity incentives could affect their decisions about whether or not they continue to work for TMTG. If TMTG does not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, TMTG may be unable to grow effectively

If TruthSocial or the TMTG+ streaming service fail to develop and maintain followers or a sufficient audience, if adverse trends develop in the social media platforms and streaming services business generally, or if President Trump were to cease to be able to devote substantial time to TruthSocial or TMTG+ streaming service, TMTG’s business would be adversely affected.

Social media platform and streaming services are speculative businesses because revenues and income derived from them depend primarily upon the continued acceptance of that platform and streaming services by the public. Public acceptance of a particular platform or programming depends upon, among other things, the ease of use of the platform, the quality of that programming, promotion of that programming, the quality and acceptance of competing platforms, streaming services and television programming and other sources of entertainment and information. A ratings decline could make it economically inefficient to continue providing for the use of the platform or the production of the streaming services program. If President Trump fails to attract and retain the public’s interest or the services provided by TruthSocial and TMTG+, or if the customer base were to cease using TruthSocial or subscribing to TMTG+, it could result in a write-down of TMTG’s capitalized development costs. The amount of any write-down would vary depending on a number of factors, including when the product or service ceased and the extent to which TMTG continued to generate revenues from the use of TMTG’s existing program library.

Adverse trends in the social media platform and streaming services of production business generally could harm TMTG’s revenues.

Social media platform and streaming services revenues and income may also be negatively affected by a number of other factors, most of which are not within TMTG’s control. These factors include a general decline in viewers, pricing pressure in the advertising industry, participants in TruthSocial, general economic conditions, increases in production costs, availability of other forms of entertainment and leisure time activities and other factors. All of these factors may quickly change, and these changes cannot be predicted with certainty. TMTG’s future licensing fees may also be adversely affected by these changes. Accordingly, if any of these changes were to occur, the revenues and income TMTG generates from its products and services could decline.

TMTG has placed emphasis on building a platform for all Americans to freely express themselves through TruthSocial. In particular, President Trump has stated that this is a platform for all who have been censored by Big Tech. Failure to realize this vision would adversely affect TMTG’s brand and business prospects.

TruthSocial is being developed as a global platform for public self-expression and conversation in real time, and the market for TruthSocial is relatively new and may not develop as expected, if at all. People who are not TruthSocial users may not understand the value of TruthSocial and new users may initially find TruthSocial confusing. There may be a perception that TruthSocial is only useful to users who share Truths, or to influential users with large audiences. Convincing potential new users, especially users who oppose Big Tech censorship, of the value of TruthSocial is critical to increasing TMTG’s user base and to the success of TMTG’s business. In addition, there are a number of other social media platforms that focus on the same audience that TruthSocial will focus on. To the extent users prefer a platform that is not associated with President Trump, our ability to attract users may decrease. Failure to attract a sufficient user base would adversely affect TMTG’s business prospects.

TMTG has placed emphasis on providing streaming services wherein the programming would be “non-woke” and will cancel “cancel culture.” Particularly, President Trump has stated that TMTG will stand up to “cancel culture” and the “self-righteous scolds.” Failure to realize this vision would adversely affect TMTG’s brand and business prospects.

Maintaining and enhancing TruthSocial and TMTG+ may require TMTG to make substantial investments to develop and provide “non-woke” content which cancels “cancel culture” and these investments may not achieve the desired goals. If TMTG fails to successfully promote and maintain TMTG’s programming as one which is “non-woke” and one which cancels “cancel culture” or if TMTG incurs excessive expenses in this effort, its business and operating results could be adversely affected.

If TMTG’s users do not continue to contribute content or their contributions are not valuable to other users, TMTG may experience a decline in the number of users accessing its products and services and user engagement, which could result in the loss of advertisers and revenue.

TMTG’s success depends on its ability to provide users with products and services with valuable content, which in turn for TruthSocial depends on the content contributed by TMTG’s users. TMTG believes that one of TruthSocial’s competitive advantages will be the quality, quantity and real-time nature of the content on TruthSocial, and that access to unique or real-time content is one of the main reasons users may visit TruthSocial. TMTG seeks to foster a broad and engaged user community, and TMTG intends to encourage high-profile individuals and entities to use TMTG’s products and services to freely express their views to broad audiences without the fear of being censored or cancelled for any unpopular or non-woke opinions. TMTG may also encourage media outlets to use its products and services to distribute their content. If users, including influential users, do not contribute content to TruthSocial, and it is unable to provide users with valuable and timely content, TMTG’s user base and user engagement may decline. Additionally, if TMTG is not able to address user concerns regarding the safety and security of TruthSocial or if TMTG is unable to successfully prevent abusive or other hostile behavior on TruthSocial, the size of the TruthSocial user base and user engagement may decline. TMTG may rely on the sale of advertising services for the substantial majority of TMTG’s revenue. If TMTG experiences a decline in the number of users or a decline in user engagement, including as a result of the loss of high-profile individuals and entities who generate content on TruthSocial, advertisers may not view TruthSocial as attractive for their marketing expenditures, and may reduce their spending with us—which would harm TMTG’s business and operating results.

If TMTG+’s efforts to attract and retain subscribers and users are not successful, TMTG’s revenues will be affected adversely.

TMTG must attract and retain subscribers and users for TMTG+. To succeed, TMTG+ must attract a large number of subscribers who have traditionally used pay cable channels, such as HBO and Showtime, and pay-per-view and VOD, or competing streaming services such as Hulu, Disney+, Amazon Prime, Netflix, for in-home filmed entertainment. TMTG’s ability to attract and retain subscribers will depend in part on TMTG+’s ability to consistently provide its subscribers a high-quality experience for selecting and viewing titles, including providing accurate recommendations. If consumers do not perceive TMTG+ programming to be of high quality, or if TMTG+ introduces new services that are not favorably received by consumers, TMTG+ may not be able to attract or retain subscribers. If TMTG’s efforts to attract and retain subscribers are not successful, its revenue will be affected adversely.

TMTG’s focus on product innovation and user engagement rather than short-term operating results may adversely affect TMTG’s revenues.

TMTG intends to quickly develop and launch new and innovative features. TMTG intends to focus on improving the user experience for TruthSocial and on developing new and improved products and services for the advertisers on TruthSocial. TMTG intends to prioritize innovation and the experience for users and advertisers on TruthSocial over short-term operating results. TMTG may frequently make product and service decisions that may reduce TMTG’s short-term operating results if it believes that the decisions are consistent with its goals to improve the user experience and performance for advertisers, which it believes will improve its operating results over the long term. These intended decisions may not be consistent with the short-term expectations of investors and may not produce the long-term benefits that TMTG expects, in which case TruthSocial user growth and user engagement, its relationships with advertisers and its business and operating results could be harmed. In addition, TMTG’s intent to focus on the user experience may negatively impact TMTG’s relationships with prospective advertisers. This could result in a loss of advertisers, which could harm TMTG’s revenue and operating results.

TruthSocial and TMTG+ user growth and engagement on mobile devices depend upon effective operation with mobile operating systems, networks, and standards that TMTG does not control.

TMTG intends to make its products and services available across a variety of operating systems and through websites. TMTG will be dependent on the interoperability of TruthSocial and TMTG+ with popular devices, desktop and mobile operating systems and web browsers that TMTG does not control, such as Mac OS, Windows, Android, iOS, Chrome and Firefox. Any changes in such systems, devices or web browsers that degrade the functionality of TMTG’s products and services or give preferential treatment to competitive products or services could adversely affect usage of TMTG’s products and services. Further, if the number of platforms for which TMTG develops its product expands, it will result in an increase in TMTG’s operating expenses. In order to deliver high-quality products and services, it is important that TMTG’s products and services work well with a range of operating systems, networks, devices, web browsers and standards that TMTG does not control. In addition, because a majority of TMTG’s future users may access TMTG’s products and services through mobile devices, TMTG is particularly dependent on the interoperability of its products and services with mobile devices and operating systems. TMTG may not be successful in developing relationships with key participants in the mobile industry or in developing products or services that operate effectively with these operating systems, networks, devices, web browsers and standards. In the event that it is difficult for TMTG’s users to access and use TMTG’s products and services, particularly on their mobile devices, TMTG’s user growth and engagement could be harmed, and its business and operating results could be adversely affected.

TMTG may not be successful in its efforts to grow and monetize the TruthSocial platform and TMTG+ streaming services.

Prospective developers may not be successful in building apps or websites that create and maintain user engagement. Additionally, potential developers may choose to build on other platforms, including mobile platforms controlled by third parties, rather than building on the TruthSocial platform or providing content for TMTG+ services. TMTG intends to balance the distribution objectives of TMTG’s developers with TMTG’s desire to provide an optimal user experience, and TMTG may not be successful in achieving a balance that attracts and retains TMTG’s product developers. If TMTG is not successful in its efforts to grow TMTG’s products or if TMTG is unable to build and maintain good relations with platform and streaming services developers, TMTG’s user growth and user engagement and TMTG’s financial results may be adversely affected.

TMTG’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the COVID-19 pandemic. The estimates and forecasts included in this proxy statement/prospectus relating to the size and expected growth of the target market and market demand may also prove to be inaccurate. The estimated addressable market may not materialize in the timeframe of the projections included herein, if ever, and even if the markets meet the size estimates and growth estimates presented in this proxy statement/prospectus, our business could fail to grow at similar rates.

TMTG’s business depends on continued and unimpeded access to TruthSocial and TMTG+ on the Internet by TMTG’s users and advertisers. If TMTG or TMTG’s users experience disruptions in Internet service or if Internet service providers are able to block, degrade or charge for access to TMTG’s products and services, TMTG could incur additional expenses and the loss of users and advertisers.

TMTG depends on the ability of TMTG’s users and advertisers to access the Internet. This access will be provided by companies—including hostile legacy technology companies—that have significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, government-owned service providers, device manufacturers and operating system providers, any of whom could take actions that degrade, disrupt or increase the cost of user access to TMTG’s products or services, which would, in turn, negatively impact TMTG’s business. The adoption of any laws or regulations that adversely affect the growth, popularity or use of the Internet, including laws or practices limiting Internet neutrality, could decrease the demand for, or the usage of, TMTG’s products and services, increase TMTG’s cost of doing business and adversely affect TMTG’s operating results. TMTG will also rely on other companies to maintain reliable network systems that provide adequate speed, data capacity and security to us and TMTG’s users. As the Internet continues to experience growth in the number of users, frequency of use and amount of data transmitted, the Internet infrastructure that TMTG and its users rely on may be unable to support the demands placed upon it. The failure of the Internet infrastructure that TMTG or TMTG’s users rely on, even for a short period of time, could undermine TMTG’s operations and harm TMTG’s operating results.

If TMTG fails to expand effectively in international markets, TMTG’s revenue and TMTG’s business will be harmed.

TMTG may not be able to monetize TMTG’s products and services internationally as a result of competition, advertiser demand, differences in the digital advertising market and digital advertising conventions, as well as differences in the way that users in different countries access or utilize TMTG’s products and services. Differences in the competitive landscape in international markets may impact TMTG’s ability to monetize TMTG’s products and services.

TMTG’s operating results in TMTG+ are expected to be difficult to predict based on a number of factors that also will affect TMTG’s long-term performance.

TMTG expects its operating results in TMTG+ to fluctuate significantly in the future based on a variety of factors, many of which are outside TMTG’s control and difficult to predict. As a result, period-to-period comparisons of TMTG’s future operating results may not be a good indicator of TMTG’s future or long-term performance. The following factors may affect TMTG+ from period to period and may affect TMTG’s long-term performance:

•	TMTG’s ability to manage consumer expectations and secure effective technological support to handle significant increases in the number of subscribers and subscriber selections;

•	TMTG’s ability to improve or maintain gross margins in its business;

•	changes by TMTG’s competitors to their product and service offerings;

•	price competition;

•	TMTG’s ability to maintain an adequate breadth and depth of titles for TMTG+;

•	changes in promotional support offered by studios;

•	TMTG’s ability to maintain, upgrade and develop its website, its internal computer systems and any fulfillment processes;

•	fluctuations in consumer spending on streaming services related products;

•	fluctuations in the use of the Internet for the purchase of consumer goods and services such as those offered by TMTG+;

•	technical difficulties, system downtime or Internet disruptions;

•	TMTG’s ability to attract new and qualified personnel in a timely and effective manner and retain existing personnel;

•	the amount and timing of operating costs and capital expenditures relating to expansion of TMTG’s business, operations and infrastructure;

•	TMTG’s ability to effectively manage the development of new business segments and markets;

•	TMTG’s ability to maintain and develop new and existing marketing relationships;

•	TMTG’s ability to successfully manage the integration of operations and technology resulting from acquisitions;

•	governmental regulation and taxation policies; and

•	general economic conditions and economic conditions specific to the Internet, online commerce, and the movie industry.

TMTG’s business is highly competitive. Competition presents an ongoing threat to the success of TMTG’s business. If TMTG is unable to compete effectively for users and advertiser spend, TMTG’s business and operating results could be harmed.

Competition for users of TMTG’s products and services will be intense. Although TMTG intends to develop a new global platform for public self-expression and conversation in real time, TMTG will face strong competition in its business. TMTG will compete against many companies to attract and engage users, including companies which have greater financial resources and substantially larger user bases, such as Twitter, Meta/Facebook (including Instagram), Alphabet/Google, Netflix, Disney+, Hulu, Microsoft (including LinkedIn), and Yahoo!, which offer a variety of Internet and mobile device-based products, services and content. For example, Facebook and Twitter operate a social networking site with significantly more users than TruthSocial may have in the future. Additionally, as a private company under new ownership, Twitter may demonstrate a renewed commitment to free speech principles that will heighten competition for users who prioritize such principles.

TMTG believes that its ability to compete effectively for users depends upon many factors both within and beyond TMTG’s control, including:

•	the popularity, usefulness, ease of use, performance and reliability of TMTG’s products and services compared to those of TMTG’s competitors;

•	the amount, quality and timeliness of content generated by TMTG’s users;

•	the timing and market acceptance of TMTG’s products and services;

•	the adoption of TMTG’s products and services internationally;

•	TMTG’s ability, and the ability of TMTG’s competitors, to develop new products and services and enhancements to existing products and services;

•	the frequency and relative prominence of the ads displayed by TMTG or TMTG’s competitors;

•	TMTG’s ability to establish and maintain relationships with platform partners that integrate with TruthSocial;

•

changes mandated by, or that TMTG elects to make to address, legislation, regulatory authorities or litigation, including settlements and consent decrees, some of which may have a disproportionate effect on TMTG;

•	the application of antitrust laws both in the United States and internationally;

•	government action regulating competition;

•	TMTG’s ability to attract, retain and motivate talented employees, particularly engineers, designers and product managers;

•	acquisitions or consolidation within TMTG’s industry, which may result in more formidable competitors; and

•	TMTG’s reputation and the brand strength relative to its competitors.

TMTG will face significant competition for advertiser spend. TMTG’s revenue will initially be generated through ads on TruthSocial, and TMTG will compete against online and mobile businesses, including those referenced above, and traditional media outlets, such as television, radio and print, for advertising budgets. In order to grow TMTG’s revenue and improve TMTG’s operating results, TMTG may increase TMTG’s share of spending on advertising relative to TMTG’s competitors, many of which are larger companies that offer more traditional and widely accepted advertising products. In addition, some of TMTG’s larger competitors have substantially broader product or service offerings and user bases and leverage their relationships based on other products or services to gain additional share of advertising budgets.

TMTG believes that its ability to compete effectively for advertiser spend depends upon many factors both within and beyond TMTG’s control, including:

•	the size and composition of TMTG’s user base relative to those of TMTG’s competitors;

•	TMTG’s ad targeting capabilities, and those of TMTG’s competitors;

•	the timing and market acceptance of TMTG’s advertising services, and those of TMTG’s competitors;

•	TMTG’s marketing and selling efforts, and those of TMTG’s competitors;

•	the pricing for TMTG’s products relative to the advertising products and services of TMTG’s competitors;

•	the return TMTG’s advertisers receive from TMTG’s advertising services, and those of TMTG’s competitors;

•	TMTG’s reputation and the strength of TMTG’s brand relative to TMTG’s competitors;

•	the engagement of TMTG’s users with TMTG’s products;

•	TMTG’s ability to monetize TruthSocial, including TMTG’s ability to successfully monetize mobile usage;

•	TMTG’s customer service and support efforts;

•	TMTG’s ability to establish and maintain developers’ interest in building TruthSocial and providing content for TMTG+;

•	acquisitions or consolidations within TMTG’s industry, which may result in more formidable competitors; and

•	TMTG’s ability to cost-effectively manage and grow its operations.

In recent years, there have been significant acquisitions and consolidation by and among TMTG’s potential competitors. TMTG anticipates this trend of consolidation will continue, which will present heightened competitive challenges for TMTG’s business. Acquisitions by TMTG’s competitors may result in reduced functionality of TruthSocial or availability of content for TMTG+. Any elimination of integration with TruthSocial in the future may adversely impact TMTG’s business and operating results.

Consolidation may also enable TMTG’s larger competitors to offer bundled or integrated products that feature alternatives to TruthSocial. Reduced functionality of TruthSocial, or TMTG’s competitors’ ability to offer bundled or integrated products that compete directly with TMTG, may cause TMTG’s user growth, user engagement and ad engagement to decline and advertisers to reduce their spend with TMTG. If TMTG is not able to compete effectively for users and advertiser spend its business and operating results would be materially and adversely affected.

Many of TMTG’s potential competitors have significantly greater resources and better competitive positions in certain markets than TMTG does. These factors may allow TMTG’s competitors to respond more effectively to new or emerging technologies and changes in market requirements. TMTG’s competitors may develop products, features, or services that are similar to TMTG’s or that achieve greater market acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. In addition, platform partners may use information shared by TMTG’s users through TruthSocial in order to develop products or features that compete with TMTG. If TMTG is not able to effectively compete, TMTG’s user base and level of user engagement may decrease, which could make TMTG less attractive to developers and advertisers and materially and adversely affect TMTG’s revenue and results of operations.

TruthSocial exists to provide its users a true free speech platform and avoid cancellation by Big Tech. There is nothing preventing Big Tech from ceasing to cancel different voices. If that were to happen, the number of users on TMTG’s platform may decrease.

Additionally, the market for in-home filmed entertainment is intensely competitive and subject to rapid change. Many consumers maintain simultaneous relationships with multiple in-home filmed entertainment providers and can easily shift spending from one provider to another. For example, consumers may subscribe to HBO, Netflix, Hulu, Disney+, Amazon Prime, or some combination thereof, all in the same month. Competitors may be able to launch new businesses at relatively low cost. Many of the TMTG’s competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, and other resources than TMTG does. Some of TMTG’s competitors have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to marketing and website and systems development than TMTG does. This could affect adversely TMTG’s ability to provide filmed entertainment on favorable terms, ultimately harming TMTG’s business.

Action by governments to censor content on or restrict access to TruthSocial and TMTG+ in their countries could substantially harm TMTG’s business and financial results.

It is possible that governments of one or more countries may seek to censor content available on TruthSocial and TMTG+ in their country or impose other restrictions that may affect the accessibility of TruthSocial and TMTG+ in their country for an extended period of time or indefinitely. In addition, governments in other countries may seek to restrict access to TruthSocial and TMTG+ from their country entirely if they consider TMTG to be in violation of their laws. In the event that access to TruthSocial or TMTG+ is restricted, in whole or in part, in one or more countries or TMTG’s competitors are able to successfully penetrate geographic markets that TMTG cannot access, TMTG’s ability to retain or increase TMTG’s user base and user engagement may be adversely affected, TMTG may not be able to maintain or grow TMTG’s revenue as anticipated, and TMTG’s financial results could be adversely affected.

TMTG’s new products, services and initiatives and changes to existing products, services and initiatives could fail to attract sufficient users and advertisers or generate revenue.

TMTG’s ability to increase the size and engagement of TruthSocial’s user base, attract advertisers and generate revenue will depend in part on TMTG’s ability to create successful new products and services, both independently and in conjunction with third parties. TMTG may introduce significant changes to TMTG’s existing products and services or develop and introduce new and unproven products and services, including technologies with which TMTG has little or no prior development or operating experience. If new or enhanced products or services fail to engage users and advertisers, TMTG may fail to attract or retain users or to generate sufficient revenue or operating profit to justify TMTG’s investments, and TMTG’s business and operating results could be adversely affected. In the future, TMTG may invest in new products, services, and initiatives to generate revenue, but there is no guarantee these approaches will be successful. If TMTG’s strategic initiatives do not enhance TMTG’s ability to monetize TMTG’s products and services or enable it to develop new approaches to monetization, TMTG may not be able to maintain or grow TMTG’s revenue or recover any associated development costs and TMTG’s operating results could be adversely affected.

If TMTG’s efforts to build and maintain strong brand identity, improve user base for TruthSocial, and subscriber satisfaction for TMTG’s streaming services are not successful, TMTG may not be able to attract or retain users or subscribers, and TMTG’s operating results will be affected adversely. If events occur that damage TMTG’s reputation and brand, TMTG’s ability to expand TMTG’s base of users, developers and advertisers may be impaired, and TMTG’s business and financial results may be harmed.

TMTG believes that the Trump brand will significantly contribute to the success of TMTG’s business. TMTG also believes that maintaining and enhancing TMTG’s brand is critical to expanding its base of users, developers and advertisers. Maintaining and enhancing TMTG’s brand will depend largely on TMTG’s ability to continue to provide useful, reliable, trustworthy and innovative products, which TMTG may not do successfully. TMTG may introduce new products or terms of service that users do not like, which may negatively affect TMTG’s brand. Additionally, the actions of TMTG’s platform developers may affect TMTG’s brand if users do not have a positive experience using third-party apps and websites integrated with TruthSocial. TMTG’s brand may also be negatively affected by the actions of users that are hostile towards President Trump or towards other people, by users impersonating other people, by users identified as spam, by users introducing excessive amounts of spam on TMTG’s platform or by third parties obtaining control over users’ accounts. TMTG expects that in the future TMTG may experience media, legislative, or regulatory scrutiny of TMTG’s decisions regarding user privacy or other issues, which may adversely affect TMTG’s reputation and brand. TMTG also may fail to provide adequate customer service, which could erode confidence in TMTG’s platform. Maintaining and enhancing TMTG’s platform may require it to make substantial investments and these investments may not be successful. If TMTG fails to successfully promote and maintain its platform or if it incurs excessive expenses in this effort, TMTG’s business and financial results may be adversely affected.

If TMTG is unable to offset increased demand for titles with increased subscriber retention or operating margins, TMTG’s operating results may be affected adversely.

If TMTG+ does not attract and retain subscribers or TMTG does not achieve operating margins to an extent necessary to offset operating costs, TMTG’s operating results will be adversely affected. In addition, subscriber demand for titles may increase for a variety of other reasons beyond TMTG’s control, including promotion by studios and seasonal variations in movie watching. TMTG’s subscriber growth and retention may be affected adversely if TMTG attempts to increase TMTG+ monthly subscription fees to offset any increased costs of acquiring or delivering titles.

Following the Business Combination, TMTG may need additional capital, and TMTG cannot be sure that additional financing will be available.

Although TMTG currently anticipates that the proceeds from the Business Combination and the PIPE Investment, together with TMTG’s available funds and cash flow from operations, will be sufficient to meet TMTG’s cash needs for the foreseeable future, TMTG may require additional financing. TMTG’s ability to obtain financing will depend, among other things, on TMTG’s development efforts, business plans, operating performance and condition of the capital markets at the time TMTG seeks financing. TMTG cannot assure you that additional financing will be available to it on favorable terms when required, or at all. If TMTG raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of New Digital World common stock, and the existing stockholders may experience dilution.

Any significant disruption in service on TruthSocial or in TMTG’s information systems could result in a loss of users or subscribers.

Potential users and subscribers will access TMTG+ through TMTG’s website and related mobile applications, where the title selection process may be integrated with TMTG’s delivery processing systems and software. TMTG’s reputation and ability to attract, retain and serve TMTG’s subscribers is dependent upon the reliable performance of TMTG’s website and related apps, network infrastructure and fulfillment processes.

Interruptions in these systems could make TMTG’s website unavailable and hinder TMTG’s ability to fulfill selections. Some of TMTG’s software is proprietary, and TMTG may rely on the expertise of members of TMTG’s engineering and software development teams for the continued performance of TMTG’s software and computer systems. Service interruptions or the unavailability of TMTG’s website could diminish the overall attractiveness of TMTG’s subscription service to existing and potential subscribers.

TMTG’s servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in TMTG’s service and operations and loss, misuse or theft of data. TMTG’s website may periodically experience directed attacks intended to cause a disruption in service. Any attempts by hackers to disrupt TMTG’s website service or TMTG’s internal systems, if successful, could harm TMTG’s business, be expensive to remedy and damage TMTG’s reputation. Efforts to prevent hackers from entering TMTG’s computer systems may be expensive to implement and may limit the functionality of TMTG’s services. Any significant disruption to TMTG’s website or internal computer systems could result in a loss of subscribers and adversely affect TMTG’s business and results of operations.

TMTG’s communications hardware and the computer hardware used to operate TMTG’s website will initially be hosted at the facilities of a third-party provider. Hardware for TMTG’s delivery systems is intended to be maintained in TMTG’s distribution centers. Fires, floods, earthquakes, power losses, telecommunications failures, break-ins, and similar events could damage these systems and hardware or cause them to fail completely. Problems faced by TMTG’s third-party web hosting provider, with the telecommunications network providers with whom it contracts or with the systems by which it allocates capacity among its subscribers, including us, could impact adversely the experience of TMTG’s subscribers. Any of these problems could result in a loss of subscribers.

Privacy concerns could limit TMTG’s ability to leverage TruthSocial and TMTG+ user and subscriber data.

In the ordinary case of business, and in particular, in connection with providing TMTG+ users, TMTG may collect and utilize data supplied by TMTG+ subscribers. TMTG may face certain legal obligations regarding the manner in which TMTG treats such information. Other businesses have been criticized by privacy groups and governmental bodies for attempts to link personal identities and other information to data collected on the Internet regarding users’ browsing and other habits. Increased regulation of data utilization practices, including self-regulation, as well as increased enforcement of existing laws, could have an adverse effect on TMTG’s business.

TMTG’s reputation and relationships with subscribers and credit card companies would be harmed if TMTG’s billing data were to be accessed by unauthorized persons or TMTG’s billing software fails.

To secure transmission of confidential information obtained by TMTG for billing purposes, including TMTG+ subscribers’ credit card data, TMTG intends to rely on licensed encryption and authentication technology. In conjunction with the credit card companies, TMTG intends to take measures to protect against unauthorized intrusion into TMTG+’s subscribers’ credit card and other data. If, despite these measures, TMTG experiences any unauthorized intrusion into TMTG+’s subscribers’ data, potential subscribers may become unwilling to provide the information to us necessary for them to become subscribers, and TMTG’s business could be affected adversely. Similarly, if a well-publicized breach of the consumer data security of any other major consumer website were to occur, there could be a general public loss of confidence in the use of the Internet for commerce transactions, which could adversely affect TMTG’s business.

In addition, because TMTG may obtain TMTG+ subscribers’ billing information on its website, TMTG likely may not obtain signatures from subscribers in connection with the use of credit cards by them. Under current credit card practices, to the extent TMTG does not obtain cardholders’ signatures, TMTG is liable for fraudulent credit card transactions, even where the associated financial institution approves payment of the orders. TMTG does not currently carry insurance against the risk of fraudulent credit card transactions. A failure to adequately control fraudulent credit card transactions would harm TMTG’s business and results of operations.

Any future problems with TMTG’s billing software may have an adverse effect on TMTG+’s subscriber satisfaction and may cause one or more of the major credit companies to disallow TMTG’s continued use of their payment products. In addition, if TMTG’s billing software fails and TMTG fails to bill subscribers TMTG’s cash flow and results of operations will be affected adversely.

Improper access to or disclosure of TMTG’s users’ information could harm TMTG’s reputation and adversely affect TMTG’s business.

TMTG’s efforts to protect the information that TMTG’s users have chosen to share using TruthSocial may be unsuccessful due to the actions of third parties, software bugs or other technical malfunctions, employee error or malfeasance, or other factors. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to TMTG’s data or TMTG’s users’ data. If any of these events occur, TMTG’s users’ information could be accessed or disclosed improperly. TruthSocial’s Data Privacy Policy governs the use of information that users have chosen to share using TruthSocial. Some platform developers may store information provided by TMTG’s users through apps on the TruthSocial platform or websites integrated with TruthSocial. If these third parties or platform developers fail to adopt or adhere to adequate data security practices or fail to comply with TMTG’s terms and policies, or in the event of a breach of their networks, TMTG’s users’ data may be improperly accessed or disclosed. Any incidents involving unauthorized access to or improper use of the information of TMTG’s users could damage TMTG’s reputation and TMTG’s brand and diminish TMTG’s competitive position. In addition, the affected users or government authorities could initiate legal or regulatory action against TMTG in connection with such incidents, which could cause TMTG to incur significant expense and liability or result in orders or consent decrees forcing TMTG to modify its business practices. Any of these events could have a material and adverse effect on TMTG’s business, reputation or financial results.

Unfavorable media coverage could negatively affect TMTG’s business.

TMTG may receive a high degree of media coverage around the world. Unfavorable publicity regarding, for example, TMTG’s privacy practices, product changes, product quality, litigation or regulatory activity, or the actions of TMTG’s platform or streaming services developers or TMTG’s users, could adversely affect TMTG’s reputation and its ability to transact with its third-party providers. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of TMTG’s user base and result in decreased revenue, which could adversely affect TMTG’s business and financial results.

TMTG’s intellectual property may be infringed upon and others have and may continue to accuse TMTG of infringing on their intellectual property, either of which could adversely affect TMTG’s business and result in very expensive litigation.

In recent years, there has been significant litigation in the United States over patents and other intellectual property rights. Although TMTG in not engaged in such litigation, in the future TMTG or customers who use TMTG’s products may unintentionally infringe the trademarks, copyrights, patents and other intellectual property rights of third parties, including allegations made by TMTG’s competitors or by non-practicing entities. TMTG cannot predict whether assertions of third-party intellectual property rights or claims arising from these assertions will substantially harm TMTG’s business and operating results. If TMTG is forced to defend any infringement claims, whether they are with or without merit or are ultimately determined in TMTG’s favor, TMTG may face costly litigation and diversion of technical and management personnel. Some of TMTG’s competitors have substantially greater resources than TMTG does and are able to sustain the cost of complex intellectual property litigation to a greater extent and for longer periods of time than TMTG could. Furthermore, an adverse outcome of a dispute may require TMTG: to pay damages, potentially including treble damages and attorneys’ fees, if TMTG is found to have willfully infringed a party’s patent or other intellectual property rights; to cease making, licensing or using products that are alleged to incorporate or make use of the intellectual property of others; to expend additional development resources to redesign TMTG’s products; and to enter into potentially unfavorable royalty or license agreements in order to obtain the rights to use necessary technologies. Royalty or licensing agreements, if required, may be unavailable on terms acceptable to TMTG, or at all. In any event, TMTG may need to license intellectual property which would require TMTG to pay royalties or make one-time payments. Even if these matters do not result in litigation or are resolved in TMTG’s favor or without significant cash settlements, the time and resources necessary to resolve them could harm TMTG’s business, operating results, financial condition and reputation.

In addition, if TMTG’s advertising customers do not own the copyright for advertising content included in their advertisements or if digital media property owners do not own the copyright for content to the digital media next to which the advertisements appear, advertisers and digital media properties could receive complaints from copyright owners, which could harm TMTG’s reputation and TMTG’s business.

As such, litigation diverts the time and resources of management, regardless of the merits of the claim. There can be no assurance that TMTG would prevail in any future litigation relating to TMTG’s licensing agreements. If TMTG were to lose such a case and be required to cease the sale of certain products or the use of certain technology or were forced to pay monetary damages, the results could adversely affect TMTG’s business and reputation.

TMTG must comply with licenses related to the use of free, publicly-available software incorporated in TruthSocial products; failure to do so could cause the loss of the ability to use such software which could in turn adversely affect TMTG’s revenues and results of operations.

In October 2021, Software Freedom Conservancy (“SFC”) policy fellow Bradley M. Kuhn has accused TMTG of violating the licensing agreement for the free, publicly available software platform, Mastodon. Although any entity can use the code from Mastodon, according to the licensing agreement (AGPLv3), each user of the software must receive “an opportunity to receive the entire Corresponding Source for the website based on that code.” Early users of TruthSocial, Kuhn alleged, did not receive the source code.

On October 26, 2021, Mastodon sent a letter requesting that the TruthSocial source code be made publicly available in compliance with the license. TMTG has since taken action to resolve this issue by publishing its source code.

TMTG operates in new and evolving industries. TMTG may not be able to respond to changes in market conditions or to new or emerging technologies.

You should take into account the risks and uncertainties frequently encountered by new companies in rapidly evolving markets. TMTG’s financial results in any given quarter can be influenced by numerous factors, many of which TMTG is unable to predict or is outside of TMTG’s control, including:

•	TMTG’s ability to maintain and grow TMTG’s user base and user engagement;

•	TMTG’s ability to attract and retain advertisers in a particular period;

•	seasonal fluctuations in spending by TMTG’s advertisers;

•	the number of ads shown to users;

•	the pricing of TMTG’s ads and other products;

•	TMTG’s ability to increase payments and other fees revenue;

•	the diversification and growth of revenue sources beyond advertising and payments;

•	the development and introduction of new products or services by us or TMTG’s competitors;

•	increases in marketing, sales, and other operating expenses that TMTG may incur to grow and expand TMTG’s operations and to remain competitive;

•	TMTG’s ability to maintain gross margins and operating margins;

•	TMTG’s ability to obtain equipment and components for TMTG’s data centers and other technical infrastructure in a timely and cost-effective manner;

•	system failures or breaches of security or privacy;

•	inaccessibility of TruthSocial due to third-party actions;

•	adverse litigation judgments, settlements, or other litigation-related costs;

•	changes in the legislative or regulatory environment, including with respect to privacy, or enforcement by government regulators, including fines, orders, or consent decrees;

•	fluctuations in currency exchange rates and changes in the proportion of TMTG’s revenue and expenses denominated in foreign currencies;

•	fluctuations in the market values of TMTG’s portfolio investments and in interest rates;

•	changes in U.S. GAAP; and

•	changes in business or macroeconomic conditions.

TMTG’s business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to TMTG’s business practices, increased cost of operations, or declines in user growth or engagement, or otherwise harm TMTG’s business.

TMTG is subject to a variety of laws and regulations in the United States and abroad that involve matters central to TMTG’s business, including user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation, and online payment services. Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the United States. These U.S. federal and state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which TMTG operates. For example, the interpretation of some laws and regulations that govern the use of names and likenesses in connection with advertising and marketing activities is unsettled and developments in this area could affect the manner in which TMTG designs TMTG’s products, as well as TMTG’s terms of use. A number of proposals are pending before federal, state, and foreign legislative and regulatory bodies that could significantly affect TMTG’s business. For example, a revision to the 1995 European Union Data Protection Directive is currently being considered by European legislative bodies that may include more stringent operational requirements for data processors and significant penalties for non-compliance. Similarly, there have been a number of recent legislative proposals in the United States, at both the federal and state level, that would impose new obligations in areas such as privacy and liability for copyright infringement by third parties. These existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, result in negative publicity, increase TMTG’s operating costs, require significant management time and attention, and subject us to claims or other remedies, including fines or demands that TMTG modify or cease existing business practices.

If TMTG’s security measures are breached, or if TMTG’s products and services are subject to attacks that degrade or deny the ability of users to access TMTG’s products and services, TMTG’s products and services may be perceived as not being secure, users and advertisers may curtail or stop using TMTG’s products and services and TMTG’s business and operating results could be harmed.

TMTG’s products and services involve the storage and transmission of users’ and advertisers’ information, and security breaches expose it to a risk of loss of this information, litigation and potential liability. TMTG may experience cyber-attacks of varying degrees on a regular basis, and as a result, unauthorized parties may obtain access to TMTG’s data or TMTG’s users’ or advertisers’ data. TMTG’s security measures may also be breached due to employee error, malfeasance or otherwise. Additionally, outside parties may attempt to fraudulently induce employees, users or advertisers to disclose sensitive information in order to gain access to TMTG’s data or TMTG’s users’ or advertisers’ data or accounts, or may otherwise obtain access to such data or accounts. Since TMTG’s users and advertisers may use their TruthSocial accounts to establish and maintain online identities, unauthorized communications from TruthSocial accounts that have been compromised may damage their reputations and brands as well as TMTG’s. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to TMTG’s reputation and a loss of confidence in the security of TMTG’s products and services that could have an adverse effect on TMTG’s business and operating results. Because the techniques used to obtain unauthorized access, disable, or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, TMTG may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of TMTG’s security occurs, the market perception of the effectiveness of TMTG’s security measures could be harmed, TMTG could lose users and advertisers and TMTG may incur significant legal and financial exposure, including legal claims and regulatory fines and penalties. Any of these actions could have a material and adverse effect on TMTG’s business, reputation, and operating results.

TMTG may face lawsuits or incur liability as a result of content published on TruthSocial and TMTG+.

TMTG may face claims relating to content that is published or made available through TMTG’s products and services or third-party products or services. In particular, the nature of TMTG’s business exposes it to claims related to defamation, intellectual property rights, rights of publicity and privacy, illegal content, content regulation and personal injury torts. The law relating to the liability of providers of online products or services for activities of their users remains somewhat unsettled, both within the United States and internationally. This risk may be enhanced in certain jurisdictions outside the United States where TMTG may be less protected under local laws than TMTG is in the United States. In addition, the public nature of communications on TMTG’s network exposes it to risks arising from the creation of impersonation accounts intended to be attributed to TMTG’s users or advertisers. TMTG could incur significant costs investigating and defending these claims. If TMTG incurs costs or liability as a result of these events occurring, TMTG’s business, financial condition and operating results could be adversely affected.

Many of TMTG’s products and services rely on, incorporate, and/or license open source software, which may pose particular risks to TMTG’s proprietary software, products, and services in a manner that could have a negative effect on TMTG’s business.

TMTG uses and plans to continue using open-source software in its products and services. For example, TruthSocial was built using an AGPLv3 license (also referred to “copyleft” or a “viral license”). In addition, TMTG may contribute software source code to existing open-source projects, such as Mastodon, pursuant to applicable licenses or release internal software projects under open-source licenses and anticipate doing so in the future. The terms of many licenses to which TMTG is or is likely to become subject to have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on TMTG’s ability to provide or distribute TMTG’s products or services. Additionally, TMTG may from time-to-time face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that TMTG developed using such software, (which could include TMTG’s proprietary source code), or otherwise seeking to enforce the terms of an applicable license in a manner adverse to TMTG’s interests. These claims could result in litigation and could require TMTG to make its software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until TMTG can re-engineer them to avoid infringement. TMTG is proactively working to mitigate these risks by developing technical solutions to these potential challenges. However, this re-engineering process could require significant additional research and development resources, and TMTG may not be able to complete it successfully. In addition to risks related to license requirements, use of certain open-source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software. Additionally, because any software source code TMTG contributes to open-source projects is publicly available, TMTG’s ability to protect TMTG’s intellectual property rights with respect to such software source code may be limited or lost entirely, and TMTG is unable to prevent TMTG’s competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have a negative effect on TMTG’s business, financial condition, and operating results.

TMTG may rely in part on application marketplaces and Internet search engines to drive traffic to TMTG’s products and services, and if TMTG fails to appear high up in the search results or rankings, traffic to TruthSocial could decline and TMTG’s business and operating results could be adversely affected.

Although TMTG is actively building a web application for TruthSocial, TMTG may rely on application marketplaces, such as Apple’s App Store and Google’s Play, to drive downloads of TMTG’s mobile application. In the future, Apple, Google, or other operators of application marketplaces may make changes to their marketplaces which make access to TMTG’s products and services more difficult or impossible. Additionally, third parties may attempt to pressure Apple and Google to remove TruthSocial from their application marketplaces, and such removal may constitute a force majeure event under the operative version of TMTG’s License Agreement with President Trump.

TMTG may also depend in part on Internet search engines, such as Google, Bing, and Yahoo!, to drive traffic to TruthSocial. For example, when a user types an inquiry into a search engine, TMTG may rely on a high organic search result ranking of TMTG’s web pages in these search results to refer the user to TruthSocial. However, TMTG’s ability to maintain high organic search result rankings is not within TMTG’s control. TMTG’s competitors’ search engine optimization (“SEO”) efforts may result in their websites receiving a higher search result page ranking than TMTG’s, or Internet search engines could revise their methodologies in a way that would adversely affect TMTG’s search result rankings. For example, Google has integrated its social networking offerings, including Google+, with certain of its products, including search, which could negatively impact the organic search ranking of TMTG’s web pages. If Internet search engines modify their search algorithms in ways that are detrimental to us, or if TMTG’s competitors’ SEO efforts are more successful than TMTG’s, the growth in TruthSocial’s user base could slow. TMTG anticipates fluctuations in search result rankings in the future. Any reduction in the number of users directed to TMTG’s mobile applications or website through application marketplaces and search engines could harm TMTG’s business and operating results.

More people are using devices other than personal computers to access the Internet and new platforms to produce and consume content, and TMTG needs to promote the adoption of TMTG’s mobile applications, and TMTG’s business and operating results may be harmed if TMTG is unable to do so.

The number of people who access the Internet through devices other than personal computers, including mobile phones, smartphones, handheld computers such as net books and tablets, video game consoles and television set-top devices, has increased dramatically in the past few years. There are 7.26 billion smart and feature phone users worldwide, including 6.65 billion smartphone users worldwide in 2022. Since TMTG may generate a majority of TMTG’s advertising revenue through users on mobile devices, TMTG must continue to drive adoption of TMTG’s mobile applications. In addition, mobile users frequently change or upgrade their mobile devices. TMTG’s business and operating results may be harmed if TMTG’s users do not install TruthSocial application when they change or upgrade their mobile device. In addition, as new devices and platforms are continually being released, users may consume content in a manner that is more difficult to monetize. It is difficult to predict the problems TMTG may encounter in adapting TMTG’s products and services and developing competitive new products and services that are compatible with new devices or platforms. If TMTG is unable to develop products and services that are compatible with new devices and platforms, or if TMTG is unable to drive continued adoption of TMTG’s mobile applications, TMTG’s business and operating results may be harmed.

If TMTG fails to maintain an effective system of disclosure controls and internal controls over financial reporting, TMTG’s ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, the Combined Entity will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the listing standards of Nasdaq. TMTG expect that the requirements of these rules and regulations will continue to increase TMTG’s legal, accounting, and financial compliance costs, make some activities more difficult, time consuming and costly, and place significant strain on TMTG’s personnel, systems, and resources.

The Sarbanes-Oxley Act requires, among other things, that TMTG maintain effective disclosure controls and procedures and internal control over financial reporting. TMTG intends to develop and refine TMTG’s disclosure controls and other procedures that are designed to ensure that information required to be disclosed by TMTG in the reports that TMTG will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to TMTG’s principal executive and financial officers. TMTG intends to improve TMTG’s internal control over financial reporting. In order to maintain and improve the effectiveness of TMTG’s disclosure controls and procedures and internal control over financial reporting, TMTG anticipates that TMTG will continue to expend significant resources, including accounting-related costs and significant management oversight.

TMTG’s controls may become inadequate because of changes in conditions in TMTG’s business. Further, weaknesses in TMTG’s disclosure controls or TMTG’s internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm TMTG’s operating results or cause us to fail to meet TMTG’s reporting obligations and may result in a restatement of TMTG’s financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of management evaluations and independent registered public accounting firm audits of TMTG’s internal control over financial reporting that TMTG will eventually be required to include in TMTG’s periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in TMTG, which would likely have a negative effect on the trading price of TMTG’s common stock. In addition, if TMTG is unable to continue to meet these requirements, TMTG may not be able to remain listed on Nasdaq.

Upon becoming a public company, the Combined Entity will be required to provide an annual management report on the effectiveness of its internal control over financial reporting commencing with its annual report on Form 10-K. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on TMTG’s business and operating results and cause a decline in the price of the Combined Entity’s common stock.

If currency exchange rates fluctuate substantially in the future, TMTG’s operating results, which are reported in U.S. dollars, could be adversely affected.

TMTG intends to expand international operations. As a result, TMTG will become more exposed to the effects of fluctuations in currency exchange rates. TMTG may incur expenses for employee compensation and other operating expenses at TMTG’s international locations in the local currency and accept payment from advertisers or data partners in currencies other than the U.S. dollar. Since TMTG may conduct business in currencies other than U.S. dollars but report TMTG’s operating results in U.S. dollars, TMTG face exposure to fluctuations in currency exchange rates. Consequently, exchange rate fluctuations between the U.S. dollar and other currencies could have a material impact on TMTG’s operating results.

TMTG’s business is subject to the risks of earthquakes, fire, power outages, floods, and other catastrophic events, and to interruption by man-made problems such as terrorism.

A significant natural disaster, such as an earthquake, fire, flood, or significant power outage could have a material adverse impact on TMTG’s business, operating results, and financial condition. TMTG does not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to TMTG’s business that may result from interruptions in TMTG’s ability to provide TMTG’s products and services.

If TMTG’s trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by TMTG’s competitors, the value of TMTG’s brand and other intangible assets may be diminished, and TMTG’s business may be adversely affected. If TMTG is unable to protect TMTG’s intellectual property, or to successfully register the pending “Truth Social” trademark with the USPTO, the value of TMTG’s brand and other intangible assets may be diminished, and TMTG’s business may be adversely affected.

TMTG intends to rely on a combination of confidentiality and license agreements with TMTG’s employees, consultants, and third parties with whom TMTG develops relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect TMTG’s proprietary rights. TMTG has filed various applications for protection of certain aspects of TMTG’s intellectual property. However, third parties may knowingly or unknowingly infringe TMTG’s proprietary rights, third parties may challenge any proprietary rights held by TMTG, and pending and future trademark and patent applications may not be approved.

In February 2022, the USPTO received a Letter of Protest from Vero Labs, Inc., owner of U.S. registrations for the trademark, “VERO – TRUE SOCIAL,” in connection with the pending U.S. trademark application for “TRUTH SOCIAL.” On April 5, 2022, the USPTO issued an office Action with respect to the pending U.S. trademark application for “TRUTH SOCIAL” citing the “VERO – TRUE SOCIAL” registrations against the pending application. TMTG intends to respond to the USPTO’s Office Action with arguments in favor of registration of the “TRUTH SOCIAL” trademark. There is no guarantee that the USPTO will accept the arguments presented and agree to register the “TRUTH SOCIAL” Trademark. In the event we are unable to successfully register the pending “TRUTH SOCIAL” trademark, we may seek to change the name of our social media platform or reach an accommodation of the “VERO – TRUE SOCIAL” trademark to permit us to use “TRUTH SOCIAL.” In addition, effective intellectual property protection may not be available in every country in which TMTG operates or intends to operate TMTG’s business. In any or all of these cases, TMTG may be required to expend significant time and expense in order to prevent infringement or to enforce TMTG’s rights. Although TMTG intends to take measures to protect TMTG’s proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to TMTG’s and compete with TMTG’s business. In addition, TMTG may contribute software source code under open source licenses and may make other technology developed by it available under other open licenses, and TMTG may include open source software in TMTG’s products. As a result of any future TMTG’s open source contributions and the use of open source in TMTG’s products, TMTG may license or be required to license innovations that turn out to be material to TMTG’s business and may also be exposed to increased litigation risk. If the protection of TMTG’s proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of TMTG’s brand and other intangible assets may be diminished and competitors may be able to more effectively mimic TMTG’s service and methods of operations. Any of these events could have an adverse effect on TMTG’s business and financial results.

Trademark, copyright, patent, and other intellectual property rights are important to TMTG and other companies. TMTG’s intellectual property rights extend to TMTG’s technology, business processes and the content on TMTG’s website. TMTG intends to use the intellectual property of third parties in merchandising TMTG’s products and marketing TMTG’s service through contractual and other rights. If there is any claim against TMTG for infringement, misappropriation, misuse or other violation of third party intellectual property rights, and TMTG is unable to obtain sufficient rights or develop non-infringing intellectual property or otherwise alter TMTG’s business practices, as appropriate, on a timely basis, TMTG’s business and competitive position may be affected adversely. Many companies are devoting significant resources to developing patents that could potentially affect many aspects of TMTG’s business. There are numerous patents that broadly claim means and methods of conducting business on the Internet. TMTG has not exhaustively searched patents relative to TMTG’s technology. TMTG may be accused of infringing certain of these patents. In addition, other parties may assert infringement or unfair competition, or other intellectual property claims against TMTG that could relate to any aspect of TMTG’s technology, business processes, merchandizing, and marketing activities or TMTG’s intellectual property rights. TMTG cannot predict whether third parties will assert claims of infringement against it, the subject matter of any of these claims or whether these assertions or prosecutions will adversely affect TMTG’s business. If TMTG is forced to defend itself against any of these claims, whether they are with or without merit or are determined in TMTG’s favor, TMTG may face costly litigation, diversion of technical and management personnel, inability to use TMTG’s current website technology or inability to market TMTG’s service or merchandise TMTG’s products. As a result of a dispute, TMTG may have to develop non-infringing technology, enter into royalty or licensing agreements adjust TMTG’s merchandizing or marketing activities or take other action to resolve the claims. These actions, if required, may be unavailable on terms acceptable to us, costly or unavailable.

If TMTG is unable to protect TMTG’s domain names, TMTG’s reputation and brand could be affected adversely.

TMTG may hold various domain names relating to TMTG’s brand, including TMTGcorp.com and TruthSocial.com. Failure to protect TMTG’s domain names could affect adversely TMTG’s reputation and brand and make it more difficult for users to find TMTG’s website and TMTG’s service. The acquisition and maintenance of domain names generally are regulated by governmental agencies and their designees. The regulation of domain names in the United States may change in the near future. Governing bodies may establish additional top-level domains, appoint additional domain name registrars, or modify the requirements for holding domain names. As a result, TMTG may be unable to acquire or maintain relevant domain names. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. TMTG may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon, or otherwise decrease the value of TMTG’s trademarks and other proprietary rights.

In the future, TMTG may be involved in numerous class action lawsuits and other litigation matters that are expensive and time consuming, and, if resolved adversely, could harm TMTG’s business, financial condition or results of operations.

In addition to intellectual property and licensing claims, TMTG may also be involved in numerous other lawsuits, including putative class action lawsuits brought by users and advertisers, many of which claim statutory damages. In fact, TMTG anticipates that TMTG will continue to be a target for numerous lawsuits in the future. If TMTG is able to build an expansive user base, the plaintiffs in class action cases filed against TMTG typically will claim enormous monetary damages even if the alleged per-user harm is small or non-existent. Any litigation to which TMTG may in the future be a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or TMTG may decide to settle lawsuits on similarly unfavorable terms. Any such negative outcome could result in payments of substantial monetary damages or fines, or changes to TMTG’s products or business practices, and accordingly TMTG’s business, financial condition, or results of operations could be materially and adversely affected. However, defending any future claims may be costly and can impose a significant burden on management and employees, and TMTG may receive unfavorable preliminary or interim rulings in the course of litigation, which could adversely affect the market price of the Combined Entity’s common stock. There can be no assurances that a favorable final outcome will be obtained in any cases in the future.

President Trump has significant influence over key decision making as a result of his control of a significant portion of TMTG’s voting stock.

President Trump, TMTG’s Chairman, will be able to exercise voting rights with respect to an aggregate of approximately 73.3 million shares of common stock, representing approximately 57.8% of the voting power of the outstanding common stock following the Business Combination assuming no redemptions and no conversion of the Preferred Stock, or approximately 46.8% of the voting power of the common stock assuming full conversion of the Preferred Stock at the initial conversion price. As a result, President Trump will have the ability to significantly influence the outcome of matters submitted to the Combined Entity’s stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of the Combined Entity’s assets. In addition, President Trump will have the ability to significantly influence the management and affairs of the Combined Entity as a result of his position as its Chairman and the ability to control the election of the Combined Entity’s directors. Additionally, in the event that President Trump controls the Combined Entity at the time of his death, control may be transferred to a person or entity that he designates as his successor. As a board member, President Trump will owe a fiduciary duty to the Combined Entity’s stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of the Combined Entity’s stockholders. As a stockholder, even a controlling stockholder, President Trump is entitled to vote his shares in his own interests, which may not always be in the interests of the Combined Entity’s stockholders generally.

TMTG cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, TMTG may need additional financing. TMTG’s ability to obtain additional financing, if and when required, will depend on investor demand, TMTG’s operating performance, the condition of the capital markets, and other factors. If TMTG raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of the Combined Entity’s common stock, and TMTG’s existing stockholders may experience dilution.

TMTG’s costs may grow more quickly than TMTG’s revenue, harming TMTG’s business and profitability.

TMTG expects its expenses to continue to increase in the future as it broadens its user base, as users increase the number of connections and amount of data they share with us, as TMTG develops and implement new product features that require more computing infrastructure, and as TMTG hires additional employees. TMTG expects to incur increasing costs, in particular for servers, storage, power, and data centers, to support TMTG’s anticipated future growth. TMTG expects to continue to invest in TMTG’s infrastructure in order to provide TMTG’s products rapidly and reliably to all users around the world, including in countries where TMTG does not expect significant short-term monetization. TMTG’s expenses may be greater than TMTG anticipates, and TMTG’s investments to make TMTG’s business and TMTG’s technical infrastructure more efficient may not be successful. In addition, TMTG may increase marketing, sales, and other operating expenses in order to grow and expand TMTG’s operations and to remain competitive. Increases in TMTG’s costs may adversely affect TMTG’s business and profitability.

TMTG’s business is dependent on its ability to maintain and scale TMTG’s technical infrastructure, and any significant disruption in TMTG’s service could damage TMTG’s reputation, result in a potential loss of users and engagement, and adversely affect TMTG’s financial results.

TMTG’s reputation and ability to attract, retain, and serve TMTG’s users is dependent upon the reliable performance of TruthSocial and TMTG+ and TMTG’s underlying technical infrastructure. TMTG’s systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages or service disruptions that could be harmful to TMTG’s business. If TruthSocial and TMTG+ is unavailable when users attempt to access it, or if it does not load as quickly as they expect, users may not return to TMTG’s website as often in the future, or at all. As TMTG’s user base and the amount and types of information shared on

TruthSocial and TMTG+ continue to grow, TMTG will need an increasing amount of technical infrastructure, including network capacity, and computing power, to continue to satisfy the needs of TMTG’s users. It is possible that TMTG may fail to effectively scale and grow TMTG’s technical infrastructure to accommodate these increased demands. In addition, as stated above, TMTG’s business is subject to interruptions, delays, or failures resulting from earthquakes, other natural disasters, terrorism, or other catastrophic events.

A substantial portion of TMTG’s network infrastructure will be provided by third parties. Any disruption or failure in the services TMTG receives from these providers could harm TMTG’s ability to handle new or increased traffic and could significantly harm TMTG’s business. Any financial or other difficulties these providers face may adversely affect TMTG’s business, and TMTG exercise little control over these providers, which increases TMTG’s vulnerability to problems with the services they provide.

TMTG’s software is highly technical, and if it contains undetected errors, TMTG’s business could be adversely affected. TMTG’s business and operating results may be harmed by a disruption in TMTG’s service, or by TMTG’s failure to timely and effectively scale and adapt TMTG’s existing technology and infrastructure.

One of the reasons people will come to TruthSocial is for real-time information. TMTG in the future may experience service disruptions, outages, and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, hardware failure, capacity constraints due to an overwhelming number of people accessing TMTG’s products and services simultaneously, computer viruses and denial of service or fraud or security attacks. Although TMTG will invest significantly to improve the capacity, capability, and reliability of TMTG’s infrastructure, TMTG cannot guarantee that TMTG will serve all traffic equally through data centers that support TMTG’s platform. Accordingly, in the event of a significant issue at a data center supporting significant network traffic, some of TMTG’s products and services may become inaccessible to the public or the public may experience difficulties accessing TMTG’s products and services. Any disruption or failure in TMTG’s infrastructure could hinder TMTG’s ability to handle existing or increased traffic on TMTG’s platform, which could significantly harm TMTG’s business.

As the number of TMTG’s users increases and TMTG’s users generate more content, including photos and videos hosted by TruthSocial, TMTG may be required to expand and adapt TMTG’s technology and infrastructure to continue to reliably store, serve and analyze this content. It may become increasingly difficult to maintain and improve the performance of TMTG’s products and services, especially during peak usage times, as TMTG’s products and services become more complex and TMTG’s user traffic increases. In addition, because TMTG may lease TMTG’s data center facilities, TMTG cannot be assured that TMTG will be able to expand TMTG’s data center infrastructure to meet user demand in a timely manner, or on favorable economic terms. If TMTG users are unable to access TruthSocial or TMTG+ or TMTG is not able to make information available rapidly on TruthSocial, users may seek other channels to obtain the information, and may not return to TruthSocial or use TruthSocial as often in the future, or at all. This would negatively impact TMTG’s ability to attract users and advertisers and increase engagement of TMTG’s users. TMTG expects to continue to make significant investments to maintain and improve the capacity, capability, and reliability of TMTG’s infrastructure. To the extent that TMTG does not effectively address capacity constraints, upgrade TMTG’s systems as needed and continually develop TMTG’s technology and infrastructure to accommodate actual and anticipated changes in technology, TMTG’s business and operating results may be harmed.

TMTG’s products may incorporate software that is highly technical and complex. TMTG’s software may now or in the future contain, undetected errors, bugs, or vulnerabilities. Some errors in TMTG’s software code may only be discovered after the code has been released. Any errors, bugs, or vulnerabilities discovered in TMTG’s code after release could result in damage to TMTG’s reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect TMTG’s business and financial results.

TMTG cannot assure you that TMTG will effectively manage TMTG’s growth. If TMTG fails to effectively manage its growth, TMTG’s business and operating results could be harmed.

TMTG may experience rapid growth in TMTG’s headcount and operations, which will place significant demands on TMTG’s management and operational and financial infrastructure. TMTG intends to make substantial investments to expand TMTG’s operations, research and development, sales and marketing and general and administrative organizations, as well as TMTG’s international operations. TMTG may face significant competition for employees, particularly engineers, designers and product managers, from other Internet and high-growth companies, which include both publicly-traded and privately-held companies, and TMTG may not be able to hire new employees quickly enough to meet TMTG’s needs. To attract highly skilled personnel, TMTG believes it will need to offer highly competitive compensation packages. As TMTG continues to grow, TMTG may be subject to the risks of over-hiring, over-compensating TMTG’s employees and over-expanding TMTG’s operating infrastructure, and to the challenges of integrating, developing, and motivating a rapidly growing employee base in various countries around the world. In addition, TMTG may not be able to innovate or execute as quickly as a smaller, more efficient organization. If TMTG fails to effectively manage TMTG’s hiring needs and successfully integrate TMTG’s new hires, TMTG’s efficiency and ability to meet TMTG’s forecasts and TMTG’s employee morale, productivity and retention could suffer, and TMTG’s business and operating results could be adversely affected.

The growth and expansion of TMTG’s business and products create significant challenges for TMTG’s management, operational, and financial resources, including managing multiple relations with users, advertisers, platform developers, and other third parties. In the event of continued growth of TMTG’s operations or in the number of TMTG’s third-party relationships, TMTG’s information technology systems or TMTG’s internal controls and procedures may not be adequate to support TMTG’s operations. In addition, some members of TMTG’s management do not have significant experience managing a large global business operation, so TMTG’s management may not be able to manage such growth effectively. To effectively manage TMTG’s growth, TMTG must continue to improve TMTG’s operational, financial, and management processes and systems and to effectively expand, train, and manage TMTG’s employee base. As TMTG’s organization continues to grow, and TMTG is required to implement more complex organizational management structures, TMTG may find it increasingly difficult to maintain the benefits of TMTG’s corporate culture, including TMTG’s ability to quickly develop and launch new and innovative products. This could negatively affect TMTG’s business performance.

Computer malware, viruses, hacking, and phishing attacks, and spamming could harm TMTG’s business and results of operations. Spam could diminish the user experience on TMTG’s platform, which could damage TMTG’s reputation and deter TMTG’s current and potential users from using TMTG’s products and services.

Computer malware, viruses, hacking, and phishing attacks have become more prevalent in TMTG’s industry and may occur on TMTG’s systems in the future. Because of TMTG’s prominence, TMTG believes that TMTG is particularly attractive target for such attacks. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of TMTG’s products and technical infrastructure to the satisfaction of TMTG’s users may harm TMTG’s reputation and TMTG’s ability to retain existing users and attract new users.

“Spam” on TruthSocial refers to a range of abusive activities that are prohibited by TMTG’s terms of service and is generally defined as unsolicited, repeated actions that negatively impact other users with the general goal of drawing user attention to a given account, site, product or idea. This includes posting large numbers of unsolicited mentions of a user, duplicating Truths, misleading links (e.g., to malware or click-jacking pages) or other false or misleading content, and aggressively following and un-following accounts, adding users to lists, sending invitations, retruthing and favoriting Truths to inappropriately attract attention. TMTG’s terms of service also prohibit the creation of serial or bulk accounts, using automation, for disruptive or abusive purposes, such as to truth spam or to artificially inflate the popularity of users seeking to promote themselves on TruthSocial. Although TMTG will continue to invest resources to reduce spam on TruthSocial, TMTG expects spammers will continue to seek ways to act inappropriately on TMTG’s platform. In addition, TMTG expects that increases in the number of users on TMTG’s platform will result in increased efforts by spammers to misuse TMTG’s platform. TMTG cannot guarantee you that TMTG will successfully continuously combat spam, including by suspending or terminating accounts TMTG believes to be spammers and launching algorithmic changes focused on curbing abusive activities. TMTG’s actions to combat spam require the diversion of significant time and focus of TMTG’s engineering team from improving TMTG’s products and services. If spam increases on TruthSocial, this could hurt TMTG’s reputation for delivering relevant content or reduce user growth and user engagement and result in continuing operational cost to us.

In addition, spammers attempt to use TMTG’s products to send targeted and untargeted spam messages to users, which may embarrass or annoy users and make TruthSocial less user-friendly. TMTG cannot be certain that the technologies and employees tasked with defeating spamming attacks will be able to eliminate all spam messages from being sent on TMTG’s platform. As a result of spamming activities, TMTG’s users may use TruthSocial less or stop using TMTG’s products altogether.

Misleading solicitations and digital ads that are unaffiliated with TMTG could harm TMTG’s credibility or reputation.

People may solicit customers to TruthSocial, or purport to solicit customers to TruthSocial, without TMTG’s knowledge and may even get paid in the process. The fundraising committee of a U.S. Senator’s campaign has sent several email solicitations which claim to be an exclusive opportunity to sign up for a “brand-new social site” launched by President Trump. The email solicitations specifically urge its recipients to join TruthSocial with the following message, “please don’t be the reason Trump’s social site fails.” This could adversely impact TMTG user base who may find these misleading solicitations undesirable. It is possible that there are or will be more misleading advertisements or solicitations claiming affiliation with TMTG. If these misleading solicitations and ads damage the reputation of TMTG or the desire of people to use TruthSocial, TMTG’s results of operations may be adversely affected.

TMTG plans to expand its operations abroad where TMTG has limited operating experience and may be subject to increased business and economic risks that could affect TMTG’s financial results.

TMTG plans to expand TMTG’s business operations by offering TMTG’s products around the globe. TMTG may enter new international markets where TMTG has limited or no experience in marketing, selling, and deploying TMTG’s products. If TMTG fails to deploy or manage its operations in international markets successfully, its business may suffer. In addition, TMTG is subject to a variety of risks inherent in doing business internationally, including:

•	political, social, or economic instability;

•	risks related to the legal and regulatory environment in foreign jurisdictions, including with respect to privacy, and unexpected changes in laws, regulatory requirements, and enforcement;

•	potential damage to TMTG’s brand and reputation due to compliance with local laws, including potential censorship or requirements to provide user information to local authorities;

•	fluctuations in currency exchange rates;

•	higher levels of credit risk and payment fraud;

•	enhanced difficulties of integrating any foreign acquisitions;

•	burdens of complying with a variety of foreign laws;

•	reduced protection for intellectual property rights in some countries;

•	difficulties in staffing and managing global operations and the increased travel, infrastructure, and legal compliance costs associated with multiple international locations;

•	compliance with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and similar laws in other jurisdictions; and

•	compliance with statutory equity requirements and management of tax consequences.

If TMTG is unable to manage the complexity of its global operations successfully, its financial results could be adversely affected.

TMTG plans to make acquisitions which could require significant management attention, disrupt its business, result in dilution to its stockholders, and adversely affect its financial results.

As part of its business strategy, TMTG intends to make acquisitions to add specialized employees, complementary companies, products, or technologies. However, TMTG has not made any such strategic acquisitions to date. As a result, its ability to successfully acquire and integrate larger or more significant companies, products, or technologies is unproven. In the future, TMTG may not be able to find other suitable acquisition candidates, and TMTG may not be able to complete acquisitions on favorable terms, if at all. TMTG’s future acquisitions may not achieve its goals, and any future acquisitions that TMTG completes could be viewed negatively by users, developers, advertisers, or investors. In addition, if TMTG fails to successfully integrate any acquisitions, or the technologies associated with such acquisitions, into TruthSocial, TMTG+ or any future product offerings, the revenue and operating results of the Combined Entity could be adversely affected. Any integration process may require significant time and resources, and TMTG may not be able to manage the process successfully. TMTG may not successfully evaluate or utilize the acquired technology or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. TMTG may have to pay cash, incur debt, or issue equity securities to pay for any such acquisition, any of which could adversely affect TMTG’s financial results. The sale of equity or issuance of debt to finance any such acquisitions could result in dilution to TMTG’s stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede TMTG’s ability to manage TMTG’s operations.

Risks Related to our Chairman President Donald J. Trump

TMTG’s success depends in part on the popularity of its brand and the reputation and popularity of its Chairman, President Donald J. Trump. The value of TMTG’s brand may diminish if the popularity of President Trump were to suffer. Adverse reactions to publicity relating to President Trump, or the loss of his services, could adversely affect TMTG’s revenues, results of operations and its ability to maintain or generate a consumer base.

While TMTG believes there is sufficient demand for a true free speech platform, the image, reputation, popularity and talent of its Chairman, President Trump will be important factors to its success. According to The Hill, only 30% of people surveyed would use a social media site associated with President Trump. In addition, according to a survey published in The New York Post, only 60% of Republicans would use such a platform. In order to be successful, TMTG will need millions of those people to register and regularly use TMTG’s platform. If President Trump becomes less popular or there are further controversies that damage his credibility or the desire of people to use a platform associated with him, and from which he will derive financial benefit, TMTG’s results of operations could be adversely affected.

The death or incapacity of President Trump, or discontinuation or limitation of his relationship with TMTG, may negatively impact TMTG’s business.

TMTG is highly dependent on the popularity and presence of President Trump, its Chairman and largest stockholder. President Trump has a significant influence on TMTG’s business plan. TMTG believes President Trump’s reputation and relationships are a critical element to the success of TMTG’s business. TMTG’s future success will depend, to a significant extent, upon the continued presence and popularity of President Trump. If

President Trump were to discontinue his relationship with TMTG due to death, disability, or any other reason, or limit his involvement with TMTG due to becoming a candidate for political office, TMTG would be significantly disadvantaged.

President Trump is involved in numerous lawsuits and other matters that could damage his reputation, cause him to be distracted from the business or could force him to resign from TMTG’s board of directors. Additionally, TMTG’s business plan relies on President Trump bringing his former social media followers to its platform. In the event any of these, or other events cause his followers to lose interest in his messages, the number of users of TMTG’s platform could decline or not grow as TMTG has assumed.

A congressional committee is investigating President Trump’s role, if any, in violence at the United States Capitol on January 6, 2021. Two groups of U.S. Capitol Police officers, in two separate lawsuits, have sued President Trump for allegedly inciting riots on that date. U.S. Representatives Bennie Thompson and Eric Swalwell have, separately, also sued President Trump for allegedly inciting riots at the Capitol—and Rep. Swalwell has further claimed emotional distress.

There is also ongoing litigation involving President Trump related to the 2020 election. For example, the NAACP Legal Defense & Educational Fund filed a lawsuit against President Trump alleging that he violated the Voting Rights Act of 1965 and the Enforcement Act of 1871 by exerting pressure on state and local officials not to count or certify votes. In February 2021, the Fulton County, Georgia District Attorney’s office launched a criminal probe into President Trump’s alleged interference in the presidential election. In January 2022, the Fulton County District Attorney’s request to impanel a special grand jury – the members of which were selected in early May 2022 for a criminal investigation into President Trump was approved by the Fulton County Superior Court. A Pennsylvania poll worker sued President Trump for damages caused by alleged defamatory statements made by President Trump following the 2020 election. Eric Coomer, a former employee of Dominion Voting Systems, sued President Trump for alleged defamatory statements made by President Trump during the 2020 election.

Among other matters, the U.S. House of Representatives Committee on Oversight and Reform is investigating President Trump’s alleged destruction and removal of classified documents and White House records, as well as potential inaccurate financial statements filed by the Trump Organization in relation to the Trump Hotel in Washington, D.C. President Trump is the subject of separate investigations by the New York County (Manhattan) District Attorney, the New York Attorney General, and the Westchester County District Attorney to determine if the Trump Organization made false valuations of property to avoid tax liability and for other financial benefits. On April 25, 2022, a New York state court judge held President Trump in civil contempt for failing to comply with a subpoena for documents related to the New York Attorney General’s investigation of the Trump Organization. President Trump, along with his three eldest children (including Donald Trump, Jr., a TMTG board Member), are defendants in a class action lawsuit accusing them and The Trump Corporation of defrauding investors in exchange for secret payments from multiple companies. The Trump Organization recently paid $750,000 to settle a lawsuit filed by the District of Columbia accusing the organization of misusing nonprofit funds from the 58th Presidential Inaugural Committee.

A group of six protesters filed a lawsuit against President Trump alleging that President Trump and his co-defendants are liable for assault and battery after the protesters were attacked by Trump Tower security guards. President Trump is the defendant in a class action lawsuit filed by tenants of buildings once owned by the Trump family accusing them of fraud and racketeering. President Trump is the defendant in a lawsuit filed by his former personal attorney, Michael Cohen, seeking damages for alleged retaliatory imprisonment. The House Ways and Means Committee remains engaged in a yearslong attempt to obtain President Trump’s tax returns from the Treasury Department as part of an investigation into the IRS’s oversight of presidential tax returns.

President Trump is the defendant in a defamation lawsuit filed against him by E. Jean Carroll who claims that President Trump defamed her when he denied her allegations of sexual assault against him. In the past, President Trump has been involved in multiple lawsuits and settlements—and the subject of numerous accusations that did not result in legal action—related to sexual conduct and alleged misconduct.

As a plaintiff, President Trump sued NY AG Letitia James to stop the investigation into the Trump Organization. President Trump sued New York City over its decision to cancel the Trump Organization’s contract to operate a golf course in the Bronx. President Trump sued Mary Trump and the New York Times for their disclosure and publication of his tax information. President Trump sued Twitter, for allegedly violating his First Amendment rights by banning him from its social media platform; this lawsuit was dismissed in May 2022.

The foregoing does not purport to be an exhaustive list. In June 2016, USA Today published an analysis of litigation involving President Trump, which found that over the previous three decades President Trump and his businesses had been involved in 3,500 legal cases in U.S. federal and state courts. Of the 3,500 suits, President Trump or one of his companies were plaintiffs in 1,900; defendants in 1,450; and bankruptcy, third party, or other in 150. President Trump was named personally in at least 169 suits in federal court. Over 150 other cases were in the Seventeenth Judicial Circuit Court of Florida (covering Broward County, Florida) since 1983. In the 1,300 cases where the record establishes the outcome, President Trump settled 175 times, lost 38, won 450, and had another 137 cases end with some other outcome. In the other 500 cases, judges dismissed plaintiffs’ claims against President Trump.

Although TMTG is not a party to any of the above-referenced matters, TMTG cannot predict what effect, if any, an adverse outcome to such matters, or even their continued existence, may have on President Trump’s personal reputation and TMTG’s business or prospects.

A publicly-traded entity controlled by President Trump has previously been subject to a cease and desist order issued by the Securities and Exchange Commission.

On January 16, 2002, the SEC issued a cease and desist order against Trump Hotels & Casino Resorts, Inc. (“THCR”) for violations of the anti-fraud provisions of the Exchange Act. As discussed in more detail in the SEC Release No. 45287, on October 25, 1999, THCR had issued a press release announcing its results for the third quarter of 1999 (the “Earnings Release”). To announce those results, the Earnings Release used a net income figure that differed from net income calculated in conformity with U.S. GAAP. Using that non-GAAP figure, the Earnings Release touted THCR’s purportedly positive operating results for the quarter and stated that the Company had beaten analysts’ earnings expectations. The Earnings Release was materially misleading because it created the false and misleading impression that THCR had exceeded earnings expectations primarily through operational improvements, when in fact it had not. The Earnings Release expressly stated that the net income figure excluded a one-time charge. The undisclosed one-time gain was material, because it represented the difference between positive trends in revenues and earnings and negative trends in revenues and earnings, and the difference between exceeding analysts’ expectations and falling short of them. SEC stated that by knowingly or recklessly issuing a materially misleading press release, THCR violated Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. The SEC accepted THCR’s offer of settlement.

Upon becoming a public company, the Combined Entity will be required to provide an annual management report on the effectiveness of its internal control over financial reporting commencing with its annual report on Form 10-K. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on its business and operating results and cause a decline in the price of the Combined Entity’s common stock.

A number of companies that were associated with President Trump have filed for bankruptcy. There can be no assurances that TMTG will not also become bankrupt.

Entities associated with President Trump have filed for bankruptcy protection. The Trump Taj Mahal, which was built and owned by President Trump, filed for Chapter 11 bankruptcy in 1991. The Trump Plaza, the Trump Castle, and the Plaza Hotel, all owned by President Trump at the time, filed for Chapter 11 bankruptcy in 1992. THCR, which was founded by President Trump in 1995, filed for Chapter 11 bankruptcy in 2004. Trump Entertainment Resorts, Inc., the new name given to Trump Hotels & Casino Resorts after its 2004 bankruptcy, declared bankruptcy in 2009. While all of the foregoing were in different businesses than TMTG, there can be no guarantee that TMTG’s performance will exceed the performance of those entities.

A number of companies that had license agreements with President Trump have failed. There can be no assurances that TMTG will not also fail.

Trump Shuttle, Inc., launched by President Trump in 1989, defaulted on its loans in 1990 and ceased to exist by 1992. Trump University, founded by President Trump in 2005, ceased operations in 2011 amid lawsuits and investigations regarding the company’s business practices. Trump Vodka, a brand of vodka produced by Drinks Americas under license from the Trump Organization, was introduced in 2005 and discontinued in 2011. Trump Mortgage, LLC, a financial services company founded by President Trump in 2006, ceased operations in 2007. GoTrump.com, a travel site founded by President Trump in 2006, ceased operations in 2007. Trump Steaks, a brand of steak and other meats founded by President Trump in 2007, discontinued sales two months after its launch. While all these businesses were in different industries than TMTG, there can be no guarantee that TMTG’s performance will exceed the performance of these entities.

The terms of a license agreement with President Trump is not terminable by TMTG when it may be desirable to TMTG. The license agreement does not require President Trump to use Truth Social in certain circumstances and could require TMTG to make payments to President Trump for content on TMTG+.

As further described in the section titled, “Information about TMTG,” President Trump is generally obligated to make any social media post on TruthSocial and may not make the same post on another social media site for 6 hours. Thereafter, he is free to post on any site to which he has access. Thus, TMTG has limited time to benefit from his posts and followers may not find it compelling to use TruthSocial to read his posts that quickly. In addition, he may make a post from a personal account related to political messaging, political fundraising or get-out-the-vote efforts on any social media site at any time.

With respect to TMTG+, if President Trump receives a bona fide offer to be featured in any production intended to be streamed on a different VOD service, TMTG has the right to create a substantially similar video production on terms more favorable than those offered by the other service. TMTG may be unable to create a substantially similar or production or offer more favorable terms to President Trump and the content would not be available to TMTG+ subscribers.

TMTG has entered into a license agreement with President Trump wherein neither the personal nor political conduct of President Trump, even if such conduct could negatively reflect on TMTG’s reputation or brand or be considered offensive, dishonest, illegal, immoral, or unethical, or otherwise harmful to TMTG’s brand or reputation, shall be considered a breach of the license agreement. TMTG expressly acknowledges the controversial nature of being associated with President Trump and the possibility of any associated controversies affecting TMTG adversely.

President Trump will significantly influence, or depending on the amount of redemptions, may control the Combined Entity through his stock ownership, enabling him to elect who sits on the Combined Entity’s board of directors, and potentially to block matters requiring stockholder approval, including any potential changes of control.

After giving effect to the Business Combination, President Trump owns approximately 73.3 million of the Combined Entity’s outstanding shares of common stock, representing approximately 46.8% of its voting power (assuming no redemptions and full issuance of the common stock issuable upon conversion of the Preferred Stock, but not including the contingent right to receive Earnout Shares as described more fully in the Merger Agreement). As a result, President Trump has the ability to significantly influence, and may depending on the level of redemptions may control, the outcome of all matters requiring stockholder approval, including the election and removal of the Combined Entity’s entire board of directors and any merger, consolidation or sale of all or substantially all of the Combined Entity’s assets, and the ability to control the Combined Entity’s management and affairs. This concentrated control could, among other things, discourage others from initiating any potential merger, takeover or other change of control transaction that may otherwise be beneficial to the Combined Entity’s businesses. If President Trump were to own more than 50% of the voting power, the Combined Entity would be a “controlled company” within the meaning of applicable Nasdaq corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements; (1) that a majority of the Combined Entity’s board of directors consist of independent directors, (2) that the Combined Entity’s board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that the Combined Entity’s board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. The Combined Entity may intend to take advantage of these exemptions. While TMTG has elected to not be treated as a “controlled company,” it could change that election in the future.

TMTG may be subject to greater risks than typical social media or streaming videos services because of the focus of its offerings and the involvement of President Trump. These risks include active discouragement of users, harassment of advertisers or content providers, increased risk of hacking of TMTG’s platform and increased stockholder suits.

TMTG is aware that Big Tech platforms, such as YouTube, “de-monetize” certain content because they disagree with its message. There have been numerous calls to ban or encourage advertisers to boycott content providers who express or permit views contrary to the prevailing narrative. It is likely that these same people calling for boycotts will seek to do the same for companies that may advertise on TruthSocial or provide programming for TMTG+. To the extent these calls are successful, or the mere threat of them sufficient, to prevent advertisers from appearing on TMTG’s platform or providing content to TMTG+, TMTG may not generate the revenues TMTG anticipates and the price of TMTG’s stock could likely decline.

All social media sites are subject to risks of hackers or people who try to disrupt their operations and post false or malicious information or make it seem as if innocent third persons are posting such information. Such people may also try to steal personal information about TMTG’s users. TMTG believes it will be subject to greater risks in this regard than other social media companies currently are. Accordingly, TMTG will have to spend more money to build more robust security to protect against these attacks. There can be no assurance that these efforts will be successful. Any increase of expenditures to protect against attacks will increase TMTG’s expense and thus, decrease its ability to achieve and remain profitable. In the event these attacks are successful, TMTG will have to devote resources to correct problems as well as possibly pay damages to its users for losses they suffer.

TMTG will be a Delaware corporation after giving effect to the Business Combination. As a result, TMTG’s stockholders will have certain rights under Delaware law to information and to make inquiries of TMTG’s board of directors. It is possible that people will invest in TMTG’s common stock simply with the intention to see such information and disrupt TMTG’s management and board’s attention on TMTG’s business. The costs of these matters will increase TMTG’s expenses and thus decrease TMTG’s ability to achieve profitability and remain profitable.

TMTG depends on numerous third-parties to operate successfully, and many of these third parties may not want to engage with TMTG to provide any services. This may limit TMTG’s ability to operate or raise capital.

To operate successfully, TMTG is dependent on third parties to provide services to operate successfully, such as web hosting, content monitoring and technology development. To date, several potential third-party partners have expressed an unwillingness or reluctance to work on TMTG’s products or provide services due to

TMTG’s connection with President Trump. Similarly, to the extent TMTG needs to raise additional capital, TMTG will need to engage with investment bankers and investors and it is possible that some will not want to engage with TMTG for similar reasons. For example, it was widely reported that at least one of the initial investors of Digital World sold their stock rather than invest in a company associated with President Trump. There can be no assurance that TMTG will be able to develop and improve its products or raise additional capital if it is unable to engage third parties.

Risks Related to Ownership of New Digital World Common Stock

An active market for New Digital World’s securities may not develop, which would adversely affect the liquidity and price of New Digital World’s securities.

The price of New Digital World’s securities may vary significantly due to factors specific to New Digital World as well as to general market or economic conditions. Furthermore, an active trading market for New Digital World’s securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Nasdaq may delist New Digital World’s securities from trading on its exchange, which could limit investors’ ability to make transactions in New Digital World’s securities and subject New Digital World to additional trading restrictions.

Digital World’s securities are currently listed on Nasdaq and it is anticipated that, following the Business Combination, New Digital World’s securities will be listed on Nasdaq. However, Digital World cannot assure you that New Digital World’s securities will continue to be listed on Nasdaq in the future. In order to continue listing its securities on Nasdaq, New Digital World must maintain certain financial, distribution and stock price levels. Generally, New Digital World must maintain a minimum number of holders of its securities (generally 400 public holders). Additionally, in connection with the Business Combination, New Digital World will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, New Digital World’s stock price would generally be required to be at least $4.00 per share and New Digital World will be required to have a minimum of 400 public holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) in order to remain listed on the Nasdaq Global Market. Digital World cannot assure you that New Digital World will be able to meet those initial listing requirements at that time.

If Nasdaq delists New Digital World’s securities from trading on its exchange and New Digital World is not able to list its securities on another national securities exchange, Digital World expects New Digital World’s securities could be quoted on an over-the-counter market. If this were to occur, New Digital World could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;

•	reduced liquidity for its securities;

•

a determination that New Digital World’s common stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for New Digital World’s securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of New Digital World’s common stock may decline as a result of the Business Combination.

The market price of New Digital World’s common stock may decline as a result of the Business Combination for a number of reasons including if:

•	investors react negatively to the prospects of New Digital World’s business and the prospects of the Business Combination;

•	the effect of the Business Combination on New Digital World’s business and prospects is not consistent with the expectations of financial or industry analysts; or

•	New Digital World does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial or industry analysts.

The New Digital World common stock price may change significantly following the Merger and you could lose all or part of your investment as a result.

The trading price of New Digital World common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of New Digital World common stock at an attractive price due to a number of factors such as those listed in “— Risks Related to TMTG” and the following:

•	results of operations that vary from the expectations of securities analysts and investors;

•	results of operations that vary from those New Digital World’s competitors;

•	changes in expectations as to New Digital World’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	declines in the market prices of stocks generally;

•	strategic actions by New Digital World or its competitors;

•	announcements by New Digital World or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•	announcements of estimates by third parties of actual or anticipated changes in the size of New Digital World’s user base or the level of user engagement;

•	any significant change in New Digital World’s management;

•	changes in general economic or market conditions or trends in New Digital World’s industry or markets;

•	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to New Digital World’s business;

•

additional shares of New Digital World securities being sold or issued into the market by New Digital World or any of the existing stockholders or the anticipation of such sales, including if New Digital World issues shares to satisfy restricted stock unit related tax obligations or if existing stockholders sell shares into the market when applicable “lock-up” periods end;

•	investor perceptions of the investment opportunity associated with New Digital World common stock relative to other investment alternatives;

•	the public’s response to press releases or other public announcements by New Digital World or third parties, including New Digital World’s filings with the SEC;

•	litigation involving New Digital World, New Digital World’s industry, or both, or investigations by regulators into New Digital World’s operations or those of New Digital World’s competitors;

•	guidance, if any, that New Digital World provides to the public, any changes in this guidance or New Digital World’s failure to meet this guidance;

•	the development and sustainability of an active trading market for New Digital World common stock;

•	actions by institutional or activist stockholders;

•	developments in new legislation and pending lawsuits or regulatory actions, including interim or final rulings by judicial or regulatory bodies;

•	changes in accounting standards, policies, guidelines, interpretations or principles; and

•	other events or factors, including those resulting from pandemics, natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of New Digital World common stock, regardless of New Digital World’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of New Digital World common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If New Digital World was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from New Digital World’s business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on the New Digital World common stock for the foreseeable future, you may not receive any return on investment unless you sell your New Digital World common stock at a price greater than what you paid for it.

New Digital World intends to retain future earnings, if any, for future operations, expansion and debt repayment, and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of New Digital World common stock will be at the sole discretion of the New Digital World board of directors. The New Digital World board of directors may take into account general and economic conditions, New Digital World’s financial condition and results of operations, New Digital World’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by New Digital World to its stockholders or by its subsidiaries to it and such other factors as the New Digital World board of directors may deem relevant. As a result, you may not receive any return on an investment in New Digital World common stock unless you sell your New Digital World common stock for a price greater than that which you paid for it.

New Digital World stockholders may experience dilution in the future.

The percentage of shares of New Digital World common stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that New Digital World may grant to its directors, officers and employees, exercise of the New Digital World warrants. Such issuances may have a dilutive effect on New Digital World’s earnings per share, which could adversely affect the market price of New Digital World common stock.

If securities or industry analysts do not publish research or reports about New Digital World’s business, if they change their recommendations regarding New Digital World common stock or if New Digital World’s operating results do not meet their expectations, the New Digital World common stock price and trading volume could decline.

The trading market for New Digital World common stock will depend in part on the research and reports that securities or industry analysts publish about New Digital World or its businesses. If no securities or industry analysts commence coverage of New Digital World, the trading price for New Digital World common stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover New Digital World downgrade its securities or publish unfavorable research about its businesses, or if New Digital World’s operating results do not meet analyst expectations, the trading price of New Digital World common stock would likely decline. If one or more of these analysts cease coverage of New Digital World or fail to publish reports on New Digital World regularly, demand for New Digital World common stock could decrease, which might cause the New Digital World common stock price and trading volume to decline.

Future sales, or the perception of future sales, by New Digital World or its stockholders in the public market following the Business Combination could cause the market price for New Digital World common stock to decline.

The sale of shares of New Digital World common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of New Digital World common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for New Digital World to sell equity securities in the future at a time and at a price that it deems appropriate.

It is anticipated that, upon the Closing, and giving effect to the PIPE and assuming immediate and full conversion of the Preferred Stock, Digital World’s public stockholders will retain an ownership interest of approximately 19.2% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 5.1% of the outstanding capital stock of the Combined Entity and the TMTG securityholders will own approximately 56.7% of the outstanding capital stock of the Combined Entity. The foregoing ownership percentages with respect to the Combined Entity following the Business Combination exclude any outstanding Warrants and assume that (i) there are no redemptions of any shares by Digital World’s public stockholders in connection with the Business Combination, (ii) no awards are issued under the Equity Incentive Plan and (iii) no Working Capital Units or Extension Units are issued. All shares currently held by Digital World public stockholders and all of the shares issued in the Business Combination to existing TMTG securityholders will be freely tradable without registration under the Securities Act, and without restriction by persons other than New Digital World’s “affiliates” (as defined under Rule 144 under the Securities Act, (“Rule 144”)), including New Digital World’s directors, executive officers and other affiliates.

In connection with the Merger, certain existing TMTG securityholders, who are expected to own                     % shares of New Digital World common stock following the Business Combination (based on the above assumptions and TMTG’s current stockholdings), have agreed with Digital World, subject to certain exceptions, not to dispose of or hedge any of their shares of New Digital World common stock or securities convertible into or exchangeable for shares of New Digital World common stock during the period from the date of the Closing continuing through the earliest of: (i) the six-month anniversary of the Closing, (ii) the date on which the Closing price of New Digital World common stock equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, and (iii) such date on which New Digital World completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the New Digital World stockholders having the right to exchange their shares of New Digital World common stock for cash, securities or other property. See “The Business Combination Proposal — General Description of the Merger Agreement — Lock-up Agreements”.

In addition, the shares of New Digital World common stock reserved for future issuance under the Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total number of shares representing 7.5% of the fully diluted, and as converted, outstanding shares of New Digital World common stock immediately following consummation of the Merger are expected to be reserved for future issuance under the Equity Incentive Plan. New Digital World is expected to file one or more registration statements on Form S-8 under the Securities Act to register shares of New Digital World common stock or securities convertible into or exchangeable for shares of New Digital World common stock issued pursuant to the Equity Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In the future, New Digital World may also issue its securities in connection with investments or acquisitions. The amount of shares of New Digital World common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of New Digital World common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to New Digital World stockholders.

Digital World currently is and New Digital World will be an emerging growth company within the meaning of the Securities Act, and if New Digital World takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Digital World is currently and, following the consummation of the Merger, New Digital World will be an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. New Digital World may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, New Digital World stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find securities issued by New Digital World less attractive because New Digital World will rely on these exemptions. If some investors find those securities less attractive as a result of its reliance on these exemptions, the trading prices of New Digital World’s securities may be lower than they otherwise would be, there may be a less active trading market for New Digital World’s securities and the trading prices of New Digital World’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Digital World has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, New Digital World, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of New Digital World’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

New Digital World will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the closing of the Digital World IPO, (ii) the last day of the fiscal year in which New Digital World has total annual gross revenue of at least $1.07 billion; (iii) the last day of the fiscal year in which New Digital World is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of New Digital World common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which New Digital World has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

New Digital World may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous for Digital World warrantholders.

New Digital World will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of New Digital World common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date New Digital World sends the notice of redemption to the warrant holders. If and when the Public Warrants become redeemable by New Digital World, New Digital World may exercise its redemption right if there is a current registration statement in effect with respect to the shares of New Digital World common stock underlying such warrants. Redemption of the outstanding Public Warrants could force you to: (i) exercise your warrants and pay the related exercise price at a time when it may be disadvantageous for you to do so; (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the Placement Warrants (or if issued, any warrants underlying the Working Capital Units or Extension Units) will be redeemable by New Digital World for cash so long as they are held by the Sponsor or its permitted transferees.

Risks Related to Redemption

The ability to execute Digital World and TMTG’s strategic plan could be negatively impacted to the extent a significant number of stockholders choose to redeem their shares in connection with the Business Combination.

In the event the aggregate cash consideration Digital World would be required to pay for all of its public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to Digital World, Digital World may be required to increase the financial leverage Digital World and TMTG’s business would have to support. This may negatively impact Digital World and TMTG’s ability to execute on their future strategic plan.

There is no guarantee that a Digital World public stockholder’s decision whether to redeem its shares of Digital World common stock for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.

We cannot assure you as to the price at which a public stockholder may be able to sell the shares of New Digital World common stock in the future following the completion of the Merger. Certain events following the consummation of any business combination, including the Merger, may cause an increase in the New Digital World stock price, and may result in a lower value realized now than a Digital World stockholder might realize in the future had the stockholder not elected to redeem such stockholder’s public shares. Similarly, if a Digital World public stockholder does not redeem his, her or its shares, such stockholder will bear the risk of ownership of New Digital World common stock after the consummation of the Merger, and there can be no assurance that a stockholder can sell his, her or its shares of New Digital World common stock in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A Digital World public stockholder should consult his, her or its own tax or financial advisor for assistance on how this may affect its individual situation.

If Digital World public stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the Trust Account.

Digital World intends to comply with the U.S. federal proxy rules in conducting redemptions in connection with the Merger. However, despite Digital World’s compliance with these rules, if a Digital World stockholder fails to receive Digital World’s proxy materials, such stockholder may not become aware of the opportunity to redeem its shares of Digital World common stock. In addition, this proxy statement/prospectus provides the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a public stockholder fails to comply with these or any other procedures, its public shares may not be redeemed.

In order to exercise their redemption rights, public stockholders are required to deliver their public shares, either physically or electronically using the Depository Trust Company’s DWAC System, to Digital World’s transfer agent prior to the vote at the Digital World Special Meeting. If a public stockholder properly seeks redemption as described in this proxy statement/prospectus and the Business Combination is consummated, Digital World will redeem these public shares for a pro rata portion of the funds deposited in the Trust Account and the public stockholder will no longer own such public shares following the Merger. See the section entitled “Digital World Special Meeting of Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

If you or a “group” of Digital World stockholders of which you are a part is deemed to hold an aggregate of more than 15% of the public shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such public shares in excess of 15% of the public shares.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its public shares or, if part of such a group, the group’s public shares, in excess of 15% of the public shares, without the prior consent of Digital World. However, Digital World stockholders’ ability to vote all of their public shares (including such excess shares) for or against the Business Combination Proposal is not restricted by this limitation on redemptions. Your inability to redeem any such excess public shares could result in you suffering a material loss on your investment in Digital World if you sell such excess public shares in open market transactions. Digital World cannot assure you that the value of such excess public shares will appreciate over time following the Business Combination or that the market price of the public shares will exceed the per share redemption price.

The Sponsor, directors or officers or their affiliates may enter into certain non-redemption arrangements with public stockholders, which may influence a vote on a proposed Business Combination and the other proposals described in this proxy statement/prospectus and reduce the public “float” of Digital World common stock.

The Sponsor, directors or officers or their affiliates may enter into certain non-redemption arrangements with public stockholders either prior to or following the completion of the Business Combination, although they are under no obligation to do so. Such an arrangement may include a contractual acknowledgement that such stockholder, although still the record holder of the shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy closing conditions in the Merger Agreement regarding required amounts of cash or cash equivalents that Digital World has from any source equal or exceeds certain thresholds where it appears that such requirements would otherwise not be met. This may result in the completion of the Business Combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of Digital World common stock and the number of beneficial holders of its securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of Digital World securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for its common stock.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this this proxy statement/prospectus.

The following unaudited pro forma condensed combined financial statements of Digital World present the combination of the historical financial information of Digital World and TMTG adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical balance sheet of Digital World and the historical balance sheet of TMTG as of December 31, 2021, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on December 31, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combine the historical statements of operations of Digital World and TMTG for such period on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2021, the beginning of the period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of Digital World as of and for the year ended December 31, 2021 and the related notes thereto, included elsewhere in this proxy statement/prospectus;

•

the historical audited financial statements of TMTG as of December 31, 2021 and for the period from February 8, 2021 (inception) through December 31, 2021 and the related notes thereto, included elsewhere in this proxy statement/prospectus; and

•

the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Digital World,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TMTG,” and other financial information relating to Digital World and TMTG included elsewhere in this proxy statement/prospectus, including the Merger Agreement and the description of certain terms thereof set forth under “The Business Combination.”

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the Business Combination, convertible notes issuance and private placement occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The Combined Entity believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination, convertible notes issuance and private placement based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

On October 20, 2021, Digital World entered into the Merger Agreement with Merger Sub, TMTG, ARC Global Investments II, LLC and TMTG’s General Counsel, as amended on May 11, 2022. Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, upon the Closing, Merger Sub will merge with and into TMTG, with TMTG surviving as a wholly-owned subsidiary of Digital World, and with TMTG’s equity holders receiving 85,784,314 shares of the New Digital World common stock at a value of $10.20 per share for total consideration of $875,000,000, plus up to an additional 3,163,709 shares of New Digital World Common Stock to be issued upon conversion of convertible notes outstanding as of December 31, 2021, subject to certain adjustments and earnout provisions. Upon the closing of the Business Combination, it is anticipated that Digital World will change its name to Trump Media & Technology Group Corp.

Pursuant to the existing Digital World Charter, public stockholders are being offered the opportunity to redeem, upon the closing of the merger, shares of Digital World Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account (as of two business days prior to the Closing). The unaudited pro forma condensed combined information contained herein assumes that Digital World stockholders approve the Business Combination. Digital World’s public stockholders may elect to redeem their Class A common stock for cash even if they approve the Business Combination. Digital World cannot predict how many of its stockholders will exercise their right to have their shares redeemed for cash. As a result, for illustrative purposes, the unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of additional redemptions of Digital Class A common stock:

•	Assuming Minimum Additional Redemptions (“Minimum Redemption”) — this scenario assumes that no shares of Digital World Class A common stock are redeemed; and

•

Assuming Maximum Redemptions (“Maximum Redemption”) — This scenario assumes additional redemption of 28.8 million shares of Digital World Class A common stock, for aggregate payment of approximately $273.3 million from the Trust Account), so that Digital World retains at least $5,000,001 in net tangible assets immediately prior to or upon the consummation of the Business Combination (after giving effect to payments of all unpaid expenses, Digital World’s liabilities and redemptions by Digital World’s public stockholders and excluding TMTG’s closing cash and the proceeds of the private placement).

The public stockholder redemptions are expected to be within the parameters described by the above two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, TMTG is considered the accounting acquirer, as further discussed in Note 2, Basis of Presentation, of the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2021

(in thousands)

	TMTG (Historical)	Digital (Historical)	Pro Forma Adjustments Assuming Minimum Redemption		Pro Forma Combined Assuming Minimum Redemption	Pro Forma Adjustments Assuming Maximum Redemption		Pro Forma Combined Assuming Maximum Redemption

ASSETS
Current assets:
Cash and cash equivalents	$18,735	$328	$293,257	A	$1,292,357	$(273,294)	J	$1,019,063
			(10,063)	B
			(9,900)	C
			1,000,000	F
Related party receivable	23				23			23
Prepaid expenses and other current assets	431	241			672			672

Total current assets	19,189	569	1,273,294		1,293,052	$(273,294)		1,019,758

Non-current assets:
Prepaid expenses		165			165			165
Cash and marketable securities held in Trust Account		293,257	(293,257)	A	—			—
Property and equipment, net	62				62			62

Total non-current assets	62	293,422	(293,257)		227	—		227

TOTAL ASSETS	$19,251	$293,991	$980,037		$1,293,279	$(273,294)		$1,019,985

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	$812	$684	$—		$1,496	$—		$1,496
Due to related parties	95				95			95

Total current liabilities	907	684	—		1,591			1,591
Non-current liabilities:
Deferred underwriting commission		10,063	(10,063)	B
Derivative liability	75,355		(75,355)	E
Debt	2,085		(2,085)	E

Total non-current liabilities	77,440	10,063	(87,503)		—			—

Total liabilities	78,347	10,747	(87,503)		1,591			1,591

	TMTG (Historical)	Digital (Historical)	Pro Forma Adjustments Assuming Minimum Redemption		Pro Forma Combined Assuming Minimum Redemption	Pro Forma Adjustments Assuming Maximum Redemption		Pro Forma Combined Assuming Maximum Redemption
COMMITMENTS AND CONTINGENCIES
Temporary equity:
Class A common stock subject to possible redemption		293,250	(293,250)	D	—			—
Stockholders’ equity (deficit):								—
Series A convertible preferred stock			1,000,000	F	1,000,000			1,000,000
Common stock			9	G	12	(3)	J	9
			3	D
Class A common stock		—	—	H
								—
			—	E				—
Class B common stock		—	—	H	—			—
Additional paid-in capital		—	293,248	D	351,997	(273,291)	J	78,706
			(9)	G				—
			(8,782)	I				—
			(9,900)	C				—
			77,440	E
Accumulated deficit	(59,096)	(10,006)	8,781	I	(60,321)			(60,321)

Total shareholders’ equity (deficit)	(59,096)	(10,006)	1,360,790		1,291,688	$(273,294)		1,018,394

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	$19,251	$293,991	$980,037		$1,293,279	$(273,294)		$1,019,985

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

	TMTG(1) (Historical)	Digital World (Historical)	Pro Forma Adjustments Assuming Minimum and Maximum Redemption		Pro Forma Combined Assuming Minimum and Maximum Redemption
Related party - Net sales	$2,123	$—	$—		$2,123

Cost of revenue	—	—	—		—

Gross profit	2,123	—	—		2,123

Operating costs and expenses:
Selling, general and administrative expenses	6,379	1,392	9,900	AA	17,671

Total operating costs and expenses	6,379	1,392	9,900		17,671

Loss from operations	(4,256)	(1,392)	(9,900)		(15,548)
Other income (expense):
Interest expense	(654)		—		(654)
Change in fair value of derivative liability	(54,186)		—		(54,186)
Interest income on Trust Account		7	(7)	BB	—

Total other income (expense)	(54,840)	7	(7)		(54,840)

Net loss before income tax provision	(59,096)	(1,385)	(9,907)		(70,388)
Income tax provision					—

Net loss	$(59,096)	$(1,385)	$(9,907)		$(70,388)

	TMTG (Historical)	Digital World (Historical)	Assuming Minimum Redemption	Assuming Maximum Redemption
Weighted average shares outstanding— Common stock	100,000,000	—	—	—

Basic and diluted net income per share—Common stock	(0.59)	—	—	—

Weighted average shares outstanding—Class A common stock	—	9,404,134	126,906,805	98,156,805

Basic and diluted net income per share—Class A common stock	—	(0.08)	(0.55)	(0.72)

Weighted average shares outstanding—Class B common stock	—	7,187,500	—	—

Basic and diluted net income per share—Class B common stock	—	(0.08)	—	—

(1)	For the period from February 8, 2021 (inception) through December 31, 2021

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Merger

On October 20, 2021, Digital World entered into a merger agreement with Merger Sub, TMTG, ARC Global Investments II, LLC and TMTG’s General Counsel. The merger agreement was amended by the First Amendment to the merger agreement (“Merger Agreement”). Pursuant to the Merger Agreement, as amended, and subject to the terms and conditions set forth therein, upon the Closing, Merger Sub will merge with and into TMTG, with TMTG surviving as a wholly-owned subsidiary of Digital World, and with TMTG’s equity holders receiving 85,784,314 shares of New Digital World common stock at a value of $10.20 per share for total consideration of $875,000,000, plus up to an additional 3,163,709 shares of New Digital World Common Stock to be issued upon conversion of convertible notes outstanding as of December 31, 2021, subject to certain adjustments and earnout provisions. Upon the closing of the Business Combination, it is anticipated that Digital World will change its name to Trump Media & Technology Group Corp.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Digital World and TMTG include transaction accounting adjustments to illustrate the estimated effect of the Business Combination, the private placement and certain other adjustments to provide relevant information necessary for an understanding of the combined company upon consummation of the transactions described herein.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP because TMTG has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”) under both the Minimum Redemption and Maximum Redemption scenarios. The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration both the minimum redemption and maximum redemption scenarios:

•	The pre-combination equity holders of TMTG will hold the majority of voting rights in Combined Entity;

•	The pre-combination equity holders of TMTG will have the right to appoint the majority of the directors on the Combined Entity Board;

•	TMTG senior management (executives) will be the senior management (executives) of the Combined Entity; and

•	Operations of TMTG will comprise the ongoing operations of Combined Entity.

Under the reverse recapitalization model, the Business Combination will be treated as TMTG issuing equity for the net assets of Digital World, with no goodwill or intangible assets recorded.

The unaudited pro forma combined financial information has been prepared using both the Minimum Redemption and Maximum Redemption scenarios with respect to the potential redemption of Public Shares into cash. The public stockholder redemptions are expected to be within the parameters described by the two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

The unaudited pro forma combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given TMTG incurred losses during the historical period presented.

Note 3 — Transaction Accounting Adjustments to the Unaudited Pro Forma Combined Balance Sheet as of December 31, 2021

The transaction accounting adjustments included in the unaudited pro forma combined balance sheet as of December 31, 2021 are as follows:

(A)

Reflects the reclassification of approximately $293.3 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company.

(B)	Reflects the payment of approximately $10.1 million of deferred underwriters’ fees.

(C)	Represents transaction costs totaling approximately $9.9 million.

Total estimated	$12.3 million
Total incurred through 12.31.21	$2.4 million
Estimated remaining costs	$9.9 million

(D)	Reflects the reclassification of approximately $293.3 million of Class A common stock subject to possible redemption to permanent equity.

(E)

Reflects the conversion, assuming the lowest possible conversion price and including accrued interest, of TMTG convertible promissory notes outstanding at December 31, 2021 into approximately 3.1 million shares of Digital World Class A common stock which convert upon a qualifying event, including a SPAC transaction.

(F)	Reflects the issuance of $1 billion of series A convertible preferred stock in the PIPE Investment.

(G)	Represents the issuance of approximately 85.8 million shares of Digital World’s Class A common stock to TMTG equity holders as consideration for the reverse recapitalization.

(H)	Reflects the conversion of 7,187,500 shares of Digital World Class B common stock held by the initial shareholders to Class A common stock.

(I)	Reflects the reclassification of Digital World’s historical accumulated deficit.

(J)

Reflects the maximum redemption of approximately 28.8 million shares for approximately $273.3 million while maintaining equity greater than $5,000,001 and not exceeding total cash available for distribution.

Note 4 — Transaction Accounting Adjustments to the Unaudited Pro Forma Combined Statement of Operations for the years Ended December 31, 2021

The transaction accounting adjustments included in the unaudited pro forma combined statement of operations for the year ended December 31, 2021 are as follows:

(AA) Transaction costs. See Note 3 (C)

(BB) Elimination of investment income in the trust.

Note 5 — Loss Per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma combined financial information has been prepared assuming five alternative levels of redemption for the year ended December 31, 2021:

	TMTG Historical	Digital World Historical	Minimum Redemption	33.33% of Maximum Redemption	50% of Maximum Redemption	66.67% of Maximum Redemption	Maximum Redemption
Book value per diluted share	$(0.59)	$(0.60)	$8.02	$8.68	$9.05	$9.45	$10.38
Weighted average shares outstanding – Common stock	100,000,000	—	—	—	—	—	—
Basic and diluted net income per share – Common stock	(0.59)	—	—	—	—	—	—
Weighted average shares outstanding – Class A common stock	—	9,404,134	126,906,805	117,324,430	112,531,805	107,739,180	98,156,805
Basic and diluted net income per share – Class A common stock	—	$(0.08)	$(0.55)	$(0.60)	$(0.63)	$(0.65)	$(0.72)
Weighted average shares outstanding – Class B common stock	—	7,187,500	—	—	—	—	—
Basic and diluted net income per share – Class B common stock	—	$(0.08)	—	—	—	—	—

INFORMATION ABOUT THE PARTIES TO THE BUSINESS COMBINATION

Digital World Acquisition Corp.

Digital World is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Digital World was incorporated under the laws of the State of Delaware on December 11, 2020.

On September 8, 2021, Digital World consummated its IPO of 28,750,000 Units, which included 3,750,000 Units issued pursuant to the full exercise by the underwriters of their over-allotment option, with each Unit consisting of one share of Class A common stock and one-half of one redeemable Warrant, with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to Digital World of $287,500,000. Simultaneously with the closing of the IPO, Digital World completed the private sale of an aggregate of 1,133,484 Placement Units to the Sponsor at a purchase price of $10.00 per unit, generating gross proceeds of $11,334,840. A total of $293,250,000, comprised of $283,906,250 of the proceeds from the Digital World IPO (which amount includes $10,062,500 of the underwriter’s deferred discount) and $9,343,750 of the proceeds of the sale of the Placement Units, was placed in the Trust Account. Digital World’s IPO was conducted pursuant to a registration statement on Form S-1 (Registration No. 333-256472) that became effective on September 2, 2021.

Digital World Class A common stock, Units and Warrants are currently listed on Nasdaq under the symbols “DWAC”, “DWACU” and “DWACW,” respectively. The mailing address of Digital World’s principal executive offices is 78 SW 7th Street, Miami, Florida 33130, and its telephone number at such address is (305) 735-1517.

Merger Sub

Merger Sub is a wholly-owned subsidiary of Digital World, incorporated in Delaware on October 18, 2021 solely for the purpose of consummating the Business Combination. Merger Sub owns no material assets and does not operate any business.

The mailing address of Merger Sub’s principal executive offices is 78 SW 7th Street, Miami, Florida 33130, and its telephone number at such address is (305) 735-1517.

In the Business Combination, Merger Sub will merge with and into TMTG with TMTG surviving the Merger. As a result, Merger Sub will cease to exist, and TMTG will become a wholly-owned subsidiary of Digital World.

Trump Media & Technology Group Corp.

TMTG aspires to create a media and technology powerhouse to rival the liberal media consortium and promote free expression on all issues.

TMTG was founded to fight back against the Big Tech companies—Meta (Facebook), Twitter, Netflix, Alphabet (Google), Amazon and others—that collude to limit debate in America and silence voices that contradict their woke ideology. Twitter currently suppresses conservative speech through various means including “shadow banning”—a surreptitious process in which users may not even know their posts are being hidden from other users. The company also outright bans conservative users such as TMTG’s Chairman, former U.S. President Donald J. Trump—even while it continues to allow the Taliban to freely post their views to the world.

Big Tech’s transformation into the arbiters of public speech is contrary to American values. Their censorship of dissident expression constitutes the most serious threat today to a free and democratic debate. Thus, TMTG aims to safeguard public debate and open dialogue, and to provide a platform for all users to freely express themselves.

TMTG’s first product, TruthSocial, is a social media platform that encourages an open, free, and honest global conversation without censoring or cancelling users due to their political viewpoints. It is a public, real-time platform where any user can create content and follow other users. TMTG does not impose restrictions on whom a user can follow, which greatly enhances the breadth and depth of available content. Additionally, users can be followed by other users without requiring a reciprocal relationship, enhancing the ability of TMTG users to reach a broad audience.

TruthSocial was generally made available in the first quarter of 2022. The company prides itself on building its platform, to the best of its ability, without relying on hostile Big Tech companies. Working with alternative technology firms that share its commitment to free speech, TMTG fully launched TruthSocial for iOS on April 21, 2022, and expects to make the platform available on other desktop and mobile devices in the second quarter of 2022.

TMTG was incorporated under the laws of the State of Delaware on February 8, 2021.

The mailing address of TMTG’s principal executive offices is 401 N. Cattlemen Rd., Ste. 200, Sarasota, Florida 34232, and its telephone number at such address is (800) 798-5754.

THE DIGITAL WORLD SPECIAL MEETING

General

Digital World is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the board of directors for use at the Digital World Special Meeting to be held on ___________, 2022 and at any adjournment or postponement thereof. This proxy statement/prospectus provides Digital World’s stockholders with information they need to know to be able to vote or direct their vote to be cast at the Digital World Special Meeting.

Date, Time and Place

The Digital World Special Meeting will be held as a “virtual meeting” via live audio webcast on __________, 2022, at 10:00 a.m., Eastern Time. Due to concerns about the coronavirus (COVID-19) and warnings from public officials regarding public gatherings, you may also access Digital World’s proxy materials at the following website: https://www.cstproxy.com/dwacspac/2022.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Digital World Special Meeting if you owned shares of Digital World common stock at the close of business on _________, 2022 which is the Record Date. You are entitled to one vote for each share of Digital World common stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were 37,214,734 shares of Digital World common stock outstanding, consisting of 30,027,234 shares of Class A common stock and 7,187,500 shares of Class B common stock.

Vote of the Sponsor, Directors and Officers

In connection with the Digital World IPO, Digital World entered into agreements with each of its Sponsor, directors and officers pursuant to which each agreed to vote any shares of Digital World common stock owned by it in favor of the Business Combination Proposal and for all other proposals presented at the Digital World Special Meeting. These agreements apply to the Sponsor as it relates to the Founder Shares and the requirement to vote such shares in favor of the Business Combination Proposal and for all other proposals presented to Digital World stockholders in this proxy statement/prospectus. The anchor investors of Digital World has agreed to vote any shares of Digital World Class B common stock held by them in favor of the Business Combination. As a result, in addition to the Founder Shares and Placement Shares, we would need only 982,701, or approximately 3.4%, of the 28,750,000 Public Shares, to be voted in favor of the Business Combination in order to have the Business Combination approved, assuming only the minimum number of shares representing a quorum is present at the Digital World Special Meeting held to vote on the Business Combination.

Digital World’s Sponsor, directors and officers have waived any redemption rights, including with respect to shares of Class A common stock issued or purchased in the Digital World IPO or in the aftermarket, in connection with Business Combination. Anchor investors of Digital World have waived any redemption rights with respect to any Founder Shares held by them in connection with Business Combination. The Founder Shares and Placement Shares held by the Sponsor, directors and officers of Digital World and the Founder Shares held by anchor investors have no redemption rights upon Digital World’s liquidation and will be worthless if no initial business combination is effected by Digital World by September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination).

Quorum and Required Vote for Proposals

A quorum of Digital World stockholders is necessary to hold a valid meeting. A quorum will be present at the Digital World Special Meeting if a majority of the Digital World common stock outstanding and entitled to vote at the Digital World Special Meeting is represented in person or by proxy at the Digital World Special Meeting. Abstentions and “WITHHOLD” votes will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

The approval of the Charter Amendment Proposals require the affirmative vote of a majority of the issued and outstanding Digital World common stock as of the Record Date for the Digital World Special Meeting. The approval of the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of Digital World common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting. The approval of the Director Election Proposal requires a plurality vote of the shares of Digital World common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting.

If the Business Combination Proposal is not approved, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal will not be presented to the Digital World stockholders for a vote. The approval of the Charter Amendment Proposals, the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are preconditions to the consummation of the Business Combination. The Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are conditioned on the approval of the Business Combination Proposal (and the Business Combination Proposal is conditioned on the approval of the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal). The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

It is important for you to note that in the event the Business Combination Proposal does not receive the requisite vote for approval, then Digital World will not consummate the Business Combination. If Digital World does not consummate the Business Combination and fails to complete an initial business combination by September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination) and does not seek and obtain the approval of its stockholders for an Extension, Digital World will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public stockholders.

Abstentions, “WITHHOLD” Votes and Broker Non-Votes

A Digital World stockholder’s failure to vote by proxy or to vote in person at the Digital World Special Meeting or an abstention will have no effect on the outcome of the vote on the Business Combination Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal. A Digital World stockholder’s failure to vote by proxy or to vote in person at the Digital World Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposals. A Digital World stockholder’s failure to vote by proxy or to vote in person at the Digital World Special Meeting or a “WITHHOLD” vote will have no effect on the outcome of the vote on the Director Election Proposal.

A “broker non-vote” occurs when shares held by a broker for the account of a beneficial owner are not voted for or against a particular proposal because the broker has not received voting instructions from that beneficial owner and the broker does not have discretionary authority to vote those shares in the absence of such instructions. If you do not provide instructions to your broker, your broker will not have discretionary authority to vote on any of the Proposals at the Digital World Special Meeting, because Digital World does not expect any of the Proposals to be considered a routine matter. Broker non-votes will not be counted as present for the purposes of establishing a quorum.

Broker non-votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposals. Broker non-votes will have no effect on the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal or the Adjournment Proposal.

Recommendation of Digital World Board

Digital World Board has unanimously determined that each of the Proposals is fair to and in the best interests of Digital World and its stockholders, and has unanimously approved such proposals. Digital World Board unanimously recommends that stockholders:

•	vote “FOR” the Business Combination Proposal;

•	vote “FOR” each of the Charter Amendment Proposals;

•	vote “FOR” the Director Election Proposal;

•	vote “FOR” the Incentive Plan Proposal;

•	vote “FOR” the Nasdaq Proposal; and

•	vote “FOR” the Adjournment Proposal, if it is presented at the meeting.

When you consider the recommendation of Digital World Board in favor of approval of the Proposals, you should keep in mind that the Sponsor, members of Digital World Board and officers have interests in the Business Combination that may be different from or in addition to (or which may conflict with) your interests as a stockholder. These interests include, among other things, the fact that:

•

unless Digital World consummates an initial business combination, Digital World’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

•

the Sponsor and directors and officers of Digital World paid an aggregate of $25,000 for their Founder Shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares, including the shares underlying the units, had an aggregate market value of approximately $357.22 million based upon the closing price of Digital World’s common stock of $64.51 per share on Nasdaq on March 31, 2022;

•

as a condition to the Digital World IPO, the Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares cannot be transferred until the earlier of (A) six months after the completion of Digital World’s initial business combination; (B) subsequent to Digital World’s initial business combination, when the reported last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Digital World’s initial business combination and (C) such date on which Digital World completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Digital World stockholders having the right to exchange their shares of Digital World common stock for cash, securities or other property;

•

an aggregate of 1,133,484 Placement Units were issued to the Sponsor simultaneously with the consummation of the IPO and the underwriters’ exercise of its over-allotment option. Such units had an aggregate market value of approximately $85.51 million based upon the closing price of Digital World’s units of $75.44 per unit on Nasdaq on March 31, 2022;

•

the Sponsor has agreed that the Placement Units, and all of their underlying securities, will not be sold or transferred by it until 30 days after Digital World has completed a business combination, subject to limited exceptions;

•

the Sponsor and directors and officers of Digital World have agreed not to redeem any shares of Digital World common stock they hold in connection with a stockholder vote to approve a proposed initial business combination;

•

the Sponsor may loan to Digital World additional funds for working capital purposes prior to the Business Combination. There are no working capital loans from the Sponsor currently outstanding. If the Business Combination is not consummated and Digital World does not otherwise consummate another business combination prior to September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination), then there will likely be insufficient funds to pay the working capital loans;

•

at the Sponsor’s discretion, $2,875,000 may be loaned by the Sponsor or its affiliates or designees for each three-month extension (for up to $5,750,000) of the time that Digital World has to consummate a business combination, which amount may be converted into Extension Units, at the price of $10.00 per unit. Such units would be identical to the Placement Units;

•

Pursuant to the PIPE Waiver Letter, if the Business Combination is consummated, Digital World’s Initial Stockholders shall receive an aggregate of 744,048 shares of Class A common stock and 744,048 warrants, which warrants shall be substantially identical to the Placement Warrants;

•

if Digital World does not complete an initial business combination by September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination), a portion of the proceeds from the sale of the Placement Units will be included in the liquidating distribution to Digital World’s public stockholders. In such event, the 7,187,500 Founder Shares and 1,133,484 shares of Class A common stock underlying the Placement Units, of which 5,537,500 Founder Shares and shares of 1,133,484 Class A common stock are held by Digital World’s Sponsor, directors and officers, would be worthless because they are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares and units had an aggregate market value of $549.18 million as of March 31, 2022, based on the closing price per Class A common stock of Digital World as of March 31, 2022 of $64.51 per share and the closing price of Digital World’s units of $75.44 per unit on Nasdaq on March 31, 2022. Additionally, the Placement Warrants underlying the Placement Units will expire worthless.

•

if the Trust Account is liquidated, including in the event Digital World is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Digital World to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share by the claims of prospective target businesses with which Digital World has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Digital World, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

•

The Sponsor (including its representatives and affiliates) and Digital World’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Digital World. For example, Patrick Orlando, Digital World’s Chief Executive Officer and Chairman, serves as Chief Executive officer and director of Benessere Capital Acquisition Corp. and Eric Swider and Justin Shaner, Digital World’s directors, both serve as directors of Benessere Capital Acquisition Corp. Benessere Capital Acquisition Corp. is a special purpose acquisition company, which entered into an Agreement and Plan of Merger with eCombustible Energy LLC on November 23, 2021. Mr. Orlando also serves as a director of Maquia Capital Acquisition Corp., a special purpose acquisition corporation that is focusing its search for a business combination with technology-focused middle market and emerging growth companies in North America. The Sponsor and Digital World’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Digital World completing its initial business combination. Digital World’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Digital World, and the other entities to which they owe certain fiduciary or contractual duties, including Benessere Capital Acquisition Corp. and Maquia Capital Acquisition Corp. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Digital World’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Digital World, subject to applicable fiduciary duties under DGCL. Digital World Charter provides that Digital World renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Digital World and such opportunity is one Digital World is legally and contractually permitted to undertake and would otherwise be reasonable for Digital World to pursue, and to the extent the director or officer is permitted to refer that opportunity to Digital World without violating another legal obligation.

•

Messrs. __ and __ of Digital World’s directors, are expected to be appointed as directors of the Combined Entity after the consummation of the Business Combination, Messrs. __ and __ may in the future receive cash fees, stock options or stock awards that the Combined Entity determines to pay to its directors.

Voting Your Shares

Each share of Digital World common stock that you own in your name entitles you to one vote. If you are a record owner of your shares, there are three ways to vote your shares of Digital World common stock at the Digital World Special Meeting:

1.	Vote by Internet.

•

Before the meeting: Go to https://www.cstproxy.com/dwacspac/2022. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m., Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•

During the meeting: Go to https://www.cstproxy.com/dwacspac/2022. You will be able to attend the Digital World Special Meeting online, vote your shares electronically until voting is closed and submit your questions during the Digital World Special Meeting.

2.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.

Vote by telephone. Call the telephone number on the enclosed proxy card, and easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting will be available 24 hours a day until 11:59 p.m., Eastern Time, the day before the meeting date.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Digital World can be sure that the broker, bank or nominee has not already voted your shares.

Beneficial stockholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Digital World’s transfer agent, a beneficial holder will receive an e-mail prior to the Digital World Special Meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Digital World’s transfer agent at least five business days prior to the meeting date.

Stockholders will also have the option to listen to the Digital World Special Meeting by telephone by calling:

•	Within the U.S. and Canada: +1 800-450-7155 (toll-free)

•	Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

The passcode for telephone access: 5301963#. You will not be able to vote or submit questions unless you register for and log in to the Digital World Special Meeting webcast as described herein.

Revoking Your Proxy

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Digital World’s Chief Executive Officer in writing before the Digital World Special Meeting that you have revoked your proxy; or

•	you may attend the Digital World Special Meeting, revoke your proxy, and vote in person as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your Digital World common stock, you may call _____________, Digital World’s proxy solicitor, at _________ or by email ___________.

No Additional Matters May Be Presented at the Digital World Special Meeting

The Digital World Special Meeting has been called only to consider the approval of, the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal. Under Digital World’s bylaws, other than procedural matters incident to the conduct of the Digital World Special Meeting, no other matters may be considered at the Digital World Special Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Digital World Special Meeting.

Redemption Rights

Pursuant to the Digital World Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less taxes payable, calculated as of two (2) business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the Digital World IPO (calculated as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to it to pay the Company’s taxes). For illustrative purposes, based on funds in the Trust Account of $293,354,380.05 on May 8, 2022, the estimated per share redemption price was approximately $10.20. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of Exchange Act) will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to more than 15% of the shares of Digital World common stock included in the Units of Digital World sold in the Digital World IPO (including over-allotment securities sold to Digital World’s underwriters after the Digital World IPO) without the prior consent of Digital World.

In order to exercise your redemption rights, you must:

•	prior to 5:00 p.m., Eastern Time, on ___________, 2022 (two (2) business days before the Digital World Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, Digital World’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

•

In your request to Continental Stock Transfer & Trust Company for redemption, you must also affirmatively certify if you “ARE” or “ARE NOT” acting in concert or as a “group”(as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder with respect to shares of Digital World common stock;

and

•

deliver your Public Shares either physically or electronically through DTC to Digital World’s transfer agent at least two (2) business days before the Digital World Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is Digital World’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, Digital World does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with Digital World’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to Digital World’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Digital World’s transfer agent return the shares (physically or electronically). You may make such request by contacting Digital World’s transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of Digital World common stock as they may receive higher proceeds from the sale of their Digital World common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of Digital World common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Digital World common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of Digital World common stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Combined Entity, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not consummated and Digital World otherwise does not consummate an initial business combination by September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination), Digital World will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public stockholders and the Warrants will expire worthless.

Appraisal Rights

Digital World stockholders do not have appraisal rights in connection with the Business Combination or the other proposals.

Proxy Solicitation

Digital World is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Digital World and its directors, officers and employees may also solicit proxies in person. Digital World will file with the SEC all scripts and other electronic communications as proxy soliciting materials. Digital World will bear the cost of the solicitation.

Digital World has hired ___________ to assist in the proxy solicitation process. Digital World will pay that firm a fee of up to $__________, plus disbursements.

Digital World will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Digital World will reimburse them for their reasonable expenses.

THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1)

General

Holders of Digital World common stock are being asked to approve and adopt the Merger Agreement and the Business Combination. Digital World stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section titled “—The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

Because Digital World is holding a stockholder vote on the Business Combination, Digital World may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of Digital World common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting.

The Merger Agreement

The subsections that follow this subsection describe the material provisions of the Merger Agreement, but do not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Merger Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates, which may be updated prior to the closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The disclosure schedules do not disclose any information material to an investment decision that is not already disclosed elsewhere in this proxy statement/prospectus.

General Description of the Merger Agreement

On October 20, 2021, Digital World entered into a merger agreement with Merger Sub, TMTG, the Sponsor in the capacity as the representative of Digital World, and TMTG’s General Counsel in the capacity as the representative of TMTG. The merger agreement was amended by the First Amendment to the Agreement. Unless otherwise defined herein, the capitalized terms used in this section “The Business Combination Proposal (Proposal 1) — The Merger Agreement” will have the meaning ascribed to such terms in the Merger Agreement.

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, Merger Sub will merge with and into TMTG, with TMTG surviving the Merger as a wholly-owned subsidiary of Digital World ( the “Merger”) and, based on existing TMTG securities:

(a)

the outstanding shares of Class A common stock, par value $0.0001 per share, of Digital World (“Digital World Class A common stock”), including any shares of Class B common stock, par value $0.0001 per share, of Digital World (“Digital World Class B common stock”, and together with the Digital World Class A common stock, the “Digital World common stock”) that are converted into

Digital World Class A common stock in accordance with Digital World’s amended and restated certificate of incorporation (the “Digital World Charter”), will be redesignated as common stock, par value $0.0001 per share, of Trump Media & Technology Group Corp. (which will be the new name of Digital World after the Closing, as described below, “New Digital World”) (referred to herein as “New Digital World common stock”);

(b)

(As consideration for the Merger, the TMTG securityholders as of immediately prior to the Effective Time (“TMTG securityholders”), shall be entitled to receive from Digital World, a number of shares of New Digital World common stock in an amount equal to $875,000,000, subject to adjustments for TMTG’s closing debt, net of cash, and unpaid transaction expenses (the “Merger Consideration”), plus the additional contingent right to receive the Earnout Shares (as defined below) after the Closing, provided that it shall exclude any additional shares issuable upon conversion after the Closing of certain TMTG convertible notes, as described below, and upon the Merger (i) all of the issued and outstanding capital stock of TMTG immediately prior to the Effective Time (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the aggregate Merger Consideration to be paid to the TMTG stockholders as of immediately prior to the Effective Time, (ii) each outstanding option to acquire shares of TMTG common stock (whether vested or unvested) will be assumed by New Digital World and automatically converted into an option to acquire shares of New Digital World common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration, and (iii) each outstanding restricted stock unit of TMTG shall be converted into a restricted stock unit relating to shares of New Digital World common stock, as provided in the Merger Agreement and as more particularly described in the notice that follows this page and elsewhere in this proxy statement/prospectus; and

(c)

the TMTG securityholders will also have a contingent right to receive up to an aggregate of an additional 40,000,000 shares of New Digital World common stock (the “Earnout Shares”) after the Closing based on the price performance of the New Digital World common stock during the three (3) year period following the Closing (the “Earnout Period”). The Earnout Shares shall be earned and payable during the Earnout Period as follows:

•

if the dollar volume-weighted average price (“VWAP”) of New Digital World common stock equals or exceeds $15.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG securityholders an additional 15,000,000 Earnout Shares;

•

if the VWAP of New Digital World common stock equals or exceeds $20.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG securityholders an additional 15,000,000 Earnout Shares; and

•

if the VWAP of New Digital World common stock equals or exceeds $30.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG securityholders an additional 10,000,000 Earnout Shares.

The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

Escrow Shares

At the Closing, a number of shares of Purchaser Common Stock equal to the quotient obtained by dividing (i) five percent (5%) of the initial Merger Consideration (meaning $875,000,000) (as determined on the Closing Date) by (ii) the Purchaser Share Price (the “Escrow Amount”) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) otherwise issuable to the TMTG stockholders (allocated pro rata among the TMTG stockholders based on the Merger Consideration otherwise issuable to them at the Closing) will be deposited into a segregated escrow account with Continental Stock Transfer & Trust Company (or such other escrow agent reasonably acceptable to Digital World and TMTG), as escrow agent, and held in escrow together with any dividends, distributions or other income on the Escrow Shares (the “Escrow Property”) in accordance with an escrow agreement to be entered into in connection with the Business Combination (the “Escrow Agreement”). The Escrow Property will be held in the escrow account for a period of twelve (12) months after the Closing as the sole and exclusive source of payment for any post-Closing purchase price adjustments and indemnification claims (other than fraud claims). The TMTG stockholders will have the right to vote the Escrow Shares while they are held in escrow.

Post-Business Combination Ownership of the Combined Entity

Immediately after the Closing, Digital World, which will be renamed Trump Media & Technology Group Corp., will own 100% of the outstanding capital stock of TMTG.

It is anticipated that, upon the completion of the Business Combination, and prior to the PIPE, Digital World’s public stockholders will retain an ownership interest of approximately 23.7% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 6.2% of the outstanding capital stock of the Combined Entity and the TMTG securityholders will own approximately 70.1% of the outstanding capital stock of the Combined Entity. The PIPE Investors will purchase up to an aggregate of 1,000,000 shares of Digital World’s Preferred Stock for a purchase price of $1,000 per share, initially convertible into 29,761,905 shares of common stock, subject to upward adjustment as described herein, or, assuming full conversion at the initial conversion price, approximately 19.0% of the outstanding New Digital World Common Stock. As a result, and giving effect to the PIPE and assuming immediate and full conversion of the Preferred Stock, Digital World’s public stockholders will retain an ownership interest of approximately 19.2% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 5.1% of the outstanding capital stock of the Combined Entity and the TMTG securityholders will own approximately 56.7% of the outstanding capital stock of the Combined Entity. The foregoing ownership percentages with respect to the Combined Entity following the Business Combination exclude any outstanding Warrants and assume that (i) there are no redemptions of any shares by Digital World’s public stockholders in connection with the Business Combination, (ii) no awards are issued under the Equity Incentive Plan and (iii) no Working Capital Units or Extension Units are issued. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Digital World’s existing stockholders in the Combined Entity will be different. Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, TMTG’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, the outstanding TMTG Options and TMTG RSUs granted to TMTG’s executive officers and certain members of the TMTG Board under the TMTG 2022 Plan prior to the Closing of the Business Combination will be assumed and converted to options and RSUs under the Equity Incentive Plan effective as of the Closing the Business Combination.

Representations and Warranties; Survival/Indemnification

The Merger Agreement contains representations and warranties by each of Digital World and TMTG that are customary for transactions similar to the Business Combination.

TMTG made representations and warranties relating to, among other matters, (1) corporate existence and power, (2) corporate authorization, binding agreement (3) governmental authorization, (4) non-contravention, (5) capitalization, (6) corporate records, (7) subsidiaries, (8) consents, (9) financial statements, (10) books and records, (11) internal accounting controls, (12) absence of certain changes, (13) properties and title to its assets, (14) litigation, (15) material contracts, (16) licenses and permits, (17) compliance with laws, (18) intellectual property, (19) healthcare matters, (20) accounts receivable, accounts payable, and affiliate loans, (21) employees and employment matters, (22) withholding, (23) employee benefits, (24) real property, (25) tax matters,

(26) environmental laws, (27) affiliate transactions, (32) the Investment Company Act of 1940, (33) independent investigation (34) information supplied and (35) disclosure.

Digital World made representations and warranties relating to, among other matters, (1) corporate existence and power, (2) corporate authorization, binding agreement (3) governmental authorization, (4) non-contravention, (5) capitalization (6) SEC filings and financial statements, (7) absence of certain changes, (8) compliance with laws, (9) litigation, permits, (10 tax matters, (11) employee benefits, (12) properties, (13) material contracts, (14) affiliate transactions, (15) merger sub activities, (16) the Investment Company Act of 1940, (17) finders’ and brokers’ fees, (18) ownership of the Merger Consideration, (19) certain business practices, (20) Insurance, and (21) independent investigation.

Many of the representations and warranties are qualified by materiality or Material Adverse Effect and/or the representing party’s knowledge. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, financial condition, net worth, management, earnings, cash flows, business, operations or properties of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement.

Survival and Indemnification

The representations and warranties of TMTG shall survive the Closing for twelve (12) months; provided, however, that fraud claims relating to TMTG shall survive indefinitely. The representations and warranties made by Digital World do not survive the Closing and Digital World does not have any post-Closing indemnification obligations.

TMTG Stockholders, severally, will provide indemnification after the Closing for any breach of any representations and warranties or covenants of TMTG in the Merger Agreement and or in any certificate delivered by TMTG, any TMTG Stockholder or the Seller Representative, with such indemnification based on the pro rata Merger Consideration received by each TMTG Stockholder. TMTG Stockholders will also provide indemnification after the Closing for (i) any actions by persons or entities who were holders of equity securities of TMTG or its subsidiaries (including options, warrants, convertible debt or other convertible securities) prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities or (ii) any indebtedness or unpaid transaction expenses of TMTG or its subsidiaries that were not shown on the final closing statement for the Transaction.

Indemnification claims by Digital World for breaches of TMTG representations and warranties, other than certain fundamental representations, are subject to an aggregate deductible of $2,000,000, and there will be no indemnification for the first $2,000,000 of losses. Indemnification claims can only be made against the escrow property, which is the sole source of remedy after the Closing, except for fraud claims. Any Escrow Shares that are received by Digital World for indemnification claims will be cancelled by Digital World. The maximum aggregate amount of indemnification payments shall not exceed the amount of Escrow Property, except in the case of fraud claims, in which case it will not exceed the Merger Consideration actually paid (based on the Redemption Price).

Covenants of the Parties

Each party agreed in the Merger Agreement to use its reasonable best efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their offices, properties, books and records; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by TMTG; (4) Digital World’s public filings; (5) no insider trading; (6) notifications of certain breaches, consent requirements, material adverse changes or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) tax matters; (9) further assurances; (10) public announcements; (11) confidentiality, (12) PIPE investment, and (13) extension expenses. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transaction, to notify the others as promptly as practicable in writing of the receipt of unsolicited proposals for, or indications of interest in entering into, an alternative competing transaction, and to keep the others informed of material developments with respect to such proposals or indications. There are also certain customary post-Closing covenants regarding (1) maintenance of books and records; (2) indemnification of directors and officers; and (3) use of Trust Account proceeds.

Digital World agreed, as promptly as practicable after the date of the Merger Agreement, to prepare, with reasonable assistance from TMTG, and file with the SEC this Registration Statement on Form S-4 (the “Registration Statement”) in connection with the registration under the Securities Act of the issuance of the Merger Consideration Shares to be issued to the TMTG securityholders and containing a proxy statement/prospectus for the purpose of Digital World soliciting proxies from the stockholders of Digital World to approve the Business Combination Proposal and the other Required Proposals at the Digital World Special Meeting and providing such stockholders an opportunity in accordance with Digital World’s organizational documents and Digital World’s Initial Public Offering prospectus to have their shares of Digital World common stock redeemed.

TMTG also agreed in the Merger Agreement to obtain the written consent of its stockholders as promptly as practicable after the Registration Statement has become effective to approve the Merger Agreement and the Business Combination and related matters.

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of New Digital World will consist of seven individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Two of the members of such board will be individuals (at least one of whom shall be an independent director, and one of whom shall serve as the chairperson of such board) designated by Digital World in the Merger Agreement and five of the members of such board (at least three of whom shall be independent directors) will be designated by TMTG prior to the Closing. The parties also agreed to classify Digital World’s board into three classes as described in the “The Charter Amendment Proposals (Proposals 2 Through 5)” below. Digital World also agreed to provide each of the director designees to the post-Closing board of directors with a customary director indemnification agreement, in form and substance reasonably acceptable to such director. The parties also agreed to take all action necessary, so that the individuals serving as the officers of Digital World immediately after Closing will be the same individuals as those of TMTG immediately prior to the Closing.

TMTG agreed that the ownership and position of its principal would be structured in such a way as to eliminate the need for restructuring of such ownership or the requirement to make changes in position of the principal upon the occurrence of certain specified material disruptive events.

Conditions to the Closing

The closing of the Merger Agreement is subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Merger Agreement and the Business Combination and Required Proposals by the requisite vote of Digital World’s stockholders, (ii) the approval of the Merger Agreement and the Business Combination and related matters by TMTG’s stockholders; (iii) receipt of requisite consents from governmental authorities to consummate the Business Combination, (iv) no law or order, or action brought by a governmental authority, that would restrain, prohibit or impose any condition on the Business

Combination; (v) Digital World having at least $5,000,001 in net tangible assets, after giving effect to the completion of the redemption of public stockholders who redeem their shares in connection with the Business Combination; (vi) the election or appointment of members to Digital World’s board of directors as of the Closing in accordance with the Merger Agreement; (vii) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part; (viii) the conditional approval of Digital World’s initial listing application with Nasdaq with respect to the common stock to be issued pursuant to the Business Combination: and (ix) Digital World having cash and cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of the Redemption) and the proceeds of any PIPE Investment, of at least equal to Sixty Million U.S. Dollars ($60,000,000).

In addition, unless waived by TMTG, the obligations of TMTG to consummate the Business Combination are subject to the fulfillment of certain closing conditions, including but not limited to the following (in addition to customary certificates and other closing deliverables):

•	The representations and warranties of Digital World being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•

Digital World having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

•	Absence of a Material Adverse Effect with respect to Digital World since the date of the Merger Agreement that is continuing and uncured;

•	TMTG having received a copy of a duly executed Escrow Agreement (as described below) by Digital World.

Unless waived by Digital World, the obligations of Digital World and the Merger Sub to consummate the Business Combination is subject to the satisfaction of the following conditions (in addition to customary certificates and other closing deliverables):

•	The representations and warranties of TMTG being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•

TMTG having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

•	Certain litigation in which TMTG is involved not having been adjudicated or settled, and no offer of settlement having been made by TMTG, that would have a Material Adverse Effect on Digital World;

•

Absence of a Material Adverse Effect with respect to TMTG since the date of the Merger Agreement (but excluding a qualifying settlement of certain litigation in which TMTG is involved) that is continuing and uncured;

•	Certain specified contracts of TMTG being terminated without further obligation of TMTG;

•	The Seller Representative and the escrow agent specified therein having executed and delivered the Escrow Agreement (as described below);

•

TMTG shall have converted, terminated, extinguished and cancelled in full any outstanding TMTG Convertible Securities or commitments therefor, other than the TMTG options and the TMTG Restricted stock units;

•	Each Stockholder Non-Competition Agreement (as described below) having been executed and delivered;

•	Each Stockholder Lock-Up Agreement (as described below) having been executed and delivered; and

•	Digital World shall have received a duly executed legal opinion from the TMTG’s counsel

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

•	by mutual consent of TMTG and Digital World;

•

by either Digital World or TMTG if any of the conditions to the Closing have not been satisfied or waived by September 20, 2022 (which we refer to as the “Outside Date”), provided that the Outside Date may be extended if Digital World obtains one or more extensions of the time it has to consummate its initial business combination; provided further that this termination right shall not be available to Digital World or TMTG if a breach by such party (i.e., either Digital World or Merger Sub on one hand, or TMTG, on the other hand) of the Merger Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

•

by either Digital World or TMTG if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting, or if any law is in effect making illegal, the transactions contemplated by the Merger Agreement;

•

by either Digital World or TMTG if there has been a material breach by the other party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, such that the related closing condition would not be met, and such breach is not cured within the earlier of (i) 20 days after the non-breaching party receives notice of such breach, or (ii) by the Outside Date;

•	by Digital World if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on TMTG that is continuing and uncured;

•

by either Digital World or TMTG if approval for the Business Combination and the other matters submitted for Digital World stockholder approval in this proxy statement/prospectus are not obtained at the Digital World Special Meeting;

•

by either Digital World or TMTG if a special meeting of TMTG’s stockholders is held and TMTG’s stockholders shall not have approved the Merger Agreement and the Business Combination and related matters; and

•

by the mutual and reasonable written consent of Digital World and TMTG in the event that that any required approval of the SEC or any other governmental authority cannot be obtained by the Outside Date, as such date may be extended by an extension.

If the Merger Agreement is validly terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to confidentiality, dispute resolution, termination, waiver of claims against the Trust Account, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any willful breach of the Merger Agreement prior to such termination. No termination fee is payable by either party.

TMTG and Digital World agreed that in the event that the Merger Agreement is terminated prior to Closing for any reason, that during period commencing on such termination date and ending twelve (12) calendar months after the termination date, TMTG shall not engage in or enter into an agreement with respect to (i) an alternative transaction with a special purpose acquisition company other than Digital World or (ii) a going public transaction.

Trust Account Waiver`

TMTG agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Digital World’s Trust Account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom).

Governing Law and Dispute Resolution

The Merger Agreement is governed by Delaware law and, subject to the required arbitration provisions, the parties are subject to the non-exclusive jurisdiction of federal and state courts located in Delaware, and each party waived its rights to a jury trial in connection therewith.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, copies of each of which are attached hereto as part of Annex A. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

TMTG Voting Agreement

Simultaneously with the execution of the Merger Agreement, Digital World and TMTG entered into a voting agreement (the “TMTG Voting Agreement”) with a significant stockholder of TMTG holding in the aggregate approximately 70.0% of TMTG’s outstanding capital stock. Pursuant to the TMTG Voting Agreement, the stockholder agreed, among other things, to vote all of its shares of TMTG stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and the other matters submitted to TMTG stockholders for their approval, and provide a proxy to Digital World to vote such TMTG stock accordingly. The TMTG Voting Agreement prevents transfers of the TMTG stock held by such stockholder between the date of the TMTG Voting Agreement and the date of the Closing, except for certain permitted transfers where the recipient also agrees to comply with the TMTG Voting Agreement.

Stockholder Lock-Up Agreements

The Merger Agreement provides that at or prior to the Closing, certain significant TMTG stockholders will enter into a Lock-Up Agreement with Digital World (each, a “Stockholder Lock-Up Agreement”). Pursuant to the Stockholder Lock-Up Agreements, each significant TMTG stockholder party thereto would agree not to, during the period commencing from the Closing and ending six months after the date of the Closing (subject to early release (i) on the date on which the closing stock price for New Digital World common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (ii) it he Combined Entity consummates a liquidation, merger, capital stock, reorganization exchange or other similar transaction with an unaffiliated third party that results in all of the Combined Entity’s stockholders having the right to exchange their equity holdings in the Combined Entity for cash, securities or other property): (x) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (z) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (x), (y) or (z) above is to be settled by delivery of restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Stockholder Lock-Up Agreement).

PIPE Investment

On December 4, 2021, in support of the Business Combination, Digital World entered into SPAs with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase an aggregate of 1,000,000 shares of Digital World’s Preferred Stock, for a purchase price of $1,000 per share of Preferred Stock, for an aggregate commitment of $1,000,000,000 in the PIPE to be consummated concurrently with the Closing. The shares of

Preferred Stock have an initial conversion price per share of $33.60 and are initially convertible into an aggregate of 29,761,905 shares of common stock, subject to adjustment, as described below. The closing of the PIPE is conditioned on the concurrent closing of the Business Combination and other closing conditions as set forth in the SPA.

Preferred Stock Conversion

Each share of Preferred Stock may be converted at the holder’s option at any time after issuance into that number of shares of common stock at an initial conversion price of $33.60, which is equal to a 20% discount to Digital World’s volume-weighted average closing price (“VWAP”) for the five consecutive trading days prior to and including December 1, 2021 (subject to adjustments as more fully described below); provided that the number of shares of common stock to be issued pursuant to such conversion does not, when aggregated with all other shares of common stock owned by such holder and its affiliates at such time, result in such holder or any of its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% (or, upon election by such holder prior to the issuance of any shares of Preferred Stock, 9.99%) of all of the common stock outstanding at such time.

The conversion price shall automatically adjust downward (each, a “Conversion Price Adjustment”) to the greater of: (i) the product of (x) the average of the ten (10) consecutive daily VWAPs over the ten (10) consecutive trading days following the Closing of the Business Combination (subject to adjustment for splits, stock combinations, reclassification, dividends, and the like) and (y) 60% (i.e., applying a discount of 40%); and (ii) $10.00 (subject to adjustment for splits, stock combinations, reclassification, dividends, and the like). If the formula results in a conversion price over $33.60, there is no downward adjustment.

If Digital World is unable to include all the shares of common stock issuable upon conversion of the Preferred Stock in the Initial Registration Statement (as defined below), at the time of filing of each subsequent registration statement, the then current conversion price is subject to downward adjustment based on the formula set forth above, where the 10-day VWAP is measured from the 10-day period following the effective date of the applicable registration statement, so that upon each Conversion Price Adjustment, for so long as a holder still holds any shares of Preferred Stock (including, for the avoidance of doubt, a single share or any fraction of a single share), the Preferred Stock held by such holder shall subsequently be convertible into the number of shares of common stock such that the holder will be entitled to the aggregate number of shares of common stock based on its initial purchase of Preferred Stock pursuant to the SPA convertible at the conversion price then in effect following the applicable Conversion Price Adjustment. There is no further downward adjustment if the new Conversion Price Adjustment is greater than the then current conversion price.

Pursuant to the terms of the SPA, Digital World agreed to certain restrictions on future stock offerings, subject to certain exceptions, including that the company will not issue (or enter into any agreement to issue) any shares of common stock or common stock equivalents until 90 days after either (i) all of the common stock underlying the Preferred Stock is registered, sold or eligible to be sold without registration, or (ii) the first date following the first anniversary of the Closing that no PIPE Investor is an affiliate of Digital World ((i) and (ii), collectively, the “Effective Date”). Digital World also agreed that until one year after the Effective Date, the company shall not undertake a reverse or forward stock split or reclassification of the company’s common stock without the prior written consent of the PIPE Investors holding a majority in interest of the shares of Preferred Stock, subject to certain exceptions.

Each PIPE Investor agreed in the SPA that, with respect to matters arising out of, resulting from, in connection with the transactions contemplated hereby, it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Digital World’s Trust Account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Registration Rights

The PIPE Investors were also given registration rights in a registration rights agreement (the “Registration Rights Agreement”) pursuant to which, subject to certain exceptions, Digital World will be required to file a resale registration statement for all of the shares of common stock issuable upon conversion of the Preferred Stock held by the PIPE Investors within 10 days following this proxy statement/prospectus to be filed in connection with the Business Combination and shall be declared effective no later than the Closing of the Business Combination (the “Initial Registration Statement”). Thereafter, New Digital World will be required to register and to maintain the registration for all shares underlying the Preferred Stock until the Effective Date.

Liquidated Damages. Failure by New Digital World to timely file and to obtain and maintain effectiveness of any registration statement required to be filed under the Registration Rights Agreement will result in New Digital World paying to each PIPE Investor an amount in cash, as liquidated damages and not as a penalty, equal to (A) with respect to the first two months, 2% of the subscription price paid by each PIPE Investor for any unregistered registrable securities, plus (B) with respect to the third month and beyond, 6% of the subscription price paid by each PIPE Investor for any unregistered registrable securities. In no case will the maximum aggregate liquidated damages payable to a PIPE Investor exceed 20% of the subscription price paid by such PIPE Investor. If New Digital World fails to pay any liquidated damages in full within seven days after the date payable, New Digital World will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the PIPE Investor, until such amounts, plus all such interest thereon, are paid in full, subject to the aggregate limitation.

Liquidated Damages Escrow Account. Upon the Closing, New Digital World will deposit into a third-party escrow account solely for purposes of paying the holders any required liquidated damages as they accrue (the “Liquidated Damages Escrow Account”), an amount equal to 20% of the aggregate subscription price paid by all the PIPE Investors for any registrable securities not, on the Closing, covered by (i.e. eligible for resale pursuant to) the Initial Registration Statement. Any balance remaining in the Liquidated Damages Escrow Account shall be released to New Digital World once all registrable securities are included in an effective registration statement. In the event all registrable securities are included in the Initial Registration Statement, the Liquidated Damages Escrow Account will not be required.

Waiver Letter

In connection with the PIPE and in accordance with Section 4.3(b)(ii) of Digital World’s Amended and Restated Certificate of Incorporation, ARC Global Investments II LLC, as majority holder of Digital World’s Class B common stock, waived certain anti-dilution rights of the Class B Holders to any increase in the number of shares of Class A common stock issuable upon conversion of the Class B common stock. In exchange for such waiver, and in the event that the transactions contemplated by the SPA are consummated in accordance with its terms, the Class B Holders will be entitled to receive (i) an aggregate of 744,048 Anti-dilution Shares and (ii) warrants to purchase an aggregate of 744,048 shares of Class A common stock at an exercise price per share of $33.60 for a term of five years. The Warrants shall otherwise have terms, including but not limited to registration rights, that are substantially identical to the warrants previously issued to the Class B Holders and shall not contain any anti-dilution or reset provisions, except for standard adjustments for any stock splits, stock dividends, recapitalizations and similar events.

The Anti-dilution Shares and the Warrants shall be subject to the same lock-up provisions as are applicable to the shares and warrants previously issued to the Class B Holders; provided, however, in no event shall such lock-up period terminate before the date that is 30 days following the earlier of (i) the date that all shares underlying the Preferred Stock have been registered on an effective registration statement or (ii) one year following the Closing.

In connection with the PIPE, at the Closing, Digital World will pay EF Hutton, as Digital World’s placement agent and capital market advisor, a fee equal to 2.5% of the gross proceeds of the PIPE. The PIPE, together with amounts delivered from the Trust Account, is expected to generate approximately $1.25 billion of net proceeds, after deducting estimated transaction fees and related expenses. Such funds will be used to fund the payment of expenses incurred in connection with the TMTG Business Combination, liabilities owed by Digital World and to otherwise provide working capital and funds for corporate purposes for Combined Entity following the Closing.

Board of Directors and Management Following the Business Combination

The following persons are expected to be elected or appointed by the Digital World board to serve as executive officers and directors following the Business Combination. For biographical information concerning the executive officers and directors following the Business Combination, see “Management after the Business Combination — Management and Board of Directors”.

Name	Age	Position(s)
President Donald J. Trump	75	Chairman of the Board (2)
Devin G. Nunes	48	Chief Executive Officer
Phillip Juhan	47	Chief Financial Officer
Andrew Northwall .	35	Chief Operating Officer
William (B.J.) Lawson	48	Chief Technology Officer
		Director (1)
		Independent Director (1)
		Independent Director (2)
		Independent Director (2)
		Independent Director (2)

(1)	Digital World Designee
(2)	TMTG Designee

Classified Board of Directors

The Combined Entity’s board of directors will consist of seven (7) members upon the closing of the Business Combination. In accordance with the Amended Charter to be filed, immediately after the consummation of the Business Combination, the board of directors of New Digital World will be divided into three classes, Class I, II and III, each to serve a three year term, except for the initial term after the Closing, for which the Class I directors will be up for reelection at the first annual meeting of stockholders occurring after the Closing, for which the Class II directors will be up for reelection at the second annual meeting of stockholders occurring after the Closing and for which the Class III directors will be up for reelection at the third annual meeting of stockholders occurring after the Closing . At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. Directors will not be able to be removed during their term except for cause. Digital World and TMTG will work in good faith to equitably allocate director designees among the three classes of directors, provided that Digital World’s designees will serve in the class of directors with the latest initial re-election date.

The Combined Entity expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors into three classes with staggered three-year terms may delay or prevent a change of the management or a change in control of the Combined Entity.

Interests of Digital World’s Directors and Officers in the Business Combination

When you consider the recommendation of Digital World Board in favor of approval of the Proposals, you should keep in mind that Digital World directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

•

unless Digital World consummates an initial business combination, Digital World’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

•

the Sponsor and directors and officers of Digital World paid an aggregate of $25,000 for their Founder Shares and such securities will have a significantly higher value at the time of the Business Combination. Such shares, including the shares underlying the units, had an aggregate market value of approximately $357.22 million based upon the closing price of Digital World’s common stock of $64.51 per share on Nasdaq on March 31, 2022;

•

as a condition to the Digital World IPO, the Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares cannot be transferred until the earlier of (A) six months after the completion of Digital World’s initial business combination; (B) subsequent to Digital World’s initial business combination, when the reported last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Digital World’s initial business combination;

•

an aggregate of 1,133,484 Placement Units were issued to the Sponsor simultaneously with the consummation of the IPO and the underwriters’ exercise of its over-allotment option. Such units had an aggregate market value of approximately $85.51 million based upon the closing price of Digital World’s units of $75.44 per unit on Nasdaq on March 31, 2022;

•

the Sponsor has agreed that the Placement Units, and all of their underlying securities, will not be sold or transferred by it until 30 days after Digital World has completed a business combination, subject to limited exceptions;

•

the Sponsor and directors and officers of Digital World have agreed not to redeem any shares of Digital World common stock they hold in connection with a stockholder vote to approve a proposed initial business combination;

•

the Sponsor may loan to Digital World additional funds for working capital purposes prior to the Business Combination. There are no working capital loans from the Sponsor currently outstanding. If the Business Combination is not consummated and Digital World does not otherwise consummate another business combination prior to September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination), then there will likely be insufficient funds to pay the working capital loans;

•

at the Sponsor’s discretion, $2,875,000 may be loaned by the Sponsor or its affiliates or designees for each three-month extension (for up to $5,750,000) of the time that Digital World has to consummate a business combination, which amount may be converted into Extension Units, at the price of $10.00 per unit. Such units would be identical to the Placement Units;

•

Pursuant to the PIPE Waiver Letter, if the Business Combination is consummated, Digital World’s Initial Stockholders shall receive an aggregate of 744,048 shares of Class A common stock and 744,048 warrants, which warrants shall be substantially identical to the Placement Warrants;

•

if Digital World does not complete an initial business combination by September 8, 2022 (or March 8, 2023 if Digital World extends the period of time to consummate a business combination), a portion of the proceeds from the sale of the Placement Units will be included in the liquidating distribution to Digital World’s public stockholders. In such event, the 7,187,500 Founder Shares and 1,133,484 shares of Class A common stock underlying the Placement Units, of which 5,537,500 Founder Shares and shares of 1,133,484 Class A common stock are held by Digital World’s Sponsor, directors and officers, would be worthless because they are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares and units had an aggregate market value of $549.18 million as of March 31, 2022, based on the closing price per Class A common stock of Digital World as of March 31, 2022 of $64.51 per share and the closing price of Digital World’s units of $75.44 per unit on Nasdaq on March 31, 2022. Additionally, the Placement Warrants underlying the Placement Units will expire worthless;

•

if the Trust Account is liquidated, including in the event Digital World is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify Digital World to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share by the claims of prospective target businesses with which Digital World has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Digital World, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

The Sponsor (including its representatives and affiliates) and Digital World’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to Digital World. For example, Patrick Orlando, Digital World’s Chief Executive Officer and Chairman, serves as Chief Executive officer and director of Benessere Capital Acquisition Corp. and Eric Swider and Justin Shaner, Digital World’s directors, both serve as directors of Benessere Capital Acquisition Corp. Benessere Capital Acquisition Corp. is a special purpose acquisition company, which entered into an Agreement and Plan of Merger with eCombustible Energy LLC on November 23, 2021. Mr. Orlando also serves as a director of Maquia Capital Acquisition Corp., a special purpose acquisition corporation that is focusing its search for a business combination with technology-focused middle market and emerging growth companies in North America. The Sponsor and Digital World’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to Digital World completing its initial business combination. Digital World’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to Digital World, and the other entities to which they owe certain fiduciary or contractual duties, including Benessere Capital Acquisition Corp. and Maquia Capital Acquisition Corp. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in Digital World’s favor and such potential business opportunities may be presented to other entities prior to their presentation to Digital World, subject to applicable fiduciary duties under DGCL. Digital World Charter provides that Digital World renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Digital World and such opportunity is one Digital World is legally and contractually permitted to undertake and would otherwise be reasonable for Digital World to pursue, and to the extent the director or officer is permitted to refer that opportunity to Digital World without violating another legal obligation; and

•

Messrs. __ and __ of Digital World’s directors, are expected to be appointed as directors of the Combined Entity after the consummation of the Business Combination, Messrs. __ and __ may in the future receive cash fees, stock options or stock awards that the Combined Entity determines to pay to its directors.

Interests of TMTG’s Directors and Officers in the Business Combination

When TMTG securityholders and other interested persons consider the recommendation of its board of directors in favor of approval of the Business Combination, such persons should keep in mind that the directors and executive officers of TMTG may have interests in the Business Combination and other proposals that may be different from, or in addition to, those of TMTG securityholders generally. These interests include, among other things:

•	President Trump of TMTG is expected to serve as Chairman of the Board of the Combined Entity after consummation of the Business Combination;

•

Devin Nunes, as Chief Executive Officer, who currently serves on the TMTG Board, may serve as a director of the Combined Entity after consummation of the Business Combination and TMTG may nominate one or more of its existing directors to serve on the board after consummation of the Business Combination;

•	TMTG’s executive officers have employment arrangements that increase compensation in connection with the Business Combination;

•	Incentive bonuses earned in 2021 (but not yet paid) by some TMTG executive officers become payable shortly following the consummation of the Business Combination; and

•

Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, TMTG’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee. Please see section entitled “Executive and Director Compensation of TMTG” of this proxy statement/prospectus for further discussion.

Members of the TMTG Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and the Merger Agreement.

Ownership of New Digital World after the Business Combination

It is anticipated that, upon the completion of the Business Combination, and prior to the PIPE, Digital World’s public stockholders will retain an ownership interest of approximately 23.7% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 6.2% of the outstanding capital stock of the Combined Entity and the TMTG securityholders will own approximately 70.1% of the outstanding capital stock of the Combined Entity. The PIPE Investors will purchase up to an aggregate of 1,000,000 shares of Digital World’s Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000 per share (the “PIPE”), initially convertible into 29,761,905 shares of common stock, subject to upward adjustment as described herein, or, assuming full conversion at the initial conversion price, approximately 19.0% of the outstanding New Digital World Common Stock. As a result, and giving effect to the PIPE and assuming immediate and full conversion of the Preferred Stock, Digital World’s public stockholders will retain an ownership interest of approximately 19.2% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 5.1% of the outstanding capital stock of the Combined Entity and the TMTG securityholders will own approximately 56.7% of the outstanding capital stock of the Combined Entity. The foregoing ownership percentages with respect to the Combined Entity following the Business Combination exclude any outstanding Warrants and assume that (i) there are no redemptions of any shares by Digital World’s public stockholders in connection with the Business Combination, (ii) no awards are issued under the Equity Incentive Plan and (iii) no Working Capital Units or Extension Units are issued. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Digital World’s existing stockholders in the Combined Entity will be different. Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, TMTG’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, the outstanding TMTG Options and TMTG RSUs granted to TMTG’s executive officers and certain members of the TMTG Board under the TMTG 2022 Plan prior to the Closing of the Business Combination will be assumed and converted to options and RSUs under the Equity Incentive Plan effective as of the Closing the Business Combination.

Certificate of Incorporation; Bylaws

Pursuant to the Merger Agreement, upon the Closing, the Digital World Charter will be amended and restated in accordance with the Amended Charter, subject to, among other matters, the approval of the Charter Amendment Proposals by Digital World stockholders. See “The Charter Amendment Proposals (Proposals 2

Through 6).” We currently also expect that upon the Closing, Digital World’s bylaws will be amended and restated promptly to:

•	reflect necessary changes and to be consistent with the proposed Amended Charter; and

•	make certain other changes that our board of directors deems appropriate for a public operating company.

Name and Headquarters of the Combined Entity

The name of the Combined Entity will be Trump Media & Technology Group Corp. and its principal executive offices will be located at 401 N. Cattlemen Rd., Ste. 200, Sarasota, Florida 34232.

Background of the Business Combination

Digital World is a blank check company incorporated as a Delaware corporation on December 11, 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more target businesses. Promptly following its initial public offering that closed on September 8, 2021, Digital World expended extensive efforts into identifying a prospective business combination target.

Through Digital World’s sponsor, Digital World is affiliated with Benessere Investment Group LLC (“BIGLLC”), a consulting firm, and Benessere Enterprises Inc., an investment firm and an affiliate of the Sponsor (“BEI”), which Digital World has agreed to pay a total of $15,000 per month for office space, utilities and secretarial and administrative support until the completion of an initial business combination or liquidation. Both BIGLLC and BEI are founded and led by Mr. Orlando. Digital World has utilized BIGLLC’s network of relationships and administrative resources to identify, process, and analyze potential acquisition opportunities.

Digital World’s management team, supported by BIGLLC, sought out potential business combination targets through their network of relationships across different industries. Digital World also responded to inquiries from investment bankers who represented companies that were potential business combination targets, and received a number of unsolicited requests from potential targets. During the search process, Digital World reviewed the materials of and/or had discussions with representatives of more than 15 potential business combination targets in a wide range of industries, including advanced computing, communication services, financial services, fintech, electric transportation, retail, media, and consumer products. Most of these targets had operations concentrated in North America. For those targets that were deemed to warrant significant interest, Digital World’s management, Board, and/or support team members performed further diligence, including receiving presentations by and holding discussions with management teams of targets, experience and readiness discussions and/or assessments, and assessments of financial condition and potential growth prospects for those targets’ business and industry. Digital World management updated the Board as to the progress of the foregoing on both a formal and informal basis. Digital World then discussed preliminary parameters for proposals to those targets that it determined were strong candidates for a potential business combination. If a potential business combination target was deemed compelling enough for Digital World to pursue a potential business combination with, an initial non-binding letter of intent (“LOI”) to pursue a proposed business combination was prepared. Of the LOIs prepared and/or sent, two LOIs were executed, including the LOI signed with TMTG—which was incorporated (as “Trump Media Group Corp.”) as a Delaware corporation on February 8, 2021. On September 2, 2021, Digital World and EF Hutton (“EF Hutton”), division of Benchmark Investments, LLC, entered into an underwriting agreement, pursuant to which EF Hutton acted as representative of the underwriters in connection with Digital World’s IPO.

Description of negotiation process with candidates other than TMTG

Below is a summary of targets other than TMTG that were considered and reasons why Digital World did not proceed with these candidates:

Target A: Digital World engaged in conversations with Target A, a fintech company focused on payment processing and linking crypto to legacy banking solutions with a strong relationship with a leading crypto currency exchange. A non-disclosure agreement (“NDA”) was executed on September 10, 2021. Numerous discussions, business status, and management calls were held between the parties. After negotiations over numerous telephone calls, a draft LOI was circulated on September 20, 2021, and, after additional negotiation, Digital World and Target A entered into an LOI on September 21, 2021. However, given the state of the PIPE market and significant cash requirements of Target A in comparison to TMTG, Digital World’s management and Board agreed that Target A’s large cash requirements could pose a challenge and decided to enter into an exclusive LOI with TMTG.

Target B: Digital World sent an NDA to Target B, an American pet care company that offers a technology platform to enable on-demand and scheduled dog walking, training, and other petcare services. However, Target B informed Digital World that it was in advanced discussions with other groups and did not want to pursue separate SPAC discussions with Digital World at that time.

Target C: Digital World signed an NDA with Target C, a robotics company with commercial and governmental customers. Digital World met with Target C and Digital World began discussing drafting a LOI. However, when Digital World called to advance LOI negotiations, it was informed that Target C had to put the conversation on hold pending internal discussions.

Target D: Digital World signed an NDA with Target D, a company that develops electric pickup trucks focused on commercial usage. Digital World advanced discussions with Target D. Digital World noted that Target D’s lower enterprise value, crowdfunded activity, and potentially longer timeline were factors to consider. Conversations continued until Digital World entered into an exclusive LOI with TMTG.

Target E: Digital World signed an NDA with Target E, an edge computing company, on September 16, 2021. On September 22, 2021, Digital World received access to Target E’s data room and conversations ceased on the same day, due to Digital World’s entering into an exclusive LOI with TMTG.

Target F: Digital World considered Target F, an electric vehicle company. While the concept that the company presented seemed interesting, after further analysis of the company and industry, Digital World concluded that the business model was not as attractive as that of other potential targets. As a result, Digital World ceased communications with Target F.

Target G: Target G, a defense contractor and arms manufacturer, was sent an NDA; however, Digital World was informed that Target G was under exclusivity with another SPAC at the time and could not engage in conversations until after that exclusivity period expired.

Target H: Digital World considered Target H, a crypto exchange and mining operation; however, Digital World was informed that Target H was under exclusivity with another SPAC and could not engage in conversation until after that exclusivity period expired.

Target I: Digital World sent an NDA to Target I, a company with holdings in turnkey solutions, tech, cyber security, and manufacturing. Conversations between Digital World and the target ceased on or around September 22, 2021, due to Digital World’s entering into an exclusive LOI with TMTG.

Target J: Digital World sent an NDA to Target J, an energy company and commenced further due diligence. On or around September 22, 2021, conversations ceased because its PCAOB audits were not yet complete, and the company had not yet closed a private raise required to execute a merger prior to moving forward with a business combination.

Target K: Digital World had an introductory call with Target K, a background screening service provider, on September 13, 2021. Conversations ceased after the introductory call because of the Target K’s desire to use some of the funds raised for a management cash out, which Digital World deemed would not be as accretive to growth as the cash being deployed to expand the business.

Target L: Digital World reviewed Target L, a smart-glass manufacturer and distributor. Conversations between Digital World and Target L ceased due to Digital World entering into an exclusive LOI with TMTG.

Target M: Digital World sent an NDA to Target M and reviewed materials for Target M, an artificial intelligence and signal processing automotive software company. Based on the information provided, Digital World decided not to advance discussions due to Target M’s long lead time to commercialization of its products.

Target N: Digital World reviewed Target N, a branded beverage and wellness distribution company. After review of Target N’s submitted documentation, Digital World decided to focus on other targets due to Target N’s focus on two segments of the consumer goods industry with significant competition.

Target O: Digital World had an introductory meeting with Target O, a crypto trading platform and token company. Conversations ceased after the meeting due to Target O’s large cash requirement and challenging PIPE environment.

While Digital World was engaged in discussions with several target candidates, Digital World’s management and Board concluded that a potential business combination with TMTG could provide the most potential value for public stockholders. Thus, Digital World determined it was prudent to enter into a LOI with TMTG with acceptable exclusivity terms for Digital World and temporarily limit conversations with other candidates for at least the initial 30-day mutual exclusivity period to conduct due diligence and potentially endeavor to negotiate a favorable definitive agreement with TMTG.

Description of negotiations by TMTG with opportunities other than Digital World and President Trump considering opportunities other than TMTG

According to representatives for TMTG, TMTG undertook the following efforts to identify and negotiate potential opportunities with SPACs other than Digital World in order to become a publicly listed company:

Between February and September 2021, TMTG contacted the sponsors of in excess of two dozen SPACs and subsequently engaged in discussions with a few specific SPACs.

In February 2021, TMTG called Mr. Orlando, who was the Chief Executive Officer of Benessere Capital Acquisition Corp. (“SPAC A”), a SPAC that had completed its initial public offering in January 2021, regarding the possibility of TMTG engaging in a business combination with SPAC A. Mr. Orlando had no prior relationship with the TMTG representative or President Trump before this call. As disclosed in Digital World’s IPO prospectus, Mr. Orlando serves as Chairman and Chief Executive Officer of SPAC A, and Messrs. Shaner and Swider serve as independent directors of SPAC A.

TMTG and SPAC A executed an NDA in February 2021. Discussions between TMTG and SPAC A stalled in April 2021.

At the end of March 2021, TMTG met with Investment Bank A to discuss a potential business combination with one of the SPACs organized and launched by Investment Bank A. Ultimately, Investment Bank A declined to pursue a business combination between TMTG and one of its SPACs, but suggested other financing alternatives to TMTG.

In April 2021, TMTG initiated discussions with SPAC B. Shortly thereafter, TMTG agreed to sign an NDA with SPAC B and met with representatives of SPAC B. TMTG received a draft LOI from SPAC B regarding a potential business combination. Ultimately, SPAC B terminated discussions with TMTG.

In May 2021, TMTG initiated discussions with SPAC C regarding a potential business combination. SPAC C requested initial due diligence and on May 14, 2021, TMTG received a draft LOI from SPAC C. Ultimately, communications with SPAC C discontinued, as TMTG’s discussions with SPAC A had matured.

TMTG signed a LOI with SPAC A in June 2021. Following the LOI signing, SPAC A continued due diligence, and SPAC A and TMTG began negotiating a definitive agreement (“Acquisition Agreement”). The parties also agreed to certain extensions of the LOI in July and August 2021.

According to a subsequent statement by Jason Miller (the CEO of GETTR, a competing social media platform) on the podcast, Bob & Eric Save America, Miller had discussed President Trump joining GETTR as early as June 2021. In mid-June 2021, TMTG retained counsel who subsequently prepared a cease-and-desist letter to be addressed to Mr. Miller advising GETTR to cease recruiting President Trump, who had existing contractual obligations with respect to TMTG.

On July 30, 2021, an attorney for the Trump Organization transmitted to counsel for TMTG correspondence, on behalf of President Trump, declaring void ab initio a Services Agreement that had granted TMTG, among other things, extensive intellectual property and digital media rights related to President Trump for purposes of commercializing the various TMTG initiatives.

SPAC A and TMTG executed multiple extensions to the signing date deadline of an Acquisition Agreement. SPAC A and TMTG mutually agreed to terminate their LOI effective September 1, 2021.

On September 22, 2021, President Trump and representatives of TMTG signed a “License, Likeness, Exclusivity and Restrictive Covenant Agreement” (“License Agreement”). One additional signature arrived on September 23, 2021, completing execution. In the License Agreement, President Trump made contractual commitments related to, among other things, TMTG’s planned social media and subscription-based direct-to-consumer video streaming services. See the section entitled “Information About TMTG – License Agreement.”

The day the Merger Agreement was executed—on October 20, 2021 as described below—Jason Miller announced publicly that he and GETTR had failed to come to terms with President Trump with respect to his joining the GETTR social media platform. On an episode of the podcast Bob & Eric Save America published on October 25, 2021, Mr. Miller claimed that he discussed with President Trump joining GETTR as late as on or about the week of October 18, 2021. In a subsequent New Yorker article titled “Can Gettr Become the Online Gathering Place for Trump’s G.O.P.?” by Clare Malone, Mr. Miller “told [the author] that he’d made [President] Trump an offer with a ‘whole lot of zeros,’ apparently in the nine-digit range, to join Gettr.”

Timeline of the Business Combination

Digital World’s IPO priced on September 2, 2021, and closed on September 8, 2021. In the days leading up to closing, BIGLLC prepared a list of potential merger targets and also informed investment bankers and potential targets that the Digital World IPO was expected to close on September 8, 2021, at which time Digital World looked forward to reviewing and engaging with potential targets.

After the IPO closed, Digital World sent its IPO announcement to potential targets and several investment bankers who Digital World believed might be able to identify other potential targets. Between the IPO closing and execution of the Merger Agreement with TMTG, Digital World received a number of inquiries, some of which are discussed above, from or on behalf of potential transaction partners.

Also, on or about September 8, 2021, Digital World emailed draft NDAs to over ten potential targets. Between September 8, 2021, and September 17, 2021, Digital World negotiated and executed NDAs with at least four potential targets, in addition to TMTG.

On September 9, 2021, Digital World considered a potential transaction with Target B and reached out to its banker; however Digital World was informed that Target B had different timing objectives and declined to move forward with Digital World.

Also on September 9, 2021, Digital World conducted an extensive meeting with Target C’s management at Digital World’s offices in Miami, FL. The target’s business was discussed thoroughly, and the points discussed included customer pipeline, commercial application, turnaround time, intellectual property, financials, cap table, and pre-IPO financing.

Also on September 9, 2021, Digital World reviewed Target M’s materials. On September 16, 2021, because the company required several years of research and development before its products will be in position to go to market, it was determined that this company would not be an appropriate target for Digital World.

Also on September 9, 2021, TMTG’s outside counsel sent Digital World edits to the draft NDA between Digital World and TMTG.

Also on September 9, 2021, Mr. Orlando met with EF Hutton, acting solely in its capacity as Digital World’s IPO underwriter, to discuss several topics, including deal pipeline and potential business combination targets.

On September 13, 2021, following negotiations, including further exchanges of drafts and telephone calls, Digital World and TMTG executed an NDA. Thereafter, Digital World commenced due diligence with respect to TMTG as a potential business combination target. As set out in more detail below, due diligence continued through October 20, 2021, the date the parties executed the Merger Agreement, and Digital World continues to actively monitor developments at TMTG as part of this process.

On September 13, 2021, Digital World and Target K conducted a video conference. Topics discussed included total addressable market, revenue, revenue growth, audits, customer concentration, cash requirement, competitive advantage, and financial projections.

On September 14, 2021, TMTG sent Digital World a draft LOI for review.

On September 15, 2021, Digital World sent TMTG’s outside counsel a redlined draft LOI proposing several substantive changes, including modified price terms and earnout structure.

On September 16, 2021, Digital World, after discussions with Target L, analyzed Target L’s potential for business combination and determined that it would not further consider the company because its PCAOB audits were not yet complete and the company had not yet closed a private raise required to execute a merger prior to moving forward with a business combination.

Also on September 16, 2021, Digital World concluded that Target K’s management was seeking a cash-out via the proposed business combination, and on that basis ceased discussions with Target K.

Also on September 16, 2021, Digital World paused discussions with Target N when it was determined that the company’s business plan was disperse.

Also on September 16, 2021, Digital World ceased discussions with Target M when it was determined that the company’s product suite would not be available in the requisite amount of time to make it a viable business combination target.

Also on September 16, 2021, Digital World received inbound leads from an investment bank regarding two potential targets that could be acquired individually or together. Management determined not to pursue these leads as Digital World advanced conversations with other targets and proceeded to sign an exclusive LOI with TMTG.

On September 17, 2021, Target D was introduced to Digital World by EF Hutton, acting solely in its capacity as Digital World’s IPO underwriter, and an NDA was executed.

On September 20, 2021, Mr. Orlando sent the Board information that had been prepared by BIGLLC regarding seven potential targets, including TMTG.

On September 20, 2021, Digital World reviewed Target D’s materials and spoke with its management.

On September 20, 2021, Digital World reviewed Target J’s materials and had conversations with its management.

On September 21, 2021, Digital World asked for access to Target H’s data room but was told the target was under exclusive LOI with another SPAC.

On September 21, 2021, Digital World held a board meeting where the Board discussed various potential targets, including, but not limited to, TMTG. At that time, the Board determined that Digital World should seek to move forward with LOIs with Targets A, among others, and TMTG for the time being.

On September 21, 2021, Digital World was granted access to Target C’s data room. However, Digital World was also informed by Target C’s investment bank that the company was evaluating internally and could not move forward at that time.

On September 21, 2021, Digital World signed an LOI with Target A and held multiple discussions with its Chief Executive Officer that same day. The LOI provided for a base valuation of $7 billion and a 15-day unilateral exclusivity clause in favor of Digital World, with an option for Digital World to request mutual exclusivity for 30 to 120 additional days. Conversations progressed into the evening and overnight, and it was determined that in order to close the deal, Target A, in addition to the entire amount of cash in trust, would require a capital raise of an additional $300 million. Given the state of the PIPE market, redemption rates, and industry of Target A, Digital World’s management and Board later agreed that Target A’s large cash requirements could pose a challenge in the market environment.

On September 21 and 22, 2021, Mr. Orlando updated members of the Digital World Board via virtual calls and chats on management’s discussions with potential targets. The Digital World board members discussed the status of the LOI with TMTG, including the multiple rounds of negotiations regarding valuation, exclusivity period, earnout structure, and public announcement permission.

On September 22, 2021, Target A granted Digital World access to its data room.

On September 22, 2021, Digital World had another management call with Target D. Digital World liked the company’s plan and niche in the space but determined that the company’s enterprise value was too small relative to the size of Digital World.

On September 22, 2021, Digital World was provided access to Target E’s data room.

On September 22, 2021, after several rounds of negotiation with TMTG with respect to a potential LOI, which included the negotiation of the length of the exclusivity period, mutuality of the exclusivity period, valuation of the target, earnout structure, public announcement permission, insurance coverage requirements, and structure of exclusivity extension, among other deal points, Digital World was presented with a near-final version of the LOI from TMTG.

On September 22, 2021, the Digital World Board discussed, via virtual chat, the terms of the potential LOI with TMTG. Given the potential for stockholder value, the Board concluded that an initial 30-day mutual exclusivity period with Digital World having the option to extend for an additional 45 days was acceptable as it would give Digital World time to conduct initial due diligence and attempt to negotiate a definitive merger agreement while maintaining the ability to pursue another target within a reasonable time period if the due diligence on TMTG was not satisfactory to Digital World.

On September 22, 2021, Digital World and TMTG entered into an LOI with the following terms, among others: an initial valuation of $875 million with a potential total earnout of an additional $825 million, an exclusivity period of 30 days with Digital World having the option to extend for an additional 45 days, a minimum cash requirement of $60 million at closing, and an outside date of November 30, 2021 to enter into a definitive agreement.

Digital World was informed that representatives for TMTG and President Trump, after extensive negotiations, signed a License Agreement on September 22, 2021. (As noted above, the agreement became fully executed following the arrival of a final signature page on September 23, 2021.) The License Agreement was a foundational component of TMTG’s viability and confirmed President Trump’s commitment to TMTG initiatives. Such commitment was integral to Digital World’s valuation of TMTG and decision to move forward with negotiations regarding a business combination.

On September 24, 2021, Digital World sent a due diligence checklist to TMTG.

On or about September 29, 2021, TMTG provided Digital World and Ellenoff Grossman & Schole LLP, Digital World’s counsel (“EGS”), access to its data room.

On September 30, 2021, Digital World’s management and other representatives traveled to one of TMTG’s physical offices (with some Digital World Board members attending virtually) to conduct further due diligence, including participating in presentations and meetings regarding in-house technological and third-party technology services, hiring advancements and plans, and other organizational advances. Digital World and TMTG also discussed TMTG’s financial model.

On October 4, 2021, Digital World conducted a due diligence call with TMTG via Zoom, regarding TMTG’s financial projections, product development, and other topics. That same day, EGS sent TMTG’s outside counsel the first draft of the Merger Agreement. Digital World had asked EGS to start working on the draft at some point during the week of September 27, 2021.

The Merger Agreement was negotiated throughout October 2021 and up to the time of signature on October 20, 2021. Further drafts of the Merger Agreement were exchanged by emails between respective counsel for Digital World and TMTG on or about at least October 6, 13, 15, 16, 17, 19, and 20, 2021. Key topics of negotiation included, but were not limited to, disclosures, representations and covenants, termination terms and conditions, post-closing management and board composition, and outside date to close the business combination.

On or about October 6, 2021, Digital World met with TMTG via Zoom to discuss TMTG’s financial model.

Digital World learned from Jason Miller’s statement to Yahoo News that on or about October 6, 2021, discussions between President Trump and Jason Miller regarding President Trump joining GETTR were still underway.

On October 7, 2021, Digital World, TMTG, and TMTG’s outside counsel met via Zoom to discuss TMTG. At Digital World’s request, a representative from EF Hutton joined this meeting. After the call with TMTG, EF Hutton, as an accommodation to Digital World in its role as representative of the underwriters in Digital World’s IPO, had a brief discussion with Digital World and provided its initial thoughts on market comparables and financial forecasts.

On October 12, 2021, Digital World and EGS met with TMTG and its outside counsel (some in person and others via phone) to further negotiate the Merger Agreement. The focus of the discussion at this meeting was representations and warranties for both Digital World and TMTG.

On October 14, 2021, Digital World’s management and Board members Messrs. Shaner and Jacobson had an update call on the status of the Digital World-TMTG transaction.

On October 15, 2021, Mr. Orlando proposed to the Digital World Board that Digital World exercise its option to extend the exclusivity period, as detailed in the exclusivity provision in the Digital World-TMTG LOI, in order to continue to negotiate the Merger Agreement with TMTG. The board approved such extension.

On October 17, 2021, Digital World notified TMTG’s outside counsel that Digital World intended to extend the exclusivity period for an additional 45 days pursuant to the LOI.

On October 19, 2021, the Digital World Board conducted a board meeting via Zoom. During the meeting, the Digital World Board approved the pursuit of the Merger Agreement in a form substantially along the parameters management outlined and authorized management to execute the Merger Agreement pending the satisfactory resolution of any outstanding issues.

On October 20, 2021, the parties met at approximately 3:00 p.m., further negotiated terms for several hours, and reached a final agreed form around 6:00 p.m. The Merger Agreement was executed at approximately 7:00 p.m.

On October 20, 2021, Digital World and TMTG jointly issued a press release publicly announcing that the parties entered into the Merger Agreement, providing for a business combination that will result in TMTG becoming a publicly-listed company, subject to regulatory and stockholder approval.

Beginning on October 21, 2021, as a result of the issuance of the press release announcing the Merger Agreement, EF Hutton and Digital World received inbound interest from investors wanting to participate in any potential PIPE transaction. Although Digital World previously had not given serious consideration to a PIPE for the Business Combination with TMTG, strong market demand prompted Digital World to consider potential PIPE financing of up to $1 billion.

Between October 21, 2021, and October 26, 2021, Digital World and TMTG discussed the advantages and disadvantages of a PIPE and the availability of other opportunities for TMTG to raise capital. Ultimately, it was decided that a PIPE should be explored.

On October 25, 2021, the Digital World Board authorized its management to pursue a potential PIPE.

On October 25, 2021, Digital World engaged EF Hutton as its placement agent for a potential PIPE transaction as a result of the strong market demand to participate in such a transaction.

From October 28, 2021 to November 1, 2021, EF Hutton, Digital World, TMTG and their respective counsel prepared and finalized an investor presentation for the PIPE. Discussions were held regarding the size and pricing structure of the PIPE.

Throughout November 2021, Digital World conducted a roadshow for the PIPE. Digital World and TMTG spoke to over 20 potential institutional investors during this time.

On November 12, 2021, Digital World and TMTG met in person at the offices of TMTG’s outside counsel for a due diligence meeting and to discuss the PIPE.

On November 24, 2021, EF Hutton’s outside counsel circulated initial drafts of the PIPE transaction documents for review. Between November 24, 2021, and December 4, 2021, the parties engaged in multiple rounds of negotiation to come to agreement on terms. Key points of discussion included pricing, registration rights, scope and enforcement of liquidated damages, and anti-dilution rights.

On November 26, 2021, after several rounds of conversations regarding structure and terms, Digital World and TMTG had a call to discuss the potential advantages and disadvantages of the structure and terms of the PIPE. It was decided that that PIPE negotiations should move forward.

On December 3, 2021, all substantive terms were agreed to by Digital World, TMTG, and the PIPE investors.

On December 3, 2021, the Digital World Board reviewed and deliberated the PIPE transaction and authorized management to execute the PIPE transaction agreements.

On December 4, 2021, the PIPE transaction agreements were executed, and the proposed transaction for a $1 billion capital raise, to close concurrently with the proposed Business Combination, was publicly announced. See the section entitled “The Business Combination Proposal (Proposal 1) – PIPE Investment” for a description of the terms of the PIPE Investment.

On May 11, 2022, Digital World and TMTG entered into the First Amendment to Agreement and Plan of Merger. See the section entitled “The Business Combination Proposal (Proposal 1) – The Merger Agreement” for a description of the First Amendment to Agreement and Plan of Merger.

The parties have continued and expect to continue regular discussions regarding the timing to consummate the Business Combination and necessary preparation in connection therewith.

The Board’s Reasons for Approval of the Business Combination

The Digital World Board, in evaluating the Business Combination, consulted with Digital World’s management and its financial and legal advisors. Digital World Board will not obtain a third-party valuation or fairness opinion prior to closing the Business Combination. In reaching its unanimous resolution (i) that the Merger Agreement and the transactions contemplated thereby, including the Business Combination and the issuance of shares of common stock in connection therewith, are advisable and in the best interests of Digital World and (ii) to recommend that the Digital World stockholders adopt the Merger Agreement and approve the Business Combination and the other transactions contemplated by the Merger Agreement, the Digital World Board considered a range of factors, including, but not limited to, the factors discussed below.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Digital World Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Digital World Board viewed its decision as being based on any and all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Digital World’s reasons for the Business Combination and all other information presented in this section may be forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.” Many factors were considered by Digital World, and the factors outlined herein may or may not have been considered by any particular directors, member of management, or advisor of Digital World. Notwithstanding whether any of these factors were considered by any individual board member, the Board voted unanimously to proceed with the transaction.

The officers and directors of Digital World have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of Digital World’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination.

The Digital World Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

• Growth Prospects. Analytical data suggests that the consumer base is receptive to seeking alternative media sources, especially those differentiated from the current market offerings. Surveys have shown potential for a large adoption of media platforms associated with President Trump as legacy social media companies are seen to censor political speech. As the U.S. population continues to “cut the cord” that tethers devices to traditional cable and media companies, content and content distribution is becoming the key driving force behind capturing and retaining customers. TMTG’s plans to commence their operations in the social media and VOD space hold significant potential growth for the TMTG. After decades of growth and consolidation in the media and technology sectors; the users, creators and consumers of content can often feel there are fewer and fewer differentiated choices when looking at platforms they can choose to consume, create and distribute selected content and TMTG may successfully offer a differentiated choice.

The Board of Digital World Acquisition Corporation believes that TMTG, if properly capitalized, is very well positioned to grow a user base at an accelerated pace. In 2004 when Facebook launched, it obtained an estimated 1 million users within the first year. It then took an estimated three years to reach the 10 million user mark. The board of Digital World Acquisition Corporation believed that management of TMTG was positioned to exceed this initial growth trajectory due to their unique figurehead and marketing proposition.

• Broad and Diverse User Base. TMTG has a broad potential user base with demonstrated brand awareness, brand loyalty and eagerness to seek out change while making choices of where to spend their media dollars and attention. We believe that as TMTG management works to broaden TMTG’s brand appeal, this will materially widen the field of potential customers and users the media platform can attract.

• Strength of Brand. President Donald J. Trump (“President Trump”) attracted a very large following of over 200 million followers across multiple social media platforms until his profiles were removed from major platforms in 2021. Despite the removal of President Trump’s profiles, surveys have shown that a substantial number of people would use a social media platform launched by President Trump.

• Due Diligence. Due diligence examinations of TMTG and discussions with TMTG’s management team and Digital World’s legal advisors concerning Digital World’s due diligence examination of TMTG have led Digital World to deem that TMTG has assembled the elements to create the foundation for a potentially very successful media and technology company;

• Stockholder Liquidity. The obligation in the Merger Agreement to have Digital World common stock issued as merger consideration listed on the Nasdaq, a major U.S. stock exchange, which the Digital World Board believes has the potential to offer stockholders enhanced liquidity;

• Financial Information and Comparable Company Analysis. The Digital World Board also considered factors related to TMTG’s financial outlook. In connection with Digital World’s review of the Business Combination, TMTG provided Digital World’s management with its internal financial analysis model. Although Digital World’s board received certain financial projections included in TMTG’s financial model, it did not rely on these financial projections as a determinative factor in its decision to enter into the Business Combination Agreement. Evaluating real world growth and financial projections related to a rapid growth company in a competitive industry can be challenging; the Board recognized that a properly capitalized technology company in the media and technology space should instead have a primary focus of user acquisition during its initial growth stages. This may initially hamper EBITDA and even topline revenues. However, the Board believes that if management of TMTG is successful in the user acquisition phase, this will ultimately drive the key performance indicators that are directly correlated to the cash flow and income statements.

An additional financial consideration was management’s ability to attract sufficient pre-revenue capital investment to fuel user acquisition efforts. As of the October 2021 execution of the Merger Agreement, TMTG had already raised over $5 million in its first months of inception. The Digital World Board reviewed TMTG’s current prospects for user acquisition in its business plan. In reviewing these factors, the Digital World Board noted that TMTG’s brand recognition and President Trump’s strong social media following would well position the company to gain market share and expand its user base at an accelerated pace; allowing for a more rapid transition of focus to revenue expansion that benefits long-term EBITDA margin.

Digital World’s management, in consultation with EF Hutton, reviewed certain financial and operating information of Trading Comparables, particularly, similar social media, content production and distribution, and media companies around the world. The selected companies included a group of companies operating in various global markets, including, among others Twitter, Facebook (now known as Meta), Netflix, and Snapchat. None of the Trading Comparables has characteristics identical to TMTG. The Trading Comparables were selected because of their similarities to the potential offerings to be provided by TMTG.

At the time of review, the median enterprise value of the Trading Comparables available exceeded $324 billion. More specifically, the enterprise value of the most direct competitor to TMTG’s first product, TruthSocial, was $41 billion. Therefore, Digital World’s management believed that $875 million with a potential earnout of an additional $825 million was a reasonable estimate of TMTG’s enterprise valuation and applied it to the Business Combination.

Digital World’s management also reviewed the financial projection assumptions and revenue projections for TMTG’s first product, TruthSocial, including projections of total users, monetizable users, and average revenue per user, and TMTG+, including total subscribers and potential pricing models.

• Experienced Management Team. TMTG has a strong management team with significant experience.

• Lock-Up. Key stockholders of TMTG (including its executive officers) agreed to be subject to a six month lockup in respect of their New Digital World common stock, subject to certain customary exceptions, which would provide important stability to the leadership and governance of TMTG;

• Other Alternatives. The Digital World Board believes, after a thorough review of other business combination opportunities reasonably available to Digital World, that the proposed Business Combination represents the best potential business combination for Digital World and the most attractive opportunity based upon the process utilized to evaluate and assess other potential acquisition targets. Given the potential number of users and accelerated adoption of TruthSocial, as well as the additional business verticals in development, including TMTG+, the Digital World Board believed TMTG offers its shareholders the most potential value when compared to other target candidates.

• Negotiated Transaction. The financial and other terms of the Merger Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between Digital World and TMTG.

The Digital World Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

• Macroeconomic Risks. Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects it could have on TMTG’s revenues post-closing;

• Business Plan and Projections May Not Be Achieved. The risk that TMTG may not be able to execute on the business plan, including but not limited to its rollout of TruthSocial and TMTG+, and realize the financial performance as set forth in the financial projections, in each case, presented to Digital World’s management team and board of directors;

• Redemption Risk. The potential that a significant number of Digital World stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to Digital World’s Existing Charter, which would potentially make the Business Combination more difficult or impossible to complete;

• Stockholder Vote. The risk that Digital World’s stockholders may fail to provide the respective votes necessary to affect the Business Combination;

• Closing Conditions. The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Digital World’s control;

• Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

• Listing Risks. The challenges associated with preparing TMTG, a private entity, for the applicable disclosure and listing requirements to which TMTG will be subject as a publicly traded company on the Nasdaq;

• Benefits May Not Be Achieved. The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

• Liquidation of Digital World. The risks and costs to Digital World if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Digital World being unable to effect a business combination by the Outside Date;

• Growth Initiatives May Not be Achieved. The risk that TMTG’s growth initiatives may not be fully achieved or may not be achieved within the expected timeframe;

• Board and Independent Committees. The risk that TMTG’s board of directors post-Closing and independent committees do not possess adequate skills set within the context of TMTG operating as a public company;

• No Third-Party Valuation. The risk that Digital World did not obtain a third-party valuation in connection with the Business Combination;

• Digital World Stockholders Receiving a Minority Position in TMTG. The risk that Digital World stockholders will hold a minority position in TMTG;

• Fees and Expenses. The fees and expenses associated with completing the Business Combination; and

• Other Risk Factors. Various other risk factors associated with the business of TMTG, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

The above discussion of the material factors considered by the Digital World Board is not intended to be exhaustive, but does set forth the principal factors considered by the Digital World Board.

The Board concluded that the potential benefits expected to be achieved by Digital World and its stockholders resulting from the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board determined that the Business Combination was advisable, fair to, and in the best interests of, Digital World and its shareholders.

Roles of Digital World’s Placement Agent in the Negotiation and Execution of the PIPE

EF Hutton, division of Benchmark Investments, LLC and the representative to the underwriters in Digital World’s IPO, acted as placement agent and capital markets advisor in connection with the PIPE, pursuant to an agreement dated October 25, 2021. In its capacity as placement agent and capital markets advisor for the PIPE, EF Hutton is entitled to a fee equal to 2.5% of the gross proceeds of the PIPE. Additionally, EF Hutton is entitled to $10,062,500 of deferred compensation for its underwriting services in connection with the Digital World IPO. Other than disclosed herein, there has been no material relationship between Digital World or its affiliates and EF Hutton and its affiliates or unaffiliated representatives during the past two years, nor is any such relationship contemplated.

Satisfaction of 80% Test

It is a requirement under Nasdaq listing rules that any business acquired by Digital World have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for an initial business combination.

The balance of the funds in the Trust Account as of the Record Date, 2022 was $                 (including $10,062,500 of the cash portion of the deferred underwriting commissions) and 80% thereof represents $                . In reaching its conclusion that the Business Combination satisfied the 80% asset test, the Board of Directors looked at the enterprise value of TMTG of approximately $875 million. In determining whether the enterprise value described above represents the fair market value of TMTG, our Board of Directors considered all of the factors described above in this section, and the fact that the purchase price for TMTG was the result of an arm’s length negotiation with TMTG management, among other reasons. As a result, our Board of Directors concluded that the fair market value of the businesses acquired was significantly in excess of 80% of the assets held in the Trust Account. In light of the financial background and experience of the members of Digital World’s management team and the Board of Directors, Digital World’s Board of Directors believes that the members of Digital World’s management team and the Board of Directors are qualified to determine whether the Business Combination satisfies the 80% asset test. Digital World’s Board of Directors has not obtained an opinion of an outside fairness or valuation advisor as to whether the 80% asset test has been satisfied.

Anticipated Accounting Treatment

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Digital World will be treated as the acquired company and TMTG will be treated as the acquirer for financial statement reporting purposes. TMTG has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•

TMTG existing securityholders will have the greatest voting interest in the Combined Entity under the no redemptions and maximum redemptions scenarios with over 70.1% and 90.6% voting interest, respectively (excluding any outstanding Warrants and assuming that (i) there are no redemptions of any shares by Digital World’s public stockholders in connection with the Business Combination, (ii) no awards are issued under the Equity Incentive Plan and (iii) no Working Capital Units or Extension Units are issued, and (iv) no shares of common stock are issued upon conversion of the PIPE;

•	the largest individual minority stockholder of the Combined Entity is an existing stockholder of TMTG;

•	TMTG’s directors will represent five out of seven board seats for the Combined Entity’s board of directors;

•	TMTG’s existing stockholders will have the ability to control decisions regarding election and removal of directors and officers of the Combined Entity’s executive board of directors;

•	TMTG’s senior management will be the senior management of the Combined Entity; and

•	TMTG operations will be the only continuing operations of the Combined Entity.

United States Federal Income Tax Considerations of the Redemption

The following is a discussion of the material U.S. federal income tax considerations for holders of our shares of Class A common stock that (i) hold New Digital World common stock following the adoption of the Amended Charter in connection with the Business Combination or (ii) elect to have their Class A common stock redeemed for cash if the Business Combination is completed. This discussion applies only to Class A common stock or New Digital World common stock, as applicable, that is held as a capital asset for U.S. federal income tax purposes. This discussion is limited to U.S. federal income tax considerations, and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	financial institutions or financial services entities;

•	broker dealers;

•	insurance companies;

•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A common stock or New Digital World common stock;

•	persons subject to the “applicable financial statement” accounting rules under Section 451(b) of the Code;

•	persons holding Class A common stock or New Digital World common stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. expatriates or former long-term residents of the United States;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies (“RICs”) or real estate investment trusts (“REITs”);

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons who received their shares of Class A common stock or New Digital World common stock as compensation;

•	partnerships or other pass-through entities for U.S. federal income tax purposes; and

•	tax-exempt entities.

If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners (or other owners) will generally depend on the status of the partners and your activities. Partnerships and their partners (or other owners) should consult their tax advisors with respect to the consequences to them under the circumstances described herein.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement/prospectus may affect the tax consequences described herein. No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a contrary position. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes). You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Ellenoff Grossman & Schole LLP will deliver an opinion that the statements under this section titled “The Business Combination Proposal — United States Federal Income Tax Considerations of the Redemption,” (including the statements under the sub-section titled “The Business Combination Proposal — United States Federal Income Tax Considerations of the Redemption — Tax Consequences of the Business Combination for Holders Who Do Not Elect to Redeem”) constitute the opinion of Ellenoff Grossman & Schole LLP. In rendering its opinion, counsel assumes that the statements and facts concerning the Business Combination set forth in this proxy statement/prospectus and in the Merger Agreement, are true and accurate in all respects, and that the Business Combination will be completed in accordance with this proxy statement/prospectus and the Merger Agreement. Counsel’s opinion also assumes the truth and accuracy of certain representations and covenants as to factual matters made by Digital World, TMTG and Merger Sub in tax representation letters provided to counsel. In addition, counsel bases its tax opinion on the law in effect on the date of the opinion and assumes that there will be no change in applicable law between such date and the time of the Business Combination. If any of these assumptions is inaccurate, the tax consequences of the Merger could differ from those described in this proxy statement/prospectus.

We have not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

Adoption of the Amended Charter

Holders of Class A common stock are not expected to recognize any income, gain or loss under U.S. federal income tax laws as a result of the adoption of the Amended Charter in connection with the Business Combination. It is expected that each such holder would have the same basis in its New Digital World common stock after the adoption of the Amended Charter as that holder has in the corresponding Class A common stock immediately prior to the adoption of the Amended Charter and such holder’s holding period in the New Digital World common stock would include the holder’s holding period in the corresponding Class A common stock. Although the matter is not entirely clear, these consequences to the holders assume, and we intend to take the position, that the adoption of the Amended Charter does not result in an exchange by the holders of Class A common stock for New Digital World common stock for U.S. federal income tax purposes. If contrary to this characterization, the adoption of the Amended Charter does result in an exchange, it is expected that such exchange would be treated as a recapitalization for U.S. federal income tax purposes. The consequences to holders of a recapitalization could be different than those discussed above. Each holder should consult its own tax advisor regarding the U.S. federal income tax consequences to it of the adoption of the Amended Charter in connection with the Business Combination.

The remainder of this discussion assumes that the adoption of the Amended Charter will not result in an exchange for U.S. federal income tax purposes.

Tax Consequences of the Business Combination for Holders Who Do Not Elect to Redeem

If you do not elect to have your Class A common stock redeemed for cash, then you will not have a sale, taxable exchange or taxable redemption of such Class A common stock as described below and you will recognize no taxable gain or loss as a result of the consummation of the Business Combination. In addition, we will not recognize any taxable gain or loss as a result of the consummation of the Business Combination.

Redemption of Class A Common Stock

In the event that a holder’s shares of Class A common stock are redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under the section entitled “Special Meeting of Digital World Stockholders — Redemption Rights”, the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A common stock, a U.S. holder will be treated as described below under the section entitled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock,” and a Non-U.S. holder will be treated as described under the section entitled “— Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock.” If the redemption does not qualify as a sale of shares of Class A common stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “— U.S. Holders — Taxation of Distributions,” and the tax consequences to a Non-U.S. holder described below under the section entitled “— Non-U.S. Holder — Taxation of Distributions.”

Whether a redemption of shares of Class A common stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning Placement Warrants or Public Warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the Placement Warrants or the Public Warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination generally should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A common stock must, among other requirements, be less than 80 percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A common stock and the Class A common stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock.

The redemption of Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A common stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such a U.S. holder will be as described below under the section entitled “U.S. Holders — Taxation of Distributions,” and the tax effects to such a Non-U.S. holder will be as described below under the section entitled “Non-U.S. Holders — Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A common stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. A holder should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to you if you are a U.S. holder. For purposes of this discussion, a “U.S. holder” is a beneficial owner of our shares of Class A common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation purposes regardless of its source; or

•

an entity treated as a trust for U.S. federal income tax purposes if (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

Taxation of Distributions. If our redemption of a U.S. holder’s shares of Class A common stock is treated as a corporate distribution, as discussed above under the section entitled “— Redemption of Class A common stock,” such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described below under the section entitled “— Redemption of Class A common stock — U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock.”

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this proxy statement/prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock. If our redemption of a U.S. holder’s shares of Class A common stock is treated as a sale, taxable exchange or other taxable disposition, as discussed above under the section entitled “— Redemption of Class A common stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the U.S. holder’s adjusted tax basis in the shares of Class A common stock redeemed. A U.S. holder’s adjusted tax basis in its Class A common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Class A common stock treated as a return of capital. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock so disposed of exceeds one year. Long-term capital gains recognized by noncorporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Class A common stock (shares of Class A common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to you if you are a Non-U.S. holder. A “Non-U.S. holder” is a beneficial owner of our Class A common stock who, or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder.

Taxation of Distributions. If our redemption of a Non-U.S. holder’s shares of Class A common stock is treated as a corporate distribution, as discussed above under the section entitled “— Redemption of Class A common stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30 percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described below under the section entitled “— Redemption of Class A common stock — Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock.”

It may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and such determination will depend in part on a Non-U.S. holder’s particular circumstances, therefore we or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Accordingly, we or the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s shares of Class A common stock, unless (i) we or the applicable withholding agent have established special procedures allowing Non-U.S. holders to certify that they are exempt from such withholding tax and (ii) such Non-U.S. holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. holders are not treated as receiving a dividend under the Section 302 tests described above under the section titled “— Redemption of Class A common stock”). There can be no assurance that we or any applicable withholding agent will establish such special certification procedures. If we or an applicable withholding agent withhold excess amounts from the amount payable to a Non-U.S. holder, the Non-U.S. holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

The withholding tax described in the preceding paragraph does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30 percent (30%) (or a lower applicable income tax treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock. If our redemption of a U.S. holder’s shares of Class A common stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “— Redemption of Class A common stock,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of the redemption, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•	such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock and, in the circumstance in which shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30 percent (30%) rate (or lower income tax treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 30 percent (30%).

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder in the redemption will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such redemption. We believe that we are not, and have not been at any time since our formation, a United States real property holding corporation.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A common stock and proceeds from the sale, taxable exchange or taxable redemption of our Class A common stock may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Amounts treated as dividends that are paid to a Non-U.S. holder are generally subject to reporting on IRS Form 1042-S even if the payments are exempt from withholding. A Non-U.S. holder generally will eliminate any other requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

FATCA Withholding Taxes

Provisions commonly referred to as “FATCA” impose withholding of 30 percent (30%) on payments of dividends (including amounts treated as dividends received pursuant to a redemption of stock) on our Class A common stock. Previously, withholding with respect to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest was scheduled to begin on January 1, 2019; however, such withholding has been eliminated under proposed U.S. Treasury Regulations, which can be relied on until final regulations become effective. In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of Class A common stock.

Material Differences in Stockholder Rights

A summary of the material differences between the current rights of TMTG securityholders under TMTG’s certificate of incorporation and bylaws, each as amended to the date of this proxy statement/prospectus, and the rights of Digital World stockholders, post-Closing, under the Amended Charter and the anticipated bylaws of the Combined Entity, is set forth under the section titled “Comparison of Stockholder Rights.”

Vote Required for Approval

The Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if the holders of at least a majority of the shares of Digital World common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting vote “FOR” the Business Combination Proposal, the Incentive Plan Proposal and the Nasdaq Proposal, the holders of a majority of the issued and outstanding shares of Digital World common stock as of the Record Date entitled to vote thereon at the Digital World Special Meeting vote “FOR” the Charter Amendment Proposals, and a plurality of the shares of Digital World common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting vote “FOR” the Director Election Proposal. Failure to vote by proxy or to vote in person at the Digital World Special Meeting, abstentions and broker non-votes will have no effect on the Business Combination Proposal.

As of the Record Date, the Sponsor and Digital World’s directors and officers have agreed to vote any shares of Digital World common stock owned by them in favor of the Business Combination and the Required Proposals. The anchor investors of Digital World has agreed to vote any shares of Digital World Class B common stock held by them in favor of the Business Combination. As a result, in addition to the Founder Shares and Placement Shares, we would need only 982,701, or approximately 3.4%, of the 28,750,000 Public Shares, to be voted in favor of the Business Combination in order to have the Business Combination approved, assuming only the minimum number of shares representing a quorum is present at the Digital World Special Meeting held to vote on the Business Combination.

Recommendation of the Digital World Board

DIGITAL WORLD BOARD UNANIMOUSLY RECOMMENDS THAT

DIGITAL WORLD STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of Digital World’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Digital World and its stockholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Digital World’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Digital World’s Directors and Officers in the Business Combination” for a further discussion of these considerations” for a further discussion of these considerations.

THE CHARTER AMENDMENT PROPOSALS (PROPOSALS 2 THROUGH 6)

The following sets forth a summary of the principal changes (collectively, the “Charter Amendment Proposals”) proposed to be made between the existing Digital World Charter and the proposed Amended Charter. This summary is qualified by reference to the complete text of the proposed Amended Charter, a copy of which is attached as Annex B. All Digital World stockholders and other interested parties are encouraged to read the proposed Amended Charter in its entirety for a more complete description of its terms.

Name Change (Proposal 2). The name of New Digital World shall be changed from “Digital World Acquisition Corp”. to “Trump Media & Technology Group Corp.”

Board Structure and Composition (Proposal 3). To provide for the size and structure of the Board, split into three classes of as even size as practicable, Classes I, II, and III, each to serve a term of three (3) years, except for the initial term, for which the Class I directors will be up for reelection at the first annual meeting of stockholders occurring after the Closing, and for which the Class II directors will be up for reelection at the second annual meeting of stockholders occurring after the Closing. Directors will not be able to be removed during their term except for cause, and then only by the affirmative vote of only by the affirmative vote of the holders of not less than two thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of directors. The size of the Board shall be determined by resolution of the Board but will initially be seven (7). The existing Digital World Charter currently provides that the size of the Board shall be determined by resolution of the Board.

Amendment of Blank Check Provisions (Proposal 4). To remove and change certain provisions in the Digital World Charter related to Digital World’s status as a special purpose acquisition company, including but not limited to the deletion of Article IX of the Digital World Charter in its entirety.

The Authorized Share Charter Amendment (Proposal 5). To increase the number of authorized shares of common stock and preferred stock to accommodate the shares to be issued in the PIPE Investment and upon conversion of the preferred stock issued in the PIPE Investment.

Amendment and Restatement of the Digital World Charter (Proposal 6). The existing Digital World Charter will be amended and restated in its entirety with the Amended Charter. Conditioned on the approval of Proposals 2 through 4, Proposal 5 provides approval for the proposed Amended Charter, which includes approval of all other changes in the proposed Amended Charter in connection with replacing the existing Digital World Charter with the proposed Amended Charter as of the Effective Time.

Why We Are Seeking Stockholder Approval

The Merger Agreement requires these amendments to the Charter as a condition to the parties’ obligation to consummate the Business Combination or the PIPE Investment.

Effect of Proposal

If approved, (i) the name of Digital World shall be changed to “Trump Media & Technology Group Corp.”, (ii) the Board will be divided into three classes as described in more detail under “Management After the Business Combination”, (iii) Article IX of the Digital World Charter will be removed in its entirety and (iv) the existing Digital World Charter will be amended and replaced with the Amended Charter.

Vote Required for Approval

The Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are conditioned on the approval of the Charter Amendment Proposals at the Digital World Special Meeting.

This Charter Amendment Proposals will be approved and adopted only if the holders of at least a majority of the issued and outstanding shares of Digital World common stock vote “FOR” the Charter Amendment Proposals and each of the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Nasdaq Proposal are approved at the Digital World Special Meeting. Failure to vote by proxy or to vote in person at the Digital World Special Meeting, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposals.

Recommendation of the Digital World Board

DIGITAL WORLD BOARD UNANIMOUSLY RECOMMENDS THAT DIGITAL WORLD STOCKHOLDERS VOTE “FOR” APPROVAL OF EACH OF THE CHARTER AMENDMENT PROPOSALS.

The existence of financial and personal interests of one or more of Digital World’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Digital World and its stockholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Digital World’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Digital World’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

THE DIRECTOR ELECTION PROPOSAL (PROPOSAL 7)

Overview

Pursuant to the Merger Agreement, Digital World has agreed to take all necessary action, including causing the directors of Digital World to resign, so that effective at the Closing, the entire board of directors of the Combined Entity will consist of seven individuals, a majority of whom will be independent directors in accordance with the requirements of Nasdaq. The directors will be classified into three classes, with each director holding office for a three-year term or until the next annual meeting of stockholders at which such director’s class is up for election and where his or her successor is elected and qualified.

Digital World is proposing the election by stockholders of the following seven (7) individuals, who will take office immediately following the Closing and who will constitute all the members of the board of directors of the Combined Entity: (i)      and      as Class I directors, (ii)      and      as Class II directors, and (iii)     ,      and      as Class III directors.

If elected, the Class I directors will serve until the first annual meeting of stockholders of the Combined Entity to be held following the date of Closing; the Class II directors will serve until the second annual meeting of stockholders of the Combined Entity following the date of Closing; and the Class III directors will serve until the third annual meeting of stockholders of the Combined Entity to be held following the date of Closing. Each of     ,     ,      and      is expected to qualify as an independent director under Nasdaq listing standards.

There are no family relationships among any of the Company’s directors and executive officers. Subject to other provisions in the Amended Charter, the number of directors that constitutes the entire board of directors of the Combined Entity will be fixed solely by resolution of its board of directors. Each director of the Combined Entity will hold office until the expiration of the term for which he or she is elected and until his or her successor has been duly elected and qualified or until his or her earlier resignation, death, disqualification or removal.

Subject to the rights of holders of any series of preferred stock with respect to the election of directors for so long as the board of directors of the Combined Entity is classified, a director may be removed from office by the stockholders of the Combined Entity only for cause. Vacancies occurring on the board of directors of the Combined Entity for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the board of directors of the Combined Entity, although less than a quorum, or by a sole remaining director, and not by stockholders of the Combined Entity. A person so elected by the board of directors of the Combined Entity to fill a vacancy or newly created directorship will hold office until the next election of the class for which such director will have been chosen and until his or her successor will be duly elected and qualified.

If the Business Combination Proposal is not approved, the Director Election Proposal will not be presented at the Digital World Special Meeting. The appointments of directors resulting from the election will only become effective if the Business Combination is completed.

The Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the Record Date and is based in part on information furnished by the nominees and in part from Digital World’s and TMTG’s records.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that      and      be appointed as directors of the Company to serve until the 2023 annual meeting of stockholders,      and      be appointed as directors of the Company to serve until the 2024 annual meeting of stockholders, and     , and          be appointed as directors of the Company to serve until the 2025 annual meeting of stockholders.”

Vote Required for Approval

The approval of the Director Election Proposal requires a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. This means that the seven director nominees who receive the highest number of shares voted “FOR” their election are elected.

Failure to vote by proxy or to vote in person at the Digital World Special Meeting, “WITHHOLD” votes and broker non-votes will have no effect on the Director Election Proposal.

Recommendation of the Digital World Board

DIGITAL WORLD BOARD UNANIMOUSLY RECOMMENDS THAT DIGITAL WORLD STOCKHOLDERS VOTE ‘‘FOR’’ THE DIRECTOR ELECTION PROPOSAL.

The existence of financial and personal interests of one or more of Digital World’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Digital World and its stockholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Digital World’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Digital World’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

THE INCENTIVE PLAN PROPOSAL (PROPOSAL 8)

Overview

The Incentive Plan Proposal — to consider and vote upon a proposal to approve and adopt the Trump Media & Technology Group Corp. Equity Incentive Plan, which is referred to herein as the “Equity Incentive Plan,” a copy of which is attached to this proxy statement/prospectus as Annex C (such proposal, the “Incentive Plan Proposal”).

A total number of shares representing 7.5% of the fully diluted, and as converted, outstanding shares of New Digital World common stock immediately following consummation of the Merger (initially expected to be              shares of common stock of the Combined Entity) will be reserved for issuance under the Equity Incentive Plan. As of             , 2022, the closing price on Nasdaq per share of common stock of Digital World was $            . Based upon a price per share of $            , the maximum aggregate market value of the common stock of the Combined Entity that could potentially be issued under the Equity Incentive Plan is $            . The Board approved the Equity Incentive Plan on             , subject to approval by Digital World’s stockholders. If the Equity Incentive Plan is approved by Digital World stockholders, then the Equity Incentive Plan will be effective upon the consummation of the Business Combination.

The following is a summary of the material features of the Equity Incentive Plan. This summary is qualified in its entirety by the full text of the Equity Incentive Plan, a copy of which is included as Annex C to this proxy statement/prospectus.

Summary of the Equity Incentive Plan

The Equity Incentive Plan was adopted by the Board prior to the Closing, subject to stockholder approval, and will become effective upon the date immediately prior to the Closing (the “Equity Incentive Plan Effective Date”).

Pursuant to the Merger Agreement, TMTG will reserve 7,500,000 shares of TMTG common stock for issuance to officers, directors, employees and consultants of TMTG pursuant to an equity incentive plan, which will be duly adopted by the TMTG board of directors and approved by the TMTG stockholders following the date of the Merger Agreement during the Interim Period (as such term is defined in the Merger Agreement). The Equity Incentive Plan is intended to be a continuation of such plan, to be known as the Trump Media & Technology Group Corp. 2022 Equity Incentive Plan, which is referred to herein as the “TMTG 2022 Plan”, which will be assumed in the Business Combination. Upon the consummation of the Business Combination, (i) all outstanding option to acquire shares of TMTG common stock (whether vested or unvested) pursuant to the TMTG 2022 Plan will be assumed under the Equity Incentive Plan and automatically converted into an option to acquire shares of New Digital World common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration, and (ii) each outstanding restricted stock unit of TMTG shall be assumed under the Equity Incentive Plan and converted into a restricted stock unit relating to shares of New Digital World common stock, as provided in the Merger Agreement. If the Equity Incentive Plan becomes effective, then no additional stock awards will be granted under the TMTG 2022 Plan as in effect immediately prior to the consummation of the Business Combination, although all outstanding TMTG Options and TMTG RSUs granted under the TMTG 2022 Plan as in effect immediately prior to the consummation of the Business Combination will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the TMTG 2022 Plan upon the assumption and conversion of such awards under the Equity Incentive Plan pursuant to the Merger Agreement.

The Equity Incentive Plan allows the Combined Entity to make equity and equity-based incentive awards to officers, employees, directors and consultants. The Board anticipates that providing such persons with a direct stake in the Combined Entity will assure a closer alignment of the interests of such individuals with those of the Combined Entity and its stockholders, thereby stimulating their efforts on the Combined Entity’s behalf and strengthening their desire to remain with the Combined Entity.

It is expected that                      shares of common stock of the Combined Entity will be initially reserved for the issuance of awards under the Equity Incentive Plan (the “Initial Limit”). The Initial Limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the Combined Entity’s capitalization. The maximum aggregate number of shares of common stock of the Combined Entity that may be issued upon exercise of incentive stock options under the Equity Incentive Plan shall not exceed the Initial Limit, as adjusted. Shares underlying any awards under the Equity Incentive Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the Equity Incentive Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.

The Equity Incentive Plan contains a limitation whereby the value of all awards under the Equity Incentive Plan and all other cash compensation paid by the Combined Entity to any non-employee director may not exceed $1,000,000 for the first calendar year a non-employee director is initially appointed to the Combined Entity’s board of directors, and $750,000 in any other calendar year.

The Equity Incentive Plan will be administered by the compensation committee of the Combined Entity’s board of directors, the Combined Entity’s board of directors or such other similar committee pursuant to the terms of the Equity Incentive Plan. The plan administrator, which initially will be the compensation committee of the Combined Entity’s board of directors, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Incentive Plan. The plan administrator may delegate to a committee consisting of one or more officers of the Combined Entity, including the Chief Executive Officer of the Combined Entity, the authority to awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

Persons eligible to participate in the Equity Incentive Plan will be officers, employees, non-employee directors and consultants of the Combined Entity and its subsidiaries as selected from time to time by the plan administrator in its discretion. As of the date of this proxy statement/prospectus, approximately      individuals will be eligible to participate in the Equity Incentive Plan, which includes approximately      officers,      employees who are not officers,      non-employee directors, and      consultants.

The Equity Incentive Plan permits the granting of both options to purchase common stock of the Combined Entity intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Equity Incentive Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Combined Entity and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive awards under the Equity Incentive Plan. The option exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the common stock of the Combined Entity on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the plan administrator or by delivery (or attestation to the ownership) of shares of common stock of the Combined Entity that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the plan administrator may permit non-qualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock of the Combined Entity, or cash, equal to the value of the appreciation in the Combined Entity’s stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of common stock of the Combined Entity on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

The plan administrator may award restricted shares of common stock of the Combined Entity and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Combined Entity through a specified vesting period. The plan administrator may also grant shares of common stock of the Combined Entity that are free from any restrictions under the Equity Incentive Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The plan administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock of the Combined Entity.

The plan administrator may grant cash-based awards under the Equity Incentive Plan to participants, subject to the achievement of certain performance goals, including continued employment with the Combined Entity.

The Equity Incentive Plan requires the plan administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Equity Incentive Plan, to certain limits in the Equity Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Except as set forth in a stock award agreement issued under the Equity Incentive Plan, in the event of (i) a transfer of all or substantially all of the Combined Entity’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Combined Entity with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of Combined Entity’s then outstanding capital stock, each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (a) Combined Entity’s continuation of such outstanding stock awards (if Combined Entity is the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the opportunity for participants to exercise the stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto.

The Equity Incentive Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon or after a “Change in Control” (as defined in the Equity Incentive Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between the Combined Entity or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Participants in the Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that the Combined Entity or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Combined Entity or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of common stock of the Combined Entity to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Combined Entity or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Combined Entity or its subsidiaries in an amount that would satisfy the withholding amount due.

The Equity Incentive Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; however, the plan administrator may permit the transfer of non-qualified stock options by gift to an immediate family member, to trusts for the benefit of family members, or to partnerships in which such family members are the only partners.

The plan administrator may amend or discontinue the Equity Incentive Plan and the plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the Equity Incentive Plan will require the approval of the Combined Entity’s stockholders. Generally, without shareholder approval, (i) no amendment or modification of the Equity Incentive Plan may reduce the exercise price of any stock option or the strike price of any stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right where the fair market value of the common stock underlying such stock option or stock appreciation right is less than its exercise price and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange.

All stock awards granted under the Equity Incentive Plan will be subject to recoupment in accordance with any clawback policy that Combined Entity is required to adopt pursuant to the listing standards of any national securities exchange or association on which Combined Entity securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Combined Entity board may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the Combined Entity board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with Combined Entity.

No awards may be granted under the Equity Incentive Plan after the date that is ten years from the Equity Incentive Plan Effective Date. No awards under the Equity Incentive Plan have been made prior to the date of this proxy statement/prospectus.

Form S-8

Following the consummation of the Business Combination, when permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the common stock of the Combined Entity issuable under the Equity Incentive Plan.

Certain United States Federal Income Tax Aspects

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2021 Plan. It does not describe all federal tax consequences under the Equity Incentive Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of the Combined Entity’s common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Combined Entity nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of the Combined Entity’s common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of the Combined Entity’s common stock at exercise (or, if less, the amount realized on a sale of such shares of the Combined Entity’s common stock) over the option price thereof, and (ii) the Combined Entity or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of the Combined Entity’s common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

No income is generally realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of the Combined Entity’s common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of the Combined Entity’s common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of the Combined Entity’s common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

For all other awards under the Equity Incentive Plan, either the Combined Entity or its subsidiaries generally will be entitled to a tax deduction in connection with other awards under the Equity Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for deferred settlement.

The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Combined Entity or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

New Plan Benefits

No awards have been previously granted under the Equity Incentive Plan and no awards have been granted that are contingent on stockholder approval of the Equity Incentive Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this proxy statement/prospectus because participation and the types of awards that may be granted under the Equity Incentive Plan are subject to the discretion of the plan administrator. Consequently, no new plan benefits table is included in this proxy statement/prospectus.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting. Failure to vote by proxy or to vote in person at the Digital World Special Meeting, abstentions and broker non-votes will have no effect on the outcome of the vote on the Incentive Plan Proposal.

This proposal is conditioned on the approval of the Business Combination Proposal, and each other Required Proposal at the Digital World Special Meeting.

Recommendation of the Digital World Board

DIGITAL WORLD BOARD UNANIMOUSLY RECOMMENDS THAT DIGITAL WORLD STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

The existence of financial and personal interests of one or more of Digital World’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Digital World and its stockholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Digital World’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Digital World’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

THE NASDAQ PROPOSAL (PROPOSAL 9)

Overview

Digital World is proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635 (b) and (d). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Pursuant to the Merger Agreement, it is anticipated that Digital World will issue to the TMTG securities holders as consideration in the Business Combination 88,948,023 shares of New Digital World common stock, based on TMTG’s audited condensed consolidated financial statements as of December 31, 2021.

On December 4, 2021, in support of the TMTG Business Combination, Digital World entered into certain SPAs with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase up to an aggregate of 1,000,000 shares of Preferred Stock for a purchase price of $1,000 per share for an aggregate commitment of up to $1,000,000,000 in a PIPE to be consummated concurrently with the Closing. The shares are currently convertible into 29,761,905 shares of Digital World common stock, subject to upward adjustment as described herein. The PIPE is conditioned on the concurrent closing of the TMTG Business Combination and other customary closing conditions.

Upon the consummation of the Business Combination, in addition to the 85,784,314 shares of New Digital World common stock to be issued as consideration to the TMTG equity holder in the Business Combination, (i) an estimated              shares of New Digital World common stock are expected to be issued to Digital World’s sponsor or its affiliates upon conversion of Working Capital Units; and (ii) up to 3,163,709 shares of New Digital World common stock are expected to be issued upon conversion of TMTG convertible promissory notes outstanding as of December 31, 2021.

If the Nasdaq Proposal is adopted, based on TMTG’s audited condensed consolidated financial statements as of December 31, 2021, and, accordingly, 88,948,023 shares of New Digital World common stock are issued to the TMTG securities holders as consideration in the Business Combination, it is anticipated that the TMTG securities holders and the PIPE investors will hold 56.7% and 19.0%, respectively, of the outstanding shares of New Digital World common stock immediately following Closing. These percentages exclude outstanding Warrants and assumes that (i) no shares of Digital World common stock are redeemed in connection with the Business Combination or an Extension redemption, (ii) no awards are issued under the Equity Incentive Plan, (iii) no Working Capital Units or Extension Units are issued, and (iv) Digital World does not engage in any other kind of equity financing prior to the Closing.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting, assuming that a quorum is present. Failure to vote by proxy or to vote online at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Nasdaq Proposal.

This proposal is conditioned on the approval of the Business Combination Proposal and each other Required Proposal at the Digital World Special Meeting.

Recommendation of the Digital World Board

DIGITAL WORLD BOARD UNANIMOUSLY RECOMMENDS THAT DIGITAL WORLD STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

The existence of financial and personal interests of one or more of Digital World’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Digital World and its stockholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Digital World’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Digital World’s Directors and Officers in the Business Combination” for a further discussion of these considerations” for a further discussion of these considerations.

THE ADJOURNMENT PROPOSAL (PROPOSAL 10)

Overview

The Adjournment Proposal, if adopted, will allow Digital World Board to adjourn the Digital World Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to Digital World’s stockholders in the event that based upon the tabulated vote at the time of the Digital World Special Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposals, the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal or the Nasdaq Proposal. In no event will Digital World Board adjourn the Digital World Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under the Digital World Charter and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Digital World’s stockholders, Digital World Board may not be able to adjourn the Digital World Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other Required Proposals.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Digital World Special Meeting. Abstentions will have no effect on this proposal.

Recommendation of the Digital World Board

DIGITAL WORLD BOARD UNANIMOUSLY RECOMMENDS THAT DIGITAL WORLD’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of Digital World’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Digital World and its stockholders and what he or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Digital World’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Digital World’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

INFORMATION ABOUT DIGITAL WORLD

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Digital World.

Overview

We are an early-stage blank check company incorporated as a Delaware corporation under the laws of the State of Delaware on December 11, 2020, and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. While we may pursue an initial business combination target in any stage of its corporate evolution or in any industry or sector, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business, focusing on middle-market emerging growth technology-focused companies in the Americas, in the SaaS and Technology or Fintech and Financial Services sector.

Our management team is led by Mr. Patrick Orlando, our Chairman and Chief Executive Officer, who has served many executive roles in Finance over a 25-year career and experience covering all aspects related to special purpose acquisition corporations (“SPACs”) as he has been involved as executive, sponsor and director in several SPACs including Benessere Capital Acquisition Corporation (Nasdaq: BENE) and Maquia Capital Acquisition Corporation (Nasdaq: MAQC). Over his career, Mr. Orlando has developed an extensive network and we believe his knowledge and exposure on a global scale will enable us to locate and attract potential targets. Our Chief Financial Officer, Mr. Luis Orleans-Braganza, is a businessman and currently a member of Brazil’s National Congress, originally elected in 2018, representing the state of São Paulo. Our board of directors has combined decades of experience in growing and developing areas of the relevant industries we are focusing our search on and consists of Patrick Orlando, who is also our Chairman and Chief Executive Officer, along with Lee Jacobson, Bruce J. Garelick, Justin Shaner, Eric Swider and Rodrigo Veloso. We believe the strong track record of our management team will enable us to get access to quality deal pipeline. In addition, we believe we, through our management team, have contacts and sources from which to generate acquisition opportunities and possibly seek complementary follow-on business arrangements. These contacts and sources include those in government, private and public companies, private equity and venture capital funds, investment bankers, attorneys and accountants.

On September 8, 2021, we consummated the Digital World IPO in which we issued 28,750,000 Units, which included 3,750,000 Units issued pursuant to the full exercise by the underwriters of their over-allotment option. Each Unit consisted of one share of Class A common stock, and one-half of one Warrant, with each full Warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to us of $287,500,000. On September 8, 2021, simultaneously with the consummation of the Digital World IPO, we completed the Private Placement of an aggregate of 1,133,484 Placement Units to the Sponsor, at a purchase price of $10.00 per unit, generating gross proceeds to us of $11,334,840.

A total of $293,250,000, comprised of $283,906,250 of the proceeds from the Digital World IPO (which amount includes $10,062,500 of the underwriter’s deferred discount) and $9,343,750 of the proceeds of the sale of the Placement Units, was placed in a U.S.-based Trust Account, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

On September 27, 2021, we announced that the holders of the Units may elect to separately trade shares of the Class A common stock and Warrants comprising the Units commencing on September 30, 2021. Those Units not separated continue to trade on Nasdaq under the symbol “DWACU,” and the Class A common stock and Warrants that are separated trade on Nasdaq under the symbols “DWAC” and “DWACW,” respectively.

PIPE Investment

On December 4, 2021, in support of the Business Combination, Digital World entered into SPAs with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase an aggregate of 1,000,000 shares of Digital World’s Preferred Stock, for a purchase price of $1,000 per share of Preferred Stock, for an aggregate commitment of $1,000,000,000 in the PIPE to be consummated concurrently with the Closing. The shares of Preferred Stock have an initial conversion price per share of $33.60 and are initially convertible into an aggregate of 29,761,905 shares of common stock, subject to adjustment, as described below. The closing of the PIPE is conditioned on the concurrent closing of the Business Combination and other closing conditions as set forth in the SPA. For more information about the PIPE Investment, see “The Business Combination Proposal – PIPE Investment”.

In connection with the PIPE and in accordance with Section 4.3(b)(ii) of Digital World Charter, ARC Global Investments II LLC, as majority holder of Digital World’s Class B common stock, waived certain anti-dilution rights of the Class B Holders to any increase in the number of shares of Class A common stock issuable upon conversion of the Class B common stock. In exchange for such waiver, and in the event that the transactions contemplated by the SPA are consummated in accordance with its terms, the Class B Holders will be entitled to receive (i) an aggregate of 744,048 Anti-dilution Shares and (ii) warrants to purchase an aggregate of 744,048 shares of Class A common stock at an exercise price per share of $33.60 for a term of five years. Such warrants shall otherwise have terms, including but not limited to registration rights, that are substantially identical to the Placement Warrants and shall not contain any anti-dilution or reset provisions, except for standard adjustments for any stock splits, stock dividends, recapitalizations and similar events.

The Anti-dilution Shares and the warrants shall be subject to the same lock-up provisions as are applicable to the shares and warrants previously issued to the Class B Holders; provided, however, in no event shall such lock-up period terminate before the date that is 30 days following the earlier of (i) the date that all shares underlying the Preferred Stock have been registered on an effective registration statement or (ii) one year following the Closing.

Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination

Pursuant to the Digital World Charter, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, divided by the number of then outstanding Public Shares, subject to the limitations described herein. The amount in the Trust Account as of __________, 2022 is approximately $____ per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of our initial business combination. Our anchor investors have agreed to waive their redemption rights with respect to any Founder Shares held by them in connection with the completion of our initial business combination. For more information about how Digital World stockholders can exercise their redemption rights in connection with the Digital World Special Meeting, please see section entitled “Digital World Special Meeting — Redemption Rights.”

The Digital World Charter provides that in no event will we redeem our Public Shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, the Digital World Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our Initial Public Offering, which we refer to as the “Excess Shares,” without the prior consent of Digital World. Such restriction shall also be applicable to our affiliates. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed initial business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in the Digital World IPO could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in Digital World IPO without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the Trust Account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If the Business Combination is not completed, we may continue to try to complete an initial business combination with a different target until September 8, 2022 (or March 8, 2023 if we extend the period of time to consummate a business combination).

Facilities

We do not own any real estate or other physical properties materially important to our operation. Our executive offices are located at 78 SW 7th Street, Miami, Florida 33130. Such facility is provided by Benessere Enterprises Inc., an affiliate of the Sponsor, for a monthly fee of $15,000.

Employees

We currently have two officers, Patrick Orlando, who serves as our Chief Executive Officer, and Luis Orleans-Braganza, who serves as our Chief Financial Officer. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary, in the exercise of their respective business judgement, to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination. We do not have an employment agreement with any member of our management team.

Legal Proceedings

We are cooperating with a FINRA inquiry concerning events (specifically, a review of trading) that preceded the public announcement of the Merger Agreement. According to FINRA’s request, the inquiry should not be construed as an indication that FINRA has determined that any violations of Nasdaq rules or federal securities laws have occurred, nor as a reflection upon the merits of the securities involved or upon any person who effected transactions in such securities.

We are also cooperating with an SEC investigation, including responding to a document request and subpoena from the SEC seeking various documents and information regarding, among other things, meetings of our Board of Directors; communications with and the evaluation of potential targets, including TMTG; communications relating to TMTG; agreements with and payments made to certain advisors; investors, including investor meetings and agreements; the appointment of certain of our officers and directors; policies and procedures relating to trading; and documents sufficient to identify banking, telephone, and email addresses. According to the SEC’s request and subpoena, the investigation does not mean that the SEC has concluded that anyone violated the law or that the SEC has a negative opinion of us or any person, entity, or security. Any resolution of the inquiry or investigation, as well as proceedings by the SEC, FINRA, or other governmental or regulatory authorities, could result in the imposition of significant fines, penalties, injunctions, prohibitions on the conduct of our business, damage to our reputation and other sanctions against us, including restrictions on our activities.

Lee Jacobson was previously the Chief Executive Officer of Apmetrix, Inc., a Delaware corporation. Apmetrix, Inc. was an enterprise data management company that had a dispute with its licensor over the adequacy of the technology being licensed and the corresponding royalty payments, ultimately filing a bankruptcy petition that began on December 15, 2016 and terminated on December 13, 2019. To the knowledge of our management, with the exception of the above disclosure, there is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

DIGITAL WORLD’S MANAGEMENT

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to Digital World before the Business Combination.

Directors and Executive Officers

The directors and executive officers of Digital World are as follows as of the date of this proxy statement/prospectus:

Name	Age	Position
Patrick Orlando	49	Chairman and Chief Executive Officer
Luis Orleans-Braganza	52	Chief Financial Officer
Lee Jacobson	56	Director
Bruce J. Garelick	52	Director
Justin Shaner	40	Director
Eric Swider	49	Director
Rodrigo Veloso	43	Director

Patrick Orlando has served as Chairman and Chief Executive Officer since September 2021. Mr. Orlando has been serving as Special Advisor for BurTech Acquisition Corp. (Nasdaq: BRKH), a special purpose acquisition corporation, and Nubia Brand International Corp. (Nasdaq: NUBI), a special purpose acquisition corporation, since December 2021 and January 2022, respectively. He has also been serving as Director and Special Advisor of Maquia Capital Acquisition Corp. (Nasdaq: MAQC), a special purpose acquisition corporation, since May 2021, as well as Chairman and Chief Executive Officer of Benessere Capital Acquisition Corp. (Nasdaq: BENE), a special purpose acquisition corporation, since September 2020. In addition, he also served as Chief Executive Officer of Yunhong International (Nasdaq: ZGYH), a publicly listed special acquisition purpose corporation, since January 2020. Mr. Orlando is Chief Executive Officer of Benessere Capital, LLC, an investment consulting and investment banking firm he founded in Miami in October 2012. At Benessere Capital, LLC, he has advised on fundraising, capital deployment, mergers and acquisitions, private placements, and products marketing. From March 2014 to August 2018, Mr. Orlando also served as the Chief Financial Officer of Sucro Can Sourcing LLC, a sugar trading company he co-founded, where he managed all financial matters including insurance and banking relationships. From November 2014 to August 2018, Mr. Orlando served as the Vice President of Sucro Can International LLC, a sugar processing company, where he focused on finance and processing technology. From March 2011 to March 2014, Mr. Orlando served as the Managing Director and the Head of Structuring and Derivatives of BT Capital Markets, LLC, a boutique investment bank in Miami, Florida, where he was involved in managing global derivatives and structuring activities. From September 2006 to March 2011, Mr. Orlando served in roles including Chief Technical Officer and Director of Pure Biofuels Corporation, a renewable fuel corporation headquartered in Houston, Texas with operations in Peru. From April 1998 to December 2003, Mr. Orlando served as the Director of Emerging Markets Fixed Income Derivatives of Deutsche Bank. Mr. Orlando earned degrees in Mechanical Engineering and Management Science from the Massachusetts Institute of Technology. We believe that Mr. Orlando is well-qualified to serve on our board of directors due to his extensive investing, science and engineering experience and in particular his experience as Chief Executive Officer and board member of other special purpose acquisition companies.

Luis Orleans-Braganza has served as our Chief Financial Officer since May 2021. Mr. Orleans-Braganza is a businessman and currently a member of Brazil’s National Congress, originally elected in 2018, representing the state of São Paulo. He founded Zap Tech in February of 2012 and remained there until 2015, during which time Zap Tech developed a mobile payment platform. As the CEO he was responsible for all aspects of product design, geo localization and payment protocols. In August of 2005 he founded IKAT do Brasil, an automobile and motorcycle company which developed new automotive technology in ignitions. Mr. Braganza was responsible for all aspects of general management including team building, business development, research and development and capital allocation. Prior to his political and entrepreneurial days, his professional trajectory began in the United States, where he harnessed experiences in planning, finance and mergers and acquisitions. Mr. Braganza was part of the sales and operations planning effort of Companie de Saint-Gobain, a French multinational, between January of 1994 and December of 1996. Later he extended his financial experience at JP Morgan investment banking division in London and at Lazard Frères in New York City. From April 2000 to May 2005, he acted as a director at Time Warner’s, AOL Latin America division where he was responsible for managing strategic alliances with media and telecom players in multiple countries in the region. Mr. Braganza earned a degree in Business Administration from the Fundação Armando Álvares Penteado.

Lee Jacobson has served as a director since December 2020. Since January 2018, he has been the co-founder and Chief Executive Officer of Robot Cache US, Inc., a PC games digital distribution company. From January 2017 to January 2018, Lee was the Managing Director of Converge Direct, LLC, a digital advertising agency, where he managed all of the analytics and software development operations for its clients. From September 2012 through 2016, Lee was the Chief Executive Officer of Apmetrix Analytics Inc., which liquidated its assets in 2019 in a Chapter 7 bankruptcy proceeding. From September 2009 to September 2012, Lee was a Senior Vice President, Licensing and Digital Publishing for Atari, where he was responsible for global licensing activities for all consumer products and interactive categories for the Atari brand and global publishing operations for the console and mobile business units. From August 1998 to August 2009, Lee was a Vice President, Business Development and Licensing, for Midway Games Inc., during which time he managed the worldwide licensing and business development functions. Prior to 1998, Lee was a Director of Business Development for Virgin Interactive Entertainment beginning in January 1997. We believe Mr. Jacobson is well-qualified to serve as a member of our board of directors due to his experience in the video game and digital distribution sector, as well as for his extensive career in management positions.

Bruce J. Garelick has served as our director since September 2021. Mr. Garelick is a venture capitalist/entrepreneur/c-level executive and disruptive technology investing enthusiast. Since August 2020, he has served as the chief-strategy-officer at Rocket One Capital. From May 2019 to August 2020, he served as Chief Financial Officer of Leaf Logix Technologies, Inc., a software company. From 2012 to May 2019, Mr. Garelick was the founder and Managing Partner of Garelick Capital Partners LP, a technology hedge fund. Prior thereto, from January 2005 to 2012, Mr. Garelick was a portfolio manager at Adge Capital LP. Mr. Garelick has dedicated his career to investing, molding, and guiding transformative growth technology companies. He has managed one of the largest technology hedge fund pools of capital in the world for a former Harvard University endowment investment manager to starting his own hedge fund, which grew into one of the top dedicated technology hedge funds in the world. He has since transitioned his investment focus and managerial skills to the private technology world, where he served as a lead investor and CFO of an industry defining software company to his current venture capital focus on early-stage technology companies at Rocket One Capital. Mr. Garelick received his MBA from The Wharton School at University of Pennsylvania and his bachelor’s degree at Vanderbilt University. He is a CFA (Chartered Financial Analyst) holder. We believe Mr. Garelick is well-qualified to serve as a member of our board of directors due to his experience as an investor and fund manager and growing businesses and his contacts and relationships.

Justin L. Shaner has served as our director since September 2021. Mr. Shaner founded and has been serving as Chief Executive Officer of Shaner Properties LLC, a real estate investment and development company, since February 2011. Since January 2021, Mr. Shaner has also served as a director of Benessere Capital Acquisition Corp., a special purpose acquisition company. Mr. Shaner served as the Vice President of Development for Shaner Hotels LP, one of the foremost award-winning hospitality owner-operators and management companies in the hospitality industry, from March 2018 to December 2021. Mr. Shaner has been serving as the Chief Executive Officer of Sobe Brooke Studios LLC, an independent film production company, since October 2012. From August 2013 to June 2016, Mr. Shaner served as a Partner and Producer of Radar Pictures in Los Angeles, California. From September 2007 to September 2015, Mr. Shaner served as the President and Chief Creative Officer of The JLS Agency, an award-winning digital marketing agency.

Mr. Shaner also serves as a board member for Shaner Ciocco S.r.l., which developed and manages the Renaissance Tuscany Hotel. Mr. Shaner holds a Bachelor’s degree in Design and Visual Communications from the Pennsylvania State University. We believe Mr. Shaner is well-qualified to serve as a member of our board of directors due to his experience in business strategy, board experience, and experience investing in the technology sector.

Eric Swider has served as our director since September 2021. Mr. Swider has been serving as the Chief Executive Officer of RUBIDEX since January 2020, a start-up company focusing on data security. Since February 2021, Mr. Swider has also served as a director of Benessere Capital Acquisition Corp., a special purpose acquisition company. Mr. Swider founded Renatus Advisors and has been serving as the Partner of Renatus LLC since June 2016, where he is responsible for FEMA grant management and government advisory services. From September 2016 to January 2018, Mr. Swider served as the Managing Director of Great Bay Global where he oversaw the launch of a new business division focused on investing in alternative strategies. From December 2014 to June 2016, Mr. Swider served as the Managing Director of OHorizons Global, where he oversaw expansion of a new investment team and was responsible for working on a global basis to expand its client base and investment portfolio. From February 2010 to December 2015, Mr. Swider served as the Managing Director of Oceano Beach Resorts, where he was responsible for growing its new property and resort management group. Mr. Swider received his education in Mechanics Engineering and Nuclear Science Studies at US Naval Engineering and Nuclear A Schools, an intensive two-year program studying nuclear physics, heat transfer and fluid flow, advanced mathematical practices and engineering principles. We believe Mr. Swider is well-qualified to serve as a member of our board of directors due to his experience in business strategy, international expertise, and his contacts and relationships.

Rodrigo Veloso has served as our director since September 2021. Mr. Veloso was the founder and served as Chief Executive Officer of O.N.E. Coconut Water from 2005 to 2012, one of the original three ready-to-drink coconut water beverage companies. Mr. Veloso led the growth of the O.N.E. brand into a multi-million dollar business with distribution in over 25,000 retail stores in the United States and Canada. Mr. Veloso secured strategic and private equity investors for the company – PepsiCo and Catterton Partners, respectively, which led to PepsiCo’s purchase of O.N.E. Coconut Water in 2012. Mr. Veloso is the founder of O.N.E. Natural Energy, a company targets a niche market that has been created by the development of an economically sustainable tire-to-energy plasma gasification technology. Mr. Veloso is the co-founder of O.N.E. Guyana, a company aiming at investing and contributing to a sustainable development of Guyana, one of the world’s fastest growing economies. He is co-founder of VENUS.LOVE, which is vertically integrated mammography company that manufactures x-ray mammograms and operates clinics to offer a high quality experience and image while democratizing access to mammograms. Mr. Veloso has been serving as the principal of Unik Capital since 2013, a boutique investment firm with investments in technology, consumer goods and housing, which currently operates in the United States and Brazil. Mr. Veloso has been serving as the board member of Segurar.com since 2012, Brazil’s first online insurance company. Mr. Veloso has been also serving since 2010 as the Co-Founder of BRIC Chamber, an organization established to encourage people from around the world to meet and talk about the development and advancement of programs and services in the fields of investment, entrepreneurship and innovation in Brasil, Russia, India, China (or BRIC) and other emerging countries. We believe that Mr. Veloso is well-qualified to serve on our board of directors due to his extensive investment experience and his experience in building businesses and securing investments in them.

Number and Terms of Office of Officers and Directors

We have six directors. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, which consists of Justin L. Shaner and Rodrigo Veloso will expire at our first annual meeting of stockholders. The term of office of the second class of directors, which consists of Eric Swider and Bruce J. Garelick, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Patrick Orlando and Lee Jacobson, will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Lee Jacobson is, and Bruce J. Garelick, Justin L. Shaner, Eric Swider and Rodrigo Veloso are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers has received any cash compensation for services rendered to us. Commencing on September 2, 2021, we have agreed to pay Benessere Enterprises Inc., an affiliate of our Sponsor, a total of $15,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our Sponsor, officers or directors or any affiliate of our Sponsor, officers or directors, prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the Combined Entity. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the Combined Entity to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 under the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. Justin Shaner, Eric Swider and Lee Jacobson serve as members of our audit committee, and Eric Swider chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Justin Shaner, Eric Swider and Lee Jacobson meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) under the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Eric Swider qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of Justin Shaner, Eric Swider and Lee Jacobson serve as members of our compensation committee and Justin Shaner chairs the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Justin Shaner, Eric Swider and Lee Jacobson are independent.

We have adopted a compensation committee charter, which details the principal functions of the compensation

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to Benessere Enterprises Inc., an affiliate of our Sponsor, of $15,000 per month, for up to 12 months (or up to 18 months, if we extend the time to complete a business combination), for office space, utilities and secretarial and administrative support, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Justin Shaner, Eric Swider and Lee Jacobson. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement of which the Digital World IPO Prospectus is a part. You are able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. See the section of this proxy statement/prospectus entitled “Where You Can Find Additional Information.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TMTG

The following discussion and analysis of TMTG’s financial condition and results of operations should be read in conjunction with TMTG’s financial statements and related notes that appear elsewhere in this proxy statement/prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those made, projected or implied in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere particularly in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement/prospectus.

Overview

Trump Media & Technology Group Corp. (“TMTG”) aspires to create a media and technology powerhouse to rival the liberal media consortium and promote free expression on all issues. TMTG was founded to fight back against the Big Tech companies—Meta (Facebook), Twitter, Netflix, Alphabet (Google), Amazon and others—that collude to limit debate in America and silence voices that contradict their woke ideology. TMTG aims to safeguard public debate and open dialogue, and to provide a platform for all users to freely express themselves.

TMTG’s first product, TruthSocial, is a social media platform that encourages an open, free, and honest global conversation without censoring or cancelling users due to their political viewpoints. It is a public, real-time platform where any user can create content and follow other users. TMTG does not impose restrictions on whom a user can follow, which greatly enhances the breadth and depth of available content. Additionally, users can be followed by other users without requiring a reciprocal relationship, enhancing the ability of TMTG users to reach a broad audience.

TruthSocial was generally made available in the first quarter of 2022. The company prides itself on building its platform, to the best of its ability, without relying on hostile Big Tech companies. Working with alternative technology firms that share its commitment to free speech, TMTG fully launched TruthSocial for iOS on April 21, 2022, and expects to make the platform available on other desktop and mobile devices in the second quarter of 2022.

To foster a flourishing digital public square, TMTG must prevent illegal and other prohibited content from contaminating its platform and will develop and maintain its policies accordingly. Additionally, TMTG is using an artificial intelligence (“AI”) vender known as HIVE, which will provide AI services to prevent the proliferation of such content.

TMTG intends to develop a subscription-based digital streaming service, TMTG+. Though similar to Netflix, Disney+, and other current offerings, TMTG intends to produce or acquire entertainment simply for entertainment’s sake. TMTG’s programming will thus provide a non-woke alternative to the programs offered by streaming services that operate in an increasingly politicized environment. TMTG will not censor the creators of entertainment for TMTG+, nor will it insist that its programming push some particular political ideology.

As TMTG seeks to create a fully integrated media and technology company, it is pursuing these growth strategies:

Launch And Grow TruthSocial. TMTG believes that the growth of TruthSocial will be driven by a virtuous cycle that starts with what is best for its users. Growth in the user base will drive more unique content, which in turn will drive the viral, organic promotion of content on TruthSocial, thereby attracting more platform partners and advertisers. As TruthSocial attracts more users, the value proposition for advertisers increases, thereby incentivizing advertisers to develop unique and compelling content for the platform.

Create A Video On Demand Streaming Platform. TMTG believes that there is a need for quality programming that does not lecture its viewers or only presents one ‘acceptable’ approach on a topic. Entertainers, comedians, and creators have frequently been agents for change in our society. As the large media conglomerates become increasingly monolithic in their views, they cancel those who disagree, and voices are silenced.

Pursue Strategic Acquisitions. TMTG intends to acquire other businesses or technologies that allow it to better offer its products to eventual customers. These may be technology providers that will allow TMTG to make TruthSocial more robust or secure, or businesses with attractive content libraries that could be offered on TMTG+.

Increase Product Offering. Businesses are facing increasing pressure to silence or disavow certain customers. For example, banks or financial service providers may be attacked for having certain types of clients, such as gun manufacturers or oil and gas exploration companies. TMTG believes an opportunity may exist to provide services to businesses that are facing discrimination on the basis of political ideology.

TMTG may begin to generate revenue from the TruthSocial platform as early as 2023. However, TMTG may elect to defer certain revenue driving activities to optimize the platform’s user experience and active user growth. TMTG views TruthSocial active user growth as a critical driver of long-term value and may prioritize the TruthSocial user experience over short-term revenue goals.

Limited Operating History

TMTG was organized as a Delaware Corporation on February 8, 2021. There is no historical financial information about TMTG upon which to base an evaluation of its performance. TMTG is in start-up stage operations and expects to begin to generate revenues from its products and services as early as 2023. TMTG cannot guarantee it will be successful in its business operations. The business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products. TMTG expects that it will incur losses for the foreseeable future. It also expects to incur significant marketing, technology and development, general and administrative and stock-based compensation expenses. As a result, it will need to generate revenues with sufficient operating margins to achieve profitability and may never achieve profitability.

Critical Accounting Policies and Significant Accounting Estimates

TMTG’s management’s discussion and analysis of its financial condition and results of operations is based on its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires TMTG to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements as well as the reported expenses during the reporting periods. The accounting estimates that require the most significant, difficult, and subjective judgments have an impact on revenue recognition, the determination of share-based compensation, and financial instruments. The estimates and judgments are evaluated on an ongoing basis. Actual results may differ materially from these estimates under different assumptions or conditions.

Income Taxes. TMTG intends to account for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109,” under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the company will not realize tax assets through future operations.

Use Of Estimates. The preparation of financial statements in accordance with U.S. GAAP requires TMTG to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include, assumptions used in the fair value of equity instruments, the valuation allowance against deferred tax assets, and the estimates of fair value of derivative liabilities.

Off-balance Sheet Arrangements. TMTG has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Net Sales. TMTG has not generated significant revenues to date. TMTG expects to generate revenue primarily through advertising on the TruthSocial platform and through monthly subscription fees from its subscription video on demand service. The Company records revenue in accordance with ASC 606. The Company determines the amount of revenue to be recognized through application of the following steps – Identification of the contract, or contracts with a customer; – Identification of the performance obligations in the contract; – Determination of the transaction price; – Allocation of the transaction price to the performance obligations in the contract; and – Recognition of revenue when or as the Company satisfies the performance obligations.

Cost of revenue. Cost of revenue includes infrastructure costs, other direct costs including revenue share expenses, amortization of acquired intangible assets and amortization of capitalized labor costs for internally developed software, allocated facilities costs, as well as traffic acquisition costs (“TAC”). Infrastructure costs consist primarily of data center costs related to our co-located facilities, which include lease and hosting costs, related support and maintenance costs and energy and bandwidth costs, public cloud hosting costs, as well as depreciation of servers and networking equipment; and personnel-related costs, including salaries, benefits and stock-based compensation, for our operations teams. TAC consists of costs we incur with third parties in connection with the sale to advertisers of our advertising products that we place on third-party publishers’ websites, and applications or other offerings collectively resulting from acquisitions. Certain elements of our cost of revenue are fixed and cannot be reduced in the near term.

Research and development. Research and development expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our engineers and other employees engaged in the research and development of our products and services. In addition, research and development expenses include amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

Marketing and sales. Sales and marketing expenses consist primarily of personnel-related costs, including salaries, commissions, benefits and stock-based compensation for our employees engaged in sales, sales support, business development and media, marketing, corporate communications and customer service functions. In addition, marketing and sales-related expenses also include advertising costs, market research, trade shows, branding, marketing, public relations costs, amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

General and administrative. General and administrative expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our executive, finance, legal, information technology, human resources and other administrative employees. In addition, general and administrative expenses include fees and costs for professional services, including consulting, third-party legal and accounting services and facilities costs and other supporting overhead costs that are not allocated to other departments.

Interest Expense. Interest expense consists of accreted interest expense on outstanding convertible promissory note obligations, amortization of deferred financing costs and other related financing expenses.

Other Income (Expense). Other income or (expense) reflects non-recurring and extraordinary non-operating expenses, cost associated with discontinued operations and gains or losses, including the costs and related accumulated depreciation recapture, resulting from the disposal of an asset, upon the sale or retirement of such asset.

Consolidated Balance Sheet

As of December 31, 2021

(in thousands)
Assets
Current assets:
Cash	$18,734.4
Prepaid expenses and other current assets	431.4
Related party receivable	23.3

Total current assets	19,189.1

Property, plant and equipment	62.1

Total assets	$19,251.2

Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable	$811.5
Related party payable	95.5

Total current liabilities	907.0
Convertible promissory notes	2,085.2
Derivative liability	75,355.2

Total liabilities	78.347.4

Commitments and contingencies (Note 10)
Stockholders’ equity:
Common Stock $ 0.000001 par value – 110,000,000 shares authorized, 100,000,000 shares issued and 10,000,000 outstanding	—
Accumulated Deficit	(59,096.2)

Total stockholders’ equity	(59,096.2)

Total liabilities and Stockholders’ deficit	$19,251.2

Consolidated Statement of Operations

For the period from February 8, 2021 (inception) through December 31, 2021

(in thousands except share and per share data)
Related party - Net sales	$2,123.3
Cost of revenue	—

Gross profit	2,123.3

Operating costs and expenses
Research and development	2,571.3
Sales and marketing	381.7
General and administration	3,425.8

Loss from operations	(4,255.5)
Interest expense	(654.3)
Change in fair value of derivative liabilities	(54,186.4)

Loss from operations before income taxes	(59,096.2)
Income tax benefit	—

Net loss	$(59,096.2)

Loss per Share attributable to common stockholders:
Basic	(0.59)

Diluted	(0.59)

Weighted Average Shares used to compute net loss per share attributable to common stockholders:
Basic	100,000,000
Diluted	100,000,000

Consolidated Statement of Stockholders’ Deficit

For the period from February 8, 2021 (inception)

through December 31, 2021

(in thousands)	Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at February 8, 2021 (inception)	$—	$—	$—
Net loss		(59,096.2)	(59,096.2)

Balance at December 31, 2021	$—	$(59,096.2)	$(59,096.2)

Paid in Capital of 10,000 shares of common stock, each having a par value of $0.00000 was converted to 100,000,000 shares, each having a par value of $0.000001. Total value of paid in capital = $100

Net Sales. For the period ended December 31, 2021, TMTG had Related party – Net Sales in the amount of $2,123,300. No other revenues were recorded as the Company was engaged in beta testing the TruthSocial platform and had not yet begun charging advertisers for delivering advertisements.

Cost Of Revenue. For the period ended December 31, 2021, TMTG’s cost of revenue was $0 as the Company had not yet incurred any associated costs for delivering advertisements on the TruthSocial platform as outlined in the previous paragraph.

Research And Development. For the period ended December 31, 2021, TMTG’s research and development expenses were $2,571,300 and comprise preliminary project stage costs for front-end, application and underlying infrastructure costs.

Sales And Marketing. For the period ended December 31, 2021, TMTG’s sales and marketing expenses were $381,700. These expenses consisted of the initial marketing expenses for market positioning of the TruthSocial platform.

General And Administrative. For the Period ended December 31, 2021, TMTG’s, general and administrative expenses were $3,425,800. These expenses consisted of staff cost and professional fees from advisors.

Interest Expense. For the period ended December 31, 2021, TMTG had Interest Expense of $654,300 consisting of interest accruals on its outstanding convertible promissory notes. All of such notes will likely be converted into equity at the closing of this transaction.

Change in fair value of Derivative Liability. For the period ended December 31, 2021, TMTG recorded a non-cash loss related to the increase in the fair value of derivative liability of $54,186,400. The increase in fair value relates to the adjustment of input components to the Black-Scholes pricing model for the December 31, 2021 valuation, mainly by the increased probability of SPAC merger.

Net Loss. For the reasons above, TMTG recorded a net loss of $59,096,200 for the period ended December 31, 2021.

Liquidity and Capital Resources

To date, TMTG has financed its operations primarily through cash proceeds from convertible promissory notes. Additionally, TMTG has committed to issue certain Company RSUs (as defined in the Merger Agreement) to TMTG employees, consultants and independent contractors. Pursuant to the Merger Agreement, TMTG will reserve 7,500,000 shares of TMTG common stock for issuance to officers, directors, employees and consultants of TMTG pursuant to an equity incentive plan, which will be duly adopted by the TMTG board of directors and approved by the TMTG stockholders following the date of the Merger Agreement.

Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, TMTG’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee.

TMTG expects to devote substantial resources to expand its users for TruthSocial and its subscriber base for TMTG+ and to maintain and enhance the systems necessary to support its growth. Although TMTG anticipates that its current cash and cash equivalents and cash flows, including the net proceeds from the Business Combination and the PIPE Placement, will be sufficient to fund its activities for the foreseeable future, TMTG cannot assure you that it will not be required to obtain additional financing within this time period or that additional financing, if needed, will be available on terms acceptable to TMTG, or at all. In addition, although there are no present understandings, commitments or agreements with respect to any acquisition of other businesses, products or technologies, TMTG may, from time to time, evaluate acquisitions of other businesses, products and technologies. If TMTG is unable to raise additional equity or debt financing, as and when needed, it could be forced to significantly curtail its operations.

On December 4, 2021, in support of the TMTG Business Combination, Digital World entered into a securities purchase agreement (the “SPA”) with certain institutional accredited investors (the “PIPE Investors”), pursuant to which the investors agreed to purchase an aggregate of 1,000,000 shares of Digital World’s Series A Convertible Preferred Stock (the “Preferred Stock”), for a purchase price of $1,000 per share of Preferred Stock, for an aggregate commitment of $1,000,000,000 in a private placement (the “PIPE”) to be consummated concurrently with the TMTG Business Combination (the “Closing”). The shares of Preferred Stock have an initial conversion price per share of $33.60 and are initially convertible into an aggregate of 29,761,905 shares of common stock (subject to adjustment, as described below under “Conversion”). The closing of the PIPE is conditioned on the concurrent closing of the TMTG Business Combination and other closing conditions as set forth in the SPA. The fully committed convertible preferred stock PIPE transaction is priced at $33.60, which represents a 20% discount to DWAC’s volume weighted average closing price (“VWAP”) for the preceding five days. The price is subject to further downward adjustment to a 40% discount to DWAC’s VWAP for the ten trading days following the day of the Business Combination, with a floor price of $10.00. The PIPE financing is subject to customary closing conditions and is expected to close immediately prior to the business combination.

As of March 31, 2022, TMTG had issued $38,200,000 of convertible promissory notes. These notes will convert, in the aggregate from approximately 2,900,000 to 4,900,000 shares of Common Stock upon Business Combination. These notes have maturity periods ranging from 18 to 36 months and accrue interest between 5% and 10% based on simple interest method (365 days year).

TMTG’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The future capital requirements and the adequacy of available funds will depend on many factors, including TMTG’s ability to successfully commercialize its products and services, competing social media platforms, streaming services, technological and market developments, and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement TMTG’s product and service offerings.

TMTG believes that the proceeds of this offering will be sufficient to fund its operations for the foreseeable future.

Consolidated Statement of Cash Flows

For the period from February 8, 2021 (inception)

through December 31, 2021

(in thousands)
Cash flows from operating activities
Net loss	$(59,096.2)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense on debt	654.0
Change in fair value of derivative liability	54,186.4
Depreciation	6.5
Related party receivable	(23.3)
Prepaid expenses and other current assets	(431.3)
Accounts payable	811.5
Related party payable	95.5

Net cash used in operating activities	(3,797.0)
Cash flows used in investing activities
Purchases of property, plant and equipment	(68.6)

Net cash used in investing activities	(68.6)
Cash flows provided by financing activities
Proceeds from convertible promissory notes	22,600.0

Net cash provided by financing activities	22,600.0

Net change in cash	18,734.4
Cash, beginning of period	—

Cash, end of period	$18,734.4

Supplemental disclosure of cash flow information
Cash paid for interest	$—
Cash paid for taxes	—
Non-cash investing and financing activities
Costs associated with convertible notes	$240.0

Cash Flows Used in Operating Activities

TMTG experienced negative cash flows from operating activities for the period ended December 31, 2021 in the amount of $3,797,000. The net cash used in operating activities for the period was primarily the result of TMTG’s operating loss for such period of $4,255,500, which was driven by technology consulting costs, legal fees, salaries, and lease expense.

Cash Flows Used in Investing Activities

Net cash used in investing activities for the period ended December 31, 2021 was $68,600, which was primarily attributable to costs acquiring property plant and equipment.

Cash Flows Provided By Financing Activities

TMTG experienced positive cash flows from financing activities for the period ended December 31, 2021 in the amount of $22,600,000 as a result of the issuance of the Convertible Notes described below.

Liquidity and going concern

TMTG commenced operations on February 8, 2021 and is currently preparing to launch its social media product across multiple platforms. The business used cash from operations of $3,797,000 from February 8, 2021

(inception) through December 31, 2021, funded by $22,600,000 of proceeds from the issuance of convertible promissory notes. These notes mature between 18 and 36 months; however, each has an accelerated retirement feature in the event of default by the Company. Interest will be accrued between 5% and 10% annually based on the simple interest method (365 days per year).

In October of 2021, TMTG entered into a definitive merger agreement with a special purpose acquisition corporation (SPAC), Digital World Acquisition Corp. (“DWAC”), a Delaware corporation. The companies expect to consummate the merger in the coming quarters, combining TMTG’s operations with DWAC’s balance sheet (i.e., cash in trust net of redemptions and fees). The parties to the agreement intend to effect the merger of DWAC and its subsidiaries with and into TMTG, with TMTG continuing as the surviving entity. As a result of which, all of the issued and outstanding capital stock of TMTG shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each of TMTG’s stockholders to receive its pro rata share of the stockholder merger consideration subject to the conditions set forth in the merger agreement and in accordance with the applicable provisions of the Delaware General Corporation Law.

During the period January 2022 through March 2022, TMTG raised additional bridge funding of $15,360,000. The directors believe that the Company will have sufficient funds to meet its liabilities as they fall due for the 12-month period ending April 30, 2023.

General Economic Trends, Quarterly Results of Operations and Seasonality

TMTG anticipates that its business will be affected by general economic and other consumer trends. The business may be subject to fluctuations in future operating periods due to a variety of factors, many of which may be outside of TMTG’s control.

Qualitative and Quantitative Disclosures about Market Risk

TMTG may have operations both within the United States and internationally and will be exposed to market risks in the ordinary course of our business. These risks include primarily interest rate and foreign currency exchange risks amongst other risks.

Interest Rate Fluctuation Risk

TMTG’s investment portfolio may consist of short-term and long-term interest-bearing obligations, including government and investment-grade debt securities and money market funds. These securities may be classified as available-for-sale and, consequently, are recorded on the consolidated balance sheets at fair value with unrealized gains or losses reported as a separate component of accumulated other comprehensive income (loss), net of tax. TMTG’s investment policy and strategy will be focused on the preservation of capital and supporting its liquidity requirements. TMTG will not enter into investments for trading or speculative purposes. A rise in interest rates could have a material adverse impact on the fair value of any future investment portfolio.

Foreign Currency Exchange Risk

Transaction Exposure

TMTG may transact business in various foreign currencies and have international revenue, as well as costs denominated in foreign currencies, primarily the Euro, British Pound and Japanese Yen. This exposes us to the risk of fluctuations in foreign currency exchange rates. Accordingly, changes in exchange rates, and in particular a strengthening of the U.S. dollar, would negatively affect our revenue and other operating results as expressed in U.S. dollars.

The primary objective of any investment activities is to preserve principal, while at the same time maximizing income we receive from investments without significantly increased risk. Some of the securities

TMTG may invest in may be subject to market risk. This means that a change in prevailing interest rates may cause the principal amount of the investment to fluctuate. For example, if TMTG holds a security that was issued with a fixed interest rate at the then-prevailing rate and the prevailing interest rate later rises, the value of its investment will decline. To minimize this risk in the future, TMTG intends to maintain its portfolio of cash equivalents and investments in a variety of securities, including commercial paper, money market funds, government and non-government debt securities and certificates of deposit with maturities of less than thirteen months. In general, money market funds are not subject to market risk because the interest paid on such funds fluctuates with the prevailing interest rate.

INFORMATION ABOUT TMTG

References in this section to “TMTG,” “we,” “our” and “us” refer to Trump Media & Technology Group Corp.

About Trump Media & Technology Group

TMTG believes free and open communication, particularly political speech, is essential to effective self-government and a functional democracy. Free expression allows citizens to keep their government in check and effectively inform themselves as voters. Free speech also enables the discovery of truth through the “marketplace of ideas.” Truth often emerges only when opposing ideas can compete against each other, on a level playing field. TMTG further believes that the ability to freely express core political speech—”to facilitate truth-seeking on matters of public concern,” as one commentator has put it—is among the “inalienable rights” affirmed by the Declaration of Independence that form the foundation of America’s system of government. As one internet pioneer recently summarized the issue, “free speech in our society is more than legalism, but [is] an integral component of our way of life, our culture, [and] our civilization . . . [i]ncarnated in the Constitution, but not limited to the Constitution.” That cherished free speech tradition, “[h]ard fought . . and won . . . over centuries,” is under attack.

In response, TMTG aspires to create a media and technology powerhouse to rival the liberal media consortium and promote free expression on all issues. TMTG was founded to fight back against the Big Tech companies—Meta (Facebook), Twitter, Netflix, Alphabet (Google), Amazon and others—that collude to limit debate in America and silence voices that contradict their woke ideology. Twitter currently suppresses conservative speech through various means including “shadow banning”—a surreptitious process in which users may not even know their posts are being hidden from other users. The company also outright bans conservative users such as TMTG’s Chairman, former U.S. President Donald J. Trump—even while it continues to allow the Taliban to freely post their views to the world. Big Tech’s transformation into the arbiters of public speech is contrary to American values. Their censorship of dissident expression constitutes the most serious threat today to a free and democratic debate. Thus, TMTG aims to safeguard public debate and open dialogue, and to provide a platform for all users to freely express themselves.

TMTG’s first product, TruthSocial, is a social media platform that encourages an open, free, and honest global conversation without censoring or cancelling users due to their political viewpoints. It is a public, real-time platform where any user can create content and follow other users. TMTG does not impose restrictions on whom a user can follow, which greatly enhances the breadth and depth of available content. Additionally, users can be followed by other users without requiring a reciprocal relationship, enhancing the ability of TMTG users to reach a broad audience.

TruthSocial was generally made available in the first quarter of 2022. The company prides itself on building its platform, to the best of its ability, without relying on hostile Big Tech companies. Working with alternative technology firms that share its commitment to free speech, TMTG fully launched TruthSocial for iOS on April 21, 2022, and expects to make the platform available on other desktop and mobile devices in the second quarter of 2022.

To foster a flourishing digital public square, TMTG must prevent illegal and other prohibited content from contaminating its platform and will develop and maintain its policies accordingly. Additionally, TMTG is using an artificial intelligence (“AI”) vender known as HIVE, which will provide AI services to prevent the proliferation of such content.

TMTG intends to develop a subscription-based digital streaming service, TMTG+. Though similar to Netflix, Disney+, and other current offerings, TMTG intends to produce or acquire entertainment simply for entertainment’s sake. TMTG’s programming will thus provide a non-woke alternative to the programs offered by streaming services that operate in an increasingly politicized environment. TMTG will not censor the creators of entertainment for TMTG+, nor will it insist that its programming push some particular political ideology.

Industry Overview

Today more people get their news than ever before from the internet, including websites operated by real world reporting sources, including those operated by newspapers and cable news providers. According to a Pew Research Center survey conducted from August 31, 2020, to September 7, 2020, a large majority of Americans read news from digital devices. More than eight-in-ten U.S. adults (86%) state that they get news from a smartphone, computer, or tablet “often” or “sometimes,” including 60% who say they do so often. This is higher than the portion who get news from television, though 68% get news from TV at least sometimes and 40% do so often. Americans turn to radio and print publications for news far less frequently, with half saying they turn to radio at least sometimes (16% do so often) and about a third (32%) saying the same of print (10% get news from print publications often).

Social media sites such as Twitter and Facebook have become popular platforms for public discussions and information gathering. These sites were originally characterized by the free exchange of ideas—in fact, the founders of these companies were often free-speech idealists. The freewheeling marketplace of ideas they created, however, has been eviscerated by an overbearing censorship regime implemented by the few large, powerful corporations that now dominate the sector. Even the founder and former CEO of Twitter has lamented that “centralizing discovery and identity into corporations” has “really damaged the internet.”

These corporations increasingly decide which viewpoints can and cannot be expressed on their platforms. No one, not even a sitting President of the United States, is beyond the reach of Big Tech censorship. This dynamic has become—as Twitter’s own founder predicted it would—“destructive to the noble purpose and ideals of the open internet.” Social media companies employ, rely on, and have largely become captive to an ever-expanding faction of content moderators and so-called “fact checkers” who suppress content and promote so-called “algorithmic justice.” The means of censorship include “shadow bans” (to which users may not even know they are subject), temporary suspensions, misinformation warnings, removal of offending posts, and outright bans on users and accounts. Alarmingly, viewpoints are frequently suppressed simply for contradicting the prevailing media narrative on topics of public interest. As a result, users increasingly engage in self-censorship in an attempt to avoid takedowns, suspensions, and bans meted out by anonymous Big Tech censors.

This oppressive censorship creates opportunities for TMTG, which seeks to create a free-speech haven in the social media sphere. Moreover, as America and the world emerge from the isolation of a years-long pandemic, Truth Social intends to provide a global platform to help reconnect people and communities by fostering each individual’s unique and unencumbered free expression.

TMTG believes that there is a similar market opportunity for its streaming video service TMTG+. According to a 2021 survey conducted by marketing solutions company, Vericast, 70% of adults surveyed were using streaming TV services. A separate survey done by PricewaterhouseCoopers found that between 2019 and 2020, the average number of streaming services used by each survey respondent grew from slightly more than 6 streaming services to almost 8. A 2021 survey conducted by Whip Media, an enterprise software company, shows the main players in the subscription video on demand market against whom TMTG+ will compete. 88% of their sample of “avid users of streaming services” had subscriptions to Netflix, 76% had subscriptions to Prime Video, and 71% subscribed to Hulu.

A Grand View Research report on video streaming market size from February 2021 provides that the global streaming market was valued at USD 50.11 billion in 2020 and is expected to expand at a compound annual growth rate (CAGR) of 21.0% from 2021 to 2028. Furthermore, industry statistics for social networking site in the U.S. by IBIS World in July 2021 states that the market size, measured by revenue, of the social networking sites industry is $72.2bn in 2022 and is expected to increase 15.6% in 2022.

Company Growth Strategy

As TMTG seeks to create a fully integrated media and technology company, it is pursuing these growth strategies:

Grow TruthSocial. TMTG believes that the growth of TruthSocial will be driven by a virtuous cycle that starts with what is best for its users. Growth in TMTG’s user base will drive more unique content, which in turn will drive the viral, organic promotion of content on TruthSocial, thereby attracting more platform partners and advertisers. As TMTG attracts more users, the value proposition for advertisers increases, thereby incentivizing advertisers to develop unique and compelling content for TMTG’s platform.

Create a VOD Streaming Platform. TMTG believes that there is an acute need for quality programming that does not lecture its viewers or only present one “acceptable” approach to a topic. Entertainers and creators have frequently been agents for change in our society. Large media conglomerates become increasingly monolithic in their views, cancelling those who disagree with the prevailing narrative. TMTG believes that embracing diverse perspectives will differentiate TMTG+ in the current crowded media and entertainment marketplace.

Pursue Strategic Acquisitions. TMTG intends to acquire other businesses or technologies that allow the TMTG to better offer its products to eventual customers. These may be technology providers that will allow TMTG to make TruthSocial more robust or, acquire proprietary content to offer on TMTG+.

Increase Product Offerings. As businesses come under increasing pressure to silence, disavow, and stop offering services to certain customers, TMTG believes that opportunities for “non-woke” alternatives will continue to expand across numerous sectors.

Company Products and Services

TruthSocial

TMTG has designed TruthSocial to create a user-centric, interactive experience. TMTG’s development efforts focus on simplicity and ensuring that content can be accessed on, or shared with, all participants without discrimination.

Description of Business

TruthSocial is a free expression application which offers social networking services.

TMTG’s Social Network

TruthSocial, TMTG’s social networking platform, relies on free, publicly-available software. Regardless of whether TruthSocial’s administrators, outside activist pressure groups, “cancel culture” internet mobs, foreign governments, or any other persons agree with any user’s political viewpoints, TMTG strives to ensure that, wherever possible, any user’s protected political speech will be allowed on the site, irrespective of whether TMTG, as a company, agrees with what is said.

TMTG+ Direct-to-Consumer Streaming Services

TMTG intends for TMTG+ to be a subscription based direct-to-consumer video streaming service that will include unique programming. TMTG+ intends to offer programs including, but not limited to blue collar comedy, cancelled shows, Trump-specific programming, faith-based shows, family entertainment, shows that embrace the Second Amendment, and news. TMTG intends to license, produce, and deliver news, sports, and non-woke entertainment content through this platform. TMTG+ will provide a platform for conservative and/or libertarian views, and otherwise cancelled content from other broadcast television and/or digital streaming platforms. TMTG also intends to create, operate, and commercialize a podcasting platform as a part of its TMTG+ streaming service.

Competition

TMTG’s business is and will likely remain characterized by rapid technological change, frequent product innovation and the continuously evolving preferences and expectations of people on its platform, advertisers, content partners, platform partners and developers. TMTG will likely face significant competition in every aspect of its business, including from companies that provide tools to facilitate communications and the sharing of information, companies that enable marketers to display advertising, and other online ad networks, exchanges, and platforms. TMTG will need to compete in order to attract, engage, and retain people who use its products, and to attract and retain marketers, content and platform partners, and developers. TMTG expects continued, robust competition for digital ad spending. TMTG will also need to compete to attract and retain employees, especially software engineers, designers, and product managers. TMTG also expects that it will face criticism, and its users may face criticism, from legacy social media sites and others that are opposed to the views that will be expressed by TMTG’s users. While TMTG will welcome dissenting voices to respond on TMTG’s platform, others may prefer to ignore or disparage TMTG or its users in other forums.

TMTG expects to face significant competition with the following companies for people’s attention and for advertisers’ budgets:

•

Companies that offer products that enable people to create and share ideas, videos, and other content and information. These offerings include, for example, Twitter, Facebook (now known as Meta) (including Instagram and WhatsApp), Alphabet (including Google and YouTube), Microsoft (including LinkedIn), Snapchat, TikTok, and Verizon Media Group, as well as largely regional social media and messaging companies that have strong positions in particular countries (including WeChat, Kakao, and Line). Although TMTG will seek differentiated content from other licensors, TMTG will face competition for live premium video content rights from other digital distributors and traditional television providers, which may limit TMTG’s ability to secure such content on acceptable economic and other terms.

•	Companies that offer advertising inventory and opportunities to advertisers.

•	Companies that develop applications, particularly mobile applications, that create, syndicate, and distribute content across internet properties.

•

Traditional, online, and mobile businesses that enable people to consume content or marketers to reach their audiences and/or develop tools and systems for managing and optimizing advertising campaigns.

As TMTG introduces new products, as its products evolve, or as other companies introduce new products and services, TMTG may become subject to additional competition. TMTG’s industry is evolving rapidly and is highly competitive. See the sections titled “Risk Factors—TMTG’s business is highly competitive. Competition presents an ongoing threat to the success of TMTG’s business. If TMTG is unable to compete effectively for users and advertiser spend, TMTG’s business and operating results could be harmed,” and “Risk Factors—The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect TMTG’s business.”

The market for in-home filmed and audio-visual entertainment is intensely competitive and subject to rapid change. Many consumers maintain simultaneous relationships with multiple in-home filmed and audio-visual entertainment providers and can easily shift spending from one provider to another. For example, consumers may subscribe to HBO, buy a DVD from Walmart, and subscribe to Netflix, Hulu, Disney +, Amazon Prime, or some combination thereof, all in the same month.

TMTG will compete against other entertainment video providers, such as multichannel video programming distributors (or MVPDs), streaming entertainment providers (including those that provide pirated content), video gaming providers and more broadly against other sources of entertainment that TMTG’s members could choose in their moments of free time. TMTG will also compete against streaming entertainment providers and content producers in obtaining content for its service, both for licensed content and for original content projects.

Sales and Marketing

TMTG intends to have a sales force and sales support staff that is focused on attracting and retaining advertisers. TMTG expects that its sales force and sales support staff will assist advertisers throughout the advertising campaign cycle, from pre-purchase decision making to real-time optimizations as they utilize TMTG’s campaign management tools, and to post-campaign analytics reports to assess the effectiveness of their advertising campaigns.

TMTG expects that its marketing campaigns will focus on celebrating and highlighting the voices of all people who make TruthSocial unique. TMTG believes advertisers could eventually be attracted to a platform that encourages free and open debate among all users rather than to a platform that seeks to silence diverse perspectives—including views held by large swaths of Americans.

License Agreement

TMTG has entered into a royalty-free license agreement with President Trump and DTTM Operations, LLC, an entity that licenses President Trump’s name and regulates his personal media assets. Under the license agreement, as amended, TMTG has a royalty-free license to use “Trump Media & Technology Group Corp.” as our name and certain specified domain names specified in the license agreement. In addition, TMTG has a royalty-free license to use the name and likeness of President Trump, subject to certain limitations.

From December 22, 2021, until the expiration of 18 months thereafter, (the “TMTG Social Media Exclusivity Term”), President Trump has agreed to first channel any and all social media communications and posts coming from his personal profile to the Truth Social platform before posting that same social media communication and/or post to any other social media platform that is not Truth Social (collectively, “Non-TMTG Social Media”) until the expiration of “DJT/TMTG Social Media 6-Hour Exclusive” which means the period commencing when DJT posts any social media communication onto the Truth Social Platform and ending six (6) hours thereafter; provided that he may post social media communications from his personal profile that specifically relates to political messaging, political fundraising or get-out-the vote efforts at any time on any Non-TMTG social media platforms. Unless notice is given, the TMTG Social Media Exclusivity Term extends in perpetuity for additional 180-day terms. In the event of a force majeure as described in the License Agreement that lasts longer than 30 days, President Trump shall have the right to invoke the suspension of the “DJT/TMTG Social Media 6-Hour Exclusive.” If the Social Media Exclusivity Term were to expire but the License Agreement remained in effect, President Trump would be required to post contemporaneously to TruthSocial and Non-TMTG Social Media.

With respect to TMTG+ or a TMTG podcasting platform, if President Trump receives a bona fide offer to be featured on any non-TMTG streaming video production or on any non-TMTG podcast platform, TMTG has the right to create a substantially similar video production or podcast opportunity on terms more favorable than those offered by the non-TMTG service providers subject to the terms of the Amended and Restated License Agreement.

President Trump has agreed not to compete with TruthSocial for his own benefit, except as described above, and may not have an ownership interest in any business that would be competitive with TruthSocial, TMTG+, or a TMTG podcasting platform.

Subject to certain limitations, the License Agreement shall remain in full force and effect for three years from September 23, 2021. If, during such term, TMTG becomes listed on a public market exchange in the United States via, inter alia, the Business Combination, the License Agreement shall continue in perpetuity until terminated by TMTG. However, in the event that the Business Combination is not completed on or before December 31, 2022 (or a subsequent date mutually agreed upon by President Trump and TMTG), President Trump has the right to terminate the License Agreement. TMTG may not terminate the License Agreement based on the personal or political conduct of President Trump, even if such conduct could negatively reflect on TMTG’s reputation or brand or be considered offensive, dishonest, illegal, immoral, or unethical, or otherwise harmful to TMTG’s brand or reputation.

Intellectual Property

One of the core strengths of TMTG’s business is its intellectual property portfolio and unique experience, both of which guide product development activities and TMTG’s approach to patent filings.

TMTG’s future success and competitive position depend in part upon its ability to obtain and maintain protection of its proprietary technologies. TMTG also relies on a combination of non-disclosure agreements and other contractual provisions, as well as its employees’ commitment to confidentiality and loyalty, to protect TMTG’s technology and processes. Further, as noted above, TMTG has entered into a Licensing Agreement with President Trump, and DTTM Operations, LLC, for the right to use the likeness of President Trump.

TMTG seeks to protect its intellectual property rights by relying on federal, state, and common law rights in the United States and other countries, as well as contractual restrictions. TMTG will enter into confidentiality and invention assignment agreements with its employees and contractors, and confidentiality agreements with other third parties, in order to limit access to, and disclosure and use of, TMTG’s confidential information and proprietary technology. In addition to these contractual arrangements, TMTG also relies on a combination of trademarks filed in the name of T Media Tech LLC and Trump Media Group Corp., trade dress, domain names, copyrights, trade secrets and patents to help protect its brand and its other intellectual property.

TMTG may be unable to obtain patent or trademark protection for its technologies and brands, and any patents or trademarks that may be issued in the future, may not provide TMTG with competitive advantages or distinguish its products and services from those of its competitors. In addition, any patents and trademarks may be contested, circumvented, or found unenforceable or invalid, and TMTG may not be able to prevent third parties from infringing, diluting or otherwise violating them. In February 2022, the USPTO received a Letter of Protest from Vero Labs, Inc., owner of U.S. registrations for the trademark, “VERO – TRUE SOCIAL,” in connection with the pending U.S. trademark application for “TRUTH SOCIAL.” On April 5, 2022, the USPTO issued an Office Action with respect to the pending U.S. trademark application for “TRUTH SOCIAL” citing the “VERO – TRUE SOCIAL” registrations against the pending application. Trump Media Group Corp. intends to respond to the USPTO’s Office Action with arguments in favor of registration of the “TRUTH SOCIAL” trademark. There is no guarantee that the USPTO will accept the arguments presented and agree to register the “TRUTH SOCIAL” Trademark. In the event we are unable to successfully register the pending “TRUTH SOCIAL” trademark, we may be forced to change our name or reach an accommodation of the “VERO – TRUE SOCIAL” trademark to permit us to use “TRUTH SOCIAL.”

Companies in the Internet, technology, and media industries own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. TMTG expects to face in the future, allegations that TMTG has infringed or otherwise violated the patents, copyrights, trademarks, trade secrets, and other intellectual property rights of third parties, including its competitors and non-practicing entities. As TMTG faces increasing competition and as its business grows, TMTG will likely face more intellectual property-related claims and litigation matters. For additional information, see the sections titled “Risk Factors—If TMTG’s trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by TMTG’s competitors, the value of TMTG’s brand and other intangible assets may be diminished, and TMTG’s business may be adversely affected. If TMTG is unable to protect TMTG’s intellectual property, or to successfully register the pending “Truth Social” trademark with the USPTO, the value of TMTG’s brand and other intangible assets may be diminished, and TMTG’s business may be adversely affected.”

Government Regulation

TMTG is subject to a number of U.S. federal and state and foreign laws and regulations that involve matters central to TMTG’s business. These laws and regulations may involve privacy, rights of publicity, data protection, content regulation, intellectual property, competition, protection of minors, consumer protection, taxation, or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm TMTG’s business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which TMTG operates.

TMTG is also subject to federal, state, and foreign laws regarding privacy and the protection of user data. Foreign data protection, privacy, consumer protection, content regulation and other laws and regulations are often more restrictive than those in the United States. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies, and foreign governments concerning data protection that could affect TMTG. For example, the Company is subject to the European Union’s General Data Protection Regulation (EU) 2016/679 (“GDPR”), which applies to all members of the European Economic Area (“EEA”) and, in some circumstances, to processors in a state outside the EEA including any business, regardless of its location, that provides goods or services to individuals located in the EEA. The GDPR imposes significant obligations on data controllers and data processors, requiring the implementation of more stringent requirements for the processing of personal data. If the Company fails to comply with the GDPR, it may lead to regulatory investigation with possible enforcement of monetary penalties ranging from 10 million to 20 million euro, or 2% to 4% of annual worldwide revenue (whichever is higher), private or class action lawsuits and/or reputational damage.

Additionally, in June 2018, California passed the California Consumer Privacy Act (“CCPA”), which provides new data privacy rights for consumers and new operational requirements for companies, effective in 2020. The CCPA gives California residents new rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is collected, used, and shared. The CCPA provides for civil penalties for violations and creates a private right of action for security breaches that could lead to consumer class actions and other litigation against the Company.

Further, in Canada, the Company is subject to Canada’s Personal Information and Protection of Electronic Documents Act (“PIPEDA”). PIPEDA provides Canadian residents with privacy protections and sets out rules for how companies may collect, use and disclose personal information in the course of commercial activities.

TruthSocial users may be restricted from accessing TruthSocial from certain countries, and other countries may intermittently restrict access to TruthSocial. It is possible that other governments may seek to restrict access to or block TMTG’s website or mobile applications, censor content available through TMTG’s products or impose other restrictions that may affect the accessibility or usability of TMTG for an extended period of time or indefinitely.

TruthSocial as an internet platform is subject to 47 U.S. Code § 230 and Children’s Online Privacy Protection Act (“COPPA”) in addition to the regulations discussed above. The FTC has adopted revisions to the Children’s Online Privacy Protection Act (“COPPA”) that expands liability for the collection of information by operators of websites and other electronic solutions that are directed to children. 47 U.S. Code § 230 prevents TruthSocial from incurring any liability for restricting access to or the availability of material that a user may consider to be obscene, lewd, lascivious, filthy, excessively violent, harassing, or otherwise objectionable whether or not such material is protected by the First Amendment of the U.S. constitution. Further, pursuant to the statute, TruthSocial will at the time of entering an agreement with a customer, notify such customer that parental control protections (such as computer hardware, software, or filtering services) are commercially available and may assist the customer in limiting access to material that is harmful to minors.

For additional information, see the section titled “Risk Factors—Our business is subject to complex and evolving U.S. and foreign laws and regulations. These laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations or declines in user growth, user engagement or ad engagement, or otherwise harm our business.”

Litigation

TMTG may be a party to routine claims or litigation incidental to its business. TMTG is currently not a party to any pending legal proceeding that is likely to have a material adverse effect on its business, financial condition, or results of operations.

The nature of TMTG’s business will expose TMTG to claims related to defamation, rights of publicity and privacy, and personal injury torts resulting from information that is published or made available on TMTG’s platform. This risk is enhanced in certain jurisdictions outside the United States where TMTG’s protection from liability for content published on its platform by third parties may be unclear and where TMTG may be less protected under local laws than it is in the United States. Although the results of the legal proceedings, claims and government investigations in which TMTG is involved cannot be predicted with certainty, TMTG does not believe that there is a reasonable possibility that the final outcome of these matters will have a material adverse effect on its business, financial condition or operating results.

Future litigation may be necessary, among other things, to defend TMTG, its platform partners, and its users by determining the scope, enforceability, and validity of third-party proprietary rights or to establish TMTG’s proprietary rights. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on TMTG because of defense and settlement costs, diversion of management resources and other factors.

TMTG may also be subject to a greater degree of stockholder derivative suits and other matters than is typical for a public company by individuals or entities that become stockholders that are opposed to any initiative undertaken by TMTG’s Chairman.

Employees

As of March 31, 2022, TMTG had approximately 40 full-time employees.

Executive Officers and Directors of TMTG

TMTG’s current directors, executive officers and key employees are listed below.

Name	Age	Position
President Donald J. Trump	75	Chairman and Director
Devin G. Nunes	48	Chief Executive Officer and Director
Phillip Juhan	47	Chief Financial Officer
Andrew Northwall	35	Chief Operating Officer
Vladimir Novachki	33	Chief Information Officer
William “B.J.” Lawson	48	Chief Technology Officer
Scott Glabe	38	General Counsel
Donald J. Trump, Jr.	44	Director
Kashyap “Kash” Patel	42	Director
Wesley “Wes” Moss	46	Director

President Donald J. Trump, TMTG’s Chairman and Director, served as the 45th president of the United States from 2017 to 2021 after defeating more than a dozen seasoned opponents during the 2016 primaries to win the Republican nomination for the presidency. President Trump’s campaign was notable for his innovative use of social media, and he was named Time Magazine’s Person of the Year for 2016. As the nation’s chief executive, President Trump—among many other accomplishments—spearheaded a major tax reform bill; nominated three Supreme Court Justices who were confirmed by the Senate; established the sixth branch of the US Armed Forces; and signed into law the First Step Act, which addressed mass incarceration at the federal level and passed with overwhelming bipartisan support in Congress. Through his pro-American policies on trade, taxes, energy, regulation, immigration, and healthcare, President Trump ushered in a period of unprecedented economic growth, job creation, soaring wages, and booming incomes. By restoring America’s prestige and advancing a policy of principled realism, President Trump forged historic peace agreements in the Middle East, withdrew troops from endless conflicts, confronted oppressive communist and socialist regimes, advanced stability around the world, and strengthened the North Atlantic Treaty Organization and other international alliances and partnerships by getting other nations to contribute their fair share. President Trump earlier served as president of the Trump Organization. Under President Trump’s leadership, the Trump Organization was involved in a myriad of projects both in the United States and abroad, including hotels, resorts, residential and commercial buildings, casinos, and golf courses. In 2007, President Trump was awarded a star on the Hollywood Walk of Fame to honor his work as a Miss Universe pageant producer while co-owner of the Miss Universe Organization. In 2004, “The Apprentice” debuted on network television, co-produced by and starring President Trump, and ran for fourteen seasons. President Trump graduated from the Wharton School of the University of Pennsylvania in 1968 with a B.S. degree in economics. As a result of his vast business experience and his former role as president of the United States, President Trump embodies an iconic brand and brings invaluable entrepreneurial and leadership skills to our board.

Devin G. Nunes, TMTG’s Chief Executive Officer and a Director, previously served in the U.S. House of Representatives for nearly two decades. He was the Republican leader and former Chairman of the House Permanent Select Committee on Intelligence, a senior Republican on the Ways and Means Committee, and the Republican leader of the Ways and Means Health Subcommittee. Mr. Nunes was a vital contributor to the 2017 tax system overhaul, authoring a key provision to allow same-year expensing of all business investments for entrepreneurs and businesses. He also championed telemedicine to improve healthcare in underserved, rural areas. In his role on the Intelligence Committee, Mr. Nunes spent extensive time overseas working with U.S. military personnel, Central Intelligence Agency (CIA) officials, and world leaders while promoting freedom and democratic values around the globe. During his time in Congress, many regarded Mr. Nunes as the House of Representatives’ preeminent investigator of government malfeasance and corruption; he was awarded the Presidential Medal of Freedom, America’s highest civilian honor, in 2021. Mr. Nunes graduated from Cal Poly San Luis Obispo, where he received a bachelor’s degree in agricultural business and a master’s degree in agriculture. He is the author of “Restoring the Republic” and “Countdown to Socialism,” and was an early and prominent critic of Big Tech censorship. Mr. Nunes’s leadership experience, familiarity with public scrutiny, and media savvy add unique and significant value to both the Company and our board.

Phillip Juhan, TMTG’s Chief Financial Officer, has over 20 years of progressive experience in both finance and entrepreneurial leadership roles. From March 2020 until July 2021, Mr. Juhan served as the Chief Financial Officer of Town Sports International Holdings, Inc., a public company listed on the Nasdaq (CLUBQ) which owned and operated fitness clubs in the Northeast and mid-Atlantic regions of the United States, as well as in California, Florida, Puerto Rico, and Switzerland. During this time, Mr. Juhan led an organizational restructuring by optimizing the company’s portfolio of assets and recapitalizing the balance sheet, raising $100 million of fresh capital to position the company for a post-pandemic recovery. From August 2018 until his appointment as CFO, Mr. Juhan was Vice President of Business Operations for Town Sports. From 2014 to 2018, Mr. Juhan was as an officer of B.L.K., Inc., a restaurant operating company. From 2002 to 2014, Mr. Juhan worked in the Investment Banking Divisions of Prudential Financial and the Bank of Montreal, where he led consumer focused research within the Financial Services (Real Estate, Gaming and Lodging) and Consumer (Broadlines Retail and Restaurants) sectors. Mr. Juhan attended the US Air Force Academy where he earned the Western Athletic Conference Scholar Athlete Award while playing football for the Falcons. In 1998, he graduated magna cum laude from The Georgia Institute of Technology, earning a Bachelor of Science in Management with a concentration in Finance. TMTG believes that Mr. Juhan’s vast experience in evaluating business operations, financial results, valuations, and strategic alternatives for companies across a diverse group of industries makes him a valuable member of our management team.

Andrew Northwall, TMTG’s Chief Operating Officer, is a successful entrepreneur with over fifteen years’ experience building and maintaining high-availability web applications and technologies for government affairs and political organizations. He previously served as Chief Architect at Parler, a free-speech-focused social networking service, to help restore Parler to functionality after it was cut off from the Internet by a consortium of Big Tech companies. Mr. Northwall also worked extensively with successful political campaigns, government entities, and non-profits as a senior leader of EZPolitix, Northwall Strategies, and NorthStar Campaign Systems. Mr. Northwall graduated from the University of Nebraska at Omaha in 2009 with a Bachelor of Arts degree in Political Science. He oversees general business operations and work with TMTG’s technologists to successfully develop and maintain products. We believe Mr. Northwall’s political, entrepreneurial, and operational experience will add value to our company.

William (B.J.) Lawson, TMTG’s Chief Technology Officer, is an experienced technologist and entrepreneur. He previously supported the TruthSocial launch as Chief Technology Officer of a global internet infrastructure company committed to American principles online. He has over twenty years’ experience developing mobile applications, as well as scaling databases and web applications. Mr. Lawson received his engineering and medical degrees from Duke University and began training as a neurosurgeon before entering the business world. He subsequently served as a founder of MercuryMD, Inc., which was dedicated to making patient information accessible to clinicians on mobile devices at the point of care and was acquired by Thomson Corporation in 2006. Mr. Lawson oversees all aspects of infrastructure, systems, and product development for TMTG, and brings to TMTG a distinguished track record growing technology-focused startups.

Vladimir Novachki, TMTG’s Chief Information Officer, is a technology entrepreneur with more than a decade of experience engineering software and developing high-performance, scalable web applications that can handle a large volume of real-time users. Mr. Novachki has also served as the Chief Technology Officer at Cosmic Development, a Canadian IT support services company. His responsibilities at Cosmic have included direct involvement in the implementation of solutions for large enterprises—including Little Things, AFV, and TMTG’s partner Rumble. In 2010, Mr. Novachki created the mobile application MKD Denar. Mr. Novachki holds a Bachelor in Computer Science and Engineering degree from the Faculty of Electrical Engineering and Information Technologies in Skopje. Thereafter, he graduated with a Master’s in Software Engineering degree from the Faculty of Computer Science and Engineering in Skopje in. Mr. Novachki brings impressive breadth, depth, and expertise in the technology sector to our management team and we believe his creativity and ingenuity will be critical to successfully implementing the company’s vision.

Scott Glabe, TMTG’s General Counsel, is a seasoned attorney and counselor. He was most recently a Partner at an Am Law 100 firm, where his practice focused on investigations and compliance. Mr. Glabe previously led a 200-person team—including members of the Office of Cyber, Infrastructure, Risk and Resilience—as Acting Under Secretary for Policy at the U.S. Department of Homeland Security (DHS). Before DHS, he represented the White House as an Associate Counsel to the President and worked for the U.S. House of Representatives in progressively senior legal and policy roles. Earlier in his career, Mr. Glabe practiced in the Washington office of an international law firm, clerked for a federal appellate judge, and served as an intelligence officer in the U.S. Navy Reserve. He is a graduate of Yale Law School and Dartmouth College. We believe that Mr. Glabe’s wide-ranging legal, leadership, and crisis management experience make him a valuable addition to the management team.

Donald J. Trump, Jr., TMTG Director, is an Executive Vice President at The Trump Organization, where he works to expand the company’s real estate, retail, commercial, hotel and golf interests. In addition to new project acquisitions, Mr. Trump actively oversees The Trump Organization’s extensive property portfolio. He is involved in all aspects of the company’s development, from deal evaluation, analysis and pre-development planning to construction, branding, marketing, operations, sales, and leasing. Mr. Trump has spearheaded efforts to further expand the Trump brand globally and is also responsible for all commercial leasing for the Trump Organization—which includes properties such as Trump Tower on Fifth Avenue and 40 Wall Street in downtown Manhattan. In addition to his real estate interests, Mr. Trump is an accomplished and sought-after speaker. He has spoken extensively throughout the United States and around the world and maintains an influential social media presence. He was also featured as an advisor on the highly acclaimed NBC shows “The Apprentice” and the “The Celebrity Apprentice.” Mr. Trump received his bachelor’s degree in Finance and Real Estate from the Wharton School of Finance at the University of Pennsylvania. He brings to the board his extensive business experience and close alignment with TMTG’s mission and values.

Kashyap “Kash” Patel, TMTG Director, previously served as the Chief of Staff at the Department of Defense (DOD), where his responsibilities included implementing the Secretary’s mission leading 3 million plus personnel, operating a $740 billion budget, and managing $2 trillion in assets. Before the Pentagon, Mr. Patel served as Senior Director for Counterterrorism (CT) on the National Security Council (NSC); acting principal deputy at the Office of the Director of National Intelligence (ODNI); and National Security Advisor and Senior Counsel for the U.S. House of Representatives Permanent Select Committee on Intelligence (HPSCI). Prior to HPSCI, Mr. Patel was a career national security prosecutor at the Department of Justice (DOJ) during the Obama administration. At DOJ, he coordinated investigations around the globe and served as a Liaison Officer to Joint Special Operations Command (JSOC). Mr. Patel began his career in 2005 as a public defender, trying scores of complex cases in federal and state courts. He completed his undergraduate studies at the University of Richmond before returning to his native New York to earn his law degree. Mr. Patel brings to the board extensive experience leading complex organizations and advising senior leaders; he is also a passionate advocate for those who have been silenced by Big Tech.

Wesley “Wes” Moss, TMTG Director, is a managing partner of Capital Investment Advisers (CIA), a fee-only investment firm with over $4 billion under management as of the end of 2021. As CIA’s Chief Investment Strategist, he leads a team of financial advisors focused on retirement planning. A passionate financial educator and evangelist, Mr. Moss is the author of three books, including “What The Happiest Retirees Know”; the host of Money Matters, a weekly radio call-in show; a columnist for The Atlanta Journal-Constitution; editor of WesMoss.com; and a guest on cable news channels. Barron’s has named Mr. Moss one of America’s top 1,200 Financial Advisors each year since 2014. In 2019 and 2020, Barron’s also named him a top 100 Independent Financial Advisor in America. He was honored as one of the country’s top 40 investment advisors under 40 by Investment News in 2014. Before joining CIA, Mr. Moss worked for UBS Financial Services in its Atlanta office. He is a Certified Financial Planner and holds a degree in economics from the University of North Carolina, Chapel Hill. Mr. Moss brings to the board a deep financial acumen and experience communicating key messages across multiple domains.

DESCRIPTION OF SECURITIES OF NEW DIGITAL WORLD

The following summary of the material terms of Digital World’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the proposed Amended Charter in its entirety for a complete description of the rights and preferences of Digital World’s securities following the Business Combination. The proposed Amended Charter is described in “The Charter Amendment Proposals,” and the full text of the proposed Amended and Restated Charter is attached as Annex B to this proxy statement/prospectus.

Pursuant to the Digital World Charter, our authorized capital stock consists of 200,000,000 shares of Class A common stock, $0.0001 par value, 10,000,000 shares of Class B common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. Following the Business Combination, pursuant to the Amended Charter, the authorized capital stock of New Digital World will consist of 125,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of the capital stock of New Digital World after the Business Combination. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each Unit had an offering price of $10.00 and consists of one whole share of Class A common stock and one-half of one redeemable Warrant. Each whole Warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in herein. On September 8, 2021, Digital World consummated its IPO of 28,750,000 Units, which included 3,750,000 Units issued pursuant to the full exercise by the underwriters of their over-allotment option. Simultaneously with the closing of the IPO, Digital World completed the private sale of an aggregate of 1,133,484 Placement Units to the Sponsor.

In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or its affiliate or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $30,000,000 of such loans may be convertible into Units (referred to in this registration statement as Working Capital Units) at a price of $10.00 per unit at the option of the lender. The additional Working Capital Units beyond the Working Capital Units underlying the initial $1,500,000 in working capital loans as described in the Digital World’s IPO prospectus will only be issuable upon the approval of Digital Word’s stockholders. Such Working Capital Units would be identical to the Placement Units. The terms of such working capital loans by the Sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. As of May 11, 2022, Digital World had not obtained any working capital loan.

$2,875,000 may be loaned by the Sponsor or its affiliates or designees for each three-month extension (for up to $5,750,000) of the time that we have to consummate a business combination, which amount may be converted into Extension Units, at the price of $10.00 per unit and such units would be identical to the Placement Units.

Upon the closing of the Business Combination the shares of Class A common stock and the Warrants will be separated and the Units will no longer trade or exist.

Common Stock

Upon the Closing, the outstanding shares of Class A common stock, including any shares of Class B common stock that are converted into Digital World Class A common stock in accordance with the Digital World Charter, will be redesignated as common stock, par value $0.0001 per share, of Trump Media & Technology Group Corp. (the new name of Digital World after the Closing), which shares are referred to herein as New Digital World common stock.

It is anticipated that, immediately after the Closing of the Business Combination, New Digital World will have a total of 126,906,905 shares of New Digital World common stock issued and outstanding. The foregoing excludes any outstanding Warrants and assumes that ((i) there are no redemptions of any shares by Digital

World’s public stockholders in connection with the Business Combination, (ii) no awards are issued under the Equity Incentive Plan and (iii) no Working Capital Units or Extension Units are issued. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Digital World’s existing stockholders in the Combined Entity will be different. Upon consummation of the Business Combination, and subject to approval of the Incentive Plan Proposal, TMTG’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, the outstanding TMTG Options and TMTG RSUs granted to TMTG’s executive officers and certain members of the TMTG Board under the TMTG 2022 Plan prior to the Closing of the Business Combination will be assumed and converted to options and RSUs under the Equity Incentive Plan effective as of the Closing the Business Combination.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the Amended Charter or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of New Digital World common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

All of the outstanding Founder Shares, as shares of Class B common stock, will convert into shares of New Digital World common stock at the Closing of the Business Combination. With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the New Digital World common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, or (y) the date on which New Digital World completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

The Amended Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in the Business Combination.

Series A Convertible Preferred Stock

In connection with the PIPE Investment, New Digital World shall designate and issue 1,000,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”). The material terms of the Preferred Stock as set forth in the form of Certificate of Designation of Preferences, Rights and Limitations for the Preferred Stock (the “Certificate of Designation”) are summarized below:

Rank. The Preferred Stock shall rank (i) senior to all of the common stock of the post-combination company (“Pubco”); (ii) senior to any class or series of capital stock of Pubco hereafter created specifically ranking by its terms junior to any Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of Pubco created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of Pubco hereafter created specifically ranking by its terms senior to any Preferred Stock, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of Pubco, whether voluntarily or involuntarily.

Dividends. Except for stock dividends or distributions for which certain adjustments are to be made, the holders of Preferred Stock will be entitled to receive dividends equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock; provided, however, to the extent that any such holder’s right to participate in any such distribution would result in such holder exceeding the Beneficial Ownership Limitation (as defined below), then such holder shall not be entitled to participate in such distribution to such extent (or in the beneficial ownership of any shares of common stock as a result of such distribution to such extent) and the portion of such distribution shall be held in abeyance for the benefit of such holder until such time, if ever, as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitation. No other dividends shall be paid on shares of Preferred Stock.

Liquidation Preference. In the event of a liquidation, dissolution or winding up of Pubco, the holders of the Preferred Stock will be entitled to receive $0.0001 per share of the respective Preferred Stock held and an amount equal to any dividends declared but unpaid thereon, before any payments are made to holders of common stock or any Junior Securities and pari passu with any distribution to the holders of Parity Securities. After such payment to the holders of Preferred Stock, holders of shares of Preferred Stock will be entitled to receive out of the assets of the company the same amount that a holder of common stock would receive if the Preferred Stock were fully converted (without limitations) to common stock which amounts shall be paid pari passu with all holders of common stock.

Conversion. Each share of Preferred Stock may be converted at the holder’s option at any time after issuance into that number of shares of common stock at an initial conversion price of $33.60, which is equal to a 20% discount to DWAC’s volume-weighted average closing price (“VWAP”) for the five consecutive trading days prior to and including December 1, 2021 (subject to adjustments as more fully described below); provided that the number of shares of common stock to be issued pursuant to such conversion does not, when aggregated with all other shares of common stock owned by such holder and its affiliates at such time, result in such holder or any of its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.99% (or, upon election by such holder prior to the issuance of any shares of Preferred Stock, 9.99%) of all of the common stock outstanding at such time (the “Beneficial Ownership Limitation”).

The conversion price shall automatically adjust downward (each, a “Conversion Price Adjustment”) to the greater of: (i) the product of (x) the average of the ten (10) consecutive daily VWAPs over the ten (10) consecutive trading days following the closing date of the TMTG Business Combination (subject to adjustment for splits, stock combinations, reclassification, dividends, and the like) and (y) 60% (i.e., applying a discount of 40%); and (ii) $10.00 (subject to adjustment for splits, stock combinations, reclassification, dividends, and the like). If the formula results in a conversion price over $33.60, there is no downward adjustment.

If the company is unable to include all the shares of common stock issuable upon conversion of the Preferred Stock in the Initial Registration Statement, at the time of filing of each subsequent registration statement, the then current conversion price is subject to downward adjustment based on the formula set forth above, where the 10-day VWAP is measured from the 10-day period following the effective date of the applicable registration statement, so that upon each Conversion Price Adjustment, for so long as a holder still holds any shares of Preferred Stock (including, for the avoidance of doubt, a single share or any fraction of a single share), the Preferred Stock held by such holder shall subsequently be convertible into the number of shares of common stock such that the holder will be entitled to the aggregate number of shares of common stock based on its initial purchase of Preferred Stock pursuant to the SPA convertible at the conversion price then in effect following the applicable Conversion Price Adjustment. There is no further downward adjustment if the new Conversion Price Adjustment is greater than the then current conversion price.

Voting. The Preferred Stock shall have no voting rights, except that as long as any shares of Preferred Stock are outstanding, the company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Warrants

Public Warrants

Each Public Warrant entitles the registered holder to purchase one share of New Digital World common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. The Public Warrants will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of New Digital World common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of New Digital World common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of New Digital World common stock upon exercise of a warrant unless the New Digital World common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are not registering the shares of New Digital World common stock issuable upon exercise of the Public Warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the Closing, we will use our best efforts to file with the SEC a registration statement covering the shares of New Digital World common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of New Digital World common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of New Digital World common stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the New Digital World common stock issuable upon exercise of the warrants is not effective within a specified period following the Closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the

Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the Public Warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•

if, and only if, the reported last sale price of the New Digital World common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the New Digital World common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of New Digital World common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their warrants for that number of shares of New Digital World common stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Digital World common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the New Digital World common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of New Digital World common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Closing. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Placement Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of New Digital World common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of New Digital World common stock is increased by a stock dividend payable in shares of New Digital World common stock, or by a split-up of shares of New Digital World common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of New Digital World common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of New Digital World common stock. A rights offering to holders of New Digital World common stock entitling holders to purchase shares of New Digital World common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of New Digital World common stock equal to the product of (i) the number of shares of New Digital World common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New Digital World common stock) and (ii) one (1) minus the quotient of (x) the price per share of New Digital World common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for New Digital World common stock, in determining the price payable for New Digital World common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of New Digital World common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of New Digital World common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of New Digital World common stock on account of such shares of New Digital World common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of New Digital World common stock in connection with the Closing of the Business Combination, (d) to satisfy the redemption rights of the holders of New Digital World common stock in connection with an Extension Rea stockholder vote to amend the Digital World Charter (i) for an Extension or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New Digital World common stock in respect of such event.

If the number of outstanding shares of our New Digital World common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of New Digital World common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of New Digital World common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of New Digital World common stock.

Whenever the number of shares of New Digital World common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New Digital World common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of New Digital World common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of New Digital World common stock (other than those described above or that solely affects the par value of such shares of New Digital World common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of New Digital World common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our New Digital World common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of New Digital World common stock in such a transaction is payable in the form of New Digital World common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants and the Placement Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Digital World. You should review a copy of the warrant agreement, which has been publicly filed with the SEC and which you can find in the list of exhibits to this registration statement, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of New Digital World common stock and any voting rights until they exercise their warrants and receive shares of New Digital World common stock. After the issuance of shares of New Digital World common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of New Digital World common stock to be issued to the warrantholder.

Placement Warrants

Except as described below, the Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. The Placement Warrants (including the New Digital World common stock issuable upon exercise of the Placement Warrants) are not transferable, assignable or salable until 30 days after the Closing (except, among certain other limited exceptions to our officers and directors and other persons or entities affiliated with the Sponsor) and will be entitled to registration rights, so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Placement Warrants on a cashless basis. If the Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Placement Warrants will be subject to the same terms and conditions as the Public Warrants, and among other matters, be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of New Digital World common stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Digital World common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the New Digital World common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the Closing of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to the Closing. The payment of any cash dividends subsequent to the Closing will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Amended and Restated Certificate of Incorporation

The Digital World Charter contains certain requirements and restrictions relating to our Initial Public Offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of our common stock. Specifically, the Digital World Charter provides, among other things, that:

•

If we are unable to complete our initial business combination within 12 months from the closing of our Initial Public Offering (or up to 18 months from the consummation of our Initial Public Offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes or for working capital purposes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•

Prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to: (i) receive funds from the Trust Account; (ii) vote on any initial business combination; or (iii) vote on matters related to our pre-initial business combination activity;

•

Although we do not intend to enter into a business combination with a target business that is affiliated with our Sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such a business combination is fair to our company from a financial point of view;

•

If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the Trust Account (excluding the deferred underwriting commissions and interest income earned on the Trust Account that is released to us to pay taxes or for working capital purposes) at the time of the agreement to enter into the initial business combination;

•

Our Sponsor may extend the period of time to consummate a business combination extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our Sponsor or its affiliates or designees, upon five business days advance notice prior to the applicable deadline, must deposit into the Trust Account $2,875,000 ($0.10 per unit in either case) on or prior to the date of the applicable deadline, for each three-month extension; our stockholders will not be entitled to vote or redeem their shares in connection with any such extension; if we complete our initial business combination, we would repay such loaned amounts either out of the proceeds of the Trust Account released to us or, at the lender’s option, convert a portion or all of the total loan amount into Extension Units at a price of $10.00 per unit, which units will be identical to the Placement Units;

•

If our stockholders approve an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of our Initial Public Offering (or up to 18 months from the consummation of our Initial Public Offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares; and

•	We will not complete our initial business combination with another blank check company or a similar company with nominal operations.

In addition, the Digital World Charter provides that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

New Digital World will opt out of Section 203 of the DGCL. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (i.e. a stockholder owning 15% or more of company’s voting stock) for three years following the time that the “interested stockholder” becomes such, subject to certain exceptions.

The Digital World Charter provides that our board of directors are classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

The Digital World Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Notwithstanding the Digital World Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, (i) the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by Written Consent

Subsequent to the consummation of the IPO, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B common stock.

Classified Board of Directors

Our board of directors are divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The Digital World Charter provides that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Class B Common Stock Consent Right

For so long as any shares of Class B common stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock were present and voted. All of the Class B common stock will convert upon consummation of the Business Combination.

Registration Rights

The holders of the Founder Shares, Placement Units, Working Capital Units and Extension Units (and any securities underlying the Placement Units, Working Capital Units and Extension Units) are entitled to registration rights pursuant to the registration rights agreement that was signed at the time of the Digital World IPO, requiring us to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

Our Units, Class A common stock and Warrants are currently listed on Nasdaq under the symbols “DWACU,” “DWAC” and “DWACW,” respectively. It is currently expected that after the Closing, our New Digital World common stock and Public Warrants will be listed on Nasdaq under the symbols “TMTG” and “TMTGW,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Class A common stock (or after the Closing, New Digital World common stock) then outstanding; or

•

the average weekly reported trading volume of the Class A common stock (or after the Closing, New Digital World common stock) then during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Initial Stockholders will be able to sell their Founder Shares and Placement Units, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

COMPARISON OF STOCKHOLDER RIGHTS

Both Digital World and TMTG are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are currently, and will continue to be, governed by the DGCL. If the Business Combination is completed, TMTG securityholders will become stockholders of Digital World, and their rights will be governed by the DGCL, the Amended Charter attached to this proxy statement/prospectus as Annex B, and the bylaws of New Digital World attached to this proxy statement/prospectus as an exhibit.

The table below summarizes the material differences between the current rights of TMTG securityholders under the TMTG certificate of incorporation and bylaws and the rights of Digital World stockholders, post-Closing, under the Amended Charter and bylaws, each as amended, as applicable, and as in effect immediately following the Business Combination.

While Digital World and TMTG believe that the summary tables cover the material differences between the rights of their respective stockholders prior to the Business Combination and the rights of Digital World stockholders following the Business Combination, these summary tables may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of Digital World or TMTG before the Business Combination and being a stockholder of Digital World after the Business Combination. Digital World has attached as Annex B to this proxy statement/prospectus a copy of the proposed Amended Charter, and attached as Exhibit F to Annex A, to this proxy statement/prospectus a copy of the form of New Digital World bylaws, and will send copies of the documents referred to in this proxy statement/prospectus to you upon your request. See the section titled “Where You Can Find More Information” in this proxy statement/prospectus.

Current Digital World Rights Versus New Digital World Rights Post-Merger

Provision	Digital World Acquisition Corp. (Pre-Merger)	New Digital World (Post-Closing)
Authorized Capital Stock	Digital World is authorized to issue 211,000,000 shares, consisting of (a) 210,000,000 shares of Digital World common stock, including (i) 200,000,000 shares of Digital World Class A common stock, and (ii) 10,000,000 shares of Digital World Class B common stock, and (b) 1,000,000 shares of preferred stock. As of the date of this proxy statement/prospectus, no shares of preferred stock are outstanding.

New Digital World will be authorized to issue          shares of capital stock, consisting of (a)          shares of common stock and (b)          shares of preferred stock.

Upon consummation of the Business Combination and assuming no Digital World Class A common stock are redeemed and full conversion of the Preferred Stock at the initial conversion price, we expect there will be approximately outstanding shares of New Digital World common stock.

Number of Directors	The Digital World Charter provides that the number of directors of Digital World, other than those who may be elected by the holders of one or more series of the preferred stock voting separately by class or series, shall be fixed from time to time exclusively by the Digital World Board pursuant to a resolution adopted by a majority of the Digital World Board.	The number of directors of New Digital World shall initially be seven (7). The precise number of directors shall be fixed by the New Digital World board of directors pursuant to a resolution adopted by the New Digital World board of directors.

Classification of the Board of Directors	Subject to the special rights of the holders of any series of preferred stock to elect directors, the Digital World Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Digital World Board is authorized to assign members of the board already in office to Class I, Class II or Class III. At each succeeding annual meeting of the stockholders of Digital World, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.	Following the Business Combination, New Digital World will have a classified board of directors, with three classes of directors. Class I will initially serve a one year term, Class II will initially serve a two year term, and Class III will initially serve a three year term. All classes will serve 3 year terms following their initial term.

Appointment of Directors

The Digital World Charter requires that the directors be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors; provided, that prior to the closing of the initial business combination, the holders of Class B common stock shall have the exclusive right to elect and remove any director, and the holders of Class A common stock shall have no right to vote on the election or removal of any director.

In addition, except as otherwise required by law, whenever the holders of one or more series of the preferred stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the preferred stock as set forth in the Digital World Charter (including any preferred stock designation) and such directors shall not be included in any of the classes described above unless expressly provided by such terms.

At New Digital World’s annual meeting, the stockholders elect directors each of whom shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation, death or removal.

At stockholder meetings for the election of directors, the vote required for election of a director shall be by a plurality of the votes cast by stockholders entitled to vote in the election in favor or against the election of a nominee.

Removal of Directors	The Digital World Charter provides that any and all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of Digital World entitled to vote generally in election of directors, voting together as a single class; provided, that prior to the closing of the initial business combination, the holders of Class B common stock shall have the exclusive right to elect and remove any director, and the holders of Class A common stock shall have no right to vote on the election or removal of any director.	Any director or the entire board may be removed from office, only for cause, by the affirmative vote of the holders of 2/3 of the voting power of all then outstanding shares of New Digital World entitled to vote for the election of directors.

Vacancies on the Board of Directors	Newly created directorships resulting from an increase in the number of directors and any vacancies on the Digital World Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.	Any newly created directorship on the New Digital World board that results from an increase in the number of directors and any vacancies on the board are filled exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the New Digital World board. Any director so chosen will hold office until his or her successor has been elected and qualified.

Special Meeting of the Board of Directors	The current bylaws provide that special meetings of the Digital World Board (a) may be called by the chairman of the Digital World Board or President and (b) shall be called by the chairman of the	Special meetings of the New Digital World board may be called by the chairman of the board, President, or on the written request of at least a majority of directors then in office.

Digital World Board, president or secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request.

Special Meeting of the Stockholders	The current charter and bylaws provide that, subject to the rights of the holders of any outstanding series of the preferred stock of Digital World and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the chairman of the Digital World Board, chief executive officer, or the Digital World Board pursuant to a resolution adopted by a majority of the Digital World Board, and may not be called by any other person.	Special meetings of the stockholders of New Digital World may be called only by the affirmative vote of a majority of the directors then in office.

Voting	The Digital World Charter provides that holders of Digital World Class A common stock and holders of Digital World Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Each share of common stock will have one vote on all such matters. However, the holders of the shares of Digital World Class B common stock have the right to elect all of the directors prior to the Business Combination. Except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the charter of Digital World that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred	Except as otherwise required by law or the charter of New Digital World, holders of common stock are entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders are generally entitled to vote; provided, that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the charter of New Digital World that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together with the holders of one or more other such series of preferred stock, to vote thereon pursuant to the charter of New Digital World or the DGCL.

stock are entitled exclusively, either separately or together with the holders of one or more other such series of preferred stock, to vote thereon pursuant to the charter of Digital World or the DGCL.

Cumulative Voting	The Digital World Charter does not authorize cumulative voting.	The charter of New Digital World does not authorize cumulative voting.

Stockholder Action by Written Consent	The Digital World Charter provides that, except as may be otherwise provided for or fixed pursuant to the current certificate of incorporation (including any preferred stock designation) relating to the rights of the holders of any outstanding series of preferred stock, subsequent to the consummation of the Digital World IPO, any action required or permitted to be taken by the stockholders of Digital World must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock with respect to which action may be taken by written consent.	Any action required or permitted to be taken by the stockholders of New Digital World at any annual or special meeting of the stockholders may be effected only at a duly called annual or special meeting of stockholders of New Digital World and may not be effected by any consent in writing by such stockholders.

Declaration and Payment of Dividends	Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock and the business combination requirement provisions of the Digital World Charter, the holders of shares of Digital World common stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of Digital World) when, as and if declared thereon by Digital World Board from time to time out of any assets or funds of Digital World legally available	The board of directors of New Digital World may from time to time declare, and New Digital World may pay, dividends on New Digital World’s outstanding shares of capital stock, subject to applicable law and New Digital World’s charter.

therefor and shall share equally on a per share basis in such dividends and distributions.

Limitation of Liability of Directors and Officers	The Digital World Charter provides that a director of Digital World shall not be personally liable to Digital World or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to Digital World or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors.

The DGCL permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of the duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

The charter of New Digital World will provide that, to the fullest extent provided by law, no director will be personally liable to New Digital World or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the Director’s duty of loyalty to New Digital World or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit.

Indemnification of Directors, Officers	The Digital World Charter provides that Digital World’s officers and directors will be indemnified by Digital World to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended.

The DGCL generally permits a corporation to indemnify its directors and officers acting in good faith. Under the DGCL, the corporation through its stockholders, directors or independent legal counsel, will determine that the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity.

The bylaws of New Digital World will provide that New Digital World will indemnify each director and officer to the fullest extent permitted by applicable law.

Interested Directors	To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to Digital World or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of Digital World Charter or in the future, and Digital World renounces any expectancy that any of the directors or officers of Digital World will offer any such corporate opportunity of which he or she may become aware to Digital World, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of Digital World with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of Digital World and (i) such opportunity is one Digital World is legally and contractually permitted to undertake and would otherwise be reasonable for Digital World to pursue and (ii) the director or officer is permitted to refer that opportunity to Digital World without violating any legal obligation.	To the fullest extent permitted by law, New Digital World renounces any interest or expectancy that any of the New Digital World directors will offer any opportunity in which he or she may become aware to New Digital World, except with respect to any of the directors of New Digital World with respect to a opportunity that was offered to such person expressly and solely in his or her capacity as a director of New Digital World.

Inspection of Books and Records	The current bylaws provides that Digital World may treat the registered stockholders as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of Digital World, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of	Under the DGCL, any stockholder or beneficial owner has the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from the corporation’s stock ledger, list of stockholders and its other books and records for a proper purpose during the usual hours for business. The bylaws of New Digital World will permit New Digital World’s books and records to be kept within or outside Delaware shall be kept at the principal office of New Digital

	beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of Digital World.	World, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the board.

Choice of Forum

The Digital World Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction.

The Digital World Charter further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Digital World Charter provides that the exclusive forum provision will be applicable to the fullest

The charter of New Digital World generally designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on behalf of New Digital World, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee of New Digital World to New Digital World or New Digital World’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the charter or bylaws (including the interpretation, validity or enforceability thereof), or (iv) any action asserting a claim governed by the internal affairs doctrine. Unless New Digital World consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Quorum

Board of directors.    A majority of the Digital World Board shall constitute a quorum for the transaction of business at any meeting of the Digital World Board.

Stockholders.    The presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of Digital World representing a majority of the voting power of all outstanding shares of capital stock of Digital World entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

Board of directors. A majority of the New Digital World board of directors constitutes a quorum at any meeting of the New Digital World board of directors.

Stockholders. The presence, in person or proxy, at a stockholder’s meetings of the holders of shares entitled to vote a majority of the voting power of all outstanding shares of capital stock entitled to vote at such meeting constitutes a quorum.

Amendment to Certificate of Incorporation

The Digital World Charter requires a separate or specific vote for:

•  Amendments that relate solely to the terms of one or more outstanding series of preferred stock, or another series of common stock, if

Under Delaware law, an amendment to a charter generally requires the approval of the New Digital World board of directors and a majority of the combined voting power of the then-

the holders thereof are entitled to a separate vote;

•  Amendments that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Digital World Class B common stock, which require a separate class vote;

•  Amendments to the provisions of the current certificate of incorporation related to the requirements for Digital World’s initial business combination, redemption rights, distributions from the Trust Account, certain share issuances, which prior to the consummation of Digital World’s initial business combination require the affirmative vote of holders of at least sixty-five percent (65%) of all then outstanding shares of the Digital World common stock; and

•  Amendments to the provisions of the current Digital World Charter related to the election and removal of directors, which require a resolution passed by holders of at least ninety (90%) of the outstanding common stock entitled to vote thereon.

outstanding shares of voting stock, voting together as a single class.

Except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the charter of New Digital World that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together with the holders of one or more other such series of preferred stock, to vote thereon pursuant to the charter of New Digital World.

Amendment to Bylaws	The current bylaws provide that the Digital World Board shall have the power to adopt, amend, alter or repeal the current bylaws. The affirmative vote of a majority of the Digital World Board shall be required to adopt, amend, alter or repeal the current bylaws. The current bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in	The New Digital World board of directors will be expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of New Digital World. The bylaws may also be amended, repealed or added to by the New Digital World stockholders representing at least 2/3 of the voting power of all of the then- outstanding shares of capital stock of New Digital World, however,

addition to any vote of the holders of any class or series of capital stock of Digital World required by applicable law or the current Digital World Charter, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of Digital World entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the current bylaws.	that if the board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of Digital World common stock as of the Record Date (pre-Business Combination) and the currently expected ownership of shares of New Digital World common stock upon the closing of the Business Combination by:

•

each person known by Digital World to be the beneficial owner of more than 5% of Digital World common stock as of the Record Date (pre-Business Combination) or of shares of New Digital World common stock upon the closing of the Business Combination;

•	each of Digital World’s current executive officers and directors;

•	each person who will become an executive officer or director of the Combined Entity upon the closing of the Business Combination; and

•	all executive officers and directors of the Combined Entity as a group upon the closing of the Business Combination,

excluding any outstanding Digital World Warrants and assuming that:

(a) (1) none of the holders of public shares of Class A common stock exercises their redemption rights, (2) there is no exercise at the closing of the Business Combination of the Digital World Warrants at an exercise price of $11.50 per share, which warrants are not exercisable until the later of 12 months from the closing of the Digital World IPO and the completion of the Business Combination, (3) none of the parties set forth below purchase shares of Digital World Class A common stock in the open market, (4) there are no other issuances of equity interests of the Company prior to or in connection with the closing of the Business Combination, and (5) no awards are issued under the new equity incentive plan to be adopted by Digital World in connection with the Business Combination (“Scenario A”) and alternatively that

(b) (1) the maximum number of the holders of public shares of Class A common stock exercise their redemption rights (representing redemption of shares of 30,027,234 Digital World Class A common stock, for aggregate payment of approximately $306.3 million from the Trust Account (based on an assumed redemption price of approximately $10.20 per share)), (2) there is no exercise at the closing of the Business Combination of the Digital World warrants at an exercise price of $11.50 per share, which warrants are not exercisable until the later of 12 months from the closing of the Digital World IPO and the completion of the Business Combination, (3) none of the parties set forth below purchase shares of Digital World Class A common stock in the open market, (4) there are no other issuances of equity interests of the Company prior to or in connection with the closing of the Business Combination, and (5) no awards are issued under the new equity incentive plan to be adopted by Digital World in connection with the Business Combination (“Scenario B”).

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of shares of Digital World common stock pre-Business Combination is based on 37,214,734 issued and outstanding shares of Digital World common stock as of the Record Date, consisting of 30,027,234 shares of Class A common stock and 7,187,500 shares of Class B common stock. The beneficial ownership of shares of New Digital World common stock upon the closing of the Business Combination, making the assumptions with respect to Scenario A as described above, is based on 126,906,805 shares of common stock, of which 88,948,023 shares of New Digital World common stock will be issued to TMTG’s securityholders, 30,027,234 shares will be held by the public stockholders, and 7,931,548 shares of common stock will be held by the Sponsor. The beneficial ownership of shares of New Digital World common stock upon the closing of the Business Combination, making the assumptions with respect to Scenario B as described above, is based on 98,156,805 shares of common stock, of which 88,948,023 shares of New Digital World common stock will be issued to TMTG’s securityholders, 1,277,234 shares will be held by the public stockholders, and 7,931,548 shares will be held by the Sponsor. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Digital World’s existing stockholders in the Combined Entity will be different.

Unless otherwise indicated, Digital World believes that all persons named in the table have sole voting and investment power with respect to all Digital World common stock beneficially owned by them.

Pre-Business Combination Beneficial Ownership Table

	Class A Common Stock		Class B Common Stock(2)

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class	Approximate Percentage of Outstanding Common Stock
Patrick Orlando(3)	1,133,484	3.8%	5,490,000	76.0%	17.8%
Luis Orleans-Braganza	—	—	10,000	*	*
Lee Jacobson	—	—	7,500	*	*
Bruce J. Garelick	—	—	7,500	*	*
Justin Shaner	—	—	7,500	*	*
Eric Swider	—	—	7,500	*	*
Rodrigo Veloso	—	—	7,500	*	*
All directors and executive officers as a group (7 individuals)	1,133,484	3.8%	5,537,500	77.0%	17.9%

Other 5% Stockholders
ARC Global Investments II LLC (the Sponsor)(3)	1,133,484	3.8%	5,490,000	76.0%	17.8%

*	Less than 1%
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Digital World Acquisition Corp., 78 SW 7th Street, Miami, Florida 33130.
(2)

Interests shown consist solely of Founder Shares, classified as shares of Class B common stock. Such shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment.

(3)

ARC Global Investments II LLC, the Sponsor, is the record holder of the securities reported herein. Patrick Orlando, our Chairman and Chief Executive Officer, is the managing member of the Sponsor. By virtue of this relationship, Mr. Orlando may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Mr. Orlando disclaims any such beneficial ownership except to the extent of his pecuniary interest.

The table above includes Class A common stock as part of the Placement Units, but does not include the Class A common stock underlying Warrants.

Post-Business Combination Beneficial Ownership Table

Combined Entity Post-Business Combination
	Digital World Pre-Business Combination		(assuming no redemptions by Digital World stockholders)(1)		(assuming maximum redemptions by Digital World stockholders)(2)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares
Directors and Executive Officers Post-Business Combination
President Donald J. Trump
Devin G. Nunes
Phillip Juhan
William (B.J.) Lawson Jr. MD
Andrew Northwall

Five Percent Holders:

*	less than 1%
(1)	Assumes that no shares of Digital World Class A common stock are redeemed and 100% participation by TMTG securityholders.
(2)

Assumes additional redemption of                  shares of Digital World Class A common stock, for aggregate payment of approximately $             from the Trust Account (based on an assumed redemption price of approximately $10.20 per share). The maximum redemption amount is derived so that there is a minimum net tangible asset value of $5,000,001 immediately prior to or upon the consummation of the Business Combination, after giving effect to the payments to redeeming stockholders. Percentages are based on 98,156,805 shares of New Digital World common stock outstanding following the consummation of the Business Combination.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The following persons are expected to be elected or appointed to serve as executive officers, key employees and directors following the Business Combination.

Name	Age	Position(s)
President Donald J. Trump	75	Chairman of the Board (2)
Devin G. Nunes	48	Chief Executive Officer
Phillip Juhan	47	Chief Financial Officer
William (B.J.) Lawson Jr. MD	48	Chief Technology Officer
Andrew Northwall	35	Chief Operating Officer
Vladimir Novachki	33	Chief Information Officer
Scott Glabe	38	General Counsel
		Director (1)
		Director (1)
		Independent Director (2)
		Independent Director (2)
		Independent Director (2)

(1)	Digital World Designee
(2)	TMTG Designee

Information regarding the executive officers, key employees, and directors following the Business Combination is set forth below:

Executive Officers

President Donald J. Trump, TMTG’s Chairman and Director, served as the 45th president of the United States from 2017 to 2021 after defeating more than a dozen seasoned opponents during the 2016 primaries to win the Republican nomination for the presidency. President Trump’s campaign was notable for his innovative use of social media, and he was named Time Magazine’s Person of the Year for 2016. As the nation’s chief executive, President Trump — among many other accomplishments — spearheaded a major tax reform bill; nominated three Supreme Court Justices who were confirmed by the Senate; established the sixth branch of the US Armed Forces; and signed into law the First Step Act, which addressed mass incarceration at the federal level and passed with overwhelming bipartisan support in Congress. Through his pro-American policies on trade, taxes, energy, regulation, immigration, and healthcare, President Trump ushered in a period of unprecedented economic growth, job creation, soaring wages, and booming incomes. By restoring America’s prestige and advancing a policy of principled realism, President Trump forged historic peace agreements in the Middle East, withdrew troops from endless conflicts, confronted oppressive communist and socialist regimes, advanced stability around the world, and strengthened the North Atlantic Treaty Organization and other international alliances and partnerships by getting other nations to contribute their fair share. President Trump earlier served as president of the Trump Organization. Under President Trump’s leadership, the Trump Organization was involved in a myriad of projects both in the United States and abroad, including hotels, resorts, residential and commercial buildings, casinos, and golf courses. In 2007, President Trump was awarded a star on the Hollywood Walk of Fame to honor his work as a Miss Universe pageant producer while co-owner of the Miss Universe Organization. In 2004, ‘The Apprentice’ debuted on network television, co-produced by and starring President Trump, and ran for fourteen seasons. President Trump graduated from the Wharton School of the University of Pennsylvania in 1968 with a B.S. degree in economics. As a result of his vast business experience and his former role as president of the United States, President Trump embodies an iconic brand and brings invaluable entrepreneurial and leadership skills to our board.

Devin G. Nunes, TMTG’s Chief Executive Officer and a Director, previously served in the U.S. House of Representatives for nearly two decades. He was the Republican leader and former Chairman of the House Permanent Select Committee on Intelligence, a senior Republican on the Ways and Means Committee, and the Republican leader of the Ways and Means Health Subcommittee. Mr. Nunes was a vital contributor to the 2017 tax system overhaul, authoring a key provision to allow same-year expensing of all business investments for entrepreneurs and businesses. He also championed telemedicine to improve healthcare in underserved, rural areas. In his role on the Intelligence Committee, Mr. Nunes spent extensive time overseas working with U.S. military personnel, Central Intelligence Agency (CIA) officials, and world leaders while promoting freedom and democratic values around the globe. During his time in Congress, many regarded Mr. Nunes as the House of Representatives’ preeminent investigator of government malfeasance and corruption; he was awarded the Presidential Medal of Freedom, America’s highest civilian honor, in 2021. Mr. Nunes graduated from Cal Poly San Luis Obispo, where he received a bachelor’s degree in agricultural business and a master’s degree in agriculture. He is the author of “Restoring the Republic” and “Countdown to Socialism,” and was an early and prominent critic of Big Tech censorship. Mr. Nunes’s leadership experience, familiarity with public scrutiny, and media savvy add unique and significant value to both the Company and our board.

Phillip Juhan, TMTG’s Chief Financial Officer, has over 20 years of progressive experience in both finance and entrepreneurial leadership roles. From March 2020 until July 2021, Mr. Juhan served as the Chief Financial Officer of Town Sports International Holdings, Inc., a public company listed on the Nasdaq (CLUBQ) which owned and operated fitness clubs in the Northeast and mid-Atlantic regions of the United States, as well as in California, Florida, Puerto Rico, and Switzerland. During this time, Mr. Juhan led an organizational restructuring by optimizing the company’s portfolio of assets and recapitalizing the balance sheet, raising $100 million of fresh capital to position the company for a post-pandemic recovery. From August 2018 until his appointment as CFO, Mr. Juhan was Vice President of Business Operations for Town Sports. From 2014 to 2018, Mr. Juhan was as an officer of B.L.K., Inc., a restaurant operating company. From 2002 to 2014, Mr. Juhan worked in the Investment Banking Divisions of Prudential Financial and the Bank of Montreal, where he led consumer focused research within the Financial Services (Real Estate, Gaming and Lodging) and Consumer (Broadlines Retail and Restaurants) sectors. Mr. Juhan attended the US Air Force Academy where he earned the Western Athletic Conference Scholar Athlete Award while playing football for the Falcons. In 1998, he graduated magna cum laude from The Georgia Institute of Technology, earning a Bachelor of Science in Management with a concentration in Finance. TMTG believes that Mr. Juhan’s vast experience in evaluating business operations, financial results, valuations, and strategic alternatives for companies across a diverse group of industries makes him a valuable member of our management team.

William (B.J.) Lawson, TMTG’s Chief Technology Officer, is an experienced technologist and entrepreneur. He previously supported the TruthSocial launch as CTO of a global internet infrastructure company committed to American principles online. He has over twenty years’ experience developing mobile applications, as well as scaling databases and web applications. Mr. Lawson received his engineering and medical degrees from Duke University and began training as a neurosurgeon before entering the business world. He subsequently served as a founder of MercuryMD, Inc., which was dedicated to making patient information accessible to clinicians on mobile devices at the point of care and was acquired by Thomson Corporation in 2006. Mr. Lawson oversees all aspects of infrastructure, systems, and product development for TMTG, and brings to TMTG a distinguished track record growing technology-focused startups.

Andrew Northwall, TMTG’s Chief Operating Officer, is a successful entrepreneur with over fifteen years’ experience building and maintaining high-availability web applications and technologies for government affairs and political organizations. He previously served as Chief Architect at Parler, a free-speech-focused social networking service, to help restore Parler to functionality after it was cut off from the Internet by a consortium of Big Tech companies. Mr. Northwall also worked extensively with successful political campaigns, government entities, and non-profits as a senior leader of EZPolitix, Northwall Strategies, and NorthStar Campaign Systems. Mr. Northwall graduated from the University of Nebraska at Omaha in 2009 with a Bachelor of Arts degree in Political Science. He oversees general business operations and work with TMTG’s technologists to successfully develop and maintain products. We believe Mr. Northwall’s political, entrepreneurial, and operational experience will add value to our company.

Key Employees

Vladimir Novachki, TMTG’s Chief Information Officer, is a technology entrepreneur with more than a decade of experience engineering software and developing high-performance, scalable web applications that can handle a large volume of real-time users. Mr. Novachki has also served as the Chief Technology Officer at Cosmic Development, a Canadian IT support services company. His responsibilities at Cosmic have included direct involvement in the implementation of solutions for large enterprises—including Little Things, AFV, and TMTG’s partner Rumble. In 2010, Mr. Novachki created the mobile application MKD Denar. Mr. Novachki holds a Bachelor in Computer Science and Engineering degree from the Faculty of Electrical Engineering and Information Technologies in Skopje. Thereafter, he graduated with a Master’s in Software Engineering degree from the Faculty of Computer Science and Engineering in Skopje in. Mr. Novachki brings impressive breadth, depth, and expertise in the technology sector to our management team and we believe his creativity and ingenuity will be critical to successfully implementing the company’s vision.

Scott Glabe, TMTG’s General Counsel, is a seasoned attorney and counselor. He was most recently a Partner at an Am Law 100 firm, where his practice focused on investigations and compliance. Mr. Glabe previously led a 200-person team—including members of the Office of Cyber, Infrastructure, Risk and Resilience—as Acting Under Secretary for Policy at the U.S. Department of Homeland Security (DHS). Before DHS, he represented the White House as an Associate Counsel to the President and worked for the U.S. House of Representatives in progressively senior legal and policy roles. Earlier in his career, Mr. Glabe practiced in the Washington office of an international law firm, clerked for a federal appellate judge, and served as an intelligence officer in the U.S. Navy Reserve. He is a graduate of Yale Law School and Dartmouth College. We believe that Mr. Glabe’s wide-ranging legal, leadership, and crisis management experience make him a valuable addition to the management team.

Board of Directors

The Combined Entity’s board of directors, upon the closing of the Business Combination, will consist of seven members, including TMTG’s President and Chief Executive Officer. In accordance with the Amended Charter to be filed, immediately after the consummation of the Business Combination, the board of directors of New Digital World will be divided into three classes, Classes I, II and III, each to serve a three year term, except for the initial term after the Closing, for which the Class I directors will be up for reelection at the first annual meeting of stockholders occurring after the Closing, and for which the Class II directors will be up for reelection at the second annual meeting of stockholders occurring after the Closing. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. Directors will not be able to be removed during their term except for cause, and then only by the affirmative vote of only by the affirmative vote of the holders of not less than two thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of directors. The directors will be divided among the three classes as follows:

•	the Class I directors will be and , and their terms will expire at the annual meeting of stockholders to be held in 2023;

•	the Class II directors will be and , and their terms will expire at the annual meeting of stockholders to be held in 2024; and

•	the Class III directors will be , and , and their terms will expire at the annual meeting of stockholders to be held in 2025.

The Combined Entity expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors and of certain board committees. Following the Business Combination, the Combined Entity’s board of directors will review the composition of the board and committees of the Combined Entity and the independence of each director.

Committees of the Board of Directors

The Combined Entity’s board of directors will have the authority to appoint committees to perform certain management and administration functions. Digital World’s current board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors. Following the Closing, the charters for each of these committees will be available on the Combined Entity’s website.

Audit Committee

The audit committee of the board of directors of the Combined Entity is expected to consist of         ,          and         . Digital World Board has determined each proposed member is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of the audit committee is expected to be         .          also qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Combined Entity’s financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing policies on risk assessment and risk management;

•	reviewing related party transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Combined Entity’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee of the Combined Entity’s board of directors is expected to consist of     ,         and          Digital World Board has determined each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is expected to be         . The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee will include:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to the Combined Entity’s Chief Executive Officer’s compensation, evaluating the Combined Entity’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Combined Entity’s Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of the Combined Entity’s other executive officers;

•	reviewing and recommending to the Combined Entity’s board of directors the compensation of the Combined Entity’s directors;

•	reviewing the Combined Entity’s executive compensation policies and plans;

•

reviewing and approving, or recommending that the Combined Entity’s board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for the Combined Entity’s executive officers and other senior management, as appropriate;

•	administering the Combined Entity’s incentive compensation equity-based incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

•	assisting management in complying with the Combined Entity’s proxy statement and annual report disclosure requirements;

•	if required, producing a report on executive compensation to be included in the Combined Entity’s annual proxy statement;

•	reviewing and establishing general policies relating to compensation and benefits of the Combined Entity’s employees; and

•	reviewing the Combined Entity’s overall compensation philosophy.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the Combined Entity’s board of directors is expected to consist of         ,          and         . Digital World Board has determined each proposed member is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is expected to be         .

Specific responsibilities of the nominating and corporate governance committee include:

•	identifying, evaluating and selecting, or recommending that the Combined Entity’s board of directors approve, nominees for election to the Combined Entity’s board of directors;

•	evaluating the performance of the Combined Entity’s board of directors and of individual directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of the Combined Entity’s corporate governance practices and reporting;

•	reviewing management succession plans; and

•	developing and making recommendations to the Combined Entity’s board of directors regarding corporate governance guidelines and matters.

Code of Business Conduct and Ethics

The Combined Entity will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. Following the Closing, the Code of Business Conduct and Ethics will be available on the Combined Entity’s website at https://tmgcorp.com Information contained on or accessible through such website is not a part of this proxy statement/ prospectus, and the inclusion of the website address in this proxy statement/prospectus is an inactive textual reference only. The Combined Entity intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

Compensation Committee Interlocks and Insider Participation

No member of Combined Entity’s compensation committee has ever been an officer or employee of either company. None of Combined Entity’s expected executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.

EXECUTIVE AND DIRECTOR COMPENSATION OF TMTG

Unless the context otherwise requires, any reference in this section of this proxy statement/prospectus to “TMTG,” “we,” “us” or “our” refers to Trump Media & Technology Group Corp. prior to the consummation of the Business Combination and to the Combined Entity and its consolidated subsidiaries following the Business Combination. As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies” and “smaller reporting companies” as such terms are defined in the Securities Act and the Exchange Act, and the rules promulgated thereunder.

Summary Compensation Table

The following table presents information regarding the compensation of TMTG’s executive officers for services rendered during the fiscal year ended December 31, 2021 (the “2021 Fiscal Year”):

Name	Title	Base Salary
Phillip Juhan	Chief Financial Officer	$145,455	(1)
Andrew Northwall	Chief Operating Officer	$12,674	(2)

(1)

Represents base salary for the period from July 7, 2021 through December 31, 2021. Prior to July 7, 2021, Mr. Juhan was not compensated by TMTG. Mr. Juhan’s services as Chief Financial Officer commenced on July 7, 2021, and as a result, his salary was prorated based on an annual salary of $300,000.

(2)

Represents base salary for the period from December 20, 2021 through December 31, 2021. Prior to December 20, 2021, Mr. Northwall was not compensated by TMTG. Mr. Northwall’s services as Chief Operating Officer commenced on December 20, 2021, and as a result, his salary was prorated based on an annual salary of $365,000.

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage the business of TMTG and execute its business strategies. The base salary for TMTG’s executive officers was established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure, and other factors deemed relevant.

Employment Agreements

TMTG currently has the following Employment Agreements in place with its executive officers:

Devin Nunes

On December 6, 2021, TMTG entered into the executive employment agreement with Devin Nunes to be effective as of January 2, 2022, pursuant to which Mr. Nunes serves as the Chief Executive Officer of TMTG. The executive employment agreement provides for an annual base salary of $750,000 (subject to increase to $1,000,000 effective as of the second anniversary of the employment start date), with an eligibility to participate in the annual bonus plan, if any, and an initial incentive equity grant of 145,000 Restricted Stock Units (“RSUs”) of TMTG’s Common Stock that will vest over two years, as more fully described in the employment agreement, and other customary benefits. The executive employment agreement also provides for severance in the event of a termination by the Company without cause or by Mr. Nunes for good reason of accrued obligations plus an amount equal to six (6) months of base salary.

Quantification of Potential Payments and Benefits to the Executive Officer of TMTG in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the executive officer of TMTG that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

Name	Cash ($)	Equity ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursements ($)	Other ($)		Total ($)
Devin Nunes	—	—	—	—	—	$750,000	(1)	$750,000

(1)	Represents the annual base salary to be paid pursuant to the employment agreement (subject to increase to $1,000,000 effective as of the second anniversary of the employment start date).

Phillip Juhan

On August 6, 2021, TMTG entered into the executive employment agreement (as amended) with Phillip Juhan to be effective as of July 7, 2021, pursuant to which Mr. Juhan serves as the Chief Financial Officer of TMTG. The executive employment agreement (as amended) provides for an annual base salary of $300,000 (to be increased to $325,000 and $350,000 upon first and second anniversary of July 7, 2021 respectively), with an eligibility to participate in the annual bonus plan, if any, and an initial incentive equity grant of 520,000 RSUs of TMTG’s Common Stock that will vest over two years, as more fully described in the employment agreement (as amended), and other customary benefits. The executive employment agreement also provides for severance in the event of a termination by the Company without cause or by Mr. Juhan for good reason of accrued obligations plus an amount equal to six (6) months of base salary.

Quantification of Potential Payments and Benefits to the Executive Officer of TMTG in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the executive officer of TMTG that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

Name	Cash ($)	Equity ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursements ($)	Other ($)		Total ($)
Phillip Juhan	—	—	—	—	—	$300,000	(1)	$300,000

(1)	Represents the annual base salary to be paid pursuant to the employment agreement (to be increased to $325,000 and $350,000 upon first and second anniversary of July 7, 2021 respectively).

Andrew Northwall

On December 17, 2021, TMTG entered into the Executive Employment Agreement with Andrew Northwall to be effective as of December 20, 2021, pursuant to which Mr. Northwall serves as the Chief Operating Officer of TMTG. The executive employment agreement provides for an annual base salary of $365,000, with an eligibility to participate in the annual bonus plan, if any, and an initial incentive equity grant of 50,000 Restricted Stock Units (“RSUs”) of TMTG’s Common Stock that will vest over two years, as more fully described in the employment agreement, and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Mr. Northwall for good reason of accrued obligations plus an amount equal to two (2) months of base salary.

Quantification of Potential Payments and Benefits to the Executive Officer of TMTG in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the executive officer of TMTG that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

Name	Cash ($)	Equity ($)	Pension /NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursements ($)	Other ($)		Total ($)
Andrew Northwall	—	—	—	—	—	$365,000	(1)	$365,000

(1)	Represents the annual base salary to be paid pursuant to the employment agreement.

William (B.J.) Lawson Jr.

On March 1, 2022, TMTG entered into the Executive Employment Agreement with William T. Lawson Jr. to be effective as of March 1, 2022, pursuant to which Mr. Lawson serves as the Chief Technology Officer of TMTG. The executive employment agreement provides for an annual base salary of $300,000 (to be increased to $500,000 upon TMTG becoming a publicly traded company and filing all applicable forms with the SEC), with an eligibility to participate in the annual bonus plan, if any, and an initial incentive equity grant of 100,000 Restricted Stock Units (“RSUs”) of TMTG’s Common Stock that will vest over two years, as more fully described in the employment agreement, and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Mr. Lawson for good reason of accrued obligations plus an amount equal to six (6) months of base salary.

Quantification of Potential Payments and Benefits to the Executive Officer of TMTG in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the executive officer of TMTG that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

Name	Cash ($)	Equity ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursements ($)	Other ($)		Total ($)
William T. Lawson Jr.	—	—	—	—	—	$300,000	(1)	$300,000

(1)

Represents the annual base salary to be paid pursuant to the employment agreement (to be increased to $500,000 upon TMTG becoming a publicly traded company and filing all applicable forms with the SEC).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Digital World

On January 20, 2021, we issued an aggregate of 2,875,000 Founder Shares (which were subsequently subject to a three-for-one stock split, resulting in the Sponsor holding 8,625,000 Founder Shares) to the Sponsor and directors and officers of Digital World for an aggregate purchase price of $25,000 in cash, or approximately $0.0086 per share. As of July 2, 2021, the Sponsor transferred 10,000 Founder Shares to our Chief Financial Officer and 7,500 Founder Shares to each of our independent directors. On August 18, 2021, 7,500 Founder Shares were returned to the Sponsor from a former director nominee. On September 2, 2021, the Sponsor surrendered an aggregate of 1,437,500 Founder Shares for no consideration, resulting in an aggregate of 7,187,500 Fonder Shares outstanding, of which an aggregate of up to 937,500 Founder Shares held by the Sponsor are subject to forfeiture to the extent to which the underwriters’ over-allotment option is exercised. On September 8, 2021, the underwriters exercised the over-allotment in full and as a result, no Founder Shares are subject to forfeiture. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the Digital World IPO (excluding the representative shares and the Placement Units and underlying securities). The Founder Shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

On September 8, 2021, the Sponsor purchased an aggregate of 1,133,484 Placement Units for a purchase price of $10.00 per unit, for an aggregate purchase price of $11,334,840, in a Private Placement that occurred simultaneously with the closing of the Digital World IPO. The Placement Units (including underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Commencing September 2021, we paid Benessere Enterprises Inc., an affiliate of the Sponsor, a total of $15,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our Sponsor, officers and directors, or any affiliate of our Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We do not have a policy that prohibits our Sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the consummation of Digital World IPO, on December 11, 2020, the Sponsor issued an unsecured promissory note to Digital World, pursuant to which Digital World may borrow up to an aggregate principal amount of $300,000, of which $0 was outstanding under the promissory note as of September 30, 2021. The note is non-interest bearing and payable on the earlier of (i) September 30, 2021 or (ii) the consummation of Digital World IPO.

If we anticipate that we may not be able to consummate an initial business combination by September 8, 2022, we may, by resolution of our board if requested by the Sponsor, extend the period of time to consummate an initial business combination up to two times, each by an additional three months (up to March 8, 2023), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Pursuant to the terms of Digital World Charter and the trust agreement entered into between us and Continental Stock Transfer & Trust Company, in order for the time available for us to consummate our initial business combination to be extended, the Sponsor or its affiliates or designees, upon five business days’ advance notice prior to the applicable deadline, must deposit into the Trust Account $2,875,000 ($0.10 per unit), on or prior to the date of the applicable deadline, for each of the available three month extensions, providing a total possible business combination period of 18 months at a total payment value of $5,750,000 ($0.20 per unit). Any such payments would be made in the form of non-interest bearing loans. If we complete an initial business combination, we will, at the option of the Sponsor, repay such loaned amounts out of the proceeds of the Trust Account released to us or convert a portion or all of the total loan amount into Extension Units at a price of $10.00 per unit, which units will be identical to the Placement Units. If we do not complete an initial business combination, we will repay such loans only from funds held outside of the Trust Account. Furthermore, the letter agreement with our Sponsor, directors and officers contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans to the extent there is insufficient funds held outside of the Trust Account in the event that we do not complete an initial business combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for us to complete an initial business combination.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or its affiliate or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. As of May 10, 2022, Digital World had not obtained any working capital loan. Up to $30,000,000 of such loans may be convertible into units (which we refer to in this proxy statement/prospectus as Working Capital Units) at a price of $10.00 per unit at the option of the lender. The additional Working Capital Units beyond the Working Capital Units underlying the initial $1,500,000 in working capital loans as described in the Digital World’s IPO prospectus will only be issuable upon the approval of Digital Word’s stockholders. The Working Capital Units would be identical to the Placement Units. The terms of such working capital loans by the Sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the Combined Entity with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the Founder Shares, the Placement Units, the Working Capital Units (if any), the Extension Units (if any) and the securities underlying the foregoing and upon conversion of the Founder Shares.

TMTG

License Agreement

TMTG has entered into a royalty-free license agreement with President Trump and DTTM Operations, LLC, an entity that licenses President Trump’s name and regulates his personal media assets. Under the license agreement, as amended, TMTG has a royalty-free license to use “Trump Media & Technology Group Corp.” as our name and certain specified domain names. In addition, TMTG has a royalty-free license to use the name and likeness of President Trump, subject to certain limitations.

From December 22, 2021, until the expiration of 18 months thereafter, (the “TMTG Social Media Exclusivity Term”), President Trump has agreed to first channel any and all social media communications and posts coming from his personal profile to the TruthSocial platform before posting that same social media communication and/or post to any other social media platform that is not TruthSocial (collectively, “Non-TMTG Social Media”) until the expiration of “DJT/TMTG Social Media 6-Hour Exclusive” which means the period commencing when DJT posts any social media communication onto the Truth Social Platform and ending six (6) hours thereafter; provided that he may post social media communications from his personal profile that specifically relates to political messaging, political fundraising or get-out-the vote efforts at any time on any Non-TMTG social media platforms. Unless notice is given, the TMTG Social Media Exclusivity Term extends in perpetuity for additional 180-day terms. In the event of a force majeure as described in the License Agreement that lasts longer than 30 days, President Trump shall have the right to invoke the suspension of the “DJT/TMTG Social Media 6-Hour Exclusive.” If the Social Media Exclusivity Term were to expire but the License Agreement remained in effect, President Trump would be required to post contemporaneously to TruthSocial and Non-TMTG Social Media.

With respect to TMTG+ or a TMTG podcasting platform, if President Trump receives a bona fide offer to be featured on any non-TMTG streaming video production or on any non-TMTG podcast platform, TMTG has the right to create a substantially similar video production or podcast opportunity on terms more favorable than those offered by the non-TMTG service providers subject to the terms of the Amended and Restated License Agreement. President Trump has agreed not to compete with TruthSocial for his own benefit, except as described above, and may not have an ownership interest in any business that would be competitive with TruthSocial, TMTG+, or a TMTG podcasting platform.

Subject to certain limitations, the License Agreement shall remain in full force and effect for three years from September 23, 2021. If, during such term, TMTG becomes listed on a public market exchange in the United States via, inter alia, the Business Combination, the License Agreement shall continue in perpetuity until terminated by TMTG. However, in the event that the Business Combination is not completed on or before December 31, 2022 (or a subsequent date mutually agreed upon by President Trump and TMTG), President Trump has the right to terminate the License Agreement. TMTG may not terminate the License Agreement based on the personal or political conduct of President Trump, even if such conduct could negatively reflect on TMTG’s reputation or brand or be considered offensive, dishonest, illegal, immoral, or unethical, or otherwise harmful to TMTG’s brand or reputation.

Voting Agreement

Simultaneously with the execution of the Merger Agreement the majority stockholder of TMTG entered into a voting agreement with Digital World and TMTG. For more information, please see “The Business Combination Proposal — General Description of the Merger Agreement — TMTG Voting Agreement” of this proxy statement/prospectus.

Lock-Up Agreements

In connection with the Closing, (i) certain senior executive officers of TMTG who own shares of TMTG and (ii) stockholders of TMTG who own more than 10% of the issued and outstanding shares of TMTG stock immediately prior to the Effective Time shall entered into a lock-up agreement with Digital World and the Sponsor. For more information, please see “The Business Combination Proposal — General Description of the Merger Agreement — TMTG Lock-Up Agreements” of this proxy statement/prospectus.

APPRAISAL RIGHTS

Digital World’s stockholders do not have appraisal rights in connection with the Business Combination under Delaware law.

LEGAL MATTERS

Certain legal matters relating to the validity of the common stock to be issued hereunder will be passed upon for Digital World by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements of Digital World Acquisition Corp. as of December 31, 2021 and for the year then ended, included in this registration statement, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report included herein, which report includes an explanatory paragraph about the Company’s ability to continue as a going concern. Such financial statements have been so included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Trump Media & Technology Group Corp. as of December 31, 2021 and for the year ended December 31, 2021 included in this proxy statement/prospectus have been audited by Borgers, an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion, and included in this proxy statement/prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for Digital World’s securities is Continental Stock Transfer & Trust Company.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Digital World and servicers that it employs to deliver communications to Digital World’s stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement/prospectus. Upon written or oral request, Digital World will deliver a separate copy of this proxy statement/prospectus to any stockholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this proxy statement/prospectus may likewise request that Digital World deliver single copies of Digital World’s proxy statement in the future. Stockholders may notify Digital World of their requests by calling or writing Digital World at its principal executive offices at 78 SW 7th Street, Miami, Florida 33130, (305) 735-1517. Following the Business Combination, communications should be sent to Trump Media & Technology Group Corp., 401 N. Cattlemen Rd., Ste. 200, Sarasota, Florida 34232.

SUBMISSION OF STOCKHOLDER PROPOSALS

Digital World Board is aware of no other matter that may be brought before the Digital World Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Digital World Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

Stockholder proposals, other than director nominations, for the 2023 annual meeting must be received by our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of our 2022 annual meeting. However, in the event that our 2023 annual meeting is more than 30 days before or more than 60 days after the anniversary date of our 2022 annual meeting, to be timely a stockholder’s notice must be received by our secretary at our principal executive office not earlier than the close of business on the 120th day before the 2023 annual meeting and not later than the later of (1) the close of business on the 90th day before the 2023 annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made by us.

Director nominations for the 2023 annual meeting must be received by our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of our 2022 annual meeting. However, in the event that our 2023 annual meeting is more than 30 days before or more than 60 days after the anniversary date of our 2022 annual meeting, to be timely a stockholder’s notice must be received by our secretary at our principal executive office not earlier than the close of business on the 120th day before the 2023 annual meeting and not later than the later of (1) the close of business on the 90th day before the 2023 annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made by us.

In addition to the above, a stockholder proposal must otherwise comply with applicable SEC rules to be considered for inclusion in our proxy materials relating to our 2023 annual meeting. You may contact our Chief Executive Officer at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with Digital World Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Patrick Orlando, Chief Executive Officer, Digital World Acquisition Corp., 78 SW 7th Street, Miami, Florida 33130. Following the Business Combination, such communications should be sent to Trump Media & Technology Group Corp., 401 N. Cattlemen Rd., Ste. 200, Sarasota, Florida 34232. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

WHERE YOU CAN FIND MORE INFORMATION

Digital World has filed a registration statement on Form S-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

Digital World files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access Digital World’s filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Digital World Special Meeting, you should contact Digital World by telephone or in writing at the following address and telephone number:

Patrick Orlando

Chief Executive Officer

78 SW 7th Street

Miami, Florida 33130

(305) 735-1517

You may also obtain these documents by requesting them in writing or by telephone from Digital World’s proxy solicitation,                  at the following address and telephone number:                .

If you are a stockholder of Digital World and would like to request documents, please do so by                 , 2022, in order to receive them before the Digital World Special Meeting. If you request any documents from Digital World, Digital World will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement/prospectus relating to Digital World has been supplied by Digital World, and all such information relating to TMTG has been supplied by TMTG. Information provided by either Digital World or TMTG does not constitute any representation, estimate or projection of any other party. TMTG’s website is https://tmgcorp.com The information on this website is neither incorporated by reference into this proxy statement/prospectus, or into any other filings with, or into any other information furnished or submitted to, the SEC.

This document is a proxy statement of Digital World for the Digital World Special Meeting and constitutes a prospectus of Digital World under the Securities Act with respect to the shares of common stock of Digital World to be issued to TMTG’s securityholders under the Merger Agreement. Digital World has not authorized anyone to give any information or make any representation about the Business Combination, Digital World or TMTG that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

Digital World Acquisition Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Digital World Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Digital World Acquisition Corp. (the “Company”) as of December 31, 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company has determined that the mandatory liquidation and subsequent dissolution, should the Company be unable to complete a business combination, raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY

April 13, 2022

DIGITAL WORLD ACQUISITION CORP.

BALANCE SHEET

December 31, 2021

ASSETS
Current assets
Cash	$327,731
Prepaid assets	240,972

Total Current Assets	568,703
Prepaid assets	165,051
Cash Held in Trust Account	293,257,098

TOTAL ASSETS	$293,990,852

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$483,535
Franchise tax payable	200,000

Total Current Liabilities	683,535
Deferred underwriter fee payable	10,062,500

TOTAL LIABILITIES	10,746,035

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value, 200,000,000 shares authorized; 28,750,000 shares outstanding, at redemption value	293,250,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,277,234 issued and outstanding, excluding 28,750,000 shares subject to redemption	127
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 7,187,500 issued and outstanding	719
Additional paid-in capital	—
Accumulated deficit	(10,006,029)

Total Stockholders’ Deficit	(10,005,183)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$293,990,852

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.

STATEMENT OF OPERATIONS

Year Ended December 31, 2021
Formation and operating costs	$1,191,593
Franchise tax expense	200,000

Loss from operation costs	(1,391,593)
Other income and expenses:
Interest earned on cash held in Trust Account	7,098

Net loss	$(1,384,495)

Weighted average shares outstanding of Class A common stock	9,404,134

Basic and diluted net income per Class A common stock	$(0.08)

Weighted average shares outstanding of Class B common stock	7,187,500

Basic and diluted net income per Class B common stock	$(0.08)

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.

STATEMENT OF CHANGES STOCKHOLDERS’ DEFICIT

	Class A Common Stock		Class B Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2020	—	—	—	—	—	—	—
Issuance of Class B common stock to sponsor(1)(2)	—	$—	7,187,500	$719	$24,281	$—	$25,000
Class A common stock accretion to redemption value	—	—	—	—	(12,796,508)	(7,184,020)	(19,980,528)
Issuance of Class A common stock to investor	1,133,484	113	—	—	11,334,727	—	11,334,840
Issuance of Class A common stock to representative	143,750	14	—	—	1,437,500	(1,437,514)	—
Net loss	—	—	—	—	—	(1,384,495)	(1,384,495)

Balance – December 31, 2021	1,277,234	$127	7,187,500	$719	—	$(10,006,029)	$(10,005,183)

(1)	The shares and the associated amounts have been retroactively restated to reflect the three-for-one stock split on July 1, 2021.
(2)

On September 2, 2021, the Sponsor surrendered an aggregate of 1,437,500 shares of Class B common stock for no consideration, resulting in an aggregate of 7,187,500 shares of Class B common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender of these shares (see Note 7).

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.

STATEMENT OF CASH FLOWS

Year Ended December 31, 2021
Cash flows from operating activities:
Net loss	$(1,384,495)
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(7,098)
Changes in operating assets and liabilities:
Accrued expenses	483,535
Prepaid insurance	(406,023)
Franchise tax payable	200,000

Net cash used in operating activities	(1,114,081)

Cash flows from investing activities:
Investment of cash in Trust Account	(293,250,000)

Net cash used in investing activities	(293,250,000)

Cash flows from financing activities:
Proceeds from sale of Units	287,500,000
Proceeds from sale of private placement units	11,334,840
Proceeds from Sponsor note	223,557
Repayment of Sponsor note	(223,557)
Due from Sponsor	(1,702,958)
Payment of due from Sponsor	1,702,958
Payment of offering costs	(4,168,028)
Proceeds from issuance of Class B common stock to Sponsor	25,000

Net cash provided by financing activities	294,691,812

Net change in cash	327,731
Cash at beginning of period	—

Cash at end of period	$327,731

Non-cash investing and financing activities:
Initial classification of shares of Class A common stock subject to possible redemption	$293,250,000

Deferred underwriting fee payable	$10,062,500

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Digital World Acquisition Corp. (the “Company”) is a blank check company incorporated in the State of Delaware on December 11, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on middle-market emerging growth technology-focused companies in the Americas, in the SaaS and Technology or Fintech and Financial Services sector.

At December 31, 2021, the Company had not yet commenced any operations. All activity through December 31, 2021 relates to the Company’s formation, the initial public Offering (“Initial Public Offering”), which is described below and the search for targets for its initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering and the concurrent Private Placement (as defined below). The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The registration statement for the Company’s Initial Public Offering was declared effective on September 2, 2021 (the “Registration Statement”). On September 8, 2021, the Company consummated the Initial Public Offering of 28,750,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $287,500,000, and incurred offering costs of $23,566,497, consisting of deferred underwriting commissions of $10,062,500 (see Note 3), fair value of the representative shares (as defined in Note 7) of $1,437,500, fair value of Anchor Investor shares of $7,677,450, fair value of shares transferred to officers and directors of $221,018, and other offering costs of $4,168,029. The Units sold in the Initial Public Offering included Units that were subject to a 45-day option granted to the underwriter to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover over-allotment, which was exercised in full in connection with the consummation of the Initial Public Offering.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 1,133,484 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement (“Private Placement”) to the Company’s sponsor, ARC Global Investments II LLC (the “Sponsor”), generating gross proceeds of $11,334,840, which is described in Note 4.

Following the closing of the Initial Public Offering on September 8, 2021, an amount of $293,250,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (the “Trust Account”) located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in money market funds meeting the conditions of paragraph (d) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination, (ii) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (“Amended and Restated Certificate of Incorporation”) (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or certain amendments to its Amended and Restated Certificate of Incorporation prior thereto or to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity and (iii) the redemption of 100%

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

of the Public Shares if the Company is unable to complete an initial Business Combination within the Combination Period (subject to the requirements of applicable law).

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination, unless otherwise required by applicable law, regulation or stock exchange rules.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the Public Shares were issued with other freestanding instruments (i.e., public warrants), the initial carrying value of the shares of Class A common stock classified as temporary equity was the allocated proceeds determined in accordance with ASC 470-20. Because of the redemption feature noted above, the shares of Class A common stock are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Incorporation, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor and the Company’s officers and directors have agreed (a) to vote any shares of Class B common stock of the Company (the “Founder Shares”), the shares of Class A common stock included within the Placement Units (the “Private Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) waive their redemption rights with respect to any Founder Shares, Private Shares held by them and any Public Shares purchased during or after the Initial Public Offering in connection with the completion of the Business Combination, (c) not to waive their redemption rights with respect to any Founder Shares, Private Shares held by them and any Public Shares purchased during or after the Initial Public Offering in connection with a stockholder vote to approve an amendment to the Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or certain amendments to its Amended and Restated Certificate of Incorporation prior thereto or to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within the Combination Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Private Shares held by them if the Company fails to complete its initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete its initial Business Combination within the Combination Period. The Company’s anchor investors have agreed to (1) vote any Founder Shares held by them in favor of the initial Business Combination, (2) waive their redemption rights with respect to any Founder Shares held by them in connection with the completion of the Company’s initial Business Combination, and (3) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete its initial Business Combination within the Combination Period.

The Company will have until September 8, 2022 (or up to March 8, 2023 if the Company extends the maximum time to complete a Business Combination) to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less $10.20.

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.20 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). As of December 31, 2021, there were no amounts outstanding under any Working Capital Loan. In November 2021, the Sponsor committed to provide loans of up to an aggregate of $1,000,000 to the Company through September 8, 2022, which loans will be non-interest bearing, unsecured and will be payable upon the consummation of a Business Combination.

However, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Account Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” as stated above, the Company has until September 8, 2022 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the caring amounts of assets or liabilities should the Company be required to liquidate after September 8, 2022.

Proposed Business Combination

On October 20, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DWAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Trump Media & Technology Group Corp., a Delaware corporation (“TMTG”), the Sponsor, in the capacity as the representative for certain stockholders of the Company, and TMTG’s General Counsel, in the capacity as the representative for stockholders of TMTG.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into TMTG (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with TMTG continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of the Company. In the Merger, (i) all shares of TMTG common stock (together, “TMTG Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than those properly exercising any applicable dissenters rights under Delaware law) will be converted into the right to receive the Merger Consideration (as defined below); (ii) each outstanding option to acquire shares of

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

TMTG common stock (whether vested or unvested) will be assumed by the Company and automatically converted into an option to acquire shares of the Company common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration and (iii) each outstanding restricted stock unit of TMTG shall be converted into a restricted stock unit relating to shares of the Company’s common stock. At the Closing, the Company will change its name to “Trump Media & Technology Group Corp.”

The aggregate merger consideration to be paid pursuant to the Merger Agreement to holders of TMTG Stock as of immediately prior to the Effective Time (“TMTG Stockholders” and, together with the holders of TMTG options and restricted stock units immediately prior to the Effective Time, the “TMTG Security Holders”) will be an amount equal to $875,000,000, subject to adjustments for TMTG’s closing debt, net of cash and unpaid transaction expenses (the “Merger Consideration”), plus the additional contingent right to receive certain earnout shares after the Closing, provided that it shall exclude any additional shares issuable upon conversion after the Closing of certain TMTG convertible notes. The Merger Consideration to be paid to TMTG Stockholders will be paid solely by the delivery of new shares of the Company’s common stock, with each valued at the price per share at which each share of the Company’s common stock is redeemed or converted pursuant to the redemption by the Company of its public stockholders in connection with the Company’s initial Business Combination, as required by the Company’s Amended and Restated Certificate of Incorporation, by-laws and the Company’s Initial Public Offering prospectus. The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

On December 4, 2021, in support of the TMTG Business Combination, the Company entered into securities purchase agreements (the “SPAs”) with certain institutional accredited investors (the “PIPE Investors”), pursuant to which the investors agreed to purchase an aggregate of 1,000,000 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”), for a purchase price of $1,000 per share of Preferred Stock, for an aggregate commitment of $1,000,000,000 in a private placement (the “PIPE”) to be consummated concurrently with the TMTG Business Combination. The shares of Preferred Stock have an initial conversion price per share of $33.60 and are initially convertible into an aggregate of 29,761,905 shares of common stock. The closing of the PIPE is conditioned on the concurrent closing of the TMTG Business Combination and other closing conditions as set forth in the SPA.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Offering Costs Associated with the Initial Public Offering

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering. These costs were charged to stockholders’ equity upon the completion of the Initial Public Offering. On September 8, 2021, offering costs in the aggregate of $15,668,029 were charged to stockholders’ equity (consisting of deferred underwriting commission of $10,062,500, fair value of the representative shares of $1,437,500 and other cash offering costs of $4,168,029).

Class A Common Stock Subject to Possible Redemption

As discussed in Note 3, all of the 28,750,000 shares of Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The Class A common stock subject to possible redemption reflected on the balance sheet as of December 31, 2021 is reconciled in the following table:

Gross Proceeds	$287,500,000
Less:
Proceeds allocated to public warrants	(9,727,562)
Class A common stock issuance costs	(22,528,112)
Plus:
Remeasurement of carrying value to redemption value	38,005,674

Class A common stock subject to possible redemption	$293,250,000

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2021 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States and Florida as major tax jurisdictions. The Company is subject to examination by these taxing authorities since inception. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Loss Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. The Company applies the two-class method in calculating income loss per share of common stock. Accretion associated with the redeemable shares of Class A common stock is excluded from income loss per common share as the redemption value approximates fair value.

The calculation of diluted loss per share of common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. As of December 31, 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net loss per common share is the same as basic net loss per common share for the periods presented.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2021, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company accounts for the warrants in accordance with the guidance contained in ASC 815-40. The Company has determined that the warrants qualify for equity treatment in the Company’s financial statements.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3. INITIAL PUBLIC OFFERING

On September 8, 2021, the Company consummated its Initial Public Offering of 28,750,000 Units, at $10.00 per Unit, generating gross proceeds of $287,500,000.

Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share (see Note 7).

As of September 8, 2021, the Company incurred offering costs of approximately $15,668,029, consisting of deferred underwriting commissions of $10,062,500, fair value of representative shares of $1,437,500 and other offering costs of $4,168,029.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 1,133,484 Placement Units at a price of $10.00 per Placement Unit (or $11,334,840 in the aggregate). The Sponsor initially transferred $13,203,590 to the Trust Account on September 8, 2021. The excess proceeds ($1,869,110) over the proceeds of the Private Placement were transferred back to the Company’s operating account and returned to the Sponsor.

The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering, except that the Placement Units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of the initial Business Combination except to permitted transferees and are entitled to registration rights. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the warrants included in the Placement Units (the “Placement Warrants”) will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Class B Common stock

During the year ended December 31, 2021, the Company issued an aggregate of 8,625,000 shares of Class B common stock or Founder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash. On July 2, 2021, the Sponsor transferred 10,000 Founder Shares to its Chief Financial Officer and 7,500 Founder Shares to each of its independent directors. The Company estimated the fair value of these transferred shares to be $221,000. On September 2, 2021, the Sponsor surrendered to the Company an aggregate of 1,437,500 shares of Class B common stock for cancellation for no consideration, resulting in an aggregate of 7,187,500 shares of Class B common stock issued and outstanding. The number of Founder Shares issued represented 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial stockholders do not purchase any Public Shares in the Initial Public Offering and excluding the Placement Units and underlying securities). All shares and associated amounts have been retroactively restated to reflect the surrender of these shares.

With certain limited exceptions, the shares of Class B common stock are not transferable, assignable by the Sponsor until the earlier to occur of: (A) six months after the completion of the Company’s initial Business Combination and (B) subsequent to the Company’s initial Business Combination, (x) if the reported last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the Placement Units, Placement Shares, Placement Warrants and the Class A common stock underlying the Placement Warrants, will not be transferable, assignable or saleable by the Sponsor or its permitted transferees until 30 days after the completion of the initial Business Combination.

Promissory Note — Related Party

On December 11, 2020, the Sponsor issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000, of which $0 was outstanding under the note as of December 31, 2021. The note was non-interest bearing and payable on the earlier of (i) September 30, 2021 or (ii) the consummation of the Initial Public Offering.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Administrative Services Arrangement

An affiliate of the Sponsor has agreed, commencing from the date when the Company’s Registration Statement was declared effective through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the affiliate of the Sponsor $15,000 per month for these services. $56,000 of expense was recorded for the year ended December 31, 2021.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $30,000,000 of notes may be converted upon consummation of a Business Combination into additional units at a price of $10.00 per unit. The additional units beyond the units underlying the initial $1,500,000 in Working Capital Loans as described in the Company’s Initial Public Offering prospectus will only be issuable upon the approval of the Company’s stockholders. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. In November 2021, the Sponsor committed to provide loans of up to an aggregate of $1,000,000 to the Company through September 8, 2022, which loans will be non-interest bearing, unsecured and will be payable upon the consummation of a Business Combination.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, the holders of representative shares as well as the holders of the Placement Units (and underlying securities) and any securities issued in payment of Working Capital Loans made to the Company, are entitled to registration rights pursuant to an agreement signed on the effective date of the Initial Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding anything to the contrary, the underwriters (and/or their designees) may participate in a “piggy-back” registration only during the seven year period beginning on the effective date of the Initial Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding anything to the contrary, under FINRA Rule 5110, the underwriters and/or their designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the registration statement relating to the Initial Public Offering, and the underwriters and/or their designees may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement relating to the Initial Public Offering.

Underwriting Agreement

The underwriters purchased the 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions.

The underwriters are entitled to a cash underwriting discount of: (i) one point twenty-five percent (1.25%) of the gross proceeds of the Initial Public Offering, or $3,593,750, with the underwriters’ over-allotment having been exercised in full; (ii) zero point five percent (0.50%) of the total number of shares of Class A common stock

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

issued in the Initial Public Offering, or 143,750 shares of Class A common stock. In addition, the underwriters are entitled to a deferred underwriting commissions of three point five percent (3.50%) of the gross proceeds of the Initial Public Offering, or $10,062,500 upon closing of the Business Combination. The deferred underwriting commissions will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Right of First Refusal

Subject to certain conditions, the Company granted the underwriter, for a period of 24 months after the date of the consummation of the Business Combination, a right of first refusal to act as sole book runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for the Company or any of its successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the effective date of the Registration Statement.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. On September 8, 2021, the Company issued 143,750 shares of Class A common stock (“representative shares”) to the underwriter. The Company accounts for the representative shares as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity, at an estimated fair value of $1,437,500. At December 31, 2021, there were 28,750,000 shares of Class A common stock issued and outstanding that are subject to possible redemption, and accordingly, such share have been classified outside of permanent equity. At December 31, 2021, there were 1,277,234 shares of Class A common stock included in stockholders’ equity.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. On September 2, 2021, the Sponsor surrendered an aggregate of 1,437,500 shares of Class B common stock for cancellation for no consideration. At December 31, 2021, there were 7,187,500 shares of Class B common stock issued and outstanding, of which 1,650,000 shares were transferred to qualified institutional buyers. The shares of Class B Common Stock held by the Sponsor, officers and directors of the Company and institutional buyers represent 20% of the issued and outstanding shares after the Initial Public Offering (assuming those initial stockholders do not purchase any Public Shares in the Initial Public Offering and excluding the Placement Shares). Shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to certain adjustments.

Warrants — The warrants will become exercisable 30 days after the consummation of a Business Combination. The warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of Class A common stock issuable upon exercise of the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

Once the warrants become exercisable, the Company may redeem the warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities, for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Warrants, as well as any warrants underlying additional units the Company issues to the Sponsor, officers, directors, initial stockholders or their affiliates in payment of Working Capital Loans made to the Company, will be identical to the Public Warrants and may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination and will be entitled to registration rights.

NOTE 8. TAXES

The Company’s net deferred tax assets is as follows:

For the Year Ended December 31, 2021
Deferred tax assets:
Net operating losses	$45,896
Start up costs	283,512

Total deferred tax assets	329,408

Valuation Allowance	(329,408)

Deferred tax asset, net of allowance	$—

Below is breakdown of the income tax provision.

For the Year Ended December 31, 2021
Federal
Current	$—
Deferred	(290,744)
State and local
Current	—
Deferred	(38,664)
Change in valuation allowance	329,408

Income tax provision	$—

As of December 31, 2021, the Company had $192,902 of U.S. federal and state operating loss carryovers that do not expire and are available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2021, the change in the valuation allowance was $329,408.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

For the Year Ended December 31, 2021
U.S. federal statutory rate	21.0%
State tax, net of federal benefit	2.79%
Valuation allowance	(23.79)%

Income tax provision	—

The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2021, due to the valuation allowance recorded on the Company’s net operating losses and state taxes. The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. The Company considers Florida to be a significant state tax jurisdiction.

NOTE 9. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2021, up to the date the Company issued the financial statements. Based upon this review the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

(Formerly, Trump Media Group Corp.)

CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2021 and for the period from February 8, 2021

(inception) through December 31, 2021

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Trump Media & Technology Group Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Trump Media & Technology Group Corp. (the “Company”) as of December 31, 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period February 8, 2021 (Inception) through December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period February 8, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2022

Lakewood, CO

May 16, 2022

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Balance Sheet

As of December 31, 2021

(in thousands)
Assets
Current assets:
Cash	$18,734.4
Prepaid expenses and other current assets	431.4
Related party receivable	23.3

Total current assets	19,189.1

Property, plant and equipment	62.1

Total assets	$19,251.2

Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable	$811.5
Related party payable	95.5

Total current liabilities	907.0

Convertible promissory notes	2,085.2
Derivative liability	75,355.2

Total liabilities	78.347.4

Commitments and contingencies (Note 10)
Stockholders’ equity:
Common Stock $ 0.000001 par value – 110,000,000 shares authorized, 100,000,000 shares issued and 10,000,000 outstanding	—
Accumulated Deficit	(59,096.2)

Total stockholders’ equity	(59,096.2)

Total liabilities and Stockholders’ deficit	$19,251.2

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Operations

For the period from February 8, 2021 (inception) through December 31, 2021

(in thousands except share and per share data)
Related party - Net sales	$2,123.3
Cost of revenue	—

Gross profit	2,123.3

Operating costs and expenses
Research and development	2,571.3
Sales and marketing	381.7
General and administration	3,425.8

Loss from operations	(4,255.5)
Interest expense	(654.3)
Change in fair value of derivative liabilities	(54,186.4)

Loss from operations before income taxes	(59,096.2)
Income tax benefit	—

Net loss	$(59,096.2)

Loss per Share attributable to common stockholders:
Basic	(0.59)

Diluted	(0.59)

Weighted Average Shares used to compute net loss per share attributable to common stockholders:
Basic	100,000,000
Diluted	100,000,000

The Notes to Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Stockholders’ Deficit

For the period from February 8, 2021 (inception)

through December 31, 2021

(in thousands)	Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at February 8, 2021 (inception)	$—	$—	$—
Net loss		(59,096.2)	(59,096.2)

Balance at December 31, 2021	$—	$(59,096.2)	$(59,096.2)

Paid in Capital of 10,000 shares of common stock, each having a par value of $0.000001 was converted to 100,000,000 shares, each having a par value of $0.000001. Total value of paid in capital = $100

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Cash Flows

For the period from February 8, 2021 (inception)

through December 31, 2021

(in thousands)
Cash flows from operating activities
Net loss	$(59,096.2)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense on debt	654.0
Change in fair value of derivative liability	54,186.4
Depreciation	6.5
Related party receivable	(23.3)
Prepaid expenses and other current assets	(431.3)
Accounts payable	811.5
Related party payable	95.5

Net cash used in operating activities	(3,797.0)
Cash flows used in investing activities
Purchases of property, plant and equipment	(68.6)

Net cash used in investing activities	(68.6)
Cash flows provided by financing activities
Proceeds from convertible promissory notes	22,600.0

Net cash provided by financing activities	22,600.0

Net change in cash	18,734.4
Cash, beginning of period	—

Cash, end of period	$18,734.4

Supplemental disclosure of cash flow information
Cash paid for interest	$—
Cash paid for taxes	—
Non cash investing and financing activities
Costs associated with convertible notes	$240.0

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF BUSINESS

The accompanying financial statements include the historical accounts of Trump Media & Technology Group Corp. (“TMTG”). TMTG, incorporated in the state of Delaware and headquartered in Palm Beach, Florida, is creating a media and technology company rooted in social media, digital streaming, information technology infrastructure, and more. TMTG’s initial product launch will focus on its social media platform, Truth Social, which encourages an open, free, and honest global conversation without discriminating against political ideology. Subsequent product launches are likely to include subscription video-on-demand services offering “big tent” entertainment choices (TV series, documentaries, and podcasts) with broad consumer appeal for all to enjoy. Trump Media & Technology Group Corp. changed its name from Trump Media Group Corp. in October 2021.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Liquidity and going concern

TMTG commenced operations on February 8, 2021 and is currently preparing to launch its social media platform. The business used cash from operations of $3,797,000 from February 8, 2021 (inception) through December 31, 2021 funded by $22,600,000 of proceeds from the issuance of convertible promissory notes. These notes mature between 18 and 36 months; however, each has an accelerated retirement feature in the event of default by the Company. Interest will be accrued between 5% and 10% annually based on the simple interest method (365 days per year). See Note 8 – Convertible Promisory Notes.

In October of 2021, TMTG entered into a definitive merger agreement with a special purpose acquisition corporation (SPAC), Digital World Acquisition Corp. (DWAC), a Delaware corporation. The companies expect to consummate the merger in the coming quarters, combining TMTG’s operations with DWAC’s balance sheet (i.e. cash in trust net of redemptions and fees). The parties to the agreement intend to effect the merger of DWAC and its subsidiaries with and into TMTG, with TMTG continuing as the surviving entity. As a result of which, all of the issued and outstanding capital stock of TMTG shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each of TMTG’s stockholders to receive its pro rata share of the stockholder merger consideration subject to the conditions set forth in the merger agreement and in accordance with the applicable provisions of the Delaware General Corporation Law.

During the period January 2022 through March 2022 TMTG raised additional bridge funding of $15,360,000. See Note 12 – Subsequent events.

The directors believe that the Company will have sufficient funds to meet its liabilities as they fall due for the 12 month period after the issuance of these financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions reflected in the financial statements relate to and include, but are not limited to, the valuation of convertible promissory notes and derivative liabilities.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its majority owned subsidiaries and have been prepared in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). All intercompany transactions have been eliminated.

Cash

Cash represents bank accounts and demand deposits held at financial institutions. Cash is held at major financial institutions and are subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (FDIC) limitations. No losses were incurred for those balances exceeding the limitations.

Prepaid expenses and other current assets

Other receivables consist of prepaid rent, insurance and prepaid data costs.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets. Useful lives for property, plant and equipment are as follows:

Asset Type	Range
Machinery and equipment	2—5 years

Expenditures which substantially increase value or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Gains and losses are recorded on the disposition or retirement of property, plant and equipment based on the net book value and any proceeds received.

Long-lived fixed assets held and used are reviewed for impairment when events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Circumstances such as the discontinuation of a line of service, a sudden or consistent decline in the sales forecast for a product, changes in technology or in the way an asset is being used, a history of operating or cash flow losses or an adverse change in legal factors or in TMTG climate, among others, may trigger an impairment review. If such indicators are present, TMTG performs undiscounted cash flow analyses to determine if impairment exists. The asset value would be deemed impaired if the undiscounted cash flows generated did not exceed the carrying value of the asset. If impairment is determined to exist, any related impairment loss is calculated based on fair value. There were no triggering events identified that necessitated an impairment test over property, plant and equipment. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. See Note 4 - Property, plant and equipment for further detail.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitalized software costs

The Company capitalizes costs related to its major service products and certain projects for internal use incurred during the application development stage. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Internal-use software is amortized on a straight-line basis over its estimated useful life, which is generally five to ten years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. As of the period ended December 31, 2021, there were no capitalized software costs.

Revenue Recognition

The Company records revenue in accordance with ASC 606. The Company determines the amount of revenue to be recognized through application of the following steps- Identification of the contract, or contracts with a customer; — Identification of the performance obligations in the contract; - Determination of the transaction price; — Allocation of the transaction price to the performance obligations in the contract; and - Recognition of revenue when or as the Company satisfies the performance obligations.

Research and development

Research and development expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our engineers and other employees engaged in the research and development of our products and services. In addition, research and development expenses include amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

Marketing and sales

Sales and marketing expenses consist primarily of personnel-related costs, including salaries, commissions, benefits and stock-based compensation for our employees engaged in sales, sales support, business development and media, marketing, corporate communications and customer service functions. In addition, marketing and sales-related expenses also include advertising costs, market research, trade shows, branding, marketing, public relations costs, amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs

Selling, general and administrative expenses

General and administrative expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our executive, finance, legal, information technology, human resources and other administrative employees. In addition, general and administrative expenses include fees and costs for professional services, including consulting, third-party legal and accounting services and facilities costs and other supporting overhead costs that are not allocated to other departments.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Income tax amounts are therefore recognized for all situations where the likelihood of realization is greater than 50%. Changes in recognition or measurement are reflected in income tax expense in the period in which the change in judgment occurs. Accrued interest expense and penalties related to uncertain tax positions are recorded in Income Tax Expense. See Note 5—Income Taxes for further detail.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. The Company has no liabilities for loss contingencies.

Recently issued accounting standards

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2019-12, Simplifying the Accounting for Income Taxes (Topic 740). ASU 2019-12 removes certain exceptions for performing intraperiod tax allocations, recognizing deferred taxes for investments, and calculating income taxes in interim periods. The guidance also simplifies the accounting for franchise taxes, transactions that result in a step-up in the tax basis of goodwill, and the effect of enacted changes in tax laws or rates in interim periods. The Company adopted ASU 2019-12 in the first quarter of 2021 and the adoption had no material impact to the Company’s consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on their balance sheets but recognize the expenses on their statements of operations in a manner similar to current accounting rules. ASU 2016-02 states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The new standard is effective for interim and annual periods beginning after December 15, 2021 (i.e. calendar periods beginning on January 1, 2022) on a modified retrospective basis. All leases are operating leases. See Note 5, “Leases.” The current leases are short term in nature with a term less than 12 months.

NOTE 3 — ACQUISITION

In October 2021, the Company acquired 100% of the ownership in T Media Tech LLC for a nominal value. The results of T Media Tech LLC since October 13, 2021 are included in the Company’s Consolidated Statement of Operations. Pro forma results have not been presented as the acquisition is not considered individually significant to the consolidated results of the Company.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

in thousands)
Property, plant and equipment
Computer equipment	$68.6
Accumulated depreciation	6.5

Property, plant and equipment, net	$62.1

NOTE 5 — LEASES

The Company has short term leases primarily pertaining to lease properties that expire at various times through June 2022. As of December 31, 2021, minimum commitments under the Company leases, were as follows:

(in thousands)
2021	$461.3

Total lease payments	461.3

NOTE 6 — INCOME TAXES

The components of income tax expense for the period ended December 31, 2021 are as follows:

(in thousands)
Current tax expense:
U.S. Federal	$—
State and local	—

Total current tax expense	—
Deferred tax benefit	—
U.S. Federal	—
State and local	—

Total deferred tax benefit	—

Income tax benefit	$—

The following reconciles the total income tax benefit, based on the U.S. Federal statutory income tax rate of 21% for the period ended December 31, 2021, with TMTG’s recognized income tax expense:

(in thousands)
U.S. Statutory federal income tax benefit	$(12,410.2)
Permanent items
State income taxes, net of federal effect	(2,632.9)
Change in valuation allowance	15,043.1

Income tax benefit	$—

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of December 31, 2021 are as follows:

(in thousands)	2021
Deferred tax assets
Convertible promissory notes and derivative liability	$13,941.5
Net operating loss (NOL)	1,119.1

Total deferred tax assets	15,060.6
Deferred tax liabilities
Property, plant & equipment	(17.5)

Total deferred tax liabilities	(17.5)

Net deferred tax assets	15,043.1
Valuation allowance	(15,043.1)

Net deferred tax , net of valuation allowance	—

As of December 31, 2021, TMTG had US Federal and State net operating loss carryforwards (“NOLs”) with a tax benefit of $1,119,050.

NOTE 7 — NET SALES — Related Party, RELATED PARTY RECEIVABLE AND PAYABLE

Net sales – Related Party for the period are related to a licencing agreement with one of the Stockholders. Related party receivable is outstanding amounts from such services rendered. Related party payable is operational funding received from Stockholders, which bears no interest and is repayable on demand.

NOTE 8 — CONVERTIBLE PROMISSORY NOTES

Notes 1 to 7 are Convertible Promissory Notes issued from May 2021 through October 2021 with a cumulative face value of $5,340,000, maturity of 24 months from each respective issuance dates and interest will be accrued at 5% based on the simple interest method (365 days year) for each note. Notes 1 to 7 are convertible immediately prior to the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). All outstanding principle of these Notes, together with all accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding, divided by $4.00.

Notes 8 to 12 are Convertible Promissory Notes issued from November 2021 through December 2021 with a cumulative face value of $17,500,000, maturity of between 18 months and 36 months and interest will be accrued at a range between 5% and 10% based on the simple interest method (365 days year) for each note. Notes 8 to 12 are convertible immediately prior to the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). All outstanding principle of these Notes, together with all accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by either US$25, US$21 or US$20 subject to the respective conditions of the individual Notes; provided, however, in the event that the stock price quoted for the Company on NASDAQ or

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The New York Stock Exchange (as applicable) at the time of the closing of the Qualified SPAC Business Combination (the “TMTG Stock Price”) is less than either $50 per share, $42 per share, $40 per share subject to the respective conditions of the individual Notes, then the Conversion Price shall be reset to 50% of the then current TMTG Stock Price subject to a floor of $10 per share.

The Company determined the automatic discounted share-settlement feature upon certain events (e.g., SPAC, IPO, change in control, etc.) is an embedded derivative requiring bifurcation accounting as (1) the feature is not clearly and closely related to the debt host and (2) the feature meets the definition of a derivative under ASC 815 (Derivative and Hedging). Subsequent changes to the fair value of the embedded derivative flows through the income statement. The Debt (net of initial debt discount and any related debt issuance costs recorded) is accreted using the effective interest rate method under ASC 835 (Interest) until maturity. The Convertible Promissory Notes (debt host) are not subject to Subtopic 480-10.

(in thousands)	As of December, 2021
Convertible Promissory Notes
Notes 1 to 7	$5,340.0
Notes 8 to 12	17,500.0

22,840.0
Debt Issuance costs	(240.0)

Nominal value of Convertible Promissory Notes	22,600.0
Derivative liability Component	(21,168.7)

Liability component at date of issue	1,431.3
Interest charged	653.9
Interest paid	—

Liability component at December 31, 2021	$2,085.2

Embedded feature Component
Derivative liability Component	$21,168.7
Change in fair value of Embedded derivative	54,186.4

Derivative Liability Component at December 31, 2021	$75,355.2

The interest charged for the period is calculated by applying the effective interest rate range of between 55.9% to 148.2% to the liability component for the period since the respective notes were issued.

NOTE 9 — FAIR VALUE MEASUREMENT

The Company uses a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2. Significant other inputs that are directly or indirectly observable in the marketplace.

Level 3. Significant unobservable inputs which are supported by little or no market activity.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All of the Company’s cash is classified within Level 2 because the Company’s cash is valued using pricing sources and models utilizing observable market inputs. The Convertible promissory notes are classified as Level 3 due to significant unobservable inputs.

	As of December 31, 2021
(in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Cash
Cash		18,734.4
Liabilities
Convertible promissory notes			2,085.2
Derivative liability	4,207.0		75,355.2

The estimated fair value of the conversion feature of the Derivative liability is based on traditional valuation methods including Black-Scholes option pricing models and Monte Carlo simulations.

NOTE 10 — STOCKHOLDERS’ EQUITY

At inception, the total number of shares of all classes of capital stock that the Company was authorized to issue was 11,000 shares of Company Stock, each having a par value of $0.000001, of which 10,000 shares were issued and outstanding, and an additional 1,000 shares were authorized for issuance in connection with the Company’s Equity Incentive Plan.

In October 2021, the total number of shares of Common Stock authorized was increased to 110,000,000, each having a par value of $0.000001. Each share of the Company’s Common Stock, automatically and without any action on the part of the Company or any respective holders thereof, was reclassified into ten thousand (10,000) shares of the Company’s Common Stock, $0.000001 par value per share, resulting in 110,000,000 shares authorized, of which 100,000,000 shares were issued and outstanding.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Based on current known facts and circumstances, the Company currently believes that any liabilities ultimately resulting from ordinary course claims and proceedings will not individually or in aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.

NOTE 12 — SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2021, up to the date the Company issued the financial statements. Based upon this review, the subsequent events are as follows:

In January 2022, the total number of shares of the Company’s Common Stock authorized was increased to 120,000,000, each having a par value of $0.000001, of which 100,000,000 shares were issued and outstanding.

During the period January 2022 through March 2022, TMTG issued additional convertible promissory notes with total face value of $15,360,000 as part of bridge funding. These notes have maturity periods of 18 months and accrue interest at a range of 5% to 10% based on the simple interest method (365 days year).

ANNEX A

Execution Version

CONFIDENTIAL

AGREEMENT AND PLAN OF MERGER

by and among

DIGITAL WORLD ACQUISITION CORP.,

as the Purchaser,

DWAC MERGER SUB INC.,

as Merger Sub,

ARC GLOBAL INVESTMENTS II, LLC,

in the capacity as the Purchaser Representative,

CHIEF LEGAL OFFICER OF THE COMPANY,

in the capacity as the Seller Representative,

and

TRUMP MEDIA & TECHNOLOGY GROUP CORP.,

as the Company,

Dated as of October 20, 2021

A-i

4.4. Subsidiaries	A-20
4.5. Governmental Approvals	A-20
4.6. Non-Contravention	A-21
4.7. Financial Statements	A-21
4.8. Absence of Certain Changes	A-22
4.9. Compliance with Laws	A-22
4.10. Company Permits	A-22
4.11. Litigation	A-23
4.12. Material Contracts	A-23
4.13. Intellectual Property	A-24
4.14. Taxes and Returns	A-27
4.15. Real Property	A-28
4.16. Personal Property	A-28
4.17. Title to and Sufficiency of Assets	A-28
4.18. Employee Matters	A-29
4.19. Benefit Plans	A-30
4.20. Environmental Matters	A-32
4.21. Transactions with Related Persons	A-32
4.22. Insurance	A-33
4.23. Books and Records	A-33
4.24. Reserved	A-33
4.25. Certain Business Practices	A-33
4.26. Reserved	A-34
4.27. Investment Company Act	A-34
4.28. Finders and Brokers	A-34
4.29. Independent Investigation	A-34
4.30. Information Supplied	A-34
4.31. Disclosure	A-34

V. COVENANTS	A-35
5.1. Access and Information	A-35
5.2. Conduct of Business of the Company	A-35
5.3. Conduct of Business of the Purchaser	A-38
5.4. Annual and Interim Financial Statements	A-39
5.5. Purchaser Public Filings	A-40
5.6. No Solicitation	A-40
5.7. No Trading	A-41
5.8. Notification of Certain Matters	A-41
5.9. Efforts	A-42
5.10. Tax Matters	A-43
5.11. Further Assurances	A-43
5.12. The Registration Statement	A-43
5.13. Company Stockholder Meeting	A-45
5.14. Public Announcements	A-45
5.15. Confidential Information	A-45
5.16. Documents and Information	A-47
5.17. Post-Closing Board of Directors and Executive Officers	A-47
5.18. Indemnification of Officers and Directors; Tail Insurance	A-47
5.19. Trust Account Proceeds	A-48
5.20. PIPE Investment	A-48
5.21. Extension Expenses	A-48
5.22. Incentive Plan	A-48

A-ii

5.23. Material Disruptive Event	A-49
5.24. Supplement to Company Disclosure Schedules	A-49

VI. SURVIVAL AND INDEMNIFICATION	A-49
6.1. Survival	A-49
6.2. Indemnification	A-49
6.3. Limitations and General Indemnification Provisions	A-50
6.4. Indemnification Procedures	A-51
6.5. Indemnification Payments	A-52
6.6. Exclusive Remedy	A-53

VII. CLOSING CONDITIONS	A-53
7.1. Conditions of Each Party’s Obligations	A-53
7.2. Conditions to Obligations of the Company	A-54
7.3. Conditions to Obligations of the Purchaser	A-55
7.4. Frustration of Conditions	A-56

VIII. TERMINATION AND EXPENSES	A-57
8.1. Termination	A-57
8.2. Effect of Termination	A-58
8.3. Fees and Expenses	A-58

IX. WAIVERS AND RELEASES	A-58
9.1. Waiver of Claims Against Trust	A-58

X. MISCELLANEOUS	A-59
10.1. Notices	A-59
10.2. Binding Effect; Assignment	A-61
10.3. Third Parties	A-61
10.4. Arbitration	A-61
10.5. Governing Law; Jurisdiction	A-62
10.6. WAIVER OF JURY TRIAL	A-62
10.7. Specific Performance	A-62
10.8. Severability	A-62
10.9. Amendment	A-63
10.10. Waiver	A-63
10.11. Entire Agreement	A-63
10.12. Interpretation	A-63
10.13. Counterparts	A-64
10.14. Purchaser Representative	A-64
10.15. Seller Representative	A-65
10.16. Legal Representation	A-67

XI DEFINITIONS	A-67
11.1. Certain Definitions	A-67
11.2. Section References	A-77

INDEX OF EXHIBITS

Exhibit	Description

Exhibit A	Form of Voting Agreement
Exhibit B	Form of Lock-Up Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of October 20, 2021 by and among (i) Digital World Acquisition Corp., a Delaware corporation (together with its successors, the “Purchaser”), (ii) DWAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) ARC Global Investments II, LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of the Purchaser (other than the Company Security Holders (as defined below) as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (iv) the Company’s Chief Legal Officer in the capacity as the representative from and after the Effective Time for the Company Stockholders (as defined below) as of immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (the “Seller Representative”), and (v) Trump Media & Technology Group Corp., a Delaware corporation (the “Company”). The Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

A. The Company, directly and indirectly through its subsidiaries, is creating a media and technology company focused on social media, digital streaming, and podcasting;

B. The Purchaser owns all of the issued and outstanding capital stock of Merger Sub, which was formed for the sole purpose of the Merger (as defined below);

C. The Parties intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”), as a result of which (i) all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company Stockholder to receive its Pro Rata Share (as defined herein) of the Stockholder Merger Consideration (as defined herein), and (ii) the Company Options (as defined herein) and the Company RSUs (as defined herein) shall each be assumed (with equitable adjustments to the number and exercise price of such assumed Company Options and number of Company RSUs) by Purchaser with the result that such assumed Company Options and exchanged Company RSUs shall be replaced with Assumed Options and Exchanged RSUs (each as defined herein) exercisable or to be settled, as the case may be, into shares of Purchaser Common Stock, all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (as amended, the “DGCL”), all in accordance with the terms of this Agreement;

D. The boards of directors of the Company, the Purchaser and Merger Sub have each (i) determined that the Merger is fair, advisable and in the best interests of their respective companies and stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to their respective stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger;

E. The Purchaser has received voting and support agreements in the form attached as Exhibit A hereto (collectively, the “Voting Agreements”) signed by the Company and certain holders of Company Stock sufficient to approve the Merger and the other transactions contemplated by this Agreement;

F. Concurrently with and effective upon the Closing, each Significant Company Holder shall enter into (a) a Lock-Up Agreement with the Purchaser and the Purchaser Representative, the form of which is attached as Exhibit B hereto (each, a “Lock-Up Agreement”), and (b) a Non-Competition and Non-Solicitation Agreement in favor of the Purchaser and the Company, in the form to be mutually agreed between the Purchaser and the Company (each, a “Non-Competition Agreement”);

G. The Parties intend that the Merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code (as defined herein); and

H. Certain capitalized terms used herein are defined in Article XI hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

MERGER

1.1 Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to the Company for periods after the Effective Time shall include the Surviving Corporation).

1.2 Effective Time. The Parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger for the merger of Merger Sub with and into the Company (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing, or such later time as may be specified in the Certificate of Merger, being the “Effective Time”).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

1.4 Tax Treatment. For federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368 of the Code. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.5 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation and Bylaws of the Company, each as in effect immediately prior to the Effective Time, shall automatically be amended and restated in their entirety to read identically to the Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated Certificate of Incorporation and Bylaws shall become the respective Certificate of Incorporation and Bylaws of the Surviving Corporation, except that the name of the Surviving Corporation in such Certificate of Incorporation and Bylaws shall be amended to be a name mutually agreed upon by the Purchaser and the Company.

1.6 Directors and Officers of the Surviving Corporation. At the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the board of directors and executive officers of the Purchaser, after giving effect to Section 5.17, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

1.7 Amended Purchaser Charter. Upon the Effective Time, the Purchaser shall amend and restate its Amended and Restated Certificate of Incorporation in a form to be mutually agreed between the Purchaser and the Company (the “Amended Purchaser Charter”) which shall, among other matters, amend the Purchaser’s Certificate of Incorporation to (i) provide that the name of the Purchaser shall be changed to “Trump Media & Technology Group Corp.” or such other name as mutually agreed to by the Parties, (ii) provide for size and structure of the Post-Closing Purchaser Board in accordance with Section 5.17, and (iii) remove and change certain provisions in the Certificate of Incorporation related to the Purchaser’s status as a blank check company.

1.8 Merger Consideration.

(a) As consideration for the Merger, the Company Security Holders collectively, shall be entitled to receive from the Purchaser, in the aggregate, a number of Purchaser Securities with an aggregate value equal to (the “Merger Consideration”) (a) Eight Hundred Seventy-Five Million U.S. Dollars ($875,000,000), minus (b) the amount of Closing Net Debt, minus (c) the amount of any Transaction Expenses, with each Company Stockholder receiving for each share of Company Stock held (excluding any Company Securities described in Section 1.9(b)) a number of shares of Purchaser Common Stock equal to (i) the Per Share Price, divided by (ii) the Redemption Price (the “Conversion Ratio”) (the total portion of the Merger Consideration amount payable to all Company Stockholders (but excluding holders of Company Options) in accordance with this Agreement is also referred to herein as the “Stockholder Merger Consideration”); provided, that the Merger Consideration otherwise payable to Company Stockholders is subject to the withholding of the Escrow Shares deposited in the Escrow Account in accordance with Section 1.16, and after the Closing is subject to adjustment in accordance with Section 1.13 and reduction for the indemnification obligations of the Indemnifying Parties set forth in Article VI. The holders of Company Options shall receive such number of Assumed Options as described in Section 1.9(d) with such terms and conditions as described in Section 1.9(d). The holders of Company RSUs shall receive such number of Exchanged RSUs as described in Section 1.9(e) with such terms and conditions as described in Section 1.9(e).

(b) Additionally, after the Closing, subject to the terms and conditions set forth in this Agreement, the Company Stockholders shall have the contingent right to receive Earnout Shares as additional consideration if the requirements for receipt of such Earnout Share Payments as set forth in Section 1.17 are satisfied.

1.9 Effect of Merger on Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Securities or the holders of any shares of capital stock of the Purchaser or Merger Sub:

(a) Company Stock. Subject to clauses (b), (d) and (e) below, all shares of Company Stock issued and outstanding immediately prior to the Effective Time will automatically be cancelled and cease to exist in exchange for the right to receive the Stockholder Merger Consideration (as it may be adjusted after the Closing pursuant to Section 1.13, and subject to the withholding of the Escrow Shares), with each Company Stockholder being entitled to receive its Pro Rata Share of the Stockholder Merger Consideration, without interest, upon delivery of the Transmittal Documents in accordance with Section 1.10. As of the Effective Time, each Company Stockholder shall cease to have any other rights in and to the Company or the Surviving Corporation (other than the rights set forth in Section 1.15 below).

(b) Treasury Stock. Notwithstanding clause (a) above or any other provision of this Agreement to the contrary, at the Effective Time, if there are any Company Securities that are owned by the Company as treasury shares or any Company Securities owned by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time, such Company Securities shall be cancelled and shall cease to exist without any conversion thereof or payment therefor.

(c) Dissenting Shares. Each of the Dissenting Shares issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist in accordance with Section 1.15 and shall thereafter represent only the right to receive the applicable payments set forth in Section 1.15.

(d) Company Options. Each outstanding Company Option (whether vested or unvested) shall be assumed by the Purchaser and automatically converted into an option for shares of Purchaser Common Stock (each, an “Assumed Option”). Subject to the subsequent sentence, each Assumed Option will be subject to the terms and conditions set forth in the Company Equity Plan (except any references therein to the Company or Company Stock will instead mean the Purchaser and Purchaser Common Stock, respectively). Each Assumed Option shall: (i) have the right to acquire a number of shares of Purchaser Common Stock equal to (as rounded down to the nearest whole number) the product of (A) the number of shares of Company Stock which the Company Option had the right to acquire immediately prior to the Effective Time, multiplied by (B) the Conversion Ratio; (ii) have an exercise price equal to (as rounded up to the nearest whole cent) the quotient of (A) the exercise price of the Company Option (in U.S. Dollars), divided by (B) the Conversion Ratio; and (iii) be subject to the same vesting schedule as the applicable Company Option. Notwithstanding the foregoing, in all cases, the exercise price and the number of shares of Purchaser Common Stock purchasable pursuant to the Assumed Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, that in the case of any Assumed Option to which Section 422 of the Code applies, the exercise price and the number of shares of Purchaser Common Stock purchasable pursuant to such Assumed Options shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. The Purchaser shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Assumed Options remain outstanding, a sufficient number of shares of Purchaser Common Stock for delivery upon the exercise of such Assumed Option. From and after the Closing, the Company and the Purchaser shall not issue any new awards under the Company Equity Plan.

(e) Company RSUs. The Company RSUs that are outstanding immediately prior to the Effective Time, as listed on Schedule 1.9(e) shall, at the Effective Time, be converted into restricted stock units relating to shares of Purchaser Common Stock (such restricted stock units, the “Exchanged RSUs”). Subject to the subsequent sentence, each Exchanged RSU will be subject to the terms and conditions set forth in the Company Equity Plan (except any references therein to the Company or Company Stock will instead mean the Purchaser and Purchaser Common Stock, respectively). Each Exchanged RSU shall represent the right to settlement of shares of Purchaser Common Stock, equal to (as rounded down to the nearest whole number) (i) each share of Company Stock underlying the Company RSU, multiplied by (ii) the Conversion Ratio. Following the Effective Time, each Exchanged RSU shall be subject to materially the same terms and conditions as were applicable to the corresponding former Company RSU immediately prior to the Effective Time. At or prior to the Effective Time, the parties shall take all lawful actions that are necessary to effectuate the treatment of the Company RSUs pursuant to this Section 1.9(e). The Purchaser shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Exchanged RSUs remain outstanding, a sufficient number of shares of Purchaser Common Stock for delivery upon the settlement of such Exchanged RSUs. From and after the Closing, the Company and the Purchaser shall not issue any new awards under the Company Equity Plan.

(f) Company Convertible Securities. Any Company Convertible Security other than Company Options and Company RSUs, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into shares of Company Stock.

1.10 Surrender of Company Securities and Disbursement of Merger Consideration.

(a) Prior to the Effective Time, the Purchaser shall appoint its transfer agent, Continental Stock Transfer & Trust Company, or another agent reasonably acceptable to the Company (the “Exchange Agent”), for the purpose of exchanging the certificates representing Company Stock (“Company Certificates”). At or prior to the Effective Time, the Purchaser shall deposit, or cause to be deposited, with the Exchange Agent the Stockholder Merger Consideration (less the Escrow Shares, which will be deposited in the Escrow Account in accordance with Section 1.16). At or prior to the Effective Time, the Purchaser shall send, or shall cause the Exchange Agent to send, to each Company Stockholder, a letter of transmittal for use in such exchange, in a form to be mutually agreed between Purchaser and the Company (a “Letter of Transmittal”) (which shall specify that the delivery of Company Certificates in respect of the Stockholder Merger Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Company Certificates to the Exchange Agent (or a Lost Certificate Affidavit)) for use in such exchange.

(b) Each Company Stockholder shall be entitled to receive its Pro Rata Share of the Stockholder Merger Consideration (less the Escrow Shares) in respect of the Company Stock represented by the Company Certificate(s) (excluding any Company Securities described in Sections 1.9(b) or 1.9(c)), as soon as reasonably practicable after the Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto (collectively, the “Transmittal Documents”): (i) the Company Certificate(s) for its Company Stock (or a Lost Certificate Affidavit), together with a properly completed and duly executed Letter of Transmittal and (ii) such other documents as may be reasonably requested by the Exchange Agent or the Purchaser. Until so surrendered, each Company Certificate shall represent after the Effective Time for all purposes only the right to receive such portion of the Stockholder Merger Consideration (subject to the withholding of the Escrow Shares, and as it may be adjusted after the Closing pursuant to Section 1.13) attributable to such Company Certificate.

(c) If any portion of the Stockholder Merger Consideration is to be delivered or issued to a Person other than the Person in whose name the surrendered Company Certificate is registered immediately prior to the Effective Time, it shall be a condition to such delivery that (i) the transfer of such Company Stock shall have been permitted in accordance with the terms of the Company’s Organizational Documents and any stockholders agreement with respect to the Company, each as in effect immediately prior to the Effective Time, (ii) such Company Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and, (iii) the recipient such portion of the Stockholder Merger Consideration, or the Person in whose name such portion of the Stockholder Merger Consideration is delivered or issued, shall have already executed and delivered, if a Significant Company Holder, counterparts to a Lock-Up Agreement and Non-Competition Agreement, and such other Transmittal Documents as are reasonably deemed necessary by the Exchange Agent or the Purchaser and (iv) the Person requesting such delivery shall pay to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Company Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) Notwithstanding anything to the contrary contained herein, in the event that any Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Company Certificate to the Exchange Agent, the Company Stockholder may instead deliver to the Exchange Agent an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to the Purchaser (a “Lost Certificate Affidavit”). Any Lost Certificate Affidavit properly delivered in accordance with this Section 1.10(d) shall be treated as a Company Certificate for all purposes of this Agreement.

(e) After the Effective Time, there shall be no further registration of transfers of Company Stock. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation, the Purchaser or the Exchange Agent, they shall be cancelled and exchanged for the applicable portion of the Stockholder Merger Consideration provided for, and in accordance with the procedures set forth in this Section 1.10. No dividends or other distributions declared or made after the date of this Agreement with respect to Purchaser Common Stock with a record date after the Effective Time will be paid to the holders of any Company Certificates that have not yet been surrendered with respect to the Purchaser Common Stock to be issued upon surrender thereof until the holders of record of such Company Certificates shall surrender such certificates (or provide a Lost Certificate Affidavit), if applicable, and provide the other Transmittal Documents. Subject to applicable Law, following surrender of any such Company Certificates (or delivery of a Lost Certificate Affidavit), if applicable, and delivery of the other Transmittal Documents, Purchaser shall promptly deliver to the record holders thereof, without interest, the certificates representing the Purchaser Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Purchaser Common Stock.

(f) All securities issued upon the surrender of Company Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities. Any portion of the Stockholder Merger Consideration made available to the Exchange Agent pursuant to Section 1.10(a) and any Escrowed Property disbursed to the Escrow Agent in accordance with the Escrow Agreement that remains unclaimed by Company Stockholders two (2) years after the Effective Time shall be returned to the Purchaser, upon demand, and any such Company Stockholder who has not exchanged its Company Stock for the applicable portion of the Stockholder Merger Consideration in accordance with this Section 1.10 prior to that time shall thereafter look only to the Purchaser for payment of the portion of the Stockholder Merger Consideration in respect of such shares of Company Stock without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding the foregoing, none of the Surviving Corporation, the Purchaser or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) The Purchaser shall not issue Assumed Options for Company Options until it shall have received from each holder thereof a duly executed Letter of Transmittal with respect to such Company Option.

(h) Notwithstanding anything to the contrary contained herein, no fraction of a share of Purchaser Common Stock will be issued by virtue of the Merger or the transactions contemplated hereby (including the Earnout Payments), and each Person who would otherwise be entitled to a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock that otherwise would be received by such holder) shall instead have the number of shares of Purchaser Common Stock issued to such Person rounded down in the aggregate to the nearest whole share of Purchaser Common Stock.

1.11 Effect of Transaction on Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Securities or the holders of any shares of capital stock of the Purchaser or Merger Sub, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

1.12 Closing Calculations. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to the Purchaser a statement certified by the Company’s chief executive officer (the “Estimated Closing Statement”) setting forth a good faith calculation of the Company’s estimate of the Closing Net Debt and Transaction Expenses, in each case, as of the Reference Time, and the resulting Merger Consideration and Per Share Price based on such estimates, in reasonable detail including for each component thereof, along with the amount owed to each creditor of any of the Target Companies, and bank statements and other evidence reasonably necessary to confirm such calculations. Promptly upon delivering the Estimated Closing Statement to the Purchaser, if requested by the Purchaser, the Company will meet with the Purchaser to review and discuss the Estimated Closing Statement and the Company will consider in good faith the Purchaser’s comments to the Estimated Closing Statement and make any appropriate adjustments to the Estimated Closing Statement prior to the Closing, which adjusted Estimated Closing Statement, as mutually approved by the Company and the Purchaser both acting reasonably and in good faith, shall thereafter become the Estimated Closing Statement for all purposes of this Agreement. The Estimated Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

1.13 Merger Consideration Adjustment.

(a) Within ninety (90) days after the Closing Date, Purchaser’s Chief Financial Officer (the “CFO”) shall deliver to the Purchaser Representative and the Seller Representative a statement (the “Closing Statement”) setting forth (i) a consolidated balance sheet of the Target Companies as of the Reference Time and (ii) a good faith calculation of the Closing Net Debt and Transaction Expenses, in each case, as of the Reference Time, and the resulting Merger Consideration using the formula in Section 1.8(a). The Closing Statement shall be prepared, and the Closing Net Debt and Transaction Expenses and the resulting Merger Consideration and Merger Consideration Shares shall be determined in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

(b) After delivery of the Closing Statement, each of the Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, shall be permitted reasonable access to the books, records, working papers, files, facilities and personnel of the Target Companies relating to the preparation of the Closing Statement. The Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, may make inquiries of the CFO and related Purchaser and Target Company personnel and advisors regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and Purchaser and the Company shall provide reasonable cooperation in connection therewith. If either the Seller Representative or the Purchaser Representative (each, a “Representative Party”) has any objections to the Closing Statement, such Representative Party shall deliver to the CFO and the other Representative Party a statement setting forth its objections thereto (in reasonable detail) (an “Objection Statement”). If an Objection Statement is not delivered by a Representative Party within thirty (30) days following the date of delivery of the Closing Statement, then such Representative Party will have waived its right to contest the Closing Statement, all determinations and calculations set forth therein, and the resulting Merger Consideration set forth therein. If an Objection Statement is delivered within such thirty (30) day period, then the Seller Representative and the Purchaser Representative shall negotiate in good faith to resolve any such objections for a period of twenty (20) days thereafter. If the Seller Representative and the Purchaser Representative do not reach a final resolution within such twenty (20) day period, then upon the written request of either Representative Party (the date of receipt of such notice by the other Party, the “Independent Expert Notice Date”), the Representative Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with Section 1.13(c). For purposes hereof, the “Independent Expert” shall mean a mutually acceptable independent (i.e., no prior material business relationship with any party for the prior two (2) years) accounting firm appointed by the Purchaser Representative and the Seller Representative, which appointment will be made no later than ten (10) days after the Independent Expert Notice Date); provided, that if the Independent Expert does not accept its appointment or if the Purchaser Representative and the Seller Representative cannot agree on the Independent Expert, in either case within twenty (20) days after the Independent Expert Notice Date, either Representative Party may require, by written notice to the other Representative Party, that the Independent Expert be selected by the New York City Regional Office of the AAA in accordance with the AAA’s procedures. The parties agree that the Independent Expert will be deemed to be independent even though a Party or its Affiliates may, in the future, designate the Independent Expert to resolve disputes of the types described in this Section 1.13. The Parties acknowledge that any information provided pursuant to this Section 1.13 will be subject to the confidentiality obligations of Section 5.15.

(c) If a dispute with respect to the Closing Statement is submitted in accordance with this Section 1.13 to the Independent Expert for final resolution, the Parties will follow the procedures set forth in this Section 1.13(c). Each of the Seller Representative and the Purchaser Representative agrees to execute, if requested by the Independent Expert, a reasonable engagement letter with respect to the determination to be made by the Independent Expert. All fees and expenses of the Independent Expert will be borne by the Purchaser. Except as provided in the preceding sentence, all other costs and expenses incurred by the Seller Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Company, and all other costs and expenses incurred by the Purchaser Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Purchaser. The Independent Expert will determine only those issues still in dispute as of the Independent Expert Notice Date and the Independent Expert’s determination will be based solely upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Expert will be based solely on presentations with respect to such disputed items by the Purchaser Representative and the Seller Representative to the Independent Expert and not on the Independent Expert’s independent review; provided, that such presentations will be deemed to include any work papers, records, accounts or similar materials delivered to the Independent Expert by a Representative Party in connection with such presentations and any materials delivered to the Independent Expert in response to requests by the Independent Expert. Each of the Seller Representative and the Purchaser Representative will use their reasonable efforts to make their respective presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such Representative Party will be entitled, as part of its presentation, to respond to the presentation of the other Representative Party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the provisions of this Agreement, including this this Section 1.13. It is the intent of the parties hereto that the activities of the Independent Expert in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The Seller Representative and the Purchaser Representative will request that the Independent Expert’s determination be made within forty-five (45) days after its engagement, or as soon thereafter as possible, will be set forth in a written statement delivered to the Purchaser Representative and the Seller Representative. Such determination will be final, conclusive, non-appealable and binding on the Parties for all purposes hereunder (other than for fraud or manifest error).

(d) For purposes hereof, the term “Adjustment Amount” shall mean (x) the Merger Consideration as finally determined in accordance with this Section 1.13, less (y) the Merger Consideration that was issued at the Closing (including to the Escrow Account) pursuant to the Estimated Closing Statement.

(i) If the Adjustment Amount is a positive number, then Purchaser shall, within ten (10) Business Days after such final determination of the Merger Consideration, issue to the Company Stockholders an additional number of shares of Purchaser Common Stock equal to (x) the Adjustment Amount, divided by (y) the Redemption Price, with each Company Stockholder receiving its Pro Rata Share of such additional shares of Purchaser Common Stock, up to a maximum number of shares of Purchaser Common Stock equal to the value of the Escrow Property in the Escrow Account at such time (with each share of Purchaser Common Stock and Escrow Share valued at the Redemption Price for such purposes). Such additional shares of Purchaser Common Stock shall be considered additional Merger Consideration under this Agreement and, with respect to Significant Company Holders, “Restricted Securities” under the Lock-Up Agreements.

(ii) If the Adjustment Amount is a negative number, then the Seller Representative and the Purchaser Representative shall, within three (3) Business Days after such final determination, provide joint written instructions to the Escrow Agent to distribute to Purchaser a number of Escrow Shares (and, after distribution of all Escrow Shares, other Escrow Property) with a value equal to the absolute value of the Adjustment Amount (with each Escrow Share valued at the Redemption Price). Purchaser will promptly cancel any Escrow Shares distributed to it by the Escrow Agent promptly after its receipt thereof. The Escrow Account shall be the sole source of recovery for any payments by the Company Stockholders under this Section 1.13(d), and the Company Stockholders shall not be required under this Section 1.13(d) to pay any amounts in excess of the Escrow Property in the Escrow Account at such time.

1.14 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.15 Appraisal and Dissenter’s Rights. No Company Stockholder who has validly exercised its appraisal rights pursuant to Section 262 of the DGCL (a “Dissenting Stockholder”) with respect to its Company Stock (such shares, “Dissenting Shares”) shall be entitled to receive any portion of the Stockholder Merger Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder unless and until such Dissenting Stockholder shall have effectively withdrawn or lost its appraisal rights under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment resulting from the procedure set forth in Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder. The

Company shall give the Purchaser and the Purchaser Representative (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to any Dissenting Stockholder’s rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Purchaser and the Purchaser Representative, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands. Notwithstanding anything to the contrary contained in this Agreement, for all purposes of this Agreement, the Stockholder Merger Consideration (including Escrow Shares) shall be reduced by the Pro Rata Share of any Dissenting Stockholders attributable to any Dissenting Shares and the Dissenting Stockholders shall have no rights to any portion of the Stockholder Merger Consideration (or Escrow Shares) with respect to any Dissenting Shares.

1.16 Escrow.

(a) At or prior to the Closing, the Purchaser Representative, the Seller Representative and Continental Stock Transfer & Trust Company (or such other escrow agent mutually acceptable to the Purchaser and the Company), as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Effective Time, in form and substance reasonably satisfactory to the Purchaser and the Company (the “Escrow Agreement”), pursuant to which the Purchaser shall issue to the Escrow Agent a number of shares of Purchaser Common Stock (with each share valued at the Redemption Price) equal to five percent (5%) of the Merger Consideration (the “Escrow Amount”) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) to be held, along with any other dividends, distributions or other income on the Escrow Shares (together with the Escrow Shares, the “Escrow Property”), in a segregated escrow account (the “Escrow Account”) and disbursed therefrom in accordance with the terms of Section 1.13 and Article VI hereof and the Escrow Agreement. The Escrow Property shall be allocated among and transferred to the Company Stockholders pro rata based on their respective Pro Rata Share. The Escrow Property shall serve as the sole source of payment for the obligations of the Company Stockholders under Section 1.13 and the obligations of the Company Stockholders pursuant to Article VI (other than for Fraud Claims). Unless otherwise required by Law, all distributions made from the Escrow Account shall be treated by the Parties as an adjustment to the number of shares of Stockholder Merger Consideration received by the Company Stockholders pursuant to Article I hereof.

(b) The Escrow Property shall not be subject to any indemnification claim to the extent made after the date which is twelve (12) months after the Closing Date (the “Expiration Date”); provided, however, with respect to any indemnification claims made in accordance with Article VI hereof on or prior to the Expiration Date that remain unresolved at the time of the Expiration Date (“Pending Claims”), all or a portion of the Escrow Property reasonably necessary to satisfy such Pending Claims (as determined based on the amount of the indemnification claim included in the Claim Notice provided by the Purchaser Representative under Article VI and the Purchaser Share Price as of the Expiration Date) shall remain in the Escrow Account until such time as such Pending Claim shall have been finally resolved and paid pursuant to the provisions of Article VI. After the Expiration Date, any Escrow Property remaining in the Escrow Account that is not subject to Pending Claims, if any, and not subject to resolved but unpaid claims in favor of an Indemnified Party, shall be transferred by the Escrow Agent to the Company Stockholders that have previously delivered the Transmittal Documents in accordance with Section 1.10, with each such Company Stockholder receiving its Pro Rata Share of such Escrow Property. Promptly after the final resolution of all Pending Claims and payment of all indemnification obligations in connection therewith, the Escrow Agent shall transfer any remaining Escrow Property remaining in the Escrow Account to the Company Stockholders that have previously delivered the Transmittal Documents in accordance with Section 1.10, with each such Company Stockholder receiving its Pro Rata Share of such Escrow Property.

1.17 Earnout.

(a) After the Closing, subject to the terms and conditions set forth herein, the Company Stockholders shall have the contingent right to receive up to an aggregate maximum of 40,000,000 shares of Purchaser Common Stock (subject to adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted) (the “Earnout Shares”), as additional consideration from the Purchaser based on the performance of the Purchaser Common Stock, as follows

(i) In the event that the VWAP of the Purchaser Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “First Share Price Target”) for twenty (20) out of any thirty (30) Trading Days during the period beginning on the Closing Date and ending on the 18 month anniversary of the Closing Date, then, subject to the terms and conditions of this Agreement, the Purchaser shall issue to each of the Company Stockholders its Pro Rata Share of 15,000,000 Earnout Shares (the “First Earnout Share Payment”).

(ii) In the event that the VWAP of the Purchaser Common Stock equals or exceeds $20.00 per share (as adjusted for stock splits, stock dividends, combinations, reorganizations and recapitalizations) (the “Second Share Price Target”) for twenty (20) out of any thirty (30) Trading Days during the period beginning on the Closing Date and ending on the second anniversary of the Closing Date, the Purchaser shall issue to each of the Company Stockholders its Pro Rata Share of 15,000,000 Earnout Shares (the “Second Earnout Share Payment”).

(iii) In the event that the VWAP of the Purchaser Common Stock equals or exceeds $30.00 per share (as adjusted for stock splits, stock dividends, combinations, reorganizations and recapitalizations) (the “Third Share Price Target”, and together with the First Share Price Target and the Second Share Price Target, the “Share Price Targets”) for twenty (20) out of any thirty (30) Trading Days during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date, the Purchaser shall issue to each of the Company Stockholders its Pro Rata Share of 10,000,000 shares of Purchaser Common Stock (the “Third Earnout Share Payment”, and together with the First Earnout Share Payment and the Second Earnout Share Payment, the “Earnout Share Payments”).

(iv) For purposes of Section 1.17(i)-(iii) above, the thirty (30) consecutive Trading Day periods may be overlapping, such that multiple Share Price Targets may be achieved simultaneously or within thirty (30) consecutive Trading Days of each other. For the avoidance of doubt, the Earnout Share Payments are cumulable but each is earnable solely on an all-or-nothing basis, such that there will be no entitlement to a partial award of any Earnout Share Payment. The number of shares of Purchaser Common Stock constituting any Earnout Payment shall be equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing. Subject to the foregoing sentence, the aggregate maximum number of shares of Purchaser Common Stock issuable as Earnout Payments shall be forty million (40,000,000).

(b) The CFO will monitor the VWAP of the Purchaser Common Stock each Trading Day, and as soon as practicable (and in any event within ten (10) Business Days) after the end of each monthly anniversary of the Closing through the earlier of (x) December 31, 2024 and (y) the date, if any, as of which the Third Share Price Target is finally determined pursuant to this Section 1.17(b) to have been achieved, the CFO will prepare and deliver to each Representative Party a written statement (each, an “Earnout Statement”) that sets forth (i) the VWAP of the Purchaser Common Stock on each Trading Day for such monthly anniversary period then ended and the preceding monthly periods since the Closing and (ii) whether a Share Price Target has been achieved. Each Representative Party will have ten (10) Business Days after its receipt of an Earnout Statement to review it. Each Representative Party, and its Representatives on its behalf, may make inquiries to the CFO and related Purchaser and Company personnel and advisors regarding questions concerning or disagreements with the Earnout Statement arising in the course of their review thereof, and the Purchaser and the Company shall provide reasonable cooperation in connection therewith. If either Representative Party has any objections to an Earnout

Statement, such Representative Party shall deliver to the Purchaser (to the attention of the CFO) and the other Representative Party a statement setting forth its objections thereto (in reasonable detail). If such written statement is not delivered by a Representative Party within twenty (20) Business Days following the date of delivery of each Earnout Statement, then such Representative Party will have waived its right to contest such Earnout Statement and the calculation of the VWAP of the Purchaser Common Stock during the applicable portion of the Earnout Period (and whether the Share Price Targets has been achieved) as set forth therein. If such written statement is delivered by a Representative Party within such twenty (20) Business Day period, then the Seller and the Purchaser Representative shall negotiate in good faith to resolve any such objections for a period of ten (10) Business Day thereafter. If the Representative Parties do not reach a final resolution within such ten (10) Business Day period, then upon the written request of either Representative Party, the Representative Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with the procedures set forth in Section 1.13(c).

(c) If there is a final determination in accordance with Section 1.17(a)(iv) that the Seller is entitled to receive Earnout Shares for having achieved one or more Share Price Targets, the applicable Earnout Shares, will become due upon such final determination and the Purchaser will deliver such shares within ten (10) Business Days thereafter.

(d) Following the Closing, the Purchaser and its Subsidiaries, including the Target Companies, will be entitled to operate their respective businesses based upon their respective business requirements. Each of the Purchaser and its Subsidiaries, including the Target Companies, will be permitted, following the Closing, to make changes at its sole discretion to its operations, organization, personnel, accounting practices and other aspects of its business, including actions that may have an impact on, the share price of the Purchaser Common Stock and the ability of the Company Stockholders to earn the Earnout Shares, and no Person will have any right to claim the loss of all or any portion of any Earnout Shares or other damages as a result of such decisions.

ARTICLE II

CLOSING

2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole, LLP (“EGS”), counsel to the Purchaser, 1345 Avenue of the Americas, New York, NY 10105, on a date and at a time to be agreed upon by Purchaser and the Company, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived, or at such other date, time or place (including remotely) as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Except as set forth in (i) the disclosure schedules delivered by the Purchaser to the Company on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR, Purchaser represents and warrants to the Company, that, each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date) as follows:

3.1 Organization and Standing. Each of the Purchaser and Merger Sub is a company duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of the Purchaser and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by each of them makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. Each of the Purchaser and Merger Sub has heretofore made available to the Company accurate and complete copies of its Organizational Documents, as currently in effect. Neither the Purchaser nor the Merger Sub is not in violation of any provision of their respective Organizational Documents in any material respect.

3.2 Authorization; Binding Agreement. Each of the Purchaser and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform each of the Purchaser’s and Merger Sub’s respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby subject to obtaining the Required Purchaser Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of the Purchaser and Merger Sub, and (b) other than the Required Purchaser Stockholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Purchaser or Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which each of the Purchaser and Merger Sub is a party shall be when delivered, duly and validly executed and delivered by the Purchaser and Merger Sub, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser and Merger Sub, enforceable against, as applicable, the Purchaser and Merger Sub in accordance with its respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”). The Purchaser’s board of directors, by resolutions duly adopted at a meeting duly called and held (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Purchaser and its stockholders, (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement in accordance with the DGCL, (iii) directed that this Agreement be submitted to the Purchaser’s stockholders for adoption and (iv) resolved to recommend that the Purchaser’s stockholders adopt this Agreement.

3.3 Governmental Approvals. Except as otherwise described in Schedule 3.3, no Consent of or with any Governmental Authority, on the part of either the Purchaser or Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser or Merger Sub of this Agreement and each Ancillary Document to which Purchaser or Merger Sub is a party or the consummation by the Purchaser or Merger Sub of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Purchaser or Merger Sub.

3.4 Non-Contravention. Except as otherwise described in Schedule 3.4, the execution and delivery by each of the Purchaser and Merger Sub of this Agreement and each Ancillary Document to which it is a party, the consummation by each of the Purchaser and Merger Sub of the transactions contemplated hereby and thereby, and compliance by each of the Purchaser and Merger Sub with any of the provisions hereof and thereof, will not (a) contravene or conflict with or violate any provision of each of the Purchaser’s and Merger Sub’s Organizational Documents, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to either of the Purchaser and Merger Sub, (c) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to either of the Purchaser and Merger Sub or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on either of the Purchaser or the Merger Sub.

3.5 Capitalization.

(a) Purchaser is authorized to issue (i) 200,000,000 shares of Purchaser Class A Common Stock, (ii) 10,000,000 shares of Purchaser Class B Common Stock, and (iii) 1,000,000 shares of Purchaser Preferred Stock. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Schedule 3.5(a). As of the date of this Agreement, there are no issued or outstanding Purchaser Preferred Shares. All outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities have been issued in violation of any applicable securities Laws.

(b) Prior to giving effect to the merger, Merger Sub is authorized to issue 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding, and all of which are owned by the Purchaser. Prior to giving effect to the transactions contemplated by this Agreement, other than Merger Sub, Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

(c) Except as set forth in Schedule 3.5(a) or Schedule 3.5(c) there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Purchaser or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.5(c), there are no shareholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of any shares of Purchaser.

(d) All Indebtedness of Purchaser as of the date of this Agreement is disclosed on Schedule 3.5(d). No Indebtedness of Purchaser contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or (iii) the ability of Purchaser to grant any Lien on its properties or assets.

(e) Since the date of formation of Purchaser, and except as contemplated by this Agreement, Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

3.6 SEC Filings and Purchaser Financials.

(a) The Purchaser, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, the Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) the Purchaser’s annual reports on Form 10-K for each fiscal year of the Purchaser beginning with the first year the Purchaser was required to file such a form, (ii) the Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that the Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of the Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any Purchaser SEC Documents. None of the Purchaser SEC Documents filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Purchaser Public Units, the Purchaser Common Stock Shares and the Purchaser Public Warrants are listed on Nasdaq, (B) the Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of the Purchaser, threatened against the Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

(b) The financial statements and notes of the Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved; (ii) contain and reflect all necessary adjustments and accruals for a fair representation of the Purchaser’s financial condition as of their dates; (iii) contain and reflect adequate provisions for all material Liabilities for all material Taxes applicable to the Purchaser with respect to the periods then ended; and (iv) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c) Except as disclosed and to the extent reflected or reserved against in the Purchaser Financials, the Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the Purchaser’s formation in the ordinary course of business. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in the Purchaser Financial Statements.

3.7 Absence of Certain Changes. As of the date of this Agreement, except as set forth in Schedule 3.7, the Purchaser has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and (b) since June 30, 2021, not been subject to a Material Adverse Effect.

3.8 Compliance with Laws. The Purchaser is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Purchaser, and the Purchaser has not received written notice alleging any violation of applicable Law in any material respect by the Purchaser. Purchaser is not under investigation with respect to any violation or alleged violation of, any law, or judgment, order or decree entered by any court, arbitrator or Governmental Authority, domestic or foreign, and the Purchaser has not previously received any subpoenas from any Governmental Authority.

3.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of the Purchaser, threatened material Action to which the Purchaser is subject which would reasonably be expected to have a Material Adverse Effect on the Purchaser. There is no material Action that the Purchaser has pending against any other Person. The Purchaser is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. The Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Purchaser. Neither the Purchaser nor the Merger Sub, their directors or officers, nor, any of their employees, agents, or any other Persons acting for or on behalf of any of the Purchaser or Merger Sub has, directly or knowingly indirectly (i) made, offered, promised, authorized, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made, offered, promised, authorized or paid any unlawful contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, promised, authorized, paid or received any improper payment in violation of any Anti-Corruption Laws. Neither the Purchaser nor the Merger Sub, their directors or officers, nor, any of their employees, agents, or any other Persons acting for or on behalf of any of the Purchaser Parties is or has been (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Authority; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity 50-percent or more owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii). Neither the Purchaser Parties, their directors or officers, nor, any of their employees, agents, or any other Persons in their capacity as such, is in violation of, or has been, in violation of, has been threatened to be charged with or given notice of any violation of, or is under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, applicable Sanctions and Export Control Laws.

3.10 Taxes and Returns.

(a) The Purchaser has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which such Tax Returns are accurate and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. Schedule 3.10(a) sets forth each jurisdiction where the Purchaser files or is required to file a Tax Return. There are no audits, examinations, investigations or other proceedings pending against the Purchaser in respect of any Tax, and the Purchaser has not been notified in writing of any proposed Tax claims or assessments against the Purchaser (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of the Purchaser’s assets, other than Permitted Liens. The Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return (except for any such requests that are timely made and are automatically granted as a matter of law).

(b) Since the date of its formation, the Purchaser has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

3.11 Employees and Employee Benefit Plans. The Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.12 Properties. The Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property. The Purchaser does not own or lease any material real property or material Personal Property.

3.13 Material Contracts.

(a) Except as set forth on Schedule 3.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which the Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by the Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of the Purchaser as its business is currently conducted, any acquisition of material property by the Purchaser, or restricts in any material respect the ability of the Purchaser to engage in business as currently conducted by it or compete with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b) With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the Knowledge of the Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by the Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of the Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Purchaser under any Purchaser Material Contract.

3.14 Transactions with Affiliates. Schedule 3.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between the Purchaser and any (a) present or former director, officer or employee or Affiliate of the Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Purchaser’s outstanding capital stock as of the date hereof.

3.15 Merger Sub Activities. Since its formation, Merger Sub has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which it is a party, Merger Sub is not party to or bound by any Contract.

3.16 Investment Company Act. The Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

3.17 Finders and Brokers. Except as set forth on Schedule 3.17, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchaser, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

3.18 Ownership of Stockholder Merger Consideration. All shares of Purchaser Common Stock to be issued and delivered to the Company Stockholders as Stockholder Merger Consideration in accordance with Article I shall be, upon issuance and delivery of such Purchaser Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, any applicable Lock-Up Agreement, the Escrow Agreement, and any Liens incurred by any Company Stockholder, and the issuance and sale of such Purchaser Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

3.19 Certain Business Practices.

(a) Neither the Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of the Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist it in connection with any actual or proposed transaction.

(b) The operations of the Purchaser are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Purchaser with respect to any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened.

(c) None of the Purchaser or any of its directors or officers, or, to the Knowledge of the Purchaser, any other Representative acting on behalf of the Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Purchaser has not, in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

3.20 Insurance. Schedule 3.20 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Purchaser relating to the Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and the Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of the Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by the Purchaser. The Purchaser has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on the Purchaser.

3.21 Independent Investigation. Without limiting Section 6.3(e) hereof, the Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Target Companies and the Business Plan, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to Purchaser pursuant hereto, and the information provided by or on behalf of the Company for the Registration Statement; and (b) none of the Company nor its respective Representatives have made any representation or warranty as to the Target Companies, or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to Purchaser pursuant hereto, or with respect to the information provided by or on behalf of the Company for the Registration Statement. Except as otherwise expressly set forth in this Agreement, Purchaser understands and agrees that any assets, properties and business of the Company and any of its Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV, with all faults and without any other representation or warranty of any nature whatsoever.

3.22 Purchaser Acknowledgement. The Purchaser hereby acknowledges the controversial nature of being associated with the Company Principal and the Company Principal’s family.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Purchaser on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing, as follows:

4.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the DGCL and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Schedule 4.1 lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business. The Company has provided to the Purchaser accurate and complete copies of its Organizational Documents and the Organizational Documents of each of its Subsidiaries, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents.

4.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Company Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s board of directors in accordance with the Company’s Organizational Documents, the DGCL, any other applicable Law or any Contract to which the Company or any of its stockholders is a party or by which it or its securities are bound and (b) other than the Required Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company’s board of directors, by resolutions duly adopted at a meeting duly called and held (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement in accordance with the DGCL, (iii) directed that this Agreement be submitted to the Company’s stockholders for adoption and (iv) resolved to recommend that the Company stockholders adopt this Agreement. The Voting Agreements delivered by the Company include holders of Company Stock representing at least the Required Company Stockholder Approval, and such Voting Agreements are in full force and effect.

4.3 Capitalization.

(a) The total number of shares of all classes of capital stock that the Company is authorized to issue is 110,000,000 shares of Company Stock, 110,000,000 of which shares are issued and outstanding, including 7,500,000 of which shares shall be authorized for issuance in connection with the Company Equity Plan. Prior to giving effect to the transactions contemplated by this Agreement, all of the issued and outstanding Company Stock and other equity interests of the Company are set forth on Schedule 4.3(a), along with the beneficial and record owners thereof, all of which shares and other equity interests are owned free and clear of any Liens. All of the outstanding shares and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, any other applicable Law, the Company Charter or any Contract to which the Company is a party or by which it or its securities are bound. The Company holds no shares or other equity interests of the Company in its treasury. None of the outstanding shares or other equity interests of the Company were issued in violation of any applicable securities Laws.

(b) The Company shall reserve 7,500,000 shares of Company Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the Company Equity Plan, which shall be duly adopted by the Company’s board of directors and approved by the Company’s stockholders following the date hereof and prior to issuance of any Company Options and Company RSUs. The Company shall furnish to the Purchaser complete and accurate copies of the Company Equity Plan and forms of agreements to be used thereunder. Other than as set forth on Schedule 4.3(b), there are no Company Convertible Securities, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its stockholders is a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth on Schedule 4.3(b), there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Company Charter, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor has the Company granted any registration rights to any Person with respect to the Company’s equity securities. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and, other than with respect to the Company Options and Company RSUs, no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered as to vesting or exercisability).

(c) Each Company Option intended to qualify as an “incentive stock option” under the Code so qualifies. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective by all necessary corporate action, and: (i) the stock option agreement governing such grant was duly executed and delivered by each party thereto; (ii) each such grant was made in accordance with the terms of the Company Equity Plan and all other applicable Laws; (iii) the per share exercise price of each Company Option was equal or greater than the fair market value of a share of Company Stock on the applicable grant date; and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(d) Except as disclosed in the Company Financials, since its formation, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of directors of the Company has not authorized any of the foregoing.

4.4 Subsidiaries. Schedule 4.4 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof and (d) its Tax election to be treated as a corporate or a disregarded entity under the Code and any state or applicable non-U.S. Tax laws, if any. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Company or its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. No Subsidiary of the Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Target Company. Except for the equity interests of the Subsidiaries listed on Schedule 4.4, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. None of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

4.5 Governmental Approvals. Except as otherwise described in Schedule 4.5, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as are expressly contemplated by this Agreement or (b) pursuant to Antitrust Laws.

4.6 Non-Contravention. Except as otherwise described in Schedule 4.6, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party or otherwise bound, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract.

4.7 Financial Statements.

(a) As used herein, the term “Company Financials” means (x) the unaudited consolidated financial statements of the Target Companies, consisting of the consolidated balance sheet of the Target Companies as of June 30, 2021 (the “Interim Balance Sheet Date”), and the related unaudited consolidated income statement, changes in shareholder equity and statement of cash flows for the period since the formation of the Company on February 8, 2021 through June 30, 2021 and (y) once available and delivered by the Company, the audited financial statements prepared pursuant to Section 5.4(b). True and correct copies of the Company Financials have been provided to the Purchaser. The Company Financials (i) accurately reflect the books and records of the Target Companies as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for GAAP and exclude year-end adjustments ), (iii) comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, and (iv) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) Each Target Company maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of such Target Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. No Target Company or any of its Representatives has ever received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(c) The Target Companies do not have any Indebtedness other than the Indebtedness set forth on Schedule 4.7(c), which schedule sets for the amounts (including principal and any accrued but unpaid interest or other obligations) with respect to such Indebtedness. Except as disclosed on Schedule 4.7(c), no Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

(d) Except as set forth on Schedule 4.7(d), no Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of the Interim Balance Sheet Date contained in the Company Financials or (ii) not material and that were incurred after the Interim Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e) All internally prepared financial models with respect to the Target Companies that were shared by the Company with the Purchaser or its Representatives were prepared in good faith.

(f) All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Target Companies (the “Accounts Receivable”) arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to a Target Company arising from its business. None of the Accounts Receivable are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the Company Financials. All of the Accounts Receivable are, to the Knowledge of the Company, fully collectible according to their terms in amounts not less than the aggregate amounts thereof carried on the books of the Target Companies (net of reserves) within ninety (90) days.

4.8 Absence of Certain Changes. Except as set forth on Schedule 4.8, since its formation, each Target Company has (a) conducted its business only in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.2(b) (without giving effect to Schedule 5.2) if such action were taken on or after the date hereof without the consent of the Purchaser.

4.9 Compliance with Laws. No Target Company is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has any Target Company received, since its formation, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

4.10 Company Permits. Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to the Purchaser true, correct and complete copies of all material Company Permits, all of which material Company Permits are listed on Schedule 4.10. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened. No Target Company is in violation in any material respect of the terms of any Company Permit, and no Target Company has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any Company Permit.

4.11 Litigation. Except as described on Schedule 4.11, there is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened, nor is there any reasonable basis for any Action to be made (and no such Action has been brought or, to the Company’s Knowledge, threatened in the past five (5) years); or (b) Order now pending or outstanding or that was rendered by a Governmental Authority in the past five (5) years, in either case of (a) or (b) by or against any Target Company, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of a Target Company must be related to the Target Company’s business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 4.11, if finally determined adversely to the Target Companies, will not have, either individually or in the aggregate, a Material Adverse Effect upon any Target Company. In the past five (5) years, none of the current or former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

4.12 Material Contracts.

(a) Schedule 4.12(a) sets forth a true, correct and complete list of, and the Company has made available to the Purchaser (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 4.12(a), a “Company Material Contract”) that:

(i) contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $100,000;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $100,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $100,000 per year or $250,000 in the aggregate;

(viii) obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $100,000;

(ix) is between any Target Company and any directors, officers or employees of a Target Company (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;

(x) obligates the Target Companies to make any capital commitment or expenditure in excess of $100,000 (including pursuant to any joint venture);

(xi) relates to a material settlement;

(xii) provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney;

(xiii) relates to the development, ownership, licensing or use of any Intellectual Property by, to or from any Target Company, other than Off-the-Shelf Software;

(xiv) that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; or

(xv) is otherwise material to any Target Company and not described in clauses (i) through (xiv) above.

(b) Except as disclosed in Schedule 4.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Target Company in any material respect; and (vi) no Target Company has waived any rights under any such Company Material Contract.

4.13 Intellectual Property.

(a) Schedule 4.13(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by a Target Company. Schedule 4.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $20,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from a Target Company, if any. Each Target Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Target Company, and previously used or licensed by such Target Company, except for the Intellectual Property that is the subject of the Company IP Licenses. No item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Target Companies have obtained valid assignments of inventions from each inventor. Except as set forth on Schedule 4.13(a)(iii), all Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and such Target Company has recorded assignments of all Company Registered IP.

(b) Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. The Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the Target Companies as presently conducted. Each Target Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Target Companies of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any Target Company. To the knowledge of the Company, all registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to any Target Company are valid, in force and in good standing with all required fees and maintenance fees having been paid with no Actions pending, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge of any kind that Target Company is aware of. No Target Company is party to any Contract that requires a Target Company to assign to any Person all of its rights in any Intellectual Property developed by a Target Company under such Contract.

(c) Schedule 4.13(c) sets forth all licenses, sublicenses and other agreements or permissions under which a Target Company is the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to a Target Company, if any. Each Target Company has performed all obligations imposed on it in the Outbound IP Licenses, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

(d) No Action is pending or, to the Company’s Knowledge, threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned, licensed, used or held for use by the Target Companies, nor, to the Knowledge of the Company, is there any reasonable basis for any such Action. No Target Company has received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company, nor to the Knowledge of the Company is there a reasonable basis therefor. There are no Orders to which any Target Company is a party or its otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by a Target Company. No Target Company is currently infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by a Target Company or, to the Knowledge of the Company, otherwise in connection with the conduct of the respective businesses of the Target Companies. To the Company’s Knowledge, no third party is currently, or in the past has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by any Target Company (“Company IP”) in any material respect.

(e) All officers, directors, employees and independent contractors of a Target Company (and each of their respective Affiliates) have assigned to the Target Companies all Intellectual Property arising from the services performed for a Target Company by such Persons and all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any Intellectual Property owned by a Target Company. To the Knowledge of the Company, there has been no violation of a Target Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. The Company has made available to the Purchaser true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to a Target Company. To the Company’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company as presently conducted or contemplated to be conducted. Each Target Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f) To the Knowledge of the Company, no Person has obtained unauthorized access to third party information and data (including personally identifiable information) in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by a Target Company. Each Target Company has complied in all material respects with all applicable Laws and Contract requirements relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of the Target Companies has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

4.14 Taxes and Returns.

(a) Each Target Company has or will have timely filed, or caused to be timely filed, all federal, state, local and foreign Tax Returns required to be filed by it (taking into account all available extensions that are automatically granted as a matter of law), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established. Each Target Company has complied with all applicable Laws relating to Tax.

(b) There is no Action currently pending or, to the Knowledge of the Company, threatened against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) No Target Company is being audited by any Tax authority or has been notified in writing or, to the Knowledge of the Company, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations, or other Actions pending, or to the knowledge of the Company, threatened against a Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e) Each Target Company has collected or withheld all Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(f) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(g) No Target Company has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(h) No Target Company has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in U.S. Treasury Regulation section 1.6011-4.

(i) No Target Company has any Liability or potential Liability for the Taxes of another Person (other than another Target Company) that are not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Target Company with respect to any period following the Closing Date.

(j) No Target Company has requested, or is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(k) No Target Company: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the five-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; or (ii) is or has ever been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(l) No Target Company is aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.15 Real Property. Schedule 4.15 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to the Purchaser a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition. No Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

4.16 Personal Property. Each item of Personal Property which is currently owned, used or leased by a Target Company with a book value or fair market value of greater than Fifty Thousand Dollars ($50,000) is set forth on Schedule 4.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 4.16, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to a Target Company. The Company has provided to the Purchaser a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral Company Personal Property Lease, a written summary of the material terms of such Company Personal Property Lease. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Personal Property Leases, and no Target Company has received notice of any such condition.

4.17 Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the balance sheet as of the Interim Balance Sheet Date included in the Company Financials and (d) Liens set forth on Schedule 4.17. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted and presently proposed to be conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are adequate and sufficient for the operation of the businesses of the Target Companies as currently conducted and as presently proposed to be conducted.

4.18 Employee Matters.

(a) Except as set forth in Schedule 4.18(a), no Target Company is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 4.18(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current officer or employee of a Target Company has provided any Target Company written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with any Target Company.

(b) Except as set forth in Schedule 4.18(b), each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) Schedule 4.18(c) hereto sets forth a complete and accurate list as of the date hereof of all employees of the Target Companies showing for each as of such date (i) the employee’s name, job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Target Companies)), and (ii) any wages, salary, bonus, commission or other compensation due and owing to each employee during or for the fiscal year ending December 31, 2021. Except as set forth on Schedule 4.18(c), (A) no employee is a party to a written employment Contract with a Target Company and each is employed “at will”, and (B) the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 4.18(c), each Target Company Key Employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the Purchaser by the Company.

(d) Schedule 4.18(d) contains a list of all independent contractors (including consultants) currently engaged by any Target Company, along with the position, the entity engaging such Person, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Schedule 4.18(d), all of such independent contractors are a party to a written Contract with a Target Company. Except as set forth on Schedule 4.18(d), each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with a Target Company, a copy of which has been provided to the Purchaser by the Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or in the past have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company. Except as set forth on Schedule 4.18(d), each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of any Target Company to pay severance or a termination fee.

4.19 Benefit Plans.

(a) Set forth on Schedule 4.19(a) is a true and complete list of each Benefit Plan of a Target Company (each, a “Company Benefit Plan”). With respect to each Company Benefit Plan, all contributions, deferrals, premiums and benefit payments under or in connection therewith that are required to have been made as of the Closing Date will have been made or have been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Company Financials. No Target Company is or has in the past been a member of a “controlled group” for purposes of Section 414(b), (c), (m) or (o) of the Code, nor does any Target Company have any Liability with respect to any collectively-bargained for plans, whether or not subject to the provisions of ERISA.

(b) Each Company Benefit Plan is and has been operated at all times in compliance with all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype or volume submitter plan which has received a favorable opinion letter) during the period from its adoption to the date of this Agreement and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or the Target Companies have requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by applicable Law. No fact exists which could adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c) With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of a Target Company, the Company has provided to Purchaser accurate and complete copies, if applicable, of: (i) all Company Benefit Plan documents and agreements and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) all current summary plan descriptions and subsequent material modifications thereto; (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material non-routine communications with any Governmental Authority.

(d) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms, the Code and ERISA; (ii) no breach of fiduciary duty has occurred; (iii) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (v) all contributions and premiums due through the Closing Date have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Company Financials.

(e) No Company Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and no Target Company has incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. No Company Benefit Plan will become a multiple employer plan with respect to any Target Company immediately after the Closing Date. No Target Company currently maintains or has ever maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

(f) There is no arrangement under any Company Benefit Plan with respect to any employee that would result in the payment of any amount that by operation of Sections 280G or 162(m) of the Code would not be deductible by the Target Companies and no arrangement exists pursuant to which a Target Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person.

(g) With respect to each Company Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) except as set forth on Schedule 4.19(g), no such plan provides medical or death benefits with respect to current or former employees of a Target Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. Each Target Company has complied in all material respects with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code.

(h) Except as set forth on Schedule 4.19(h), the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code. No Target Company has incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

(i) Except as set forth on Schedule 4.19(i), except to the extent required by Section 4980B of the Code or similar state Law, no Target Company provides health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(j) Each Company Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such on Schedule 4.19(j). No Company Options or other equity-based awards have been issued or granted by the Company that are, or are subject to, a Section 409A Plan. Each Section 409A Plan has been administered in compliance, and is in documentary compliance, in all material respects, with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder. No Target Company has any obligation to any employee or other service provider with respect to any Section 409A Plan that may be subject to any Tax under Section 409A of the Code. No payment to be made under any Section 409A Plan is, or to the Knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. There is no Contract or plan to which any Target Company is a party or by which it is bound to compensate any employee, consultant or director for penalty taxes paid pursuant to Section 409A of the Code.

4.20 Environmental Matters. Except as set forth in Schedule 4.20:

(a) Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b) No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. No Target Company has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c) No Action has been made or is pending, or to the Company’s Knowledge, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d) No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in a Target Company incurring any material Environmental Liabilities.

(e) There is no investigation of the business, operations, or currently owned, operated, or leased property of a Target Company or, to the Company’s Knowledge, previously owned, operated, or leased property of a Target Company pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(f) To the Knowledge of the Company, there is not located at any of the properties of a Target Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

(g) The Company has provided to the Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of any Target Company.

4.21 Transactions with Related Persons. Except as set forth on Schedule 4.21, no Target Company nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past has been, a party to any transaction with a Target Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent

(2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 4.21, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. The assets of the Target Companies do not include any receivable or other obligation from a Related Person, and the liabilities of the Target Companies do not include any payable or other obligation or commitment to any Related Person.

4.22 Insurance.

(a) Schedule 4.22(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. No Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) Schedule 4.22(b) identifies each individual insurance claim in excess of $50,000 made by a Target Company. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

4.23 Books and Records. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws.

4.24 Reserved.

4.25 Certain Business Practices.

(a) No Target Company, nor any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. No Target Company, nor any of their respective Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b) The operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving a Target Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and no Target Company has, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

4.26 Reserved.

4.27 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

4.28 Finders and Brokers . Except as set forth in Schedule 4.28, no Target Company has incurred or will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

4.29 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Purchaser, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Purchaser for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto; and (b) neither the Purchaser nor any of its Representatives have made any representation or warranty as to the Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

4.30 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser or its Affiliates.

4.31 Disclosure. No representations or warranties by the Company in this Agreement (as modified by the Company Disclosure Schedules) or the Ancillary Documents, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, the Company Disclosure Schedules and the Ancillary Documents, any fact necessary to make the statements or facts contained therein not materially misleading. The Business Plan is an accurate description of the Company’s business and objectives as of the date of the Business Plan.

ARTICLE V

COVENANTS

5.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing (the “Interim Period”), subject to Section 5.15, the Company shall give, and shall cause its Representatives to give, the Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as the Purchaser or its Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with the Purchaser and its Representatives in their investigation; provided, however, that the Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies.

(b) During the Interim Period, subject to Section 5.15, the Purchaser shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Purchaser or its Subsidiaries, as the Company or its Representatives may reasonably request regarding the Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Purchaser’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Purchaser or any of its Subsidiaries.

5.2 Conduct of Business of the Company.

(a) Unless the Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 5.2, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with the Business Plan, (ii) comply with all Laws applicable to the Target Companies and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Without limiting the generality of Section 5.2(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents as set forth on Schedule 5.2 or as disclosed on Schedule 5.2(b), during the Interim Period, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities; provided that neither the exercise or settlement of any Company Options or Company RSUs or grants of Company Options or Company RSUs under the Company Equity Plan nor the conversion of any Company Convertible Securities shall require the consent of Purchaser;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $50,000,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $500,000 individually or $1,000,000 in the aggregate;

(v) increase the wages, salaries or compensation of its Key Employees other than in the ordinary course of business, consistent with the Business Plan, and in any event not in any individual case by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities other than Company Options or Company RSUs) to any Key Employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, manager director or Key Employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent the Business Plan;

(vi) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vii) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company Licensed IP or other Company IP (excluding non-exclusive licenses of Company IP to Target Company customers in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii) terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business;

(x) establish any Subsidiary or enter into any new line of business;

(xi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xii) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;

(xiii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, a Target Company or its Affiliates) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xiv) close or materially reduce its activities, or effect any layoff or other Key Employee reduction or change, at any of its facilities;

(xv) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xvi) make capital expenditures in excess of $500,000 (individually for any project (or set of related projects) or $1,000,000 in the aggregate);

(xvii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xix) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

(xx) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxi) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

(xxii) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxiii) authorize or agree to do any of the foregoing actions.

5.3 Conduct of Business of the Purchaser.

(a) Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 5.3, the Purchaser shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Purchaser and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 5.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending, in accordance with Purchaser’s Organizational Documents and the IPO Prospectus, the deadline by which it must complete its Business Combination (an “Extension”), and no consent of any other Party shall be required in connection therewith.

(b) Without limiting the generality of Section 5.3(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents (including as contemplated by any PIPE Investment) or as set forth on Schedule 5.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents except as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $250,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 5.3(b)(iv) shall not prevent the Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by this Agreement (including any PIPE Investment and the costs and expenses necessary for an Extension (such expenses, “Extension Expenses”), up to aggregate additional Indebtedness during the Interim Period of $1,000,000);

(v) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser;

(vii) terminate, waive or assign any material right under any Purchaser Material Contract;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xi) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Purchaser’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Purchaser or its Subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 5.3 during the Interim Period;

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of Purchaser Securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx) authorize or agree to do any of the foregoing actions.

5.4 Annual and Interim Financial Statements.

(a) During the Interim Period, within thirty (30) calendar days following the end of each calendar month, each three-month quarterly period and each fiscal year, the Company shall deliver to the Purchaser an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Target Companies for the period from the Interim Balance Sheet Date through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes.

(b) From the date hereof through the Closing Date, the Company will also promptly deliver to the Purchaser copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue, which financial statements shall have been audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor. Such audited financial statements shall be accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with GAAP.

5.5 Purchaser Public Filings. During the Interim Period, the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Closing to maintain the listing of the Purchaser Public Units, the Purchaser Common Stock and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to continue to list on Nasdaq only the Purchaser Common Stock and the Purchaser Public Warrants.

5.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Target Companies (other than in the ordinary course of business consistent with past practice), (y) any of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise or (z) a Going Public Transaction and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination involving Purchaser.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

(d) In the event that this Agreement is terminated prior to Closing for any reason, including a termination of this Agreement by Purchaser pursuant to Section 8.1(e) as a result of a material breach of this Agreement by the Company, the Company and the Purchaser acknowledge and agree that during period commencing on such termination date and ending twelve (12) calendar months after the termination date, the Company shall not engage in or enter into an agreement with respect to (i) an Alternative Transaction with a special purpose acquisition company other than the Purchaser or (ii) a Going Public Transaction; provided, however, in the event that at any time the Purchaser is the party that terminates this Agreement (other than for reasons attributable to a material breach of this Agreement by the Company) and it elects to pursue an Alternative Transaction, then the Company’s obligations under this Section 5.6(d) shall terminate and become null and void.

5.7 No Trading. The Company acknowledges and agrees that it is aware, and that the Company’s Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of the Purchaser (other than to engage in the Merger in accordance with Article I), communicate such information to any third party, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

5.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

5.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 5.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its reasonable best efforts (to the extent legally permissible) to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the date of this Agreement, but not more than 15 Business Days after the date hereof, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

5.10 Tax Matters. Each of the Parties shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Parties intend to report and, except to the extent otherwise required by Law, shall report, for federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

5.11 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

5.12 The Registration Statement.

(a) As promptly as practicable after the date hereof, the Purchaser shall prepare with the reasonable assistance of the Company, and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Purchaser Common Stock to be issued under this Agreement as the Merger Consideration, which Registration Statement will also contain a proxy statement (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser stockholders for the matters to be acted upon at the Purchaser Special Meeting and providing the Public Stockholders an opportunity in accordance with the Purchaser’s Organizational Documents and the IPO Prospectus to have their shares of Purchaser Common Stock redeemed (the “Redemption”) in conjunction with the stockholder vote on the Purchaser Stockholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser stockholders to vote, at a special meeting of Purchaser stockholders to be called and held for such purpose (the “Purchaser Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, including the Merger (and, to the extent required, the issuance of any shares in connection with the PIPE Investment), by the holders of shares of Purchaser Common Stock in accordance with the Purchaser’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq, (ii) the adoption and approval of the Amended Purchaser Charter, (iii) the adoption and approval of a new equity incentive plan in the form to be mutually agreed between Purchaser and the Company (the “Incentive Plan”), and which will provide for awards for a number of shares of Purchaser Common Stock (including those for the Assumed Options and

Exchanged RSUs) equal to seven and one-half percent (7.5%) of the aggregate number of shares of Purchaser Common Stock issued and outstanding immediately after the Closing (giving effect to the Redemption, and less the number of shares of Purchaser Common Stock related to the Assumed Options and Exchanged RSUs), (iv) the appointment of the members of the Post-Closing Purchaser Board in accordance with Section 5.17 hereof, (v) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (v), collectively, the “Purchaser Stockholder Approval Matters”), and (vi) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of Purchaser. If on the date for which the Purchaser Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Stockholder Approval, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting. In connection with the Registration Statement, Purchaser will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq. Purchaser shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide Purchaser with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(b) Purchaser shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Purchaser Special Meeting and the Redemption. Each of Purchaser and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Purchaser and, after the Closing, the Purchaser Representative, and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Purchaser’s Organizational Documents.

(c) Purchaser, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser shall provide the Company with copies of any written comments, and shall inform the Company of any oral comments, that Purchaser or its Representatives receive from the SEC or its staff with respect to the Registration Statement, the Purchaser Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, Purchaser shall distribute the Registration Statement to Purchaser’s stockholders and the Company Stockholders, and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with the DGCL for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

(e) Purchaser shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting and the Redemption.

5.13 Company Stockholder Meeting. As promptly as practicable after the Registration Statement has become effective, the Company will call a meeting of its stockholders, or obtain written consent in lieu of a meeting, in order to obtain the Required Company Stockholder Approval (the “Company Special Meeting”), and the Company shall use its reasonable best efforts to solicit from the Company Stockholders proxies in favor of the Required Company Stockholder Approval prior to such Company Special Meeting, and to take all other actions necessary or advisable to secure the Required Company Stockholder Approval, including enforcing the Voting Agreements.

5.14 Public Announcements.

(a) The Parties agree that during the Interim Period no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of the Purchaser and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, the Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, the Purchaser shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Seller Representative and the Purchaser Representative shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

5.15 Confidential Information.

(a) The Company and the Seller Representative hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Purchaser or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Company, the Seller Representative or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 5.15(a), and (B) in the event that such protective Order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.15(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company and the Seller Representative shall, and shall cause their respective Representatives to, promptly deliver to the Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company and the Seller Representative and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Purchaser Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

(b) The Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that the Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 5.15(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 5.15(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Purchaser’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Purchaser and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, the Purchaser and its Representatives shall be permitted to disclose any and all Company Confidential Information solely (i) to the extent required by the Federal Securities Laws and (ii) to assist in clearing SEC comments in each case with the approval of the Company such approval not to be unreasonably withheld.

5.16 Documents and Information. After the Closing Date, the Purchaser and the Company shall, and shall cause their respective Subsidiaries to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Target Companies in existence on the Closing Date and make the same available for inspection and copying by the Purchaser Representative during normal business hours of the Company and its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh (7th) anniversary of the Closing Date by the Purchaser or its Subsidiaries (including any Target Company) without first advising the Purchaser Representative in writing and giving the Purchaser Representative a reasonable opportunity to obtain possession thereof.

5.17 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Purchaser to resign, so that effective as of the Closing, the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of seven (7) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Purchaser Board (i) the two (2) persons that are designated by the Purchaser prior to the Closing (the “Purchaser Directors”), at least one (1) of whom shall qualify as an independent director under Nasdaq rules, and (ii) the five (5) persons that are designated by the Company prior to the Closing (the “Company Directors”), at least three (3) of whom shall be required to qualify as an independent director under Nasdaq rules. Subject to resignations provided by the Company’s directors, the board of directors of the Surviving Corporation immediately after the Closing shall be the same as the board of directors of the Company immediately prior to the Closing. Pursuant to the Amended Purchaser Charter as in effect as of the Closing, the Post-Closing Purchaser Board will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors, initially serving a one (1) year term, such term effective from the Closing (but any subsequent Class I Directors serving a three (3) year term), (II) a second class of directors, the Class II Directors, initially serving a two (2) year term, such term effective from the Closing (but any subsequent Class II Directors serving a three (3) year term), and (III) a third class of directors, the Class III Directors, serving a three (3) year term, such term effective from the Closing. The Purchaser Directors shall be Class III Directors. In accordance with the Amended Purchaser Charter as in effect at the Closing, no director on the Post-Closing Purchaser Board may be removed without cause. At or prior to the Closing, the Purchaser will provide each Purchaser Director with a customary director indemnification agreement, in form and substance reasonably acceptable to such Purchaser Director.

(b) The Parties shall take all action necessary, including causing the executive officers of Purchaser to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Purchaser immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

5.18 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser or Merger Sub and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Purchaser or Merger Sub (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Purchaser or Merger Sub, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, the Purchaser shall cause the Organizational Documents of the Purchaser and the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Purchaser and Merger Sub to the extent permitted by applicable Law. The provisions of this Section 5.18 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) For the benefit of the Purchaser’s and Merger Sub’s directors and officers, the Purchaser shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, the Purchaser shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Purchaser shall timely pay or caused to be paid all premiums with respect to the D&O Tail Insurance.

5.19 Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and any proceeds received by Purchaser from any PIPE Investment shall first be used to pay (i) the Purchaser’s accrued Expenses, (ii) the Purchaser’s deferred Expenses (including cash amounts payable to the IPO Underwriter and any legal fees) and (iii) any loans owed by the Purchaser to the Sponsor for any Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of the Purchaser or Extension Expenses and (iii) any other Liabilities of the Purchaser as of the Closing. Such Expenses, as well as any Expenses that are required to be paid by delivery of the Purchaser’s securities, will be paid at the Closing. Any remaining cash will be used for working capital and general corporate purposes of the Purchaser and the Surviving Corporation.

5.20 PIPE Investment. Without limiting anything to the contrary contained herein, during the Interim Period, Purchaser may, but shall not be required to, enter into and consummate subscription agreements with investors relating to a private equity investment in Purchaser to purchase shares of Purchaser in connection with a private placement, and/or enter into backstop arrangements with potential investors, in either case on terms mutually agreeable to the Company and Purchaser, acting reasonably (a “PIPE Investment”), and, if Purchaser elects to seek a PIPE Investment, Purchaser and the Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such PIPE Investment and use their respective commercially reasonable efforts to cause such PIPE Investment to occur (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by Purchaser).

5.21 Extension Expenses. Notwithstanding anything to the contrary contained herein, the Company and the Purchaser shall be jointly responsible for funding any Extension Expenses (including the amount of any additional deposits to the Trust Account that the Purchaser has agreed to make in connection with any Extension), and the Company shall advance its half of such Extension Expenses to the Purchaser upon written request from time to time, and shall indemnify the Purchaser for such portion of the Extension Expenses; provided, however, that (a) the Company’s obligations under this Section 5.21 shall be conditional on the Purchaser and the Company being then engaged in the SEC review process of the Proxy Statement; provided that the Company shall not be required to fund the Extension Expenses if it has elected to terminate this Agreement in accordance with Section 8.1 and (b) notwithstanding the foregoing, each of the Company and the Purchaser shall bear its own legal counsel expenses in connection with any Extension.

5.22 Incentive Plan. During the Interim Period, the Company shall adopt the Company Equity Plan and authorize 7,500,000 shares of Company Stock for issuance pursuant to the Company Equity Plan. The parties shall cooperate to establish a post-Closing equity incentive plan for service providers of Purchaser and the Surviving Corporation and its subsidiaries to be effective as of the Effective Time, which shall provide for an aggregate share reserve thereunder equal to seven and one-half percent (7.5%) of the issued and outstanding shares of Purchaser Common Stock immediately following the Closing Date on a fully-diluted and as-converted basis, including the number of shares of Purchaser Common Stock subject to any Assumed Options and Exchanged RSUs provided for under this Agreement. Any shares of Purchaser Common Stock granted under such equity incentive plan that are forfeited following grant shall be added back to the pool of authorized shares under such equity incentive plan.

5.23 Material Disruptive Event. In order to maximize business continuity and to minimize, mitigate, or eliminate any negative impacts on the Company from a Material Disruptive Event, the Company Principal’s ownership and position in the Company shall be structured in such a way as to eliminate the need for restructuring of ownership or changes in position were a Material Disruptive Event to occur.

5.24 Supplement to Company Disclosure Schedules. From time to time prior to the Closing, the Company shall have the right (but not the obligation) to supplement or amend the Company’s disclosure schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or for determining whether or not the conditions set forth in Section 7.3 have been satisfied; provided, however, that if the Purchaser has the right to, but does not elect to, terminate this Agreement within fifteen (15) Business Days of its receipt of such Schedule Supplement, then the Purchaser shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter and, further, shall have irrevocably waived its right to indemnification under Section 6.2 with respect to such matter.

ARTICLE VI

SURVIVAL AND INDEMNIFICATION

6.1 Survival.

(a) All representations and warranties of the Company contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until and including the Expiration Date; provided, however, that Fraud Claims relating to the Company shall survive indefinitely. If a Claim Notice for a claim of a breach of any representation or warranty has been given before the Expiration Date, then the relevant representations and warranties shall survive as to such claim and only to the extent of the amount claimed, until the claim has been finally resolved. All covenants, obligations and agreements of the Company contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished by the Company pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms.

(b) The representations and warranties of the Purchaser contained in this Agreement or in any certificate or instrument delivered by or on behalf of Purchaser or the Purchaser Representative pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Purchaser, the Purchaser Representative, and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Purchaser, the Purchaser Representative or their respective Representatives with respect thereto. The covenants and agreements made by the Purchaser and/or the Purchaser Representative in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

6.2 Indemnification. Subject to the terms and conditions of this Article VI and as acknowledged in the Letter of Transmittal executed by each Company Stockholder, from and after the Closing, the Company Stockholders and their respective successors and assigns (each, with respect to any claim made pursuant to this Agreement, an “Indemnifying Party”) will severally (based on their Pro Rata Share) indemnify, defend and hold harmless the Purchaser, the Purchaser Representative, their respective Affiliates and each of their respective officers, directors, managers, employees, successors and permitted assigns (each, with respect to any claim made pursuant to this Agreement, an “Indemnified Party”) from and against any and all losses, Actions, Orders, Liabilities, damages (including consequential damages), diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (a) the breach of any representation or warranty made by the Company set forth in this Agreement or in any certificate delivered by the Company, any Company Stockholder or the Seller Representative; (b) the breach of any covenant or agreement on the part of the Company or, after the Closing, the Purchaser, set forth in this Agreement or in any certificate delivered by the Company, any Company Stockholder or the Seller Representative; (c) any Action by Person(s) who were holders of equity securities of a Target Company, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of a Target Company, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities; or (d) any Indebtedness or Transaction Expenses of the Target Companies which were not shown on the final Closing Statement pursuant to Section 1.13.

6.3 Limitations and General Indemnification Provisions.

(a) Except as otherwise expressly provided in this this Article VI, the Indemnified Parties will not be entitled to receive any indemnification payments under clause (a) of Section 6.2 unless and until the aggregate amount of Losses incurred by the Indemnified Parties for which they are otherwise entitled to indemnification under this Article VI exceeds Two million U.S. Dollars ($2,000,000) (the “Basket”), in which case the Indemnifying Parties shall be obligated to the Indemnified Parties for the amount of all Losses of the Indemnified Parties in excess of the Basket; provided, however, that the Basket shall not apply to (i) indemnification claims for breaches of any of the representations and warranties of the Company contained in Sections 4.1 (Organization and Standing), 4.2 (Authorization; Binding Agreement), 4.3 (Capitalization), 4.4 (Subsidiaries), 4.7(c) (Indebtedness) and 4.28 (Finders and Brokers) or (ii) Fraud Claims.

(b) The maximum aggregate amount of indemnification payments to which the Indemnifying Parties will be obligated to pay in the aggregate (excluding Fraud Claims) shall not exceed the amount of the Escrow Property in the Escrow Account at such time, and in the case of Fraud Claims, shall not exceed an amount equal to the Merger Consideration actually paid (based on the Redemption Price).

(c) In no event shall any Indemnified Party be entitled to recover or make a claim for any amounts in respect of, and in no event shall Losses be deemed to include, (i) any punitive, special or exemplary damages except to the extent actually paid to a third party in a Third Party Claim or (ii) any loss, liability, damage or expense to the extent included in the calculation of Closing Net Debt, or Transactions Expenses and that resulted in an adjustment to the Merger Consideration.

(d) Solely for purposes of determining the amount of Losses under this Article VI (and, for the avoidance of doubt, not for purposes of determining whether there has been a breach giving rise to the indemnification claim), all of the representations, warranties and covenants set forth in this Agreement (including the disclosure schedules hereto) or any Ancillary Document that are qualified by materiality, Material Adverse Effect or words of similar import or effect will be deemed to have been made without any such qualification.

(e) No investigation or knowledge by an Indemnified Party or the Purchaser Representative or their respective Representatives of a breach of a representation, warranty, covenant or agreement of an Indemnifying Party shall affect the representations, warranties, covenants and agreements of the Indemnifying Party or the recourse available to the Indemnified Parties under any provision of this Agreement, including this Article VI, with respect thereto.

(f) The amount of any Losses suffered or incurred by any Indemnified Party shall be reduced by the amount of any insurance proceeds paid to the Indemnified Party or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment.

6.4 Indemnification Procedures.

(a) The Purchaser Representative shall have the sole right to act on behalf of the Indemnified Parties with respect to any indemnification claims made pursuant to this Article VI, including bringing and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnified Parties. The Seller Representative shall have the sole right to act on behalf of the Indemnifying Parties with respect to any indemnification claims made pursuant to this Article VI, including defending and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnifying Parties.

(b) In order to make a claim for indemnification hereunder, the Purchaser Representative on behalf of an Indemnified Party must provide written notice (a “Claim Notice”) of such claim to the Seller Representative on behalf of the Indemnifying Parties and to the Escrow Agent, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the Purchaser Representative may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to the Seller Representative and the Escrow Agent); provided, that the copy of any Claim Notice provided to the Escrow Agent shall be redacted for any confidential or proprietary information of the Indemnifying Party or the Indemnified Party described in clause (i).

(c) In the case of any claim for indemnification under this Article VI arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the Purchaser Representative must give a Claim Notice with respect to such Third Party Claim to the Seller Representative promptly (but in no event later than thirty (30) days) after the Indemnified Party’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations except to the extent that the defense of such Third Party Claim is materially and irrevocably prejudiced by the failure to give such notice. The Seller Representative will have the right to defend and to direct the defense against any such Third Party Claim in its name and at its expense, and with counsel selected by the Seller Representative, unless (i) the Seller Representative fails to acknowledge fully to the Purchaser Representative the obligations of the Indemnifying Party to the Indemnified Party within twenty (20) days after receiving notice of such Third Party Claim or contests, in whole or in part, its indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) there is a conflict of interest between the Seller Representative on behalf of the Indemnifying Party and the Purchaser Representative on behalf of the Indemnified Party in the conduct of such defense, (B) the applicable third party alleges a Fraud Claim, (C) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnified Party or (D) the amount of the Third Party Claim exceeds or is reasonably expected to exceed the value of the remaining Escrow Property in the Escrow Account (after deducting any amounts for pending but unresolved indemnification claims and resolved but unpaid indemnification claims). If the Seller Representative on behalf of the Indemnifying Party elects, and is entitled, to compromise or defend such Third Party Claim, it will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the Purchaser Representative of its intent to do so, and the Purchaser Representative and the Indemnified Party will, at the request and expense of the Seller Representative, cooperate in the defense of such Third Party Claim. If the Seller Representative on behalf of the Indemnifying Party elects not to, or at any time is not entitled under this Section 6.4 to, compromise or defend such Third Party Claim, fails to notify the Purchaser Representative of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Purchaser Representative on behalf of the Indemnified Party may pay, compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Party will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnified Party or the Purchaser Representative without the prior written consent of the Seller Representative on behalf of the Indemnifying Party (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnified Party will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnified Party or where any delay in payment would cause the Indemnified Party material economic loss. The Seller Representative’s right on behalf of the Indemnifying Party to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnified Party to agree to any settlement that that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnified Party other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Purchaser Representative on behalf of the Indemnified Party (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Seller Representative’s right on behalf of the Indemnifying Party to compromise or settle in accordance with the immediately preceding sentence, the Seller Representative on behalf of the Indemnifying Party may not settle or compromise any Third Party Claim over the objection of the Purchaser Representative on behalf of the Indemnified Party; provided, however, that consent by the Purchaser Representative on behalf of the Indemnified Party to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Purchaser Representative on behalf of the Indemnified Party will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Seller Representative’s right on behalf of the Indemnifying Party to direct the defense.

(d) With respect to any direct indemnification claim that is not a Third Party Claim, the Seller Representative on behalf of the Indemnifying Party will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If the Seller Representative on behalf of the Indemnifying Party does not respond within such thirty (30) days, the Seller Representative on behalf of the Indemnifying Party will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in this Article VI and will have no further right to contest the validity of such Claim Notice. If the Seller Representative responds within such thirty (30) days and rejects such claim in whole or in part, the Purchaser Representative on behalf of the Indemnified Party will be free to pursue such remedies as may be available under this Agreement (subject to Section 10.4), any Ancillary Documents or applicable Law.

6.5 Indemnification Payments. Any indemnification claims against the Indemnifying Parties (other than for Fraud Claims) shall be satisfied solely by the Escrow Property (with such indemnification first be applied against the Escrow Shares and then against any other Escrow Property), and no Indemnifying Party shall be required to make any out-of-pocket payment for indemnification other than in connection with Fraud Claims. Any indemnification obligation of an Indemnifying Party under this Article VI will be paid within five (5) Business Days after the determination of such obligation in accordance with Section 6.3(a) (and the Purchaser Representative and the Seller Representative will provide or cause to be provided to the Escrow Agent any written instructions or other information or documents required by the Escrow Agent to do so). Notwithstanding anything to the contrary contained herein, any indemnification payments will be made to Purchaser or its successors. With respect to any indemnification payment, the value of each Escrow Share or any other share of Purchaser Common Stock for purposes of determining the indemnification payment shall be the Purchaser Share Price on the date that the indemnification claim is finally determined in accordance with this Article VI. Any Escrow Shares or other shares of Purchaser Common Stock received by Purchaser as an indemnification payment shall be promptly cancelled by Purchaser after its receipt thereof. Without limiting any of the foregoing or any other rights of the Indemnified Parties under this Agreement or any Ancillary Document or at law or equity, in the event that an Indemnifying Party fails or refuses to promptly indemnify an Indemnified Party as provided herein or otherwise fails or refuses to make any payments required under any Ancillary Document, in either case, where it is established that such Indemnifying Party is obligated to provide such indemnification or to make such payment, the applicable Indemnified Party shall, in its sole discretion, be entitled to claim a portion of the shares of Purchaser Common Stock then owned by such Indemnifying Party up to an amount equal in value (based on the then current Purchaser Share Price) to the amount owed by such Indemnifying Party. In the event that such Indemnifying Party fails to promptly transfer any such shares of Purchaser Common Stock pursuant to this Section 6.5, the Purchaser Representative on behalf of Purchaser shall be and hereby is authorized as the attorney-in-fact for such Indemnifying Party to transfer such shares of Purchaser Common Stock to the proper recipient thereof as required by this Section 6.5, and may transfer such shares of Purchaser Common Stock and cancel the stock certificates for such shares on the books and records of Purchaser and issue new stock certificates to such transferee and may instruct its agents and any exchanges on which Purchaser Common Stock is listed or traded to do the same.

6.6 Exclusive Remedy. From and after the Closing, except with respect to Fraud Claims or claims seeking injunctions, specific performance or other equitable relief (including pursuant to Section 10.7), or claims under the terms of the Letters of Transmittal or other Ancillary Documents, indemnification pursuant to this Article VI shall be the sole and exclusive remedy for the Parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.

ARTICLE VII

CLOSING CONDITIONS

7.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Merger and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and the Purchaser of the following conditions:

(a) Required Purchaser Stockholder Approval. The Purchaser Stockholder Approval Matters that are submitted to the vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Purchaser Stockholder Approval”).

(b) Required Company Stockholder Approval. The Company Special Meeting shall have been held in accordance with the DGCL and the Company’s Organizational Documents, and at such meeting, the requisite vote of the Company Stockholders (including any separate class or series vote that is required, whether pursuant to the Company’s Organizational Documents, any stockholder agreement or otherwise) shall have authorized, approved and consented to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Merger (the “Required Company Stockholder Approval”).

(c) Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(d) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(e) Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 7.1(e) shall have each been obtained or made.

(f) No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(g) Net Tangible Assets Test. Upon the Closing, after giving effect to the Redemption and any PIPE Investment, the Purchaser shall have net tangible assets of at least $5,000,001.

(h) Minimum Cash Condition. Upon the Closing, the Purchaser shall have cash and cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of the Redemption) and the proceeds of any PIPE Investment, prior to giving effect to the payment of Purchaser’s unpaid Expenses or Liabilities, at least equal to Sixty Million U.S. Dollars ($60,000,000).

(i) Appointment to the Board. The members of the Post-Closing Purchaser Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 5.17.

(j) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

(k) Continued Listing. The Company and the Purchaser shall have received confirmation from Nasdaq that the Purchaser Class A Common Stock and Purchaser Warrants shall be eligible for continued listing on the Nasdaq Global Market.

7.2 Conditions to Obligations of the Company. In addition to the conditions specified in Section 7.1, the obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Purchaser set forth in this Agreement and in any certificate delivered by or on behalf of the Purchaser pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Purchaser.

(b) Agreements and Covenants. The Purchaser shall have performed in all material respects all of the Purchaser’s obligations and complied in all material respects with all of the Purchaser’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Purchaser Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Purchaser since the date of this Agreement which is continuing and uncured.

(d) Closing Deliveries.

(i) OFFICER CERTIFICATE. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of the Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c).

(ii) SECRETARY CERTIFICATE. The Purchaser shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Purchaser’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of the Purchaser’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Purchaser Stockholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the Purchaser is or is required to be a party or otherwise bound.

(iii) GOOD STANDING. The Purchaser shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for the Purchaser certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Purchaser’s jurisdiction of organization and from each other jurisdiction in which the Purchaser is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) ESCROW AGREEMENT. The Company shall have received a copy of the Escrow Agreement, duly executed by the Purchaser and the Escrow Agent.

7.3 Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 7.1, the obligations of the Purchaser and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by or on behalf of the Company pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Target Companies, taken as a whole.

(b) Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Target Companies taken as a whole since the date of this Agreement which is continuing and uncured.

(d) Closing Deliveries.

(i) OFFICER CERTIFICATE. The Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(c)

(ii) SECRETARY CERTIFICATE. The Company shall have delivered to the Purchaser a certificate executed by the Company’s secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the requisite resolutions of the Company’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is or is required to be a party or bound, and the consummation of the Merger and the other transactions contemplated hereby and thereby, and the adoption of the Surviving Corporation Organizational Documents, and

recommending the approval and adoption of the same by the Company Stockholders at a duly called meeting of stockholders, (C) evidence that the Required Company Stockholder Approval has been obtained and (D) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Document to which the Company is or is required to be a party or otherwise bound.

(iii) GOOD STANDING. The Company shall have delivered to the Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization and from each other jurisdiction in which the Target Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) CERTIFIED CHARTER. The Company shall have delivered to the Purchaser a copy of the Company Charter, as in effect as of immediately prior to the Effective Time, certified by the Secretary of State of the State of Delaware as of a date no more than ten (10) Business Days prior to the Closing Date.

(v) EMPLOYMENT AGREEMENTS. The Purchaser shall have received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and the Purchaser, between each of the persons set forth Schedule 7.3(d)(v) hereto and the applicable Target Company or the Purchaser, as noted in Schedule 7.3(d)(v), each such employment agreement duly executed by the parties thereto.

(vi) ESCROW AGREEMENT. The Purchaser shall have received a copy of the Escrow Agreement, duly executed by the Seller Representative and the Escrow Agent.

(vii) LEGAL OPINION. Purchaser shall have received a duly executed opinion from the Company’s counsel or counsels, in form and substance reasonably satisfactory to the Purchaser, addressed to the Purchaser and dated as of the Closing Date.

(viii) TRANSMITTAL DOCUMENTS. The Exchange Agent shall have received from each Company Stockholder the Transmittal Documents, each in form reasonably acceptable for transfer on the books of the Company.

(ix) COMPANY CONVERTIBLE SECURITIES. Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Company shall have converted, terminated, extinguished and cancelled in full any outstanding Company Convertible Securities or commitments therefor, other than the Company Options and the Company RSUs.

(x) RESIGNATIONS. Subject to the requirements of Section 5.18, the Purchaser shall have received written resignations, effective as of the Closing, of each of the directors and officers of the Company as requested by the Purchaser prior to the Closing.

(xi) NON-COMPETITION AGREEMENTS. The Purchaser shall have received Non-Competition Agreements from the Significant Company Holders, duly executed by each such Significant Company Holder and the Company.

(xii) LOCK-UP AGREEMENTS. The Purchaser shall have received a Lock-Up Agreement for each Significant Company Holder, duly executed by such Significant Company Holder.

7.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company or Company Stockholder) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE VIII

TERMINATION AND EXPENSES

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of the Purchaser and the Company;

(b) by written notice by the Purchaser or the Company if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by September 20, 2022 (the “Outside Date”) (provided, that if Purchaser seeks and obtains an Extension, Purchaser shall have the right by providing written notice thereof to the Company to extend the Outside Date for an additional period equal to the shortest of (i) three (3) additional months, (ii) the period ending on the last date for Purchaser to consummate its Business Combination pursuant to such Extension and (iii) such period as determined by Purchaser); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either the Purchaser or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by the Company to Purchaser, if (i) there has been a breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Purchaser or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if at such time the Company is in material uncured breach of this Agreement;

(e) by written notice by the Purchaser to the Company, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Company or (B) the Outside Date; provided, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if at such time the Purchaser is in material uncured breach of this Agreement;

(f) by written notice by the Purchaser to the Company, if there shall have been a Material Adverse Effect on the Target Companies, taken as a whole, following the date of this Agreement which is uncured and continuing;

(g) by written notice by either the Purchaser or the Company to the other, if the Purchaser Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s stockholders have duly voted, and the Required Purchaser Stockholder Approval was not obtained; or

(h) by written notice by either the Purchaser or the Company to the other, if the Company Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Company Stockholders have duly voted, and the Required Company Stockholder Approval was not obtained.

(i) by the mutual and reasonable written consent of the Purchaser and the Company in the event that that any required approval of the SEC or any other Governmental Authority cannot be obtained by the Outside Date, as such date may be extended by an Extension.

8.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 8.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 5.6(d), 5.14, 5.15, 5.23, 8.3, 9.1, Article X and this Section 8.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 9.1). Without limiting the foregoing, and except as provided in Sections 8.3 and this Section 8.2 (but subject to Section 9.1) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 10.7, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 8.1.

8.3 Fees and Expenses. Subject to Sections 9.1, 10.14 and 10.15 all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to the Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination and any Extension Expenses.

ARTICLE IX

WAIVERS AND RELEASES

9.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company and the Seller Representative each hereby represents and warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public stockholders (including overallotment shares acquired by Purchaser’s underwriters) (the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of Purchaser Common Stock in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to Purchaser’s Organizational Documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Stockholders if the Purchaser fails to consummate a Business Combination within twelve (12) months after the closing of the IPO (or up to 18 months, if Purchaser automatically extends the time to complete a business combination as described in its Prospectus), subject to extension by amendment to Purchaser’s Organizational Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses, and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the Seller Representative hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company or the Seller Representative nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser or any of its Representatives, on the one hand, and the Company, the Seller Representative or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company and the Seller Representative on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company and the Seller Representative each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and each of the Company and the Seller Representative further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent that the Company or the Seller Representative or any of their respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, each of the Company and the Seller Representative hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on behalf or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company or the Seller Representative or any of their respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, Purchaser and its Representatives, as applicable, shall be entitled to recover from the Company, the Seller Representative and their respective Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event Purchaser or its Representatives, as applicable, prevails in such Action. This Section 9.1 shall survive termination of this Agreement for any reason and continue indefinitely.

ARTICLE X

MISCELLANEOUS

10.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser or Merger Sub at or prior to the Closing, to:

Digital World Acquisition Corp.
78 SW 7th Street, Suite 500
Miami, FL 33130
Attn: Patrick Orlando, Chairman and CEO
Telephone No.: (561) 467-5200
Email: porlando@benesserecapital.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attn: Barry I. Grossman, Esq.
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

If to the Purchaser Representative, to: ARC Global Investments II, LLC 78 SW 7th Street, Suite 500 Miami, FL 33130 Attn: Patrick Orlando Telephone No.: (561) 467-5200 Email: info@benespac.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attn: Barry I. Grossman, Esq.
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

If to the Company or the Surviving Corporation, to: c/o Trump Media & Technology Group Corp. 400 N. Cattlemen Rd., Ste. 200 Sarasota, Florida 34232 Attn: General Counsel

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
2 South Biscayne Blvd.
21st Floor
Miami, FL 33131
Attn: John F. Haley, Esq.
Telephone No.: (305) 373-9400
Email: JFHaley@nelsonmullins.com

If to the Seller Representative, to: Trump Media & Technology Group Corp. 400 N. Cattlemen Rd., Ste. 200 Sarasota, Florida 34232 Attn: General Counsel

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
2 South Biscayne Blvd.
21st Floor
Miami, FL 33131
Attn: John F. Haley, Esq.
Telephone No.: (305) 373-9400
Email: JFHaley@nelsonmullins.com

If to the Purchaser after the Closing, to: Trump Media & Technology Group Corp. 400 N. Cattlemen Rd., Ste. 200 Sarasota, Florida 34232 Attn: General Counsel and	with a copy (which will not constitute notice) to: Nelson Mullins Riley & Scarborough LLP 2 South Biscayne Blvd. 21st Floor Miami, FL 33131 Attn: John F. Haley, Esq.

the Purchaser Representative

Telephone No.: (305) 373-9400
Email: JFHaley@nelsonmullins.com

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attn: Barry I. Grossman, Esq.
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

10.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company (and after the Closing, the Purchaser Representative and the Seller Representative), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

10.3 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 5.18, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

10.4 Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 10.4, and any dispute to be determined by the Independent Expert in accordance with Section 1.13) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 10.4. A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of New York. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

10.5 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Subject to Sections 1.13 and 10.4, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Subject to Sections 1.13 and 10.4, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10.1. Nothing in this Section 10.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

10.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

10.7 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

10.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

10.9 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser, the Company, the Purchaser Representative and the Seller Representative.

10.10 Waiver. The Purchaser on behalf of itself and its Affiliates, the Company on behalf of itself and its Affiliates, and the Seller Representative on behalf of itself and the Company Stockholders, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (including by the Purchaser Representative or the Seller Representative in lieu of such Party to the extent provided in this Agreement). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of the Purchaser Representative.

10.11 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

10.12 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Purchaser its stockholders under the DGCL, as then applicable, or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of the Purchaser and its Representatives and the Purchaser and its Representatives have been given access to the electronic folders containing such information.

10.13 Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.14 Purchaser Representative.

(a) The Purchaser, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints ARC Global Investments II, LLC, in the capacity as the Purchaser Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) bringing, managing, controlling, defending and settling on behalf of an Indemnified Party any indemnification claims by any of them under Article VI; (ii) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 1.13; (iii) acting on behalf of such Person under the Escrow Agreement; (iv) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Purchaser Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Purchaser Representative Documents”); (v) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Purchaser Representative Documents; (vi) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; (vii) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other out-of-pocket fees and expenses allocable or in any way relating to such transaction or any indemnification claim; and (viii) otherwise enforcing the rights and obligations of any such Persons under any Purchaser Representative Documents, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that the Purchaser Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of Purchaser Securities (other than the Company Security Holders immediately prior to the Effective Time and their respective successors and assigns). All decisions and actions by the Purchaser Representative, including any agreement between the Purchaser Representative and the Company, Seller Representative, any Company Stockholders or Indemnifying Party relating to the defense or settlement of any claims for which an Indemnifying Party may be required to indemnify an Indemnified Party pursuant to Article VI, shall be binding upon the Purchaser and its Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.14 are irrevocable and coupled with an interest. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.

(b) The Purchaser Representative shall not be liable for any act done or omitted under any Purchaser Representative Document as the Purchaser Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Purchaser shall indemnify, defend and hold harmless the Purchaser Representative from and against any and all Losses incurred without gross negligence, bad faith or willful misconduct on the part of the Purchaser Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties under any Purchaser Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Purchaser Representative. In no event shall the Purchaser Representative in such capacity be liable under or in connection with any Purchaser Representative Document for any indirect, punitive, special or consequential damages. The Purchaser Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Purchaser Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Purchaser, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Purchaser Representative may deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Purchaser Representative under this Section 10.14 shall survive the Closing and continue indefinitely.

(c) The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to the Purchaser and the Seller Representative, provided, that the Purchaser Representative appoints in writing a replacement Purchaser Representative. Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives.

10.15 Seller Representative.

(a) Each Company Stockholder, by delivery of a Letter of Transmittal, on behalf of itself and its successors and assigns, hereby irrevocably constitutes and appoints the Company’s Chief Financial Officer, in his capacity as the Seller Representative, as the true and lawful agent and attorney-in-fact of such Persons with full powers of substitution to act in the name, place and stead of thereof with respect to the performance on behalf of such Person under the terms and provisions of this Agreement and the Ancillary Documents to which the Seller Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Seller Representative Documents”), as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents on behalf of such Person, if any, as the Seller Representative will deem necessary or appropriate in connection with any of the transactions contemplated under the Seller Representative Documents, including: (i) managing, controlling, defending and settling on behalf of an Indemnifying Party any indemnification claims against any of them under Article VI, including controlling, defending, managing, settling and participating in any Third Party Claim in accordance with Section (a); (ii) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 1.13; (iii) acting on behalf of such Person under the Escrow Agreement; (iv) terminating, amending or waiving on behalf of such Person any provision of any Seller Representative Document (provided, that any such action, if material to the rights and obligations of the Company Stockholders in the reasonable judgment of the Seller Representative, will be taken in the same manner with respect to all Company Stockholders unless otherwise agreed by each Company Stockholder who is subject to any disparate treatment of a potentially material and adverse nature); (v) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Seller Representative Document; (vi) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Seller Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Seller Representative and to rely on their advice and counsel; (vii) incurring and paying reasonable costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable fees and expenses allocable or in any way relating to such transaction or any indemnification claim, whether incurred prior or subsequent to Closing; (viii) receiving all or any portion of the consideration provided to the Company Stockholders under this Agreement and to distribute the same to the Company Stockholders in accordance with their Pro Rata Share; and (ix) otherwise enforcing the rights and obligations of any such Persons under any Seller Representative Document, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person. All decisions and actions by the Seller Representative, including any agreement between the Seller Representative and the Purchaser Representative, the Purchaser or any Indemnified Party relating to the defense or settlement of any claims for which an Indemnifying Party may be required to indemnify an Indemnified Party pursuant to Article VI, shall be binding upon each Company Stockholder and their respective successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.15 are irrevocable and coupled with an interest. The Seller Representative hereby accepts its appointment and authorization as the Seller Representative under this Agreement.

(b) Any other Person, including the Purchaser Representative, the Purchaser, the Company and the Indemnified Parties and the Indemnifying Parties may conclusively and absolutely rely, without inquiry, upon any actions of the Seller Representative as the acts of the Company Stockholders under any Seller Representative Documents. The Purchaser Representative, the Purchaser, the Company and each Indemnified Party and Indemnifying Party shall be entitled to rely conclusively on the instructions and decisions of the Seller Representative as to (i) the settlement of any indemnification claims by an Indemnified Party pursuant to Article VI, (ii) any payment instructions provided by the Seller Representative or (iii) any other actions required or permitted to be taken by the Seller Representative hereunder, and no Company Stockholder nor any Indemnifying Party shall have any cause of action against the Purchaser Representative, the Purchaser, the Company or any other Indemnified Party for any action taken by any of them in reliance upon the instructions or decisions of the Seller Representative. The Purchaser Representative, the Purchaser, the Company and the other Indemnified Parties shall not have any Liability to any Company Stockholder or Indemnifying Party for any allocation or distribution among the Company Stockholders by the Seller Representative of payments made to or at the direction of the Seller Representative. All notices or other communications required to be made or delivered to a Company Stockholder under any Seller Representative Document shall be made to the Seller Representative for the benefit of such Company Stockholder, and any notices so made shall discharge in full all notice requirements of the other parties hereto or thereto to such Company Stockholder with respect thereto. All notices or other communications required to be made or delivered by a Company Stockholder shall be made by the Seller Representative (except for a notice under Section 10.15(d) of the replacement of the Seller Representative).

(c) The Seller Representative will act for the Company Stockholders on all of the matters set forth in this Agreement in the manner the Seller Representative believes to be in the best interest of the Company Stockholders, but the Seller Representative will not be responsible to the Company Stockholders for any Losses that any Company Stockholder or any Indemnifying Party may suffer by reason of the performance by the Seller Representative of the Seller Representative’s duties under this Agreement, other than Losses arising from the bad faith, gross negligence or willful misconduct by the Seller Representative in the performance of its duties under this Agreement. From and after the Closing, the Company Stockholders shall jointly and severally indemnify, defend and hold the Seller Representative harmless from and against any and all Losses reasonably incurred without gross negligence, bad faith or willful misconduct on the part of the Seller Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Seller Representative’s duties under any Seller Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Seller Representative. In no event shall the Seller Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Seller Representative shall not be liable for any act done or omitted under any Seller Representative Document as the Seller Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Seller Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Seller Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Seller Representative shall have the right at any time and from time to time to select and engage, at the reasonable cost and expense of the Company Stockholders, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other reasonable out-of-pocket expenses, as the Seller Representative may reasonably deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Seller Representative under this Section 10.15 shall survive the Closing and continue indefinitely.

(d) If the Seller Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of Company Stockholders, then the Company Stockholders shall, within ten (10) days after such death, disability, dissolution, resignation or other event, appoint a successor Seller Representative (by vote or written consent of the Company Stockholders holding in the aggregate a Pro Rata Share in excess of fifty percent (50%)), and promptly thereafter (but in any event within two (2) Business Days after such appointment) notify the Purchaser Representative and the Purchaser in writing of the identity of such successor. Any such successor so appointed shall become the “Seller Representative” for purposes of this Agreement.

10.16 Legal Representation. The Parties agree that, notwithstanding the fact that EGS may have, prior to Closing, jointly represented the Purchaser, Merger Sub, the Purchaser Representative and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Purchaser and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, EGS will be permitted in the future, after Closing, to represent the Sponsor, the Purchaser Representative or their respective Affiliates in connection with matters in which such Persons are adverse to the Purchaser or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company and the Seller Representative, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’s future representation of one or more of the Sponsor, the Purchaser Representative or their respective Affiliates in which the interests of such Person are adverse to the interests of the Purchaser, the Company and/or the Seller Representative or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of the Purchaser, Merger Sub, any Sponsor, the Purchaser Representative or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor and the Purchaser Representative shall be deemed the clients of EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor and the Purchaser Representative, shall be controlled by the Sponsor and the Purchaser Representative and shall not pass to or be claimed by Purchaser or the Surviving Corporation; provided, further, that nothing contained herein shall be deemed to be a waiver by the Purchaser or any of its Affiliates (including, after the Effective Time, the Surviving Corporation and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

ARTICLE XI

DEFINITIONS

11.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest audited Company Financials.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Adjusted Merger Consideration” means an amount equal to the sum of (i) the Merger Consideration, plus (ii) the aggregate amount of the exercise prices for all Company Stock under In-the-Money Company Options in accordance with their terms (and assuming no cashless exercise).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate or the Purchaser prior to the Closing

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“As Adjusted” means as equitably adjusted for the occurrence of stock splits, stock dividends, combinations, recapitalizations and the like.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Business Plan” means the October 2021 business plan of the Company which was previously provided to the Purchaser.

“Closing Company Cash” means, as of the Reference Time, the aggregate cash and cash equivalents of the Target Companies on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the Target Companies as of such time.

“Closing Net Debt” means, as of the Reference Time, (i) the aggregate amount of all Indebtedness of the Target Companies, less (ii) the Closing Company Cash, in each case of clauses (i) and (ii), on a consolidated basis and as determined in accordance with the Accounting Principles.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Charter” means the Certificate of Incorporation of the Company, as amended and effective under the DGCL, prior to the Effective Time.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by the Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to the Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any Company Options, Company RSUs, warrants or rights to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the Company.

“Company Equity Plan” means the Trump Media & Technology Group Corp. 2021 Equity Incentive Plan, as such may be amended, supplemented or modified from time to time, which shall be adopted by the Company during the Interim Period.

“Company Options” means, collectively, all outstanding options to purchase shares of Company Stock, whether or not exercisable and whether or not vested, immediately prior to the Effective Time under the Company Equity Plan or otherwise.

“Company Principal” means former President Donald J. Trump.

“Company RSUs” means all outstanding restricted stock units with respect to shares of Company Stock, whether or not vested, immediately prior to the Effective Time under the Company Equity Plan or otherwise.

“Company Securities” means, collectively, the Company Stock and any Company Convertible Securities.

“Company Security Holders” means, collectively, the holders of Company Securities.

“Company Stock” means the common stock, par value $0.000001 per share, of the Company.

“Company Stockholders” means, collectively, the holders of Company Stock.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“Fully-Diluted Company Shares” means the total number of issued and outstanding shares of Company Stock, treating all outstanding in-the-money Company Convertible Securities as fully vested and as if the Company Convertible Security had been exercised as of the Effective Time, but excluding any Company Securities described in Section 1.9(b).”

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Going Public Transaction” means (i) the offering and sale to the public of securities of the Company, or a direct listing application of the Company, in connection with which the securities of the Company are listed or quoted on an organized stock exchange or trading market, (ii) a reverse takeover by the Company of any corporation listed on, or that obtains a listing of its principal voting securities on, an organized stock exchange or trading market, (iii) the sale of all or substantially all of the issued and outstanding shares in the capital of the Company for securities that are listed or quoted on an organized stock exchange or trading market, or (iv) the amalgamation, merger, arrangement, reverse takeover or any other corporate transaction involving the Company with or into another entity pursuant to which securities of the resulting issuer from such transaction are listed or quoted on an organized stock exchange or trading market.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“In-the-Money Company Option” means a Company Option with an exercise price less than the Per Share Price.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IPO” means the initial public offering of Purchaser Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of the Purchaser, dated as of September 2, 2021, and filed with the SEC on September 8, 2021 (File No. 333-256472).

“IPO Underwriter” means EF Hutton, a division of Benchmark Investments, LLC, the lead underwriter in the IPO.

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Key Employee(s)” means, with respect to the Company, any of its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, Chief Content Officer or its Chief Information Officer.

“Knowledge” means, with respect to (i) the Company, the actual knowledge of the executive officers or directors of any Target Company, after reasonable inquiry or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi), with respect to the Purchaser, the consummation and effects of the

Redemption (or any redemption in connection with the Extension); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to the Purchaser, the amount of the Redemption (or any redemption in connection with the Extension, if any) or the failure to obtain the Required Purchaser Stockholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to the Purchaser.

“Material Disruptive Event” means the occurrence of any of the following after the Closing (i) the Company Principal announces that he is running for a public office, or (ii) the Company Principal is personally convicted of a felony criminal offense.

“Merger Sub Common Stock” means the shares of common stock, par value $0.001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Global Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Per Share Price” means an amount equal to (i) the Adjusted Merger Consideration, divided by (ii) the Fully-Diluted Company Shares.

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Pro Rata Share” means with respect to each Company Stockholder, a fraction expressed as a percentage equal to (i) the portion of the Stockholder Merger Consideration payable by the Purchaser to such Company Stockholder in accordance with the terms of this Agreement, divided by (ii) the total Stockholder Merger Consideration payable by the Purchaser to all Company Stockholders in accordance with the terms of this Agreement.

“Purchaser Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Purchaser, along with any equity securities paid as dividends or distributions after the Closing with respect to sch shares or into which such shares are exchanged or converted after the Closing.

“Purchaser Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Purchaser.

“Purchaser Common Stock” means the shares of Purchaser Class A Common Stock and Purchaser Class B Common Stock, collectively.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning the Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company, the Seller Representative or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Purchaser or its Representatives to the Company, the Seller Representative or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.

“Purchaser Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of the Purchaser.

“Purchaser Private Units” means the units issued by Purchaser in a private placement to the Sponsor at the time of the consummation of the IPO consisting of one (1) share of Purchaser Class A Common Stock and one half (1/2) of one (1) Purchaser Private Warrant.

“Purchaser Private Warrant” means one (1) whole warrant of which one half (1/2) of one (1) warrant was included as part of each Purchaser Private Unit, entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Public Units” means the units issued in the IPO (including overallotment units acquired by Purchaser’s underwriter) consisting of one (1) share of Purchaser Class A Common Stock and one half (1/2) of one (1) Purchaser Public Warrant.

“Purchaser Public Warrant” means one (1) whole warrant of which one half (1/2) of one (1) was included as part of each Purchaser Public Unit, entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Securities” means the Purchaser Units, the Purchaser Common Stock, the Purchaser Preferred Stock and the Purchaser Warrants, collectively.

“Purchaser Share Price” means an amount equal to the VWAP of the Purchaser Common Stock over the twenty (20) Trading Days ending at the close of business on the principal securities exchange or securities market on which the Purchaser Common Stock are then traded immediately prior to the date of determination, as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the date of this Agreement.

“Purchaser Units” means Purchaser Private Units and Purchaser Public Units, collectively.

“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.

“Redemption Price” means an amount equal to the price at which each share of Purchaser Common Stock is redeemed or converted pursuant to the Redemption (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing).

“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Purchaser hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness, Transaction Expenses or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Company Holder” means any Company Stockholder who (i) is a Key Employee or director of the Company or (ii) owns more than ten percent (10%) of the total issued and outstanding shares of the Company.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” means ARC Global Investments II, LLC, a Delaware limited liability company, it its capacity as sponsor of the Purchaser.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Company” means each of the Company and its direct and indirect Subsidiaries.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which shares of Purchaser Common Stock are actually traded on the principal securities exchange or securities market on which the Purchaser Common Stock are then traded.

“Transaction Expenses” means all fees and expenses of any of the Target Companies incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of any Target Company, (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any Target Company at or after the Closing pursuant to any agreement to which any Target Company is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, (iii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on Purchaser, Merger Sub or any Target Company in connection with the Merger or the other transactions contemplated by this Agreement and (iv) which are Extension Expenses.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of September 2, 2021, as it may be amended, by and between the Purchaser and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume- weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as determined reasonably and in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

11.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section

AAA Procedures	10.4

Accounts Receivable	4.7(f)

Acquisition Proposal	5.6(a)

Adjustment Amount	1.13(d)

Agreement	Preamble

Alternative Transaction	5.6(a)

Amended Purchaser Charter	1.7

Antitrust Laws	5.9(b)

Assumed Option	1.9(d)

Basket	6.3(a)

Term	Section

Business Combination	9.1

Certificate of Merger	1.2

CFO	1.13(a)

Claim Notice	6.4(b)

Closing	2.1

Closing Date	2.1

Closing Filing	5.14(b)

Closing Press Release	5.14(b)

Closing Statement	1.13(a)

Company	Preamble

Term	Section

Company Benefit Plan	4.19(a)

Company Certificates	1.10(a)

Company Directors	5.17(a)

Company Disclosure Schedules	Article IV

Company Financials	4.7(a)

Company IP	4.13(d)

Company IP Licenses	4.13(a)

Company Material Contracts	4.12(a)

Company Permits	4.10

Company Personal Property Leases	4.16

Company Real Property Leases	4.15

Company Registered IP	4.13(a)

Company Special Meeting	5.13

Conversion Ratio	1.8(a)

D&O Indemnified Persons	5.18(a)

D&O Tail Insurance	5.18(b)

DGCL	Recitals

Dispute	10.4

Dissenting Shares	1.15

Dissenting Stockholder	1.15

Earnout Shares	1.17(a)

Earnout Share Payments	1.17(a)(iii)

Effective Time	1.17(b)

Effective Time	1.2

EGS	2.1

Enforceability Exceptions	3.2

Environmental Permits	4.20(a)

Escrow Account	1.16(a)

Escrow Agent	1.16(a)

Escrow Agreement	1.16(a)

Escrow Amount	1.16(a)

Escrow Property	1.16(a)

Escrow Shares	1.16(a)

Estimated Closing Statement	1.12

Term	Section

Exchange Agent	1.10(a)

Expenses	8.3

Expiration Date	1.16(b)

Extension	5.3(a)

Extension Expenses	5.3(a)(iv)

Federal Securities Laws	5.7

First Earnout Share Payment	1.17(a)(i)

First Share Price Target	1.17(a)(i)

Incentive Plan	5.12(a)

Indemnified Party	6.2

Indemnifying Party	6.2

Independent Expert	1.13(b)

Independent Expert Notice Date	1.13(b)

Interim Balance Sheet Date	4.7(a)

Interim Period	5.1(a)

Letter of Transmittal	1.10(a)

Lock-Up Agreement	Recitals

Loss	6.2

Lost Certificate Affidavit	1.10(d)

Merger	Recitals

Merger Consideration	1.8(a)

Merger Sub	Preamble

Non-Competition Agreement	Recitals

Objection Statement	1.13(b)

OFAC	3.19(c)

Off-the-Shelf Software	4.13(a)

Outbound IP License	4.13(c)

Outside Date	8.1(b)

Party(ies)	Preamble

Pending Claims	1.16(b)

PIPE Investment	5.20

Post-Closing Purchaser Board	5.17(a)

Proxy Statement	5.12(a)

Public Certifications	3.6(a)

Term	Section

Public Stockholders	9.1

Purchaser	Preamble

Purchaser Directors	5.17(a)

Purchaser Disclosure Schedules	Article III

Purchaser Financials	3.6(b)

Purchaser Material Contract	3.13(a)

Purchaser Representative	Preamble

Purchaser Representative Documents	10.14(a)

Purchaser Stockholder Approval Matters	5.12(a)

Purchaser Special Meeting	5.12(a)

Redemption	5.12(a)

Registration Statement	5.12(a)

Related Person	4.21

Released Claims	9.1

Representative Party	1.13(b)

Required Company Stockholder Approval	7.1(b)

Required Purchaser Stockholder Approval	7.1(a)

Term	Section

Resolution Period	10.4

Schedule Supplement	5.24

SEC Reports	3.6(a)

Second Earnout Share Payment	1.17(a)(ii)

Second Share Price Target	1.17(a)(ii)

Section 409A Plan	4.19(j)

Seller Representative	Preamble

Seller Representative Documents	10.15(a)

Signing Filing	5.14(b)

Signing Press Release	5.14(b)

Specified Courts	10.5

Stockholder Merger Consideration	1.8(a)1.8

Surviving Corporation	1.1

Third Earnout Share Payment	1.17(a)(iii)

Third Party Claim	6.4(c)

Third Share Price Target	1.17(a)(iii)

Transmittal Documents	1.10(b)

Voting Agreements	Recitals

IN WITNESS WHEREOF, each Party hereto has caused this Agreement and Plan of Merger to be signed and delivered as of the date first written above.

The Purchaser:

DIGITAL WORLD ACQUISITION CORP.

By:	/s/ Patrick Orlando
	Name:	Patrick Orlando
	Title:	Chairman and Chief Executive Officer

The Purchaser Representative:

ARC GLOBAL INVESTMENTS II, LLC, solely in the capacity as the Purchaser Representative hereunder

By:	/s/ Patrick Orlando
	Name:	Patrick Orlando
	Title:	Managing Member

Merger Sub:

DWAC MERGER SUB INC.

By:	/s/ Patrick Orlando
	Name:	Patrick Orlando
	Title:	Chairman and Chief Executive Officer

The Company:

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:	/s/ Donald J. Trump
	Name:	President Donald J. Trump
	Title:	Chairman and Authorized Representative

The Seller Representative:

Chief Legal Officer of the Company, solely in the capacity as the Seller Representative hereunder

By:	/s/ Lori Heyer-Bednar
	Name:	Lori Heyer-Bednar
	Title:	Chief Legal Officer

[Signature Page to Merger Agreement]

Exhibit 10.2

FINAL FORM

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [•], 2021 by and among (i) Digital World Acquisition Corp., a Delaware corporation, which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) as “Trump Media & Technology Group Corp.” (including any successor entity thereto, the “Purchaser”), (ii) ARC Global Investments II, LLC, a Delaware limited liability company, in the capacity under the Merger Agreement as the Purchaser Representative (including any successor Purchaser Representative appointed in accordance therewith, the “Purchaser Representative”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on October 20, 2021, (i) the Purchaser, (ii) DWAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) the Purchaser Representative thereunder, (iv) the Company’s Chief Legal Officer in the capacity thereunder as the Seller Representative, (v) Trump Media & Technology Group Corp., a Delaware corporation (“Company”) entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, (a) all of the issued and outstanding capital stock of the Company, immediately prior to the consummation of the Merger (the “Closing”), shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive Stockholder Merger Consideration, subject to the withholding of the Escrow Shares being deposited in the Escrow Account in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement and (b) the Company Options shall be assumed by Purchaser with the result that such assumed Company Options shall be replaced with Assumed Options, exercisable into shares of Purchaser Common Stock (as equitably adjusted), all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the of the DGCL;

WHEREAS, immediately prior to the date hereof, Holder is a Company Stockholder who (i) is a Key Employee or a director of the Company or (ii) owns more than ten percent (10%) of the issued and outstanding shares of the Company; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Stockholder Merger Consideration, the Assumed Options and all Purchaser Common Stock underlying the Assumed Options, received by Holder in the Merger in exchange for the Company Stock and or Company Options, set forth underneath Holder’s name on the signature page hereto, including its right to any Escrow Shares and any Earnout Shares that may be issued after the Closing with respect to the Company Stock and/or Company Options set forth underneath Holder’s name on the signature page hereto in accordance with the Merger Agreement (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earliest of (x) the six-months after the date of the Closing, (y) the date on which the closing price of the Purchaser Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one-hundred fifty (150) days after the Closing, and (z) the date after the Closing on which Purchaser consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Purchaser’s stockholders having the right to exchange their equity holdings in Purchaser for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (other than any Escrow Shares until such Escrow Shares are disbursed to Holder from the Escrow Account in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement) (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (defined below) or (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Purchaser and the Purchaser Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (2) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (3) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder, and (5) to any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Purchaser or the Purchaser Representative that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) Holder further acknowledges and agrees that it shall not be permitted to engage in any Prohibited Transfer with respect to any Escrow Shares until both the Lock-Up Period has expired and such Escrow Shares have been disbursed to Holder from the Escrow Account in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement.

(c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Purchaser shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Purchaser may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d) During the Lock-Up Period (and with respect to any Escrow Shares, if longer, during the period when such Escrow Shares are held in the Escrow Account), each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF OCTOBER [•], 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of the Purchaser during the Lock-Up Period, including the right to vote any Restricted Securities, subject to the terms of the Merger Agreement and the Escrow Agreement with respect to Escrow Shares.

2. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. The Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder. If the Purchaser Representative is replaced in accordance with the terms of the Merger Agreement, the replacement Purchaser Representative shall automatically become a party to this Agreement as if it were the original Purchaser Representative hereunder.

(b) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(f). Nothing in this Section 2(c) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(d).

(e) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(f) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser Representative, to:

ARC Global Investments II, LLC

ARC Global Investments II, LLC

78 SW 7th Street, Suite 500

Miami, FL 33130

Attn: Patrick Orlando

Telephone No.: (561) 467-5200

]

Email: info@benespac.com

With a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

If to the Purchaser, at or prior to the Closing to:

Digital World Acquisition Corp.

78 SW 7th Street, Suite 500

Miami, FL 33130

Attn: Patrick Orlando, Chairman and CEO

Telephone No.: (561) 467-5200

Email: porlando@benesserecapital.com

With a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

If to the Purchaser after the Closing, to: Trump Media & Technology Group Corp. 1100 S Ocean Blvd Palm Beach, Florida 33480 Attn: Chief Legal Officer and the Purchaser Representative

With copies to (which shall not constitute notice):

Nelson Mullins Riley & Scarborough LLP

2 South Biscayne Blvd.

21st Floor

Miami, FL 33131

Attn: John F. Haley, Esq.

Telephone No.: (305) 373-9400

Email: JFHaley@nelsonmullins.com

and

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Purchaser Representative and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(i) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Purchaser will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which the Purchaser may be entitled under this Agreement, at law or in equity.

(j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser and the Purchaser Representative or any of the obligations of Holder under any other agreement between Holder and the Purchaser or the Purchaser Representative or any certificate or instrument executed by Holder in favor of the Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or the Purchaser Representative or any of the obligations of Holder under this Agreement.

(k) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(l) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Purchaser:

DIGITAL WORLD ACQUISITION CORP.

By:
Name:
Title:

The Purchaser Representative:

ARC GLOBAL INVESTMENTS II, LLC solely in the capacity under the Merger Agreement as the Purchaser Representative

By:
Name:
Title:

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: [___________________________ ]

By:
Name:
Title:

Number of Shares and Type of Company Stock and/ Company Options:

Company Stock:

Company Options:

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email: :

{Signature Page to Lock-Up Agreement}

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment (“First Amendment”) to the Agreement and Plan of Merger (as defined below) is made and entered into as of May 11, 2022, by and among (i) Digital World Acquisition Corp., a Delaware corporation (together with its successors, the “Purchaser”), (ii) DWAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) ARC Global Investments II, LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative thereunder (the “Purchaser Representative”), (iv) the Company’s General Counsel, in the capacity as the Seller Representative thereunder (the “Seller Representative”), and (v) Trump Media & Technology Group Corp., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

RECITALS:

WHEREAS, Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company have entered into that certain Agreement and Plan of Merger, dated as of October 20, 2021 (the “Original Agreement,” and as amended, including by this First Amendment, the “Merger Agreement”);

WHEREAS, the Parties now desire to amend the Original Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Merger Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1.    Amendments to Merger Agreement.

(a)    Clause (iv) of the preamble to the Original Agreement is hereby amended by deleting the words “Chief Legal Officer” and replacing them with the words “General Counsel”.

(b)    Section 1.9(f) of the Original Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Company Convertible Securities. Any Company Convertible Security other than Company Options, Company RSUs and the Company Convertible Notes, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into shares of Company Stock.

(c)    Section 1.9 of the Original Agreement is hereby amended by adding the following as a new Section 1.9(g):

(g) Company Convertible Notes. Each Company Convertible Note that is issued and outstanding immediately prior to the Effective Time shall immediately after the Effective Time automatically convert into a number of shares of Purchaser Common Stock equal to the number of shares of Company Stock (or Purchaser Common Stock, as applicable) as such Company Convertible Note would automatically convert upon the consummation of a business combination with Purchaser, in accordance with the terms and conditions of each such Company Convertible Note.

(d)    Section 1.16(a) of the Original Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

At or prior to the Closing, the Purchaser Representative, the Seller Representative and Continental Stock Transfer & Trust Company (or such other escrow agent mutually acceptable to Purchaser and the Company), as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Effective Time, in form and substance reasonably satisfactory to Purchaser and the Company (the “Escrow Agreement”), pursuant to which Purchaser shall issue to the Escrow Agent a number of shares of Purchaser Common Stock equal to the quotient obtained by dividing (i) five percent (5%) of the initial Merger Consideration (meaning $875,000,000) (as determined on the Closing Date) by (ii) the Purchaser Share Price (the “Escrow Amount”) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) to be held, along with any other dividends, distributions or other income on the Escrow Shares (together with the Escrow Shares, the “Escrow Property”), in a segregated escrow account (the “Escrow Account”) and disbursed therefrom in accordance with the terms of Section 1.13 and Article VI hereof and the Escrow Agreement.

(e)    The last clause in Section 7.3(d)(ix) of the Original Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“other than the Company Options, the Company RSUs and the Company Convertible Notes.”

(f)    The first clause of Section 8.1(b) of the Original Agreement is hereby amended by deleting the words “an Extension” and replacing them with “one or more Extensions” and deleting the words “such Extension” and replacing them with “any such Extension”.

(g)    The reference to “Chief Financial Officer” in Section 10.15(a) of the Original Agreement shall be deleted and replaced with “General Counsel.” In addition, at the end of Section 10.15(a) the following language shall be added:

For the Parties’ reference, the Company’s General Counsel is Scott Glabe. For avoidance of doubt, it is the intention of the Parties that the General Counsel, serve as a successor Seller Representative in accordance with Section 10.15(d) of the Original Agreement.

(h)    Section 11.1 of the Original Agreement is hereby amended by adding the following definition:

“Company Convertible Notes” means the series of convertible promissory notes in the aggregate principal amount of up to Fifty Million dollars ($50,000,000) issued by the Company pursuant to those certain note purchase agreements, by and among the Company and the holders party thereto including any additional convertible promissory notes (the “Additional Company Convertible Notes”) of like tenor entered into after the date of this Agreement. The Additional Company Convertible Notes shall feature a floor conversion price of $10 or greater.

(i)    Section 11.1 of the Original Agreement is hereby amended by deleting the definition of “Company Convertible Securities” and replacing it with the following:

“Company Convertible Securities” means, collectively, any Company Options, Company RSUs, Company Convertible Notes, warrants or rights to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the Company.

2.    Consent.    Notwithstanding Section 5.3(b)(ii) and (iv) of the Merger Agreement, the Company and Purchaser acknowledge and agree that during the Interim Period Purchaser may issue convertible securities to the Sponsor or its Affiliates in the Aggregate amount of up to $30 million, which convertible securities shall feature a floor conversion price of $10 or greater, for the purpose of providing working capital for the payment of expenses actually (or reasonably expected to be) incurred by the Purchaser, and the Company hereby consents to such issuances and the issuance of any Purchaser Securities underlying such convertible notes, subject to terms of this Section 2.

3.    Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Original Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Merger Agreement in the Merger Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this First Amendment (or as the Merger Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Merger Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 10.1 through 10.10, 10.12 and 10.13 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be signed and delivered as of the date first written above.

The Purchaser:

DIGITAL WORLD ACQUISITION CORP.

By:	/s/ Patrick Orlando
Name:	Patrick Orlando
Title:	Chief Executive Officer
The Purchaser Representative:
ARC GLOBAL INVESTMENTS II, LLC, solely
in the capacity as the Purchaser Representative
hereunder

By:	/s/ Patrick Orlando
Name:	Patrick Orlando
Title:	Authorized Signatory
Merger Sub:
DWAC MERGER SUB INC.

By:	/s/ Patrick Orlando
Name:	Patrick Orlando
Title:	President
The Company:
TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:	/s/ Devin Nunes
Name:	Devin Nunes
Title:	Chief Executive Officer

The Seller Representative:

General Counsel of the Company, solely in the
capacity as the Seller Representative hereunder

By:	/s/ Scott Glabe
Name:	Scott Glabe
Title:	General Counsel

[Signature Page to First Amendment to Merger Agreement]

Exhibit 10.2

FINAL FORM

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2021 by and among (i) Digital World Acquisition Corp., a Delaware corporation, which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) as “Trump Media & Technology Group Corp.” (including any successor entity thereto, the “Purchaser”), (ii) ARC Global Investments II, LLC, a Delaware limited liability company, in the capacity under the Merger Agreement as the Purchaser Representative (including any successor Purchaser Representative appointed in accordance therewith, the “Purchaser Representative”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on October 20, 2021, (i) the Purchaser, (ii) DWAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) the Purchaser Representative thereunder, (iv) the Company’s Chief Legal Officer in the capacity thereunder as the Seller Representative, (v) Trump Media & Technology Group Corp., a Delaware corporation (“Company”) entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, (a) all of the issued and outstanding capital stock of the Company, immediately prior to the consummation of the Merger (the “Closing”), shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive Stockholder Merger Consideration, subject to the withholding of the Escrow Shares being deposited in the Escrow Account in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement and (b) the Company Options shall be assumed by Purchaser with the result that such assumed Company Options shall be replaced with Assumed Options, exercisable into shares of Purchaser Common Stock (as equitably adjusted), all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the of the DGCL;

WHEREAS, immediately prior to the date hereof, Holder is a Company Stockholder who (i) is a Key Employee or a director of the Company or (ii) owns more than ten percent (10%) of the issued and outstanding shares of the Company; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Stockholder Merger Consideration, the Assumed Options and all Purchaser Common Stock underlying the Assumed Options, received by Holder in the Merger in exchange for the Company Stock and or Company Options, set forth underneath Holder’s name on the signature page hereto, including its right to any Escrow Shares and any Earnout Shares that may be issued after the Closing with respect to the Company Stock and/or Company Options set forth underneath Holder’s name on the signature page hereto in accordance with the Merger Agreement (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earliest of (x) the six-months after the date of the Closing, (y) the date on which the closing price of

1

the Purchaser Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one-hundred fifty (150) days after the Closing, and (z) the date after the Closing on which Purchaser consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Purchaser’s stockholders having the right to exchange their equity holdings in Purchaser for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (other than any Escrow Shares until such Escrow Shares are disbursed to Holder from the Escrow Account in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement) (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (defined below) or (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Purchaser and the Purchaser Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (2) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (3) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder, and (5) to any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Purchaser or the Purchaser Representative that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) Holder further acknowledges and agrees that it shall not be permitted to engage in any Prohibited Transfer with respect to any Escrow Shares until both the Lock-Up Period has expired and such Escrow Shares have been disbursed to Holder from the Escrow Account in accordance with the terms and conditions of the Merger Agreement and the Escrow Agreement.

(c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Purchaser shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Purchaser may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d) During the Lock-Up Period (and with respect to any Escrow Shares, if longer, during the period when such Escrow Shares are held in the Escrow Account), each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF OCTOBER [●], 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS

2

AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of the Purchaser during the Lock-Up Period, including the right to vote any Restricted Securities, subject to the terms of the Merger Agreement and the Escrow Agreement with respect to Escrow Shares.

2. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. The Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder. If the Purchaser Representative is replaced in accordance with the terms of the Merger Agreement, the replacement Purchaser Representative shall automatically become a party to this Agreement as if it were the original Purchaser Representative hereunder.

(b) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(f). Nothing in this Section 2(c) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(d).

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(e) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(f) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser Representative, to:

ARC Global Investments II, LLC

ARC Global Investments II, LLC

78 SW 7th Street, Suite 500

Miami, FL 33130

Attn: Patrick Orlando

Telephone No.: (561) 467-5200

]

Email: info@benespac.com

With a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

If to the Purchaser, at or prior to the Closing to:

Digital World Acquisition Corp.

78 SW 7th Street, Suite 500

Miami, FL 33130

Attn: Patrick Orlando, Chairman and CEO

Telephone No.: (561) 467-5200

Email: porlando@benesserecapital.com

With a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

If to the Purchaser after the Closing, to: Trump Media & Technology Group Corp. 400 N. Cattlemen Rd., Ste. 200 Sarasota, Florida 34232 Attn: General Counsel and the Purchaser Representative

With copies to (which shall not constitute notice):

Nelson Mullins Riley & Scarborough LLP

2 South Biscayne Blvd.

21st Floor

Miami, FL 33131

Attn: John F. Haley, Esq.

Telephone No.: (305) 373-9400

Email: JFHaley@nelsonmullins.com

and

4

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Purchaser Representative and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(i) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Purchaser will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which the Purchaser may be entitled under this Agreement, at law or in equity.

(j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly cancelled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser and the Purchaser Representative or any of the obligations of Holder under any other agreement between Holder and the Purchaser or the Purchaser Representative or any certificate or instrument executed by Holder in favor of the Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or the Purchaser Representative or any of the obligations of Holder under this Agreement.

(k) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

5

(l) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

6

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Purchaser:

DIGITAL WORLD ACQUISITION CORP.

By:
Name:
Title:

The Purchaser Representative:

ARC GLOBAL INVESTMENTS II, LLC solely in the capacity under the Merger Agreement as the Purchaser Representative

By:
Name:
Title:

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: [ ]

By:
Name:
Title:

Number of Shares and Type of Company Stock and/ Company Options:

Company Stock:

Company Options:

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email: :

{Signature Page to Lock-Up Agreement}

8

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Digital World’s amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and Digital World’s bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, Digital World has entered or will enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require Digital World, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

2.1 †	Agreement and Plan of Merger, dated as of October 20, 2021, as amended on May 11, 2022, by and among Digital World Acquisition Corp., DWAC Merger Sub Inc. and Trump Media & Technology Group Corp. (included as Annex A to the proxy statement/prospectus which is part of this Registration Statement).

3.1	Amended and Restated Certificate of Incorporation of Digital World Acquisition Corp. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed by Digital World on September 9, 2021).

3.2	Form of Second Amended and Restated Certificate of Incorporation of Digital World Acquisition Corp. to become effective in connection with the Business Combination (included as Annex B to the proxy statement/prospectus which is part of this Registration Statement).

3.3	Bylaws of Digital World Acquisition Corp. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1, filed by Digital World Acquisition Corp. on May 26, 2021).

3.4**	Form of Amended and Restated Bylaws of Digital World Acquisition Corp.

3.5**	Form of Certificate of Merger.

4.1	Warrant Agreement, dated September 2, 2021, by and between Digital World Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A2, filed by Digital World Acquisition Corp. on July 26, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A2, filed by Digital World Acquisition Corp. on July 26, 2021).

4.4**	PIPE Warrant

5.1**	Opinion of Ellenoff Grossman & Schole LLP regarding validity of shares registered.

8.1**	Opinion of Ellenoff Grossman & Schole LLP regarding certain tax matters.

10.1	Promissory Note, dated December 11, 2020, issued to ARC Global Investments II LLC (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1, filed by Digital World Acquisition Corp. on May 26, 2021).

10.2	Letter Agreement, dated September 2, 2021, by and among Digital World Acquisition Corp., its officers, directors, ARC Global Investments II LLC and EF Hutton, Division of Benchmark Investments, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

10.3	Investment Management Trust Agreement, dated September 2, 2021, by and between Digital World Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

10.4	Registration Rights Agreement, dated September 2, 2021, by and among Digital World Acquisition Corp. and certain security holders. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

10.5	Securities Subscription Agreement, dated January 20, 2021, between Digital World Acquisition Corp. and ARC Global Investments II LLC (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1, filed by Digital World Acquisition Corp. on May 26, 2021).

10.6	Units Subscription Agreement, dated September 2, 2021, between Digital World Acquisition Corp. and ARC Global Investments II LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed by Acquisition Corp. on September 9, 2021).

10.7	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1/A2, filed by Digital World Acquisition Corp. on July 26, 2021).

10.8	Administrative Support Agreement, dated September 2, 2021, between Digital World Acquisition Corp. and Benessere Enterprises Inc. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, filed by Acquisition Corp. on September 9, 2021).

10.9**	Form of Trump Media & Technology Group Corp. 2021 Equity Incentive Plan (included as Annex C to the proxy statement/prospectus which is part of this Registration Statement).

10.10	Form of Voting Agreement by and among Digital World Acquisition Corp., Trump Media & Technology Group Corp. and the stockholder of Trump Media & Technology Group Corp. thereto (included as Exhibit A to Annex A to the proxy statement/prospectus which is part of this Registration Statement).

10.11	Form of Letter Agreement by and among Digital World Acquisition Corp., ARC Global Investments II LLC and parties thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on October 26, 2021 and also included as Exhibit B to Annex A to the proxy statement/prospectus which is part of this Registration Statement).

10.12*	Amendment of the Insider Letter, dated May 12, 2022, by and among Digital World Acquisition Corp., its officers, directors, ARC Global Investments II LLC and EF Hutton, Division of Benchmark Investments, LLC.

10.13**	TMTG Executive Employment Agreement with Phillip Juhan with July 7, 2021, as the Effective Date.

10.14**	TMTG Amendment to Executive Employment Agreement with Phillip Juhan dated as of December 23, 2021.

10.15**	TMTG Executive Employment Agreement with Devin Nunes with January 2, 2022, as the Effective date.

10.16**	TMTG Executive Employment Agreement with Phillip Juhan with July 7, 2021, as the Effective date.

10.17**	TMTG Executive Employment Agreement with Andrew Northwall with December 20, 2021, as the Effective date.

10.18**	TMTG Executive Employment Agreement with William T. Lawson with March 1, 2022, as the Effective date.

10.19**	TMTG Amended and Restated License, Likeness, Exclusivity and Restrictive Covenant Agreement dated as of December 22, 2021.

23.1*	Consent of Marcum LLP, independent registered public accounting firm of Digital World Acquisition Corp.

23.2*	Consent of Borgers, independent registered public accounting firm of Trump Media & Technology Group Corp.

23.3**	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).

23.4**	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.1).

24.1*	Power of Attorney (included as part of the signature page to the initial filing of this registration statement).

99.1**	Consent of President Donald J. Trump to be named as a director.

99.2**	Consent of to be named as a director.

99.3**	Consent of to be named as a director.

99.4**	Consent of to be named as a director.

99.5**	Consent of to be named as a director.

99.6**	Form of Proxy Card.

101.INS**	Inline XBRL Instance Document.

101.SCH**	Inline XBRL Taxonomy Extension Schema Document.

101.CAL**	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF**	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB**	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104**	Cover Page Interactive Data File (Embedded as Inline XBRL document and contained in Exhibit 101).

107*	Calculation of Registration Fee.

*	Filed herewith.
**	To be filed by amendment.
†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#

Portions of this exhibit (indicated by brackets and asterisks) have been omitted because the Registrant has determined that the information is both not material and is the type that the Registrant treats as private or confidential.

Item 22.	Undertakings.

(a)The	undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)

That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 16, 2022.

DIGITAL WORLD ACQUISITION CORP.

By:	/s/ Patrick Orlando
Patrick Orlando
Chief Executive Officer

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick Orlando and Luis Orleans-Braganza, and each one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4, or other appropriate form, and all amendments thereto, including post-effective amendments, of Digital World Acquisition Corp. and to file the same, with any exhibits thereto, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Patrick Orlando Patrick Orlando	Chief Executive Officer (Principal Executive Officer)	May 16, 2022

/s/ Luis Orleans-Braganza Luis Orleans-Braganza	Chief Financial Officer (Principal Financial and Accounting Officer)	May 16, 2022

/s/ Lee Jacobson Lee Jacobson	Director	May 16, 2022

/s/ Bruce J. Garelick Bruce J. Garelick	Director	May 16, 2022

/s/ Justin Shaner Justin Shaner	Director	May 16, 2022

/s/ Eric Swider Eric Swider	Director	May 16, 2022

/s/ Rodrigo Veloso Rodrigo Veloso	Director	May 16, 2022